-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

[X]Filed by the Registrant

[_]Filed by a Party other than the Registrant

Check the appropriate box:
[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only
  (as permitted by Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CABLE MICHIGAN, INC.


               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required

[X]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

  1) Title of each class of securities to which transaction applies:
    Common Stock, par value $1.00 per share
    ------------------------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:
    6,897,042
    ------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    $40.50 (the consideration, subject to certain closing adjustments, to be paid per share of Common Stock, par value $1.00 per share, of CABLE MICHIGAN, INC. pursuant to the merger described herein).

  4) Proposed maximum aggregate value of transaction:
    $279,330,201
    ------------------------------------------------------------------------

  5) Total fee paid:
    $55,872
    ------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[X]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid: $55,862

  2) Form, Schedule or Registration Statement No.: Schedule 14A

  3)Filing Party: Cable Michigan, Inc.

  4) Date filed: July 17, 1998
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     LOGO     CABLE
                                            MICHIGAN
                                                                August 12, 1998

Dear Fellow Shareholder,

  You are cordially invited to attend a Special Meeting of shareholders of Cable Michigan, Inc. (the "Company") to be held on September 10, 1998 at 11:00 a.m. at the Company's corporate headquarters, located at 105 Carnegie Center, Princeton, New Jersey 08540.

  At the Special Meeting, you will be asked to approve and adopt the Agreement and Plan of Merger, dated as of June 3, 1998, amended and restated on July 15, 1998, and further amended on August 11, 1998 (as amended, the "Merger Agreement"), among the Company, Avalon Cable of Michigan Holdings Inc. (the "Buyer"), and Avalon Cable of Michigan Inc. ("MergerSub"), a wholly owned subsidiary of Buyer, pursuant to which MergerSub will be merged with and into the Company (the "Merger"). Under the terms and subject to the conditions described in the attached Proxy Statement, each share (a "Share") of common stock, $1.00 par value, of the Company issued and outstanding immediately prior to the effective time of the Merger (other than Shares held by the Company as treasury stock, Shares owned by Buyer or any subsidiary of Buyer, or Shares as to which dissenters' rights have been validly exercised) will be converted into the right to receive $40.50 in cash, subject to certain possible closing adjustments.

  In connection with the execution of the Agreement and Plan of Merger on June 3, 1998, the Company, Level 3 Telecom Holdings, Inc. (formerly known as Kiewit Telecom Holdings Inc.) ("LTTH") and Buyer entered into a Voting Agreement dated June 3, 1998, pursuant to which LTTH has agreed to vote the Shares owned by it (which constitute approximately 48% of the outstanding Shares) in favor of the Merger Agreement.

  Details of the proposed Merger and other important information are described in the accompanying Notice of Special Meeting and Proxy Statement. You are urged to read these important documents carefully before casting your vote.

  YOUR VOTE, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IS IMPORTANT. IN ORDER FOR THE MERGER TO BE CONSUMMATED, THE MERGER AGREEMENT MUST BE APPROVED AND ADOPTED BY AT LEAST A MAJORITY OF THE VOTES CAST BY ALL SHAREHOLDERS ENTITLED TO VOTE.

  YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF SHAREHOLDERS AND HAS APPROVED THE MERGER AGREEMENT BY A UNANIMOUS VOTE AT A DULY CALLED MEETING AT WHICH A QUORUM WAS PRESENT AND ACTING THROUGHOUT. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

  In reaching its decision, the Board of Directors considered, among other things, the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), the financial advisor to the Company, that as of June 3, 1998 (the date of the Directors' approval of the Merger Agreement) the consideration to be received by the holders of Shares pursuant to the Merger was fair from a financial point of view to the holders of such Shares. A copy of the opinion of Merrill Lynch dated the date hereof is attached as an Annex to this Proxy Statement.

  It is important that your Shares be represented at the Special Meeting, whether or not you plan to attend personally. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your Shares will be represented at the Special Meeting. You may revoke your proxy at any time prior to its exercise, and you may attend the special meeting and vote in person, even if you have previously returned your proxy card. However, if you are a shareholder whose Shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Special Meeting. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

  We thank you for your prompt attention to this matter and appreciate your support.

                                          Very truly yours,

                                          /s/ David C. McCourt
                                          David C. McCourt
                                          Chairman and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
 PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER
                OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                             CABLE MICHIGAN, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                              SEPTEMBER 10, 1998

                               ----------------

To the Shareholders of
Cable Michigan, Inc.:

  Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of Cable Michigan, Inc. (the "Company") will be held on September 10, 1998 at 11:00 a.m. at the Company's corporate headquarters, located at 105 Carnegie Center, Princeton, New Jersey 08540 for the following purposes:

  1. To consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 3, 1998, amended and restated on July 15, 1998, and further amended on August 11, 1998 (as amended, the "Merger Agreement") among the Company, Avalon Cable of Michigan Holdings, Inc. ("Buyer"), and Avalon Cable of Michigan, Inc. ("MergerSub"), a wholly owned subsidiary of Buyer, pursuant to which MergerSub will be merged with and into the Company (the "Merger"). Pursuant to the Merger, each share (a "Share") of common stock, $1.00 par value, of the Company issued and outstanding immediately prior to the effective time of the Merger (other than Shares held by the Company as treasury stock, Shares owned by Buyer or any subsidiary of Buyer, or Shares as to which dissenters' rights have been validly exercised) will be converted into the right to receive $40.50 in cash, subject to certain possible closing adjustments.

  2. To transact such other business as may properly come before the Special Meeting. Management is not aware of any such business.

  Each holder of Shares has the right to dissent from the Merger and to demand payment of the fair value of his or her shares in the event the Merger is approved and consummated. The right of any such shareholder to receive such payment is contingent upon strict compliance with the requirements set forth in the Pennsylvania Business Corporation Law, the relevant text of which is attached as Annex E to the accompanying Proxy Statement. For a summary of these requirements, see "Dissenting Shareholders' Rights" in the accompanying Proxy Statement.

  Only shareholders of record as of the close of business on August 11, 1998 will be entitled to notice of the Special Meeting and to vote at the Special Meeting. Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote at the Special Meeting.

  The Board of Directors unanimously recommends that shareholders vote to approve the Merger Agreement, which is described in detail in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,


                                          /s/ Bruce C. Godfrey
                                          Bruce C. Godfrey
                                          Corporate Secretary

Princeton, New Jersey
August 12, 1998

  EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE SPECIAL MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                             CABLE MICHIGAN, INC.

                               ----------------
                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                              SEPTEMBER 10, 1998

                               ----------------

  This Proxy Statement is being furnished to holders of common stock, par value $1.00 per share ("Company Common Stock"), of Cable Michigan, Inc., a Pennsylvania corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the special meeting of shareholders, and at any adjournment or postponement thereof (the "Special Meeting"), to be held at the Company's corporate headquarters, located at 105 Carnegie Center, Princeton, New Jersey 08540 on September 10, 1998. The Special Meeting has been called to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 3, 1998, amended and restated as of July 15, 1998, and further amended on August 11, 1998 (as amended, the "Merger Agreement"), among the Company, Avalon Cable of Michigan Holdings, Inc. ("Buyer"), and Avalon Cable of Michigan, Inc., a wholly owned subsidiary of Buyer ("MergerSub"), pursuant to which MergerSub will be merged with and into the Company (the "Merger"). A copy of the Merger Agreement (prior to Amendment No. 2 thereto), and Amendment No. 2 to the Merger Agreement are attached as Annex A.

  Pursuant to the Merger, each share (a "Share") of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than Shares held by the Company as treasury stock, Shares owned by Buyer or any subsidiary of Buyer, or Shares as to which dissenters' rights have been validly exercised) will be converted into the right to receive $40.50 in cash, subject to certain possible closing adjustments. See "The Merger--Merger Consideration."

  In connection with the execution of the Agreement and Plan of Merger on June 3, 1998, the Company, Level 3 Telecom Holdings, Inc. (formerly known as Kiewit Telecom Holdings Inc.) ("LTTH") and Buyer entered into a Voting Agreement dated June 3, 1998, pursuant to which LTTH has agreed to vote the Shares owned by it (which constitute approximately 48% of the outstanding Shares) in favor of the Merger. See "Certain Provisions of the Voting Agreement" and the copy of the Voting Agreement attached as Annex B.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

  The Board of Directors of the Company knows of no additional matters that will be presented for consideration at the Special Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the Shares covered thereby on such other business, if any, that may properly come before the Special Meeting.

  This Proxy Statement and the accompanying form of proxy are first being mailed to the Company's shareholders on or about August 13, 1998.

  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

             The date of this Proxy Statement is August 12, 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission at (i) Seven World Trade Center, 13th Floor, New York, New York 10048, (ii) Suite 500 East, Tishman Building, 5757 Wilshire Boulevard, Los Angeles, California, 90036, and (iii) 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such material also may be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). Shares of Company Common Stock are listed on the NASDAQ Stock Market ("NASDAQ").

                          FORWARD-LOOKING STATEMENTS

  Certain information contained in this Proxy Statement as to the future financial or operating performance of the Company may constitute "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides certain "safe harbor" protections for forward-looking statements in order to encourage companies to provide prospective information about their businesses. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "pro forma" or "anticipates," "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Forward-looking statements involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the cable television industry in general and in the Company's specific market areas; changes in technology; the availability of and terms of financing; inflation; changes in costs and availability of goods, services and programming; economic conditions in general and in the Company's specific market areas; demographic changes; changes in federal, state and/or local government law and regulations; franchise related matters; changes in operating strategy or development plans; the ability to attract and retain qualified personnel; labor disturbances; changes in the Company's acquisition and capital expenditure plans; and other factors referenced herein. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   2
FORWARD-LOOKING STATEMENTS................................................   2
SUMMARY...................................................................   5
  The Company.............................................................   5
  The Buyer...............................................................   5
  MergerSub...............................................................   5
  The Special Meeting.....................................................   6
  The Merger..............................................................   7
  Summary Selected Historical Consolidated Financial Data.................  13
PRICE OF THE COMPANY COMMON STOCK.........................................  14
THE COMPANY...............................................................  15
THE SPECIAL MEETING.......................................................  31
  Matters to Be Considered................................................  31
  Required Votes..........................................................  31
  Voting and Revocation of Proxies........................................  31
  Record Date; Stock Entitled to Vote; Quorum.............................  32
  Appraisal Rights........................................................  32
  Solicitation of Proxies.................................................  32
THE MERGER................................................................  33
  Background of the Merger................................................  33
  Recommendation of the Board of Directors; Reasons for the Merger........  39
  Opinion of Financial Advisor............................................  40
  Merger Consideration....................................................  43
  Effective Time of the Merger............................................  44
  Conduct of Business Pending the Merger..................................  44
  Conditions to the Consummation of the Merger............................  44
  Certain Federal Income Tax Consequences.................................  44
  Accounting Treatment....................................................  45
  Effect on Stock Options, Share Units and Restricted Shares and Employee
   Benefit Matters........................................................  45
  Interests of Certain Persons in the Merger..............................  46
  Merger Financing........................................................  46
CERTAIN PROVISIONS OF THE MERGER AGREEMENT................................  47
  The Merger..............................................................  47
  Merger Consideration....................................................  47
  Surrender and Payment...................................................  49
  Deposit.................................................................  50
  The Surviving Corporation...............................................  50
  Representations and Warranties..........................................  50
  Certain Pre-Closing Covenants...........................................  51
  Other Offers............................................................  51
  Tax Matters.............................................................  52
  Other Agreements........................................................  53
  Indemnification and Insurance...........................................  53
  Commitment Letters and Financing Agreements.............................  53
  Certain Filings.........................................................  54

                                                                         PAGE
                                                                       ---------
  Employee Benefit Plans.............................................         54
  Mercom Minority Interest...........................................         55
  Termination of RCN and CTE Services................................         55
  Conditions to the Consummation of the Merger.......................         55
  Termination/Termination Fees.......................................         57
  Amendment and Waiver...............................................         59
  Expenses...........................................................         59
CERTAIN PROVISIONS OF THE VOTING AGREEMENT...........................         59
CERTAIN PROVISIONS OF THE ESCROW AGREEMENT...........................         59
CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS......................         61
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND
 SUBSCRIBER DATA)....................................................         62
  Three Months Ended March 31, 1998 Compared With Three Months Ended
   March 31, 1997....................................................         62
  Year Ended December 31, 1997 Compared with Year Ended December 31,
   1996..............................................................         63
  Year Ended December 31, 1996 Compared with Year Ended December 31,
   1995..............................................................         63
  Liquidity and Capital Resources....................................         64
  Regulatory Issues..................................................         65
  Impact of the Year 2000 Issue......................................         66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......         67
  The Company........................................................         67
  Company Common Stock...............................................         67
  Mercom, Inc........................................................         68
  Level 3 Communications, Inc........................................         68
REGULATORY CONSIDERATIONS............................................         69
  Antitrust..........................................................         69
  Franchises.........................................................         69
  FCC................................................................         69
BUYER AND MERGERSUB..................................................         70
DISSENTING SHAREHOLDERS' RIGHTS......................................         70
EXPERTS..............................................................         72
CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY.....................  F-1--F-26
Annex A Agreement and Plan of Merger (prior to Amendment No. 2)
        and Amendment No. 2 thereto..................................        A-1
Annex B Voting Agreement.............................................        B-1
Annex C Escrow Agreement.............................................        C-1
Annex D Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporat-
 ed..................................................................        D-1
Annex E Certain Statutory Provisions Concerning Dissenters' Rights of
 Company Shareholders................................................        E-1

                                    SUMMARY

  The following summary is intended only to highlight certain information contained elsewhere in this Proxy Statement. All references to the "Company" or "Cable Michigan" refer to Cable Michigan, Inc. and its subsidiaries (including Mercom, Inc.) unless the context otherwise requires. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement, the Annexes hereto and the documents otherwise referred to herein. Shareholders are urged to review this entire Proxy Statement carefully, including the Annexes hereto and such other documents.

                                  THE COMPANY

  Cable Michigan, a Pennsylvania corporation, is the nation's largest publicly held cable company with all of its subscribers located in one state. Cable Michigan serves more than 210,000 subscribers in municipalities surrounding Grand Rapids, Traverse City, Lapeer and Monroe in Michigan. Cable Michigan became a separate, publicly traded company on September 30, 1997, when it was spun off (the "Distribution") from Commonwealth Telephone Enterprises, Inc. (formerly C-TEC Corporation) ("CTE"). See "The Company."

  Cable Michigan's principal executive offices are located at 105 Carnegie Center, Princeton, New Jersey 08540 and the Company's telephone number is 609-734-3700.

                                   THE BUYER

  Avalon Cable of Michigan Holdings Inc., a Delaware corporation (the "Buyer"), is a holding company that was formed in June, 1998 to invest in the Company. The Buyer has not carried on any activities to date other than those incident to its formation and the transactions contemplated by the Merger Agreement, the Voting Agreement, and the Escrow Agreement. The Buyer is a subsidiary of Avalon Cable Holdings, L.L.C. ("Avalon Cable") which was formed by ABRY Broadcast Partners III, L.P., and certain management individuals to invest in cable television businesses and related businesses. Avalon Cable also operates cable television businesses in the New England area. The address of the principal office of Buyer is c/o ABRY Partners, Inc., 18 Newbury Street, Boston, Massachusetts 02116 and the Buyer's telephone number is (617) 859-2959. See "Buyer and MergerSub."

                                   MERGERSUB

  Avalon Cable of Michigan, Inc., a Pennsylvania corporation ("MergerSub") was incorporated in July, 1998 and has not carried on any activities to date other than those incident to its formation and the transactions contemplated by the Merger Agreement. All of the outstanding stock of MergerSub is owned by the Buyer. The address of the principal office of MergerSub is c/o ABRY Partners, Inc., 18 Newbury Street, Boston, Massachusetts 02116, and MergerSub's telephone number is (617) 859-2959. The parties to the Agreement and Plan of Merger, in the form executed on June 3, 1998 (the "Original Agreement") were the Company, the Buyer, and Avalon Cable of Michigan Inc., a Delaware corporation and wholly-owned subsidiary of the Buyer ("Old MergerSub"). Old MergerSub assigned all its rights and obligations under the Original Agreement to MergerSub pursuant to an Assignment Agreement (the "Assignment Agreement") dated as of July 15, 1998 among Old MergerSub, MergerSub and the Buyer. See "Buyer and MergerSub."

                              THE SPECIAL MEETING

TIME AND PLACE OF MEETING

  The Special Meeting will be held at the Company's corporate headquarters, located at 105 Carnegie Center, Princeton, New Jersey 08540 on September 10, 1998, starting at 11:00 a.m. local time. At the Special Meeting, or at any adjournment or postponement thereof, holders of Company Common Stock will be asked to approve and adopt the Merger Agreement. See "The Special Meeting."

MATTER TO BE CONSIDERED

  The Special Meeting has been called to consider and vote upon a proposal to approve and adopt the Merger Agreement. See "The Merger" and "Certain Provisions of the Merger Agreement."

RECORD DATE; VOTE REQUIRED

  Holders of record of Company Common Stock at the close of business on August 11, 1998 (the "Record Date") have the right to receive notice of and to vote at the Special Meeting. On the Record Date, there were 6,897,042 shares of Company Common Stock outstanding and entitled to vote. Each share of Company Common Stock is entitled to one vote on each matter that is properly presented to shareholders for a vote at the Special Meeting. Under the Pennsylvania Business Corporation Law, as amended (the "Pennsylvania Law"), the affirmative vote of a majority of the votes cast by all shareholders of the Company entitled to vote thereon is required to approve and adopt the Merger Agreement. Level 3 Telecom Holdings Inc. (formerly known as Kiewit Telecom Holdings Inc.) ("LTTH") has entered into a Voting Agreement (the "Voting Agreement") dated as of June 3, 1998, pursuant to which it has agreed, upon the terms set forth therein, to vote the Shares owned by it, which constitute approximately 48% of the outstanding Company Common Stock as of the Record Date, in favor of approval and adoption of the Merger and the Merger Agreement. See "Certain Provisions of the Voting Agreement" and Annex B.

SECURITY OWNERSHIP OF MANAGEMENT

  As of the Record Date, directors and executive officers of the Company and their affiliates as a group beneficially owned an aggregate of 59,950 shares of Company Common Stock (approximately 0.8 percent of the Company Common Stock eligible to vote at the Special Meeting), not including shares owned by LTTH. The directors and executive officers of the Company have indicated that they intend to vote their shares of Company Common Stock in favor of the adoption of the Merger Agreement. See "Security Ownership of Certain Beneficial Owners and Management."

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

  The Board of Directors of the Company (the "Board") believes that the Merger is in the best interests of the shareholders, has approved the Merger Agreement and the transactions contemplated thereby and has recommended that shareholders vote in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby. See "The Merger--Recommendation of the Board of Directors; Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR TO THE COMPANY'S BOARD OF DIRECTORS

  Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") has served as financial advisor to the Company in connection with the Merger. Merrill Lynch has rendered its opinions to the Board that, as of the respective dates thereof, the consideration to be received by the holders of Shares pursuant to the Merger was fair from a financial point of view to the holders of such Shares. Merrill Lynch's opinion was delivered in writing to the Board at its meeting on June 3, 1998 and was delivered again in writing on the date of this Proxy Statement. A copy of the opinion of Merrill Lynch dated the date of this Proxy Statement is attached to this Proxy Statement as Annex D and should be read in its entirety with respect to assumptions made, matters considered, and limitations on the review undertaken by Merrill Lynch in rendering its opinion. See "The Merger--Opinion of Financial Advisor" and Annex D.

                                   THE MERGER

EFFECTIVE TIME OF THE MERGER

  As soon as practicable (and in any event, no later than ten business days) after satisfaction or, to the extent permitted, waiver of all conditions to the Merger, MergerSub will be merged with and into the Company, with the Company as the surviving corporation (the "Surviving Corporation"). The Merger will become effective at such time as the articles of merger are duly filed with the Department of State of the Commonwealth of Pennsylvania or at such later time as is specified in the articles of merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises, and be subject to all of the restrictions, disabilities and duties of the Company and MergerSub, all as provided under Pennsylvania Law.

MERGER CONSIDERATION; POSSIBLE CLOSING ADJUSTMENTS

  At the Effective Time, subject to certain provisions as described herein with respect to Shares owned by Buyer or any subsidiary of Buyer, Shares held in treasury, and Shares as to which dissenters' rights have been validly exercised ("Dissenter Shares"), each share of Company Common Stock shall be converted into the right to receive $40.50 in cash (the "Merger Consideration"), subject to the following two possible closing adjustments. If, as of a specified date prior to the effective date of the Merger, the number of the Company's cable television subscribers is more than 500 above an agreed target or more than 500 below an agreed target, the Merger Consideration will be increased or decreased, as the case may be, by $.000274 per subscriber above or below the applicable target; provided that the Merger Consideration will not be increased above $41.00 as a result of this adjustment. In calculating the number of subscribers for such purposes, subscribers attributable to any cable systems acquired by the Company after June 3, 1998 will be disregarded. In addition, if the Merger takes place on or after December 1, 1998, the Merger Consideration, as it may have been adjusted pursuant to the previous sentence, will be increased at the rate of 8% per annum for each day from and including December 1, 1998 to but excluding the date of the effective time of the Merger. See "Certain Provisions of the Merger Agreement--The Merger; Merger Consideration."

DIRECTOR AND EMPLOYEE STOCK OPTIONS, SHARE UNITS, AND RESTRICTED SHARES

  At the Effective Time, each outstanding option to acquire Shares granted to employees and directors, whether vested or not, will be canceled and, in lieu thereof, promptly after the Effective Time, each holder of such an Option will receive, with respect to each such Option, a cash payment in an amount equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price of such Option and (y) the number of Shares subject to such Option (assuming full vesting of such Options).

  At the Effective Time, each outstanding share unit (each, a "Share Unit") granted to employees under the Company's Executive Stock Purchase Plan shall be canceled, and each holder of such a Share Unit shall be paid the Merger Consideration for each Share Unit, net of applicable withholding taxes. Each restricted Share granted to employees and directors shall be vested immediately prior to the Effective Time and be converted into the right to receive the Merger Consideration.

DEPOSIT

  Concurrently with the execution of the Original Agreement, Buyer delivered to First Union National Bank (the "Escrow Agent") a letter of credit duly issued by NationsBank, N.A. (as amended from time to time, the "Letter of Credit") in the amount of $10,000,000 in substantially the form attached as Exhibit A to Annex C hereto. On August 3, 1998, Buyer also delivered to the Escrow Agent an amendment to the Letter of Credit executed by NationsBank, N.A. increasing the amount of the Letter of Credit to $15,000,000. The Letter of Credit, and the amendment thereto, were delivered to the Escrow Agent pursuant to the terms of the Merger

Agreement and the terms of the Escrow Agreement dated June 3, 1998 (the "Escrow Agreement") among Buyer, the Company, and the Escrow Agent, a copy of which is attached hereto as Annex C.

OTHER OFFERS

  The Merger Agreement provides that until the earlier of the Effective Time or the termination of the Merger Agreement, the Company, its Subsidiaries (as defined in the Merger Agreement), and their officers, directors, employees and other agents will not take any action to solicit, initiate or knowingly encourage inquiries or proposals that constitute, or reasonably would be expected to lead to, any Acquisition Proposal (as defined below) or engage in discussions or negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person (as defined in the Merger Agreement) that the Company believes may be considering making, or has made, an Acquisition Proposal; provided that nothing in the Merger Agreement shall (A) prevent the Company from furnishing non-public information to, or entering into negotiations with, any Person in connection with an unsolicited bona fide Acquisition Proposal received from such Person so long as prior to furnishing non-public information to, or entering into negotiations with, such Person, (1) the Company receives from such Person an executed confidentiality agreement with terms no less favorable than those agreed to by Buyer, (2) the Board has reasonably concluded that such Acquisition Proposal constitutes a Superior Proposal (as defined below), and
(3) the Company has otherwise complied with its obligations under the Merger Agreement regarding other offers, or (B) prevent the Company and its Subsidiaries from taking actions in the ordinary course of business consistent with past practice and not in connection with any Acquisition Proposal. The Company has agreed to notify Buyer as soon as possible (but within 24 hours) of any Acquisition Proposal, any material modification of an Acquisition Proposal, or any request for nonpublic information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company. Such notice to Buyer shall indicate the identity of the Person making the Acquisition Proposal or request and in reasonable detail the terms thereof. Nothing contained in the Merger Agreement prohibits the Board from (i) taking and disclosing to the Company's shareholders a position with respect to a tender offer for the Shares by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, (ii) making such disclosure to the Company's shareholders as, in the judgment of the Board is required under applicable law or under the rules of NASDAQ, or (iii) responding to any unsolicited proposal or inquiry solely by advising the person making such proposal or inquiry of the terms of this paragraph. Prior to the Effective Time, the Company has agreed that it (i) will not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement (other than any entered into in the ordinary course of business not in connection with any Acquisition Proposal and other than as permitted under the first proviso to this paragraph) to which it or any of its Subsidiaries is a party and (ii) will enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, without limitation, by seeking to obtain injunctions to prevent breaches thereof that are known to it and specific performance thereof. "Acquisition Proposal" means any offer or proposal for a merger, consolidation or tender or exchange offer or other business combination involving the Company or any Subsidiary of the Company or the acquisition of any substantial equity interest in, or a substantial portion of the assets of, the Company or any subsidiary of the Company, other than the transactions contemplated by the Merger Agreement. "Superior Proposal" means any bona fide Acquisition Proposal, on terms that the Board determines in its reasonable good faith judgment are more favorable to the Company's shareholders taken as a whole than the transactions contemplated by the Merger Agreement and with respect to which the Board determines, in its reasonable good faith judgment, after consultation with its financial advisors, the person making such Acquisition Proposal has the financial means to consummate such Acquisition Proposal.

MERCOM MINORITY INTEREST

  The Company owns approximately 62% of the common stock of Mercom, Inc. ("Mercom"). The Buyer and the Company have agreed in the Merger Agreement that the Company will be permitted to acquire the

1,822,810 outstanding shares of Mercom that the Company does not already own at a price of $12 per share. The Company has made a proposal to the Board of Directors of Mercom to acquire such shares at such price. The Board of Directors of Mercom has formed a special committee of independent directors to consider the proposal. The Company anticipates that any agreement to acquire the minority interest in Mercom would be conditioned upon the consummation of the Merger. The consummation of the Merger, however, is not conditioned upon the Company's acquisition of the minority interest in Mercom.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

  The obligations of the parties to the Merger Agreement to consummate the Merger are subject to a number of conditions. Mutual conditions include: (i) adoption of the Merger Agreement by the shareholders of the Company; (ii) expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iii) obtaining certain specified governmental consents; and (iv) absence of statutes, regulations, or administrative orders that would prevent, or proceedings instituted by governmental authorities to prevent, alter or materially delay, the consummation of the Merger.

  Additional conditions exist to the obligation of Buyer and MergerSub to consummate the Merger. These include: (i) the Company's compliance with the Merger Agreement, with such exceptions as do not, in the aggregate, have a material adverse effect on the business, assets, operations, condition (financial or otherwise), results of operations or the conduct of business of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"); (ii) the obtaining of all approvals from relevant local franchise authorities ("Franchise Authorities") in jurisdictions in which at least 90% of the Basic Subscribers of the Company are located; (iii) Buyer having received certificates from executive officers of the Company and LTTH regarding the Distribution; and (iv) either (x) Commonwealth Telephone Enterprises, Inc., a Pennsylvania corporation ("CTE"), shall have issued approximately $75-100 million of equity or equity-linked instruments in accordance with an Internal Revenue Service ("IRS") letter ruling relating to the Distribution, or (y) the IRS shall have issued to CTE a supplemental letter ruling which holds that such Distribution was tax-free under (S)355 of the Internal Revenue Code irrespective of such issuance (the "CTE Equity Condition").

  Additional conditions exist to the obligations of the Company to consummate the Merger. These include: (i) Buyer and MergerSub's compliance with the Merger Agreement in all material respects; and (ii) receipt by the Company of an opinion of a nationally recognized appraiser regarding the solvency of Buyer, the Company and its Subsidiaries after giving effect to the transactions contemplated in the Merger Agreement. See "Certain Provisions of the Merger Agreement--Conditions to the Consummation of the Merger."

TERMINATION OF THE MERGER AGREEMENT

  Either the Buyer or the Company may terminate the Merger Agreement under certain circumstances, including: (i) the mutual written consent of the parties; (ii) the failure of the Company's shareholders to approve the Merger at the Special Meeting; (iii) the failure of the parties to consummate the Merger by June 3, 1999; or (iv) the prohibition of the Merger by a law, regulation or final court order.

  In addition, the Buyer may terminate the Merger Agreement under certain other circumstances, including: (i) a material breach of the Company of its obligations under the Merger Agreement, or of its representations and warranties thereunder with such exceptions as do not, in the aggregate, have a Material Adverse Effect; (ii) the Board shall have failed to recommend the Merger, shall have modified its recommendation in a manner adverse to Buyer or shall have approved a Superior Proposal or the Company shall have entered into an agreement providing for a Superior Proposal or (iii) after September 30, 1998, if the Merger would have been consummated but for the failure of the CTE Equity Condition to be satisfied.

  The Company may terminate the Merger Agreement under certain other circumstances, including: (i) a material breach by Buyer or MergerSub of its obligations or representations and warranties under the Merger

Agreement; (ii) prior to the Special Meeting, if the Board shall have failed to recommend the Merger, shall have modified its recommendation in a manner adverse to Buyer or shall have approved a Superior Proposal or if the Company shall have entered into an agreement providing for a Superior Proposal with a third party provided that the Company shall have made the specified payment to Buyer, or (iii) at any time after October 31, 1998 if at such time the financing commitment letter from Lehman Commercial Paper, Inc. and Lehman Brothers, Inc. (together, "Lehman") to ABRY Partners, Inc., an affiliate of the Buyer, dated June 3, 1998 (the "Lehman Commitment Letter") has terminated and Buyer has not entered into agreements or received commitments reasonably satisfactory to the Company that provide for financing sufficient to pay the aggregate Merger Consideration and related amounts. See "Certain Provisions of the Merger Agreement--Termination/Termination Fees."

TERMINATION FEES

  If the Merger Agreement is terminated by the Company because Buyer or MergerSub is in material breach of its obligations or representations or warranties under the Merger Agreement or because, after October 31, 1998, the Lehman Commitment Letter has expired and Buyer has not entered into agreements or received commitments reasonably satisfactory to the Company providing for sufficient financing to pay the aggregate Merger Consideration and related amounts, then the Escrow Agent shall draw the full amount available under the Letters of Credit and pay the proceeds to the Company pursuant to the Escrow Agreement. See "Certain Provisions of the Escrow Agreement."

  The Company may be required under certain circumstances to pay Buyer a termination fee of $10 million, including, if: (i) the Company or Buyer terminates the Merger Agreement because the Board of Directors of the Company failed to recommend the Merger or amended its recommendation in a manner materially adverse to Buyer or approved a Superior Proposal or because the Company entered into an agreement regarding a Superior Proposal; (ii) Buyer terminates the Merger Agreement because the Company is in material breach of its obligations under the Merger Agreement, or of its representations and warranties thereunder with such exceptions as do not, in the aggregate, have a Material Adverse Effect; or (iii) if the Company shareholders do not approve the Merger and the Company has not complied with its obligations regarding other offers.

  If the Buyer terminates the Merger Agreement after September 30, 1998 because the Effective Time would have occurred by then but for the failure of the CTE Equity Condition, the Company shall pay to the Buyer an aggregate of $3,000,000 as liquidated damages, costs, and expenses.

EXPENSES

  Except as described above or otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger will be paid by the party incurring such cost or expense. See "Certain Provisions of the Merger Agreement--Expenses" and "Certain Provisions of the Merger Agreement-- Termination/Termination Fees."

VOTING AGREEMENT

  Pursuant to the Voting Agreement among Buyer, the Company and LTTH dated as of June 3, 1998 (the "Voting Agreement"), LTTH has agreed to vote all its Shares at any meeting of the shareholders of the Company in favor of the Merger and not to transfer ownership of any of its shares unless the transferee agrees to be bound by the Voting Agreement. LTTH has also agreed not to enter into a voting agreement or similar arrangements which are inconsistent with the Voting Agreement. LTTH owns 3,330,121 Shares, constituting approximately 48% of the outstanding Shares as of the Record Date. The Voting Agreement will terminate if the Merger Agreement is terminated. See "Certain Provisions of the Voting Agreement".

ESCROW AGREEMENT

  Pursuant to the Escrow Agreement between the Company, Buyer and NationsBank N.A. (the "Escrow Agent"), Buyer deposited the Letter of Credit with the Escrow Agent on June 3, 1998 and deposited an amendment to the Letter of Credit with the Escrow Agent on August 3, 1998 increasing the amount of the Letter of Credit to $15,000,000. Pursuant to the Escrow Agreement, the Escrow Agent shall draw on the Letter of Credit and pay the proceeds therefrom to the Company if the Merger Agreement is terminated because (i) of a material breach by Buyer or MergerSub of its obligations or representations or warranties under the Merger Agreement (including the failure by Buyer to obtain sufficient financing to consummate the Merger) or (ii) after October 31, 1998, the Commitment Letter has expired and Buyer has not entered into agreements or received commitments reasonably satisfactory to the Company providing for sufficient financing of the aggregate Merger Consideration. Pursuant to the Escrow Agreement, the Escrow Agent shall return the Letter of Credit to Buyer if the Merger Agreement is terminated for other reasons. See "Certain Provisions of the Escrow Agreement."

MERGER FINANCING

  The total amount of cash required to consummate the transactions contemplated by the Merger Agreement (the "Merger Financing"), including payment of the Merger Consideration, refinancing of the outstanding indebtedness of the Company, the purchase of the publicly held shares of common stock of Mercom (if a transaction is agreed to by Mercom and Cable Michigan as permitted under the Merger Agreement), and transaction fees and expenses, is estimated to be approximately $452 million. Avalon Cable expects that the Merger Financing will be obtained by Buyer and its affiliates through borrowings under senior secured term loan facilities, issuances of high-yield notes to institutional investors and equity contributions from ABRY Broadcast Partners III, L.P. and others. In the Lehman Commitment Letter, Lehman has committed, subject to the terms and conditions therein, to provide up to $360 million of debt financing for purposes of financing the Merger and paying related fees and expenses. ABRY has also delivered to the Buyer a letter (the "ABRY Commitment Letter") pursuant to which ABRY committed to make an equity investment of $105 million in Buyer, on terms mutually satisfactory to ABRY and the Buyer and subject to the satisfaction of the closing conditions set forth in the Merger Agreement, to be used to finance the Merger. See "The Merger--Merger Financing" and "Certain Provisions of the Merger Agreement--Commitment Letters and Financing Agreements."

DISSENTERS' RIGHTS

  Under applicable provisions of the Pennsylvania Law, holders of Company Common Stock who (i) file with the Company prior to the Special Meeting a written notice of intention to demand that they be paid the fair value for their Shares if the Merger is effectuated, (ii) effect no change in the beneficial ownership of their Shares from the date of such filing continuously through the Effective Time, and (iii) refrain from voting their Shares in approval of the Merger, will have the right to dissent and obtain payment of the fair value of their Shares by complying with the provisions of Subchapter D of Chapter 15 of the Pennsylvania Law; provided, however, that if such shareholders fail to perfect or withdraw or otherwise lose their right to demand payment of the fair value of such Shares, such Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. See "Dissenting Shareholders' Rights."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain directors and executive officers of the Company may have interests, described herein, that present them with potential conflicts of interest in connection with the Merger. The Board is aware of the conflicts described below and considered them in addition to the other matters described under "The Merger--Recommendation of the Board of Directors; Reasons for the Merger."

  Certain directors and executive officers of the Company own Shares, options to acquire Shares, Share Units, restricted Shares, and/or interests in one or more of Mercom, LTTH, RCN and CTE. In addition, certain executive officers and Directors of the Company are executive officers and/or directors of one or more of Mercom, LTTH, RCN and CTE. See "The Merger--Interests of Certain Persons in the Merger."

  Pursuant to the Merger Agreement, the Buyer has agreed for six years after the Effective Time to indemnify all present directors and officers of the Company and, subject to certain limitations, to use its reasonable best efforts to maintain for six years a directors' and officers' insurance and indemnification policy and a fiduciary liability policy on terms with respect to coverage and amount not less favorable in any material respect than any such policies in effect on June 3, 1998. See "Certain Provisions of the Merger Agreement--Indemnification and Insurance."

  In addition, in connection with the Merger, certain service arrangements of the Company with RCN and CTE will be terminated. See "Certain Provisions of the Merger Agreement--Termination of RCN and CTE Services."

REGULATORY CONSIDERATIONS

  Under the HSR Act and the rules that have been promulgated thereunder (the "Rules") by the Federal Trade Commission (the "FTC"), certain merger transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain applicable waiting periods have expired or been terminated. The Merger is subject to the requirements of the HSR Act and the Rules. Pursuant to the requirements of the HSR Act, ABRY Broadcast Partners III, L.P., in its capacity as the ultimate parent entity (as defined under the Rules) of MergerSub, filed a Notification and Report Form with respect to the Merger with the Antitrust Division and the FTC on July 1, 1998. The Company also filed a Notification and Report Form with respect to the Merger on such date. The waiting period applicable to the Merger was terminated on July 28, 1998.

  In addition, as stated previously, the consummation of the Merger is subject to notices, consents or waivers obtained from applicable Franchise Authorities necessary to transfer control of Franchises in which in the aggregate at least 90% of the Basic Subscribers (as defined in the Merger Agreement) of the Company and its subsidiaries are located. See "Certain Provisions of the Merger Agreement--Conditions to the Consummation of the Merger."

  The Company holds certain licenses granted by the Federal Communication Commission (the "FCC"). The consummation of the Merger is conditioned upon approval by the FCC of the transfer of control of certain of those licenses. See "Regulatory Considerations."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  For a summary of the material U.S. federal income tax consequences of the Merger, see "The Merger--Certain Federal Income Tax Consequences."

  EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL INCOME, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER.

                              CABLE MICHIGAN, INC.

            SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                            (DOLLARS, IN THOUSANDS)

  Prior to September 30, 1997, the Company was operated as part of CTE. The table below sets forth selected historical consolidated financial data for the Company. The historical financial data presented below reflect periods during which the Company did not operate as an independent company and, accordingly, certain assumptions were made in preparing such financial data. Therefore, such data may not reflect the results of operations or the financial condition which would have resulted if the Company had operated as a separate, independent company during such periods, and are not necessarily indicative of the Company's future results of operations or financial condition.

  The selected historical consolidated financial data for the years ended December 31, 1994 and 1993 and as of December 31, 1995, 1994 and 1993 are derived from the Company's unaudited historical consolidated financial statements not included in this Proxy Statement. The selected historical consolidated financial data of the Company for the years ended December 31, 1997, 1996, and 1995 and as of December 31, 1997 and 1996 are derived from and should be read in conjunction with the Company's audited historical consolidated financial statements (the "Financial Statements") included elsewhere in this Proxy Statement. The selected historical consolidated financial data for the three month periods ended March 31, 1998 and 1997 and as of those dates are derived from and should be read in conjunction with the Company's unaudited historical consolidated financial statements included elsewhere in this Proxy Statement. In the opinion of the Company's management, these three month consolidated historical financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The results for such interim periods are not necessarily indicative of the results for the full year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements.

                         THREE MONTHS ENDED
                              MARCH 31,                  YEAR ENDED DECEMBER 31,
                         --------------------  ------------------------------------------------
                           1998       1997       1997      1996      1995      1994      1993
                         ---------  ---------  --------  --------  --------  --------  --------
FINANCIAL DATA:
Statement of Operations
 Data:
 Sales.................. $  20,734  $  19,556  $ 81,299  $ 76,187  $ 60,675  $ 49,141  $ 48,665
 Costs and expenses,
  excluding depreciation
  and amortization......    12,519     11,360    48,182    44,091    34,749    28,543    28,655
 Depreciation and
  amortization..........     8,208      7,922    32,082    31,427    25,154    28,685    32,697
                         ---------  ---------  --------  --------  --------  --------  --------
Operating (loss)
 income.................         7        274     1,035       669       772    (8,087)  (12,687)
Interest income.........       249         42       358       127        55       --        --
Interest expense........    (2,420)    (3,347)  (11,751)  (15,179)  (15,973)  (15,767)  (15,960)
Gain on sale of Florida
 system.................       --         --      2,571       --        --        --        --
Other (expense), net....      (289)      (131)     (738)     (736)     (363)   (1,307)     (461)
(Benefit) provision for
 income taxes...........      (806)    (1,090)   (4,114)   (5,712)   (5,590)       52      (799)
Minority interest in
 loss (income) of
 consolidated entity....       246        277        53     1,151      (186)      --        --
Equity in (loss) of
 unconsolidated
 entities...............       --         --        --        --       (396)   (1,013)     (834)
                         ---------  ---------  --------  --------  --------  --------  --------
Net (Loss).............. $  (1,401) $  (1,795) $ (4,358) $ (8,256) $(10,501) $(26,226) $(29,143)
                         =========  =========  ========  ========  ========  ========  ========
Balance Sheet Data:
Total assets............ $ 133,036  $ 141,253  $142,597  $149,200  $172,759  $116,972  $147,286
Long-term liabilities...   135,000     16,501   143,000    15,680    17,430       --        --
Common shareholders'
 (deficit)..............   (54,928)   (81,081)  (53,874)  (79,741)  (73,757)  (76,931)  (60,419)

                       PRICE OF THE COMPANY COMMON STOCK

  The Company Common Stock is listed and traded on NASDAQ under the symbol "CABL". The following table shows, for the periods indicated, the high and low sale prices of a share of the Company Common Stock as reported by the Dow Jones Historic Stock Quote Reporter.

                                                                   HIGH    LOW
                                                                 -------- ------
   1997
     Third Quarter(1)...........................................       19 16 1/2
     Fourth Quarter.............................................   26 1/8 18 1/2
   1998
     First Quarter..............................................       27 22 1/8
     Second Quarter............................................. 39 13/16 25 1/2
     Third Quarter(2)...........................................   40 3/4 35 1/2

--------
(1) The Company Common Stock has been listed and traded on NASDAQ since September 19, 1997, the record date for the Distribution.
(2) Through August 11, 1998

  On June 3, 1998, the last trading day before public announcement of the execution of the Original Agreement, the closing price of the Company Common Stock on NASDAQ was $35.25 per share.

  On August 11, 1998, the closing price of the Company Common Stock as reported on NASDAQ was $37 3/8 per share.

  On August 11, 1998, there were approximately 1,686 record holders of Company Common Stock.

  Shareholders should obtain current market price quotations for the Company Common Stock in connection with voting their Shares.

  Since the Company was spun off from CTE, the Company has not paid any cash dividends on its Common Stock and it does not have any present intention to commence payment of any cash dividends.

                                  THE COMPANY

  The following description of the Company and its business, including information regarding the Company's plans and intentions, was prepared on the basis that the Company would not be acquired by Buyer in the Merger. Buyer's plans, intentions and expectations regarding the Company and its business may differ from those set forth herein.

  Prior to September 30, 1997, the Company was operated as part of Commonwealth Telephone Enterprises, Inc. (formerly C-TEC Corporation) ("CTE"). On September 30, 1997 (the "Distribution Date"), C-TEC distributed 100 percent of the outstanding shares of common stock of its wholly owned subsidiaries, RCN Corporation ("RCN") and the Company, to holders of record of CTE's Common Stock and CTE's Class B Common Stock as of the close of business on September 19, 1997 (the "Distribution") in accordance with the terms of a Distribution Agreement dated September 5, 1997 among CTE, RCN and the Company (the "Distribution Agreement"). See "Relationship Among Cable Michigan, RCN and CTE" below. RCN consists primarily of CTE's bundled residential voice, video and Internet access operations in the Boston to Washington, D.C. corridor, its existing New York, New Jersey and Pennsylvania cable television operations, a portion of its long distance operations and its international investment in Megacable, S.A. de C.V. Company consists of CTE's Michigan cable operations, including its 62% ownership in Mercom, Inc. ("Mercom"). As part of the restructuring, CTE changed its name from C-TEC Corporation to Commonwealth Telephone Enterprises, Inc.

  The Company is a cable television operator in the State of Michigan which, as of March 31, 1998, served approximately 205,000 subscribers. These figures include the approximately 40,300 subscribers served by Mercom, a 62% owned subsidiary of the Company. Except where the context indicates otherwise, the terms the "Company" and "Cable Michigan" mean the Company and its subsidiaries, including Mercom.

  Clustered primarily around the Michigan communities of Grand Rapids, Traverse City, Lapeer and Monroe (Mercom), the Company's systems serve a total of approximately 400 municipalities in attractive suburban markets and small towns.

  The Company has generated strong growth in new homes passed and basic subscriber levels. From 1993 to 1997 compounded annual growth in basic subscribers was 4.6%; during the same period, basic penetration rose from 57.3% to 60.5%. Growth in homes passed has primarily been the result of new home construction and plant extensions.

  The following table summarizes the development of the Company's operations since December 31, 1993:

                                    AS OF DECEMBER 31,            AS OF MARCH 31,
                          --------------------------------------- ---------------
                           1993    1994    1995    1996   1997(3)  1997   1998(3)
                          ------- ------- ------- ------- ------- ------- -------
Homes Passed:
 Wholly Owned Systems...  235,188 244,622 250,747 261,441 271,604 263,652 273,216
 Mercom Systems.........   61,730  63,721  65,449  65,998  65,291  66,329  65,589
                          ------- ------- ------- ------- ------- ------- -------
   Total................  296,918 308,343 316,196 327,439 336,895 329,981 338,805
Basic Subscribers:
 Wholly Owned
  Systems(1)............  135,420 141,785 152,921 158,310 164,552 158,632 164,566
 Mercom Systems(1)......   34,714  37,324  38,853  40,012  39,360  40,769  40,269
                          ------- ------- ------- ------- ------- ------- -------
   Total................  170,134 179,109 191,774 198,322 203,912 199,401 204,835
Basic Penetration:
 Wholly Owned Systems...    57.6%   58.0%   61.0%   60.6%   60.6%   60.2%   60.2%
 Mercom Systems.........    56.2%   58.6%   59.4%   60.6%   60.3%   61.5%   61.4%
   All Systems..........    57.3%   58.1%   60.7%   60.6%   60.5%   60.4%   60.5%
Average Monthly Revenue
 per Subscriber for Last
 Month of the Period:(2)
 Wholly Owned Systems...   $29.64  $27.06  $31.59  $32.20  $32.83  $33.11  $33.03
 Mercom Systems.........   $29.70  $29.36  $30.41  $32.72  $33.89  $34.22  $34.39
   All Systems..........   $29.65  $27.53  $31.36  $32.30  $33.03  $33.34  $33.30

--------
(1) Systems include seasonal communities which experience increased subscriber levels during the second and third quarters.
(2) The revenue per subscriber calculation includes premium revenue for each period.
(3) The Mercom of Florida cable system was sold in July 1997. This system served approximately 1,900 subscribers at the time of the sale.

  The Company emphasizes high technical standards and seeks to incorporate, when cost effective, technological advances that enhance product quality and service. In particular, the Company plans to upgrade the technical quality of its cable plant and to increase system capacity for the delivery of additional programming and new services. The Company has already deployed 664 miles of fiber optic cable as of March 31, 1998 and reduced the number of headends in its systems as part of its commitment to improved service quality and platform development for new technologies.

  The Company derives the majority of its revenues from recurring subscription services and generates additional revenues from non-subscription services such as advertising, pay-per-view, installations and commissions from electronic retailing. Monthly subscription rates and related charges vary according to the type of service or equipment selected.

COMPANY STRATEGY

  The Company's strategic plan calls for a capital expenditure program intended to result in over 90% of the Company's customers being served by systems with a capacity of 550 MHZ or 750 MHZ by the end of 2001. The Company's wholly owned systems are currently built to 300-450 MHZ, with the majority of the systems having a capacity of 300-330 MHZ, and include 53 headends, with two of these headends serving approximately 63,500 subscribers. The Mercom systems include 5 headends and are built to 400-450 MHZ.

  The Company intends to maintain and enhance the value of its current cable television systems through upgrading their networks as appropriate given the characteristics of the particular service area. The Company also intends to institute new services as they are developed and become economically viable. At this stage, the Company's highest priority is to increase system capacity and improve system reliability and picture quality. Such network improvements are necessary to enable the Company to better withstand potential competition, expand channel lineups (which would permit the Company to increase revenue) and facilitate new services when economically viable.

  The Company intends to evaluate and, if appropriate, pursue potential acquisitions of cable television systems that are contiguous, or otherwise in reasonable geographic proximity, to the Company's existing systems. Increasing the size of the Company's clusters would enable the Company to obtain operating efficiencies and may position the Company to capitalize on new revenue and business opportunities as the telecommunications industry evolves. Given the number of relatively small independently owned systems located near the Company's systems, the Company believes that there may be a number of acquisition opportunities, depending in part upon prevailing private market valuations for such systems.

  Capital expenditures for system extensions and upgrades, the development of new services and the acquisition of additional cable television systems are subject to the availability of cash generated from operations and debt or equity financing. The capital resources needed to accomplish these strategies are expected to be provided by cash flow from operations, the Credit Agreement dated as of July 1, 1997 between the Company, a group of lenders and First Union National Bank, as agent ("Credit Agreement") and, in the case of acquisitions, borrowings from other sources. There can be no assurance that the capital resources necessary to accomplish the Company's plans will be available on terms and conditions acceptable to the Company, or at all. In addition, the Company may consider using equity as consideration for acquisitions in appropriate cases.

THE CLUSTERS

  The Company's Michigan systems are clustered in four main areas: Grand Rapids, Traverse City, Lapeer and Monroe (Mercom). A brief description of these clusters as of March 31, 1998 is set forth below.

                             GRAND RAPIDS TRAVERSE CITY   LAPEER      MONROE
                             ------------ ------------- ----------  ----------
Subscribers (approximate)...      71,400       76,900       16,400      40,300
Penetration Rate............       59.70%       60.70%       60.60%      61.40%
Bandwidth Range.............  300-750MHz   300-550MHz   330-750MHz  400-750MHz
Aerial Miles................       1,716        1,987          478       1,133
Underground Miles...........         968          997          188         211
Total Miles.................       2,684        2,984          666       1,344
Total Fiber Miles...........         123          468           17          56
Headends....................          20           27            5           5

MERCOM

  The Company's systems include the Mercom systems, which as of March 31, 1998 served approximately 40,300 subscribers. In July 1997, Mercom sold its Port St. Lucie, Florida system to Adelphia Communications Corporation for $3,650,000 in cash. CTE acquired an interest in Mercom in 1990 and a CTE subsidiary was subsequently hired to manage the Mercom systems by Mercom's Board of Directors on January 1, 1992. In August 1995, CTE increased its ownership interest in Mercom to approximately 62%. CTE transferred the 62% interest in Mercom to Cable Michigan prior to the Distribution.

  The Company has entered into a Management Agreement with Mercom dated January 1, 1997 (the "Management Agreement"). Under the terms of the Management Agreement, Mercom pays a management fee equal to the greater of $500,000 or an amount equal to a certain percentage of Mercom's annual revenue. The fee schedule ranges from 5% of revenue up to $10 million to 4% of revenue over $20 million. In addition to the basic fee, the Company is also entitled to an annual incentive fee based on increases in Mercom's operating cash flow. For 1997, the total fee paid to the Company under the Management Agreement was $1,204,000. The revenue to the Company from the Management Agreement is eliminated in the consolidated statement of operations. The term of the Management Agreement is three years. The Management Agreement was approved by a committee of Mercom's Board of Directors composed of directors unaffiliated with the Company. As the 62% owner of Mercom, the Company accounts for all Mercom subscribers as Cable Michigan subscribers.

SERVICE OFFERINGS

  The Company offers a variety of basic and pay cable programming packages. Since 1993, the Company has divided its service into three levels: Limited Basic Service, Expanded Basic Service and the Family Value Package.

  The first level of service is referred to as Limited Basic. It consists primarily of off-air broadcast networks, access channels and the home shopping networks. Expanded Basic Service includes Limited Basic Service plus certain channels regulated by the Federal Communications Commission ("FCC") as "Cable Programming Service" or "CPS" tier channels. These include ESPN, USA Network, MTV, Lifetime and other traditional cable channels.

  The Family Value Package was created through the conversion of some of its traditional cable channels such as CNN and Discovery and the launch of new channels such as ESPN 2 and fX to form a new a la carte level. Networks offered through the Family Value Package may be purchased individually or as a group at a reduced rate.

  Like many cable operators in the United States, over the last four years the Company has modified its existing programming services, equipment and rates in an effort to comply with changing FCC regulations.

  Monthly service rates include fees for Limited Basic Service, Expanded Basic Service, the Family Value Package, and premium services. At March 31, 1998, monthly residential subscriber rates were as follows: Limited Basic Service rates ranged from $8.50 to $17.00; Expanded Basic Service rates ranged from $6.70 to $13.75; Family Value Package rates ranged from $2.15 to $7.69; and premium service rates ranged from $4.95 to $12.95 per service. In addition, the Company earns revenues from pay-per-view programs and advertising fees. Pay-per-view programs, which usually are either unique sporting events or recently released movies, are available on many of the Company's cable television systems. Subscribers are permitted to choose individual movies for a set fee of $3.95 per movie and individual special events for a set fee ranging from $5.95 to $49.95 or higher per event. Related charges may include a nonrecurring installation fee that ranges from $20.00 to $38.00; however, from time to time the Company has followed the common industry practice of reducing the installation fee during promotional periods. Commercial subscribers such as hotels, motels and hospitals are charged a nonrecurring connection fee that usually covers the cost of installation. Except under the terms of certain contracts with commercial subscribers and residential apartment and condominium complexes, subscribers are free to discontinue the service at any time without penalty, and most terminations occur because a subscriber moves to another home or another city. For the year ended December 31, 1997, of the total subscriber fees received by the Company's systems, Limited Basic Service, Expanded Basic Service and Family Value Package fees accounted for approximately 77% of total revenues, premium service fees accounted for approximately 9% of total revenues, pay-per-view fees were approximately 1% of total revenues, advertising fees were approximately 2% of total revenues and the remaining 11% of total revenues came from equipment rentals, installation fees, home shopping, franchise fees and program guide charges.

PROGRAMMING AND SUPPLIERS

  The Company has entered into an arrangement pursuant to which RCN obtains third party programming for the Company's systems. RCN generally purchases this programming at lower prices than the Company would be able to obtain independently. Programming purchasers such as RCN generally pay a monthly fee per subscriber per channel. Under the arrangement between the Company and RCN, the Company reimburses RCN for the third party costs incurred by RCN to obtain such programming. The arrangement is terminable by the Company upon 60 days notice and by RCN upon one year advance notice.

  Programming costs increase in the ordinary course of the Company's business as a result of increases in the number of subscribers, expansion of the number of channels provided to customers and contractual rate increases from programming suppliers. The Company anticipates that programming costs will increase, exceeding current levels, particularly for sports programming. If the programming supply arrangement with RCN were terminated, the Company's programming costs could increase significantly.

  A wide range of national manufacturers are the primary sources of supplies, equipment and material utilized in the construction and upgrade of the Company's cable television systems. The Company anticipates that its programming and construction, rebuild and upgrade costs will be significant in future periods. The amount of such costs will depend on numerous factors, many of which are beyond the Company's control.

ADVERTISING REVENUES

  Advertising accounts for 2% of the Company's revenues. Advertising sales are handled primarily by Cable Time, an independent turnkey advertising sales contractor. Cable Time provides sales, billing, collection and production services. It remits an agreed portion of its collected revenues to the Company. In addition, the Company operates its own classified advertising channel selling real estate and other products and services offered locally. The Company's net advertising revenue for 1997 was $0.51 per subscriber per month after compensation to Cable Time.

CUSTOMER SERVICE AND BILLING

  The Company places a great deal of importance on customer service. The Company has entered into an arrangement with RCN pursuant to which RCN will handle calls by most Cable Michigan customers at RCN's

24-hour centralized customer service facility in Dallas, Pennsylvania and administer the customer billing function for the Company's subscribers. The Dallas facility communicates with Cable Michigan's subscribers, field technicians and field offices. Features include multiple 800 telephone numbers that allow a customer service representative ("CSR") to identify the caller's location, an automatic call distribution system to the next available CSR, Cable Data computers with billing cycles, a centralized radio dispatch office to provide two-way communication with the field technician's vehicles and alpha-numeric pagers. Although the RCN facility handles the Company's customer service calls and communications, the Company directly operates and manages its own customer service field offices, technicians and vehicles. The Dallas facility also maintains rate tables and subscriber base information that is provided to Cable Data, which prepares and mails the customer bills for Cable Michigan. The customer service and billing administration arrangement is terminable by Cable Michigan on 60 days notice and by RCN on one year notice. Mercom administers its own customer service function, primarily out of its office in Monroe.

FRANCHISES

  The Company's cable television systems are constructed and operated under fixed-term franchises or other types of operating authorities (referred to collectively herein as "franchises") that are generally non-exclusive and are granted by local governmental authorities. These franchises typically contain many conditions, such as time limitations on commencement and completion of construction, conditions of service, including the number of channels, the provision of free service to schools and certain other public institutions, and the maintenance of insurance and indemnity bonds. The provisions of these local franchises are subject to federal regulation.

  The Company holds approximately 400 franchises. These franchises provide for the payment of fees to the issuing authorities and generally range from 3% to 5% of revenues. The 1984 Act (defined below) prohibits franchising authorities from imposing annual franchise fees in excess of 5% of gross revenues and also permits the cable television system operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances.

  The duration of the Company's outstanding franchises expire at various points in time through the year 2019. The Company's ability to provide cable television service is dependent to a large extent on its ability to obtain and renew its franchises on acceptable terms. Virtually all of the Company's cable franchises have been renewed or extended, generally at or prior to their stated expirations and on acceptable terms. During 1997, the Company completed negotiations with 38 communities resulting in franchise renewals on terms which are acceptable to it. Some of the issues involved in recent renewal negotiations include customer service standards, access facilities and equipment, cable plant upgrade or replacement and shorter terms of franchise agreements. Approximately 75 of the Company's franchises are due for renewal within the next three years. No one franchise accounts for more than 3% of the Company's total revenue.

RELATIONSHIP AMONG THE COMPANY, RCN AND CTE

  The Distribution Agreement defines certain aspects of the relationship among CTE, RCN and the Company and provides for the allocation of certain assets and liabilities among CTE, RCN and the Company. CTE, RCN and the Company have also entered into a Tax Sharing Agreement dated as of September 5, 1997 (the "Tax Sharing Agreement") to define certain aspects of their relationship with respect to taxes and to provide for the allocation of tax assets and liabilities.

 Indemnification

  RCN, the Company and CTE have agreed to indemnify one another against certain liabilities. RCN has agreed to indemnify CTE and its subsidiaries at the time of the Distribution (collectively, the "CTE Group") and the respective directors, officers, employees and affiliates of each person in the CTE Group (collectively, the "CTE Indemnitees") and the Company and its subsidiaries at the time of the Distribution (collectively, the "Cable Michigan Group" or the "Company Group") and the respective directors, officers, employees and affiliates of each person in the Cable Michigan Group (collectively, the "Cable Michigan Indemnitees") from and against any and all damage, loss, liability and expense ("Losses") incurred or suffered by any of the CTE Indemnitees or the Cable Michigan Indemnitees, respectively, (i) arising out of, or due to the failure of RCN or any of its subsidiaries at the time of the Distribution (collectively, the "RCN Group") to pay, perform or otherwise discharge any of the RCN Liabilities (as defined below), (ii) arising out of the breach by any member of the RCN Group of any obligation under the Distribution Agreement or any of the other Distribution documents and (iii) in the case of the CTE Indemnitees, arising out of the provision by the CTE Group of the services described below to the RCN Group except to the extent that such Losses result from the gross negligence or willful misconduct of a CTE Indemnitee. "RCN Liabilities" refers to (i) all liabilities of the RCN Group under the Distribution Agreement or any of the other Distribution documents,
(ii) all other liabilities of the Company, RCN or CTE (or their respective subsidiaries), except as specifically provided in the Distribution Agreement or any of the other Distribution documents and whether arising before, on or after the Distribution Date, to the extent such liabilities arise primarily from or relate primarily to the management or conduct of the business of the RCN Group prior to the Distribution Date (the liabilities in clauses (i) and (ii) collectively, the "True RCN Liabilities") and (iii) 30% of the Shared Liabilities (as defined below).

  Cable Michigan has agreed to indemnify the RCN Group and the respective directors, officers, employees and Affiliates of each person in the RCN Group (collectively, the "RCN Indemnitees") and the CTE Indemnitees from and against any and all Losses incurred or suffered by any of the RCN Indemnitees or the CTE Indemnitees, respectively, (i) arising out of, or due to the failure of any person in the Cable Michigan Group to pay, perform or otherwise discharge any of the Cable Michigan Liabilities (as defined below), (ii) arising out of the breach by any member of the Cable Michigan Group of any obligation under the Distribution Agreement or any of the other distribution documents, (iii) in the case of the CTE Indemnitees, arising out of the provision by the CTE Group of services to the Cable Michigan Group except to the extent that such Losses result from the gross negligence or willful misconduct of a CTE Indemnitee and (iv) in the case of the RCN Indemnitees, arising out of the provision by RCN of the services described below to the Cable Michigan Group except to the extent that such Losses result from the gross negligence or willful misconduct of an RCN Indemnitee. "Cable Michigan Liabilities" refers to (i) all liabilities of the Cable Michigan Group under the Distribution Agreement or any of the other distribution documents, (ii) all other liabilities of Cable Michigan, RCN or CTE (or their respective subsidiaries), except as specifically provided in the Distribution Agreement or any of the other Distribution documents and whether arising before, on or after the Distribution Date, to the extent such liabilities arise primarily from or relate primarily to the management or conduct of the business of the Cable Michigan Group prior to the Distribution Date (the liabilities in clauses (i) and (ii) collectively, the "True Cable Michigan Liabilities") and (iii) 20% of the Shared Liabilities (as defined below).

  CTE has agreed to indemnify the Cable Michigan Indemnitees and the RCN Indemnitees from and against any and all Losses incurred or suffered by any of the Cable Michigan Indemnitees or the RCN Indemnitees, respectively, (i) arising out of, or due to the failure of any person in the CTE Group to pay, perform or otherwise discharge any of the CTE Liabilities (as defined below),
(ii) arising out of the breach by any member of the CTE Group of any obligation under the Distribution Agreement or any of the other Distribution documents and (iii) in the case of the RCN Indemnitees, arising out of the provision by RCN of the services described below to the CTE Group except to the extent that such Losses result from the gross negligence or willful misconduct of an RCN Indemnitee.

  "CTE Liabilities" refers to (i) all liabilities of the CTE Group under the Distribution Agreement or any of the other Distribution documents, (ii) all other liabilities of Cable Michigan, RCN or CTE (or their respective subsidiaries), except as specifically provided in the Distribution Agreement or any of the other Distribution documents and whether arising before, on or after the Distribution Date, to the extent such liabilities arise primarily from or relate primarily to the management or conduct of the business of the CTE Group prior to the Distribution Date (the liabilities in clauses (i) and (ii) collectively, the "True CTE Liabilities") and (iii) 50% of the Shared Liabilities (as defined below).

  "Shared Liability" means any liability (whether arising before, on or after the Distribution Date) of the Company, RCN or CTE or their respective subsidiaries which (i) either (a) arises from the conduct of the corporate overhead function with respect to CTE and its subsidiaries prior to the Distribution Date with certain exceptions or (b) is one of certain fees and expenses incurred in connection with the Restructuring and (ii) is not a True CTE Liability, a True RCN Liability or a True Cable Michigan Liability.

  RCN, the Company and CTE have also generally agreed to indemnify each other and each other's affiliates and controlling persons from certain liabilities under the securities laws in connection with certain information provided to shareholders in connection with the Distribution.

  The Company does not believe that any of the foregoing indemnities will have a material adverse effect on the business, financial condition or results of operations of the Company.

 Employee Matters

  Under the Distribution Agreement, RCN, Cable Michigan and CTE agreed generally to assume employee benefits-related liabilities with respect to its current and, in some cases, former employees.

 Services Provided By RCN

  Pursuant to the Distribution Agreement, RCN has agreed to provide, or cause to be provided, to Cable Michigan certain management, administrative and other services, including: (i) customer service, (ii) marketing, (iii) accounting,
(iv) payroll, (v) management supervision, (vi) cash management, (vii) human resources services and benefit plan administration, (viii) insurance administration, (ix) legal, (x) tax, (xi) internal audit, (xii) programming administration, (xiii) billing, (xiv) monthly cable guides, (xv) investor and public relations, (xvi) provision of third party programming and (xvii) other miscellaneous administrative services.

  Subject to certain limitations, the total fee for services listed in items
(ii)-(xii), (xv) and (xvii) will be 4.0% of revenues per year plus a direct allocation of certain consolidated cable administration functions. The fee for customer service listed in item (i) along with the billing service listed in item (xiii) will be a pro rata share (based on subscribers) of the expenses incurred by RCN to provide such services for RCN and Cable Michigan. The third party expense incurred by RCN to obtain third party programming and monthly cable guides for Cable Michigan will be reimbursed to RCN by Cable Michigan and no additional fee will be charged with respect thereto.

  CTE has agreed to provide or cause to be provided to the RCN Group and the Cable Michigan Group financial data processing applications, lockbox services, storage facilities, Local Area Network ("LAN") and Wide Area Network ("WAN") support services, building maintenance and other miscellaneous administrative services. The fees for such services and arrangements will be an allocated portion (based on relative usage) of the cost incurred by CTE to provide such services and arrangements to all three groups.

  The nature, scope and timing of the foregoing services are to be substantially consistent with the nature, scope and timing of the service provider's services prior to the Distribution, provided that the service provider shall not be obligated to hire additional or replacement employees, or increase the compensation of its existing employees, in order to provide the services. The services are to commence on the Distribution Date and will terminate upon 60 days notice by either the service provider or the relevant service recipient, except that the billing, customer service, programming administration and provision of third party programming services provided by RCN to Cable Michigan may not be terminated by RCN on less than one year advance notice to Cable Michigan. A service recipient may also terminate individual services by giving 60 days notice to the applicable service provider.

  The aforementioned arrangements are not the result of arm's length negotiation between unrelated parties as Cable Michigan, CTE and RCN have certain common officers and directors. Although the transitional service arrangements in such agreements are designed to reflect arrangements that would have been agreed upon by parties negotiating at arm's length, there can be no assurance that Cable Michigan would not be able to obtain similar services at a lower cost from unrelated third parties. Additional or modified agreements, arrangements and transactions may be entered into between the Company and either or both of CTE and RCN after the Distribution Date, which will be negotiated at arm's length.

 Miscellaneous

  There exist relationships among CTE, RCN and Cable Michigan that may lead to conflicts of interest. Each of the CTE, RCN and Cable Michigan are effectively controlled by LTTH. In addition, the majority of the directors and/or executive officers of CTE, RCN and Cable Michigan also hold one or more offices at other group companies. The success of the Company may be affected by the degree of involvement of its officers and directors in the Company's business and the abilities of the Company's officers, directors and employees in managing both the Company and the operations of RCN and/or CTE. Potential conflicts of interest will be dealt with on a case-by-case basis taking into consideration relevant factors including the requirements of NASDAQ and prevailing corporate practices.

 Tax Sharing Agreement

  The Tax Sharing Agreement governs contingent tax liabilities and benefits, tax contests and other tax matters with respect to tax returns relating, in the case of Cable Michigan, to tax periods ending or deemed to end on or before the Distribution Date. Under the Tax Sharing Agreement, Adjustments (as defined in the Tax Sharing Agreement) to taxes that are clearly attributable to the Cable Michigan Group, the RCN Group or the CTE Group will be allocated solely to such group. Adjustments to all other tax liabilities will generally be allocated 20% to Cable Michigan, 50% to CTE and 30% to RCN.

COMPETITION

  Cable television systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including videotape cassette recorders. The extent to which a cable television system is competitive depends, in part, upon the cable system's ability to provide, at a reasonable price to consumers, a greater variety of programming and other services than are available off-air or through other alternative delivery sources and upon superior technical performance and customer service.

  Congress has adopted legislation and the FCC has implemented regulations which provide a more favorable operating environment for new and existing technologies that provide, or have the potential to provide, substantial competition to cable systems. These technologies include, among others, direct broadcast satellite ("DBS") service whereby signals are transmitted by satellite to receiving facilities located on customer premises. The availability of reasonably priced home satellite dish earth stations ("HSDs") enables individual households to receive many of the satellite-delivered program services formerly available only to cable subscribers. Furthermore, the 1992 Act (defined below) contains provisions, which the FCC has implemented with regulations, to enhance the ability of cable competitors to purchase and make available to HSD owners certain satellite-delivered cable programming at competitive costs. The 1996 Act (defined below) and FCC regulations implementing that law preempt certain local restrictions on the use of HSDs and roof-top antennae to receive satellite programming and over-the-air broadcasting services.

  DBS systems use video compression technology to increase the channel capacity of their systems to provide movies, broadcast programming and other program services comparable to those of cable systems. Digital satellite service ("DSS") offered by DBS systems currently has certain advantages over cable systems with respect to programming capacity and digital quality, as well as certain current disadvantages that include high up-front customer equipment costs and a lack of local programming, local customer service and equipment distribution. While DSS presents a competitive threat to cable, the Company has implemented a program to increase its channel capacity in many of its systems by upgrading its networks. These upgrades will enable the Company to introduce new premium channels, pay-per-view programming, interactive computer-based services and may enable these systems to deliver digital video along with other communications services. These upgrades, when combined with superior customer service and technical support, will enhance the Company's ability to compete.

  The 1996 Act makes it easier for local exchange telephone companies ("LECs") and others to provide a wide variety of video services which are competitive with services provided by cable systems and to provide cable services directly to subscribers. Various LECs currently are providing video services within and outside their telephone service areas through a variety of distribution methods, including both the deployment of broadband wire facilities and the use of wireless transmission facilities. Cable systems could be placed at a competitive disadvantage if the delivery of video services by LECs becomes widespread since LECs are not required, under certain circumstances, to obtain local franchises to deliver such video services or to comply with many of the obligations imposed upon cable systems under such franchises. Issues of cross-subsidization by LECs of video and telephony services also pose strategic disadvantages for cable operators seeking to compete with LECs which provide video services.

  Ameritech has obtained cable television franchises in eastern Michigan and has overbuilt some cable operators thereby creating a competitive environment. To date, Ameritech has not applied for cable franchises where the Company operates. The Company cannot predict the likelihood of success of video service ventures by LECs or the impact on the Company of such competitive ventures.

  Cable television systems generally operate pursuant to franchises granted on a non-exclusive basis. The 1992 Act prohibits franchising authorities from unreasonably denying requests for additional franchises and permits franchising authorities to operate cable systems. Well-financed businesses from outside the cable industry (such as the public utilities that own certain of the poles on which cable is attached) may become competitors for franchises or providers of competing services. Certain municipal power companies have been exploring building new video networks to compete with the Company within the areas where such companies deliver power. See "--Regulation." Competition from other cable television operators exists in some areas served by the Company. Approximately 2% of homes passed by the Company's wholly owned system have been overbuilt (4% including Mercom). The Company believes that its systems are less likely to be overbuilt than those of many other operators because of their location in more rural and less populated areas.

  Cable operators face additional competition from private satellite master antenna television ("SMATV") systems that serve condominiums, apartment and office complexes and private residential developments. The 1996 Act broadens the definition of SMATV systems not subject to regulation as a franchised cable communications service. SMATV systems offer both improved reception of local television stations and many of the same satellite-delivered programming services offered by franchised cable communications systems. SMATV operators often enter into exclusive agreements with building owners or homeowners' associations, although some states have enacted laws to provide franchised cable systems access to such private complexes, and the 1984 Act gives a franchised cable operator the right to use existing compatible easements within its franchise area under certain circumstances. These laws have been challenged in the courts with varying results. In addition, some companies are developing and/or offering packages of telephony, data and video services to these private residential and commercial developments. The ability of the Company to compete for subscribers in residential and commercial developments served by SMATV operators is uncertain.

  Cable television systems also compete with wireless program distribution services such as multipoint multichannel distribution service ("MMDS") which use low-power microwave frequencies to transmit video programming over-the-air to subscribers. There are MMDS operators who are authorized to provide or are providing broadcast and satellite programming to subscribers in areas served by the Company's cable systems. Additionally, the FCC recently adopted new regulations allocating frequencies in the 28-GHz band for a new multichannel wireless video service similar to MMDS. The Company is unable to predict whether wireless video services will have a material impact on its operations.

  Other new technologies, including Internet-based services, may become competitive with services that cable television systems can offer. The 1996 Act directed the FCC to establish, and the FCC has adopted, regulations and policies for the issuance of licenses for digital television ("DTV") to incumbent television broadcast licensees. DTV is expected to deliver high definition television pictures, multiple digital-quality program streams, as well as CD-quality audio programming and advanced digital services, such as data transfer and subscription video. The FCC also has authorized television broadcast stations to transmit textual and graphic information useful both to consumers and businesses. The FCC also permits commercial and non-commercial FM stations to use their subcarrier frequencies to provide non-broadcast services including data transmissions. The FCC established an over-the-air Interactive Video and Data Service that will permit two-way interaction with commercial and educational programming along with informational and data services. LECs and other common carriers also provide facilities for the transmission and distribution to homes and businesses of interactive computer-based services, including the Internet, as well as data and other non-video services. The FCC has conducted spectrum auctions for licenses to provide personal communications services ("PCS"). PCS will enable license holders, including cable operators, to provide voice and data services.

  Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable television industry or on the operations of the Company.

REGULATION

  The Cable Communications Policy Act of 1984 (the "1984 Act"), the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act") and the Telecommunications Act of 1996 (the "1996 Act") amended the Communications Act of 1934 (as amended, the "Communications Act") and established a national policy to guide the development and regulation of cable systems. Principal responsibility for implementing the policies of the Communications Act relating to cable television is allocated between the FCC and state agencies or local franchising authorities. The following is a summary of federal laws and regulations materially affecting the growth and operation of the cable television industry and a description of certain state and local laws.

  The 1992 Act authorized rate regulation for cable television services and equipment in communities that are not subject to "effective competition," as defined by federal law. Basic cable service and equipment is subject to regulation by local franchising authorities that choose to become certified by the FCC to regulate rates. Such local regulation occurs with oversight by the FCC, which has prescribed detailed criteria for the regulation of basic services. The 1992 Act also requires the FCC to resolve complaints about rates for cable programming services tiers ("CPST") (other than programming offered on a per channel or per program basis, which is not subject to rate regulation) and to reduce any such rates found to be unreasonable. The 1996 Act provides for rate deregulation of CPSTs by March 1999.

  The 1996 Act deregulates rates for CPSTs in March 1999 and immediately for certain small operators. The 1996 Act also modifies the uniform rate provisions of the 1992 Act by prohibiting regulation of non-predatory, bulk discount rates offered to subscribers in commercial residential developments and permits regulated equipment rates to be computed by aggregating costs of broad categories of equipment at the franchise, system, regional or company level. The 1996 Act eliminates the right of individual subscribers to file rate complaints with the FCC concerning CPSTs and permits franchising authorities to file CPST rate complaints with the FCC only after having received multiple subscriber complaints. The FCC is required to issue a final order within 90 days after receipt of a CPST rate compliant filed by any franchising authority.

  FCC regulations, which became effective in September 1993, govern rates that may be charged to subscribers for basic cable service and certain CPSTs (together, the "Regulated Services"). The FCC uses a benchmark methodology as the principal method of regulating rates for Regulated Services. Cable operators are also permitted to justify rates using various cost-of-service methodologies. In 1994, the FCC's benchmark regulations required operators to implement rate reduction for Regulated Services up to 17% of the rates for such services in effect on September 30, 1992, adjusted for inflation and changes in programming costs, equipment costs and certain operating costs. The FCC has also adopted comprehensive and restrictive regulations allowing operators to modify their regulated rates on a quarterly or annual basis using various methodologies that account for changes in number of regulated channels, inflation and increases in certain external costs, such as franchise and other governmental fees, copyright and retransmission consent fees, taxes, programming costs and the cost of franchise-related obligations. The Company cannot predict whether the FCC will modify these "going forward" regulations in the future.

  Franchising authorities are empowered to regulate the rates charged for additional outlets and for the installation, lease and sale of equipment used by subscribers to receive the basic cable service tier, such as converter boxes and remote control units. The FCC's rules require franchising authorities to regulate these rates on the basis of actual cost plus a reasonable profit, as defined by the FCC. Cable operators required to reduce rates may also be required to refund overcharges with interest.

  Under the FCC's standard cost of service analysis, a cable operator can demonstrate that existing rates for Regulated Services are reasonable using the FCC's cost-of-service rate regulations which require, among other things, the exclusion from the rate base of 34% of system acquisition costs related to intangible and tangible assets used to provide Regulated Services. The FCC's cost-of-service regulations contain a rebuttable presumption of an industry-wide 11.25% after tax rate of return on an operator's allowable rate base, but in 1994 the FCC has initiated a further rule making in which it proposed to use an operator's actual debt cost and capital structure to determine an operator's cost of capital or rate of return.

  As of June 30, 1998, there were currently CPST rate complaints pending against rates in three communities served by the Company in Michigan. In addition, in many of the communities where the Company provides cable service, local franchising authorities have become certified to regulate rates for basic service.

  The FCC has issued decisions requiring rate reductions for certain of the CPSTs of the Company, based on, among other things, the finding that the Company does not qualify for small system rate relief under the 1996 Act. The FCC staff issued a ruling that the Company does not qualify as a "small system operator" because all affiliated companies served more than 400,000 subscribers (due to RCN's investment in Mexican cable systems). The Company has challenged those decisions on the basis that it should qualify as a "small cable operator" under the 1996 Act and the FCC's rules, or, in the alternative, that its rates are justified under the FCC's standard price caps/going forward methodology in any event.

 "Anti-Buy Through" Provisions

  The 1992 Act requires cable systems to permit subscribers to purchase video programming offered by the operator on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic cable service tier, unless technological limitations prevent the system from doing so. There is a statutory exemption for cable systems that do not have the technological capability to offer programming in the manner required by the statute. This exemption is available until a system obtains such capability, but not later than December 2002. The FCC may waive such time periods. The Company expects that its systems will be in compliance with this requirement by the December 2002 deadline.

 Must Carry/Retransmission Consent

  The 1992 Act contains broadcast signal carriage requirements that allow local commercial television broadcast stations to elect once every three years to require a cable system to carry the station ("must-carry"), subject to certain exceptions, or to withhold consent and negotiate the terms of carriage ("retransmission consent"). A cable system generally is required to devote up to one-third of its activated channel capacity for the carriage of local commercial television stations whether pursuant to the mandatory carriage or retransmission consent requirements of the 1992 Act. Local non-commercial television stations are also given mandatory carriage rights; however, such stations are not given the option to negotiate retransmission consent for the carriage of their signals by cable systems. Additionally, cable systems are required to obtain retransmission consent for all "distant" commercial television stations (except for certain commercial satellite-delivered independent "superstations"), commercial radio stations and low-power television stations carried by such systems. In March 1997, the U.S. Supreme Court affirmed a three-judge district court decision upholding the constitutional validity of the 1992 Act's mandatory signal carriage requirements.

  The FCC recently issued rules establishing standards for DTV. Among other provisions, the FCC's rules require television stations to simulcast their NTSC and DTV signals for a period of years. During this simulcast period, it is unclear whether must-carry rules will apply to DTV signals.

  The FCC will conduct a rule making proceeding to consider the requirements, if any, for mandatory carriage of DTV signals. The Company cannot predict the ultimate outcome of such a rule making or the impact of new carriage requirements on the Company or its business.

 Access Channels

  The Communications Act permits franchising authorities to require cable operators to set aside certain channels for public, educational and governmental ("PEG") access programming. The 1984 Act also requires a cable system with 36 or more channels to designate a portion of its channel capacity for commercial leased access by third parties to provide programming that may compete with services offered by the cable operator. The FCC has adopted rules regulating: (i) the maximum reasonable rate a cable operator may charge for commercial use of the designated channel capacity; (ii) the terms and conditions for commercial use of such channels; and (iii) the procedures for the expedited resolution of disputes concerning rates or commercial use of the designated channel capacity. The U.S. Supreme Court recently held parts of the 1992 Act regulating "indecent" programming on PEG access channels to be unconstitutional, but upheld the statutory right of cable operators to prohibit or limit the provision of "indecent" programming on commercial leased access channels.

 Franchise Procedures

  The 1984 Act affirms the right of franchising authorities (state or local, depending on the practice in individual states) to award one or more franchises within their jurisdictions and prohibits non-grandfathered cable systems from operating without a franchise in such jurisdictions. The 1992 Act encourages competition with existing cable systems by (i) allowing municipalities to operate their own cable systems without franchises; (ii) preventing franchising authorities from granting exclusive franchises or from unreasonably refusing to award additional franchises covering an existing cable system's service area; and (iii) prohibiting (with limited exceptions) the common ownership of cable systems and co-located MMDS or SMATV systems. In January, 1995, the FCC relaxed its restrictions on ownership of SMATV systems to permit a cable operator to acquire SMATV systems in the operator's existing franchise area so long as the programming services provided through the SMATV system are offered according to the terms and conditions of the cable operator's local franchise agreement. The 1996 Act provides that the cable/SMATV and cable/MMDS cross-ownership rules do not apply in any franchise area where the operator faces "effective competition" as defined by federal law.

  The Communications Act also provides that in granting or renewing franchises, local authorities may establish requirements for cable-related facilities and equipment, but not for video programming or information services other than in broad categories. The Communications Act limits the payment of franchise fees to 5% of revenues derived from cable operations and permits the cable operator to obtain modification of franchise requirements by the franchise authority or judicial action if warranted by changed circumstances. The Company's franchises typically provide for periodic payment of fees to franchising authorities of 3% to 5% of "revenues" (as defined by each franchise agreement), which fees may be passed on to subscribers. The 1996 Act generally prohibits franchising authorities from (i) imposing requirements in the cable franchising process that require, prohibit or restrict the provision of telecommunications services by an operator, (ii) imposing franchise fees on revenues derived by the operator from providing telecommunications services over its cable system, or (iii) restricting an operator's use of any type of subscriber equipment or transmission technology.

  The Communications Act contains renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. Franchising authorities may seek to impose new and more onerous requirements, such as significant upgrades in facilities and services or increased franchise fees, as a condition of renewal. Similarly, if a franchising authority's consent is required for the purchase or sale of a cable system or franchise, the franchising authority may attempt to impose more burdensome or onerous franchise requirements in connection with a request for such consent. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of their franchises. The Company believes that it has generally met the terms of its franchises and has provided quality levels of service. As such, the Company anticipates that its future franchise renewal prospects generally will be favorable.

 Ownership Limitations

  Pursuant to the 1992 Act, the FCC adopted rules prescribing national subscriber limits and limits on the number of channels that can be occupied on a cable system by a video programmer in which the operator has an attributable interest. The effectiveness of these FCC horizontal ownership limits has been stayed because a federal district court found the statutory limitation to be unconstitutional. An appeal of that decision has been consolidated with appeals challenging the FCC's regulatory ownership restrictions and is pending. On June 26, 1998, the FCC released an Order on Reconsideration of its horizontal ownership rules, although it did not lift its stay of these rules. In that Order the FCC denied petitions requesting that it lower its horizontal ownership limits. The 1996 Act eliminates the statutory prohibition on the common ownership, operation or control of a cable system and a television broadcast station in the same service area and directs the FCC to review its broadcast/cable ownership restrictions to determine if they are necessary in the public interest. Pursuant to the mandate of the 1996 Act, the FCC eliminated its regulatory restriction on cross-ownership of cable systems and national broadcasting networks. In a recently released Notice of Proposed Rulemaking, the FCC is requesting comment on whether to change the definition of ownership that constitutes a cognizable interest in a cable system. The result of this proceeding could affect all ownership prohibitions.

 LEC Ownership of Cable Systems

  The 1996 Act makes far-reaching changes in the regulation of LECs that provide cable services. The 1996 Act eliminates the requirement that LECs obtain FCC approval under Section 214 of the Communications Act before providing video services in their telephone service areas and removes the statutory telephone company/cable television cross-ownership prohibition, thereby allowing LECs to offer video services in their telephone service areas. LECs may provide service as traditional, franchised cable operators or they may opt to provide their programming over unfranchised "open video systems," subject to certain conditions, including, but not limited to, setting aside up to two-thirds of their channel capacity for use by unaffiliated program distributors. The 1996 Act also prohibits a LEC from acquiring an existing cable system in its telephone service area except in limited circumstances. The 1996 Act removes barriers to entry into the local telephone exchange market by preempting state and local laws that restrict competition and by requiring all LECs to provide nondiscriminatory access and interconnection to potential competitors, such as cable operators, wireless telecommunications providers and long distance companies.

  Regulations promulgated by the FCC under the 1996 Act require LECs to open their telephone networks to competition by providing competitors interconnection, access to unbundled network elements and retail services at wholesale rates. As a result of these changes, companies are now able to interconnect with the incumbent LECs in order to provide local exchange services. Numerous parties appealed certain aspects of these regulations, and the appeals were consolidated in the United States Court of Appeals for the Eighth Circuit. On July 18, 1997, the Eighth Circuit found constitutional challenges to certain practices implementing cost provisions of the 1996 Act that were ordered by certain state public utility companies ("PUCs") to be premature; vacated significant portions of the FCC's nationwide pricing rules; and overturned FCC rules that required that LECs combine unbundled elements, on request, for the benefit of a competitive carrier. On October 14, 1997, the Eighth Circuit issued a decision vacating additional FCC rules that will likely have the effect of increasing the cost of obtaining the use of combinations of an incumbent LEC's unbundled network elements. On January 26, 1998, the Supreme

Court granted a writ of certiorari under which it will review the July 18 Eighth Circuit decision; it is expected (but not yet certain) that the Court will hear arguments on this case in the fall of 1998. Although state PUCs may still choose to implement at their discretion some of the FCC rules that were overturned by the Eighth Circuit, the Eighth Circuit decisions create uncertainty about the rules governing pricing and terms and conditions of interconnection agreements, and could make negotiating and enforcing such agreements more difficult and protracted and may require renegotiation of existing agreements.

 Pole Attachment

  The Communications Act requires the FCC to regulate the rates, terms and conditions imposed by public utilities for cable systems' use of utility pole and conduit space unless state authorities can demonstrate that they adequately regulate pole attachment rates. In the absence of state regulation, the FCC administers pole attachment rates on a formula basis. In some cases, utility companies have increased pole attachment fees for cable systems that have installed fiber optic cables and that are using such cables for the distribution of non-video services. The FCC concluded that, in the absence of state regulation, it has jurisdiction to determine whether utility companies have justified their demand for additional rental fees and that the Communications Act does not permit disparate rates based on the type of service provided over the equipment attached to the utility's pole. The 1996 Act and the FCC's implementing regulations modify the current pole attachment provisions of the Communications Act by immediately permitting certain providers of telecommunications services to rely upon the protections of the current law and by requiring that utilities provide cable systems and telecommunications carriers with nondiscriminatory access to any pole, conduit or right-of-way controlled by the utility. As required by the 1996 Act, the FCC has established new regulations to govern the charges for pole attachments used by companies providing telecommunications services, including cable operators. Although the FCC has issued its regulations, they are subject to changes on reconsideration (or appeal), and some issues that may affect the ultimate rates for telecommunications attachments to utility poles remain outstanding. These new pole attachment rate regulations will become effective five years after enactment of the 1996 Act, and any increase in attachment rates resulting from the FCC's new regulations will be phased in equal annual increments over a period of five years beginning in February 2001.

 Other Statutory Provisions

  The 1992 Act, the 1996 Act and FCC regulations preclude any satellite video programmer affiliated with a cable company, or with a common carrier providing video programming directly to its subscribers, from favoring an affiliated company over competitors and require such programmers to sell their programming to other multichannel video distributors. These provisions limit the ability of program suppliers affiliated with cable companies or with common carriers providing satellite delivered video programming directly to their subscribers to offer exclusive programming arrangements to their affiliates. The 1992 Act requires operators to block fully both the video and audio portion of sexually explicit or indecent programming on channels that are primarily dedicated to sexually oriented programming or alternatively to carry such programming only at "safe harbor" time, periods currently defined by the FCC as the hours between 10 p.m. and 6 a.m. Several adult-oriented cable programmers have challenged the constitutionality of this statutory provision, but the U.S. Supreme Court recently refused to overturn a lower court's denial of a preliminary injunction motion seeking to enjoin the enforcement of this law. The FCC's regulations implementing this statutory provision are now in effect. The 1996 Act also contains provisions regulating the content of video programming and computer services. Specifically, the new law prohibits the use of computer services to transmit "indecent" material to minors. The U.S. Supreme Court has ruled that the provisions relating to the regulation of indecent material are unconstitutional. In accordance with the 1996 Act, the television industry recently adopted a voluntary ratings system for violent and indecent video programming. The 1996 Act also requires all new television sets to contain a so-called "V-chip" capable of blocking all programs with a given rating. The Communications Act also includes provisions, among others, concerning horizontal and vertical ownership of cable systems, customer service, subscriber privacy, marketing practices, equal employment opportunity, obscene or indecent programming, regulation of technical standards and equipment compatibility.

  The 1996 Act modifies the existing statutory provisions governing cable system technical standards, equipment compatibility, subscriber notice requirements and program access, permits certain operators to include losses incurred prior to September 1992 in setting regulated rates and repeals the three-year anti-trafficking prohibition adopted in the 1992 Act.

 Other FCC Regulations

  In addition to the FCC regulations noted above, there are other FCC regulations covering such areas as equal employment opportunity, syndicated program exclusivity, network program non-duplication, registration of cable systems, maintenance of various records and public inspection files, microwave frequency usage, lockbox availability, sponsorship identification, antenna structure notification, tower marking and lighting, carriage of local sports broadcast programming, application of rules governing political broadcasts, limitations on advertising contained in non-broadcast children's programming, consumer protection and customer service, ownership of home wiring, indecent programming, programmer access to cable systems, programming agreements, technical standards, consumer electronics equipment compatibility and closed captioning. The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities often used in connection with cable operations.

  Other bills and administrative proposals pertaining to cable television have previously been introduced in Congress or considered by other governmental bodies over the past several years. It is probable that there will be legislative proposals in the future by Congress and other governmental bodies relating to the regulation of communications services.

 Copyright

  Cable television systems may rely on federal compulsory copyright licensing covering the retransmission of television and radio broadcast signals. In exchange for filing certain reports and contributing a percentage of their basic revenues to a federal copyright royalty pool, cable operators can obtain blanket licenses to retransmit the copyrighted material on broadcast signals. The nature and amount of future payments for broadcast signal carriage cannot be predicted at this time. The possible simplification, modification or elimination of the compulsory copyright license is the subject of continuing legislative review. The elimination or substantial modification of the cable compulsory license could adversely affect the Company's ability to obtain suitable programming and could substantially increase the cost of programming available for distribution to the Company's subscribers. The Company cannot predict the outcome of this legislative activity.

  Cable operators distribute programming and advertising that use music controlled by the two major music performing rights organizations, ASCAP and BMI. In October 1989, the special rate court of the U.S. District Court for the Southern District of New York imposed interim rates on the cable industry's use of ASCAP-controlled music. The same federal district court recently established a special rate court for BMI. BMI and cable industry representatives recently concluded negotiations for a standard licensing agreement covering the performance of BMI music contained in advertising and other information inserted by operators into cable programming and on certain local access and origination channels carried on cable systems. ASCAP and cable industry representatives have met to discuss the development of a standard licensing agreement covering ASCAP-controlled music in local origination and access channels and pay-per-view programming. Although the Company cannot predict the ultimate outcome of these industry negotiations or the amount of any license fees it may be required to pay for past and future use of ASCAP-controlled music, it does not believe such license fees will be significant to the Company's financial position, results of operations or liquidity.

 State and Local Regulation

  Because a cable television system uses local streets and rights-of-way, cable systems are subject to state and local regulation, typically imposed through the franchising process. Cable television systems generally are operated pursuant to non-exclusive franchises, permits or licenses granted by a municipality or other state or local government entity. Franchises generally are granted for fixed terms and in many cases are terminable if the franchisee fails to comply with material provisions. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Each franchise generally contains provisions governing cable service rates, franchise fees, franchise term, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, franchise renewal, sale or transfer of the franchise, territory of the franchise, indemnification of the franchising authority, use and occupancy of public streets and types of cable services provided. A number of states subject cable television systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Attempts in other states to regulate cable television systems are continuing and can be expected to increase. At this time, the state of Michigan does not regulate rates on behalf of its municipalities. State and local franchising jurisdiction is not limited, however, and must be exercised consistently with federal law.

  The 1992 Act immunizes franchising authorities from monetary damage awards rising from regulation of cable systems or decisions made on franchise grants, renewals, transfers and amendments.

  The foregoing does not purport to describe all present and proposed federal, state, and local regulations and legislation affecting the cable industry. Other existing federal regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements, are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the manner in which cable television systems operate. Neither the outcome of these proceedings nor their impact upon the cable television industry or the Company can be predicted at this time.

EMPLOYEES

  As of March 31, 1998, the Company had a total of approximately 210 employees. The Company believes that its relationships with employees are good.

PROPERTY

  The principal physical assets of a cable television system consist of a central receiving apparatus, distribution equipment, cables, converters, electronics, vehicles, origination equipment and local business offices. The Company owns or leases the receiving and distribution equipment of each system and owns or leases parcels of real property for the receiving sites and local business offices. The physical components of cable television systems require maintenance and periodic upgrading and rebuilding to keep pace with technological advances. The Company's management believes that substantially all of its physical assets are in good operating condition.

LEGAL PROCEEDINGS

  In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a material adverse effect on the results of operations or financial condition of the Company.

                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED

  The primary purpose of the Special Meeting is to vote upon a proposal to approve and adopt the Merger Agreement among the Company, Buyer and MergerSub. If the Merger Agreement is approved by the shareholders of the Company and the other conditions to the Merger are satisfied or waived, MergerSub will merge with and into the Company and all Shares currently held by shareholders (other than Shares held by the Company as treasury stock, Shares owned by Buyer or any subsidiary of Buyer, or Shares as to which dissenters' rights have been validly exercised) will be converted into the right to receive the Merger Consideration (as defined below). See "Certain Provisions of the Merger Agreement--The Merger; Merger Consideration." If the Merger occurs, the Certificate of Incorporation of MergerSub will become the Certificate of Incorporation of the Company. If the Merger is approved by the shareholders of the Company, the shareholders will also be asked to transact such other business as properly may come before the meeting. The Board is not presently aware of any such other business.

  Representatives of the principal independent accountants of the Company are not expected to be present at the Special Meeting.

  A copy of the Merger Agreement (prior to Amendment No. 2 thereto), and Amendment No. 2 thereto, are attached to this Proxy Statement as Annex A. See also "The Merger" and "Certain Provisions of the Merger Agreement." THE BOARD OF DIRECTORS OF THE COMPANY HAS, BY UNANIMOUS VOTE, APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

REQUIRED VOTES

  The affirmative vote of a majority of the votes cast by holders of Shares entitled to vote thereon is required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

  Pursuant to the Voting Agreement, LTTH has agreed to vote all of the Shares owned by it (constituting approximately 48% of the outstanding Shares as of the Record Date) to approve and adopt the Merger Agreement, the Merger, and any other transactions or agreements related to the Merger. The Voting Agreement appears as Annex B to this Proxy Statement. See "Certain Provisions of the Voting Agreement."

  As of the Record Date, Directors and Executive Officers of the Company and their affiliates were beneficial owners of an aggregate of 59,950 Shares (approximately 0.8%) of the outstanding shares of Company Common Stock, not including Shares owned by LTTH. The directors and executive officers of the Company have indicated that they intend to vote their shares of Company Common Stock in favor of the adoption of the Merger Agreement. See "Security Ownership of Certain Beneficial Owners and Management."

VOTING AND REVOCATION OF PROXIES

  Shares that are entitled to vote and are represented by a Proxy properly signed and received at or prior to the Special Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a Proxy is signed and returned without indicating any voting instructions, Shares represented by such Proxy will be voted FOR the proposal to approve and adopt the Merger Agreement. The Board is not currently aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the Proxy. The persons appointed as proxies may not exercise their discretionary voting authority to vote any such Proxy in favor of any adjournments or postponements of the Special Meeting if instruction is given to vote against the approval and adoption of the Merger Agreement.

  Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the Shares represented by such Proxy are voted at the Special Meeting by (i) by attending and voting in person at the Special Meeting, (ii) by giving notice of revocation of the Proxy at the Special Meeting, or (iii) delivering to the Secretary of the Company (a) a written notice of revocation or (b) a duly executed Proxy relating to the same Shares and matters to be considered at the Special Meeting, bearing a date later than the Proxy previously executed. Attendance at the Special Meeting will not in and of itself constitute a revocation of a Proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Cable Michigan, Inc., 105 Carnegie Center, Princeton, N.J. 08540 Attention: Corporate Secretary, and must be received before the taking of the votes at the Special Meeting.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

  Only holders of Shares at the Record Date will be entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 6,897,042 shares of Company Common Stock. The presence, in person or by proxy, at the Special Meeting of the holders of at least a majority of outstanding Shares is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of approval and adoption of the Merger Agreement. Proxies relating to "street name" Shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum on all matters. Because the vote on the Merger Agreement requires the approval of the majority of the votes cast by the shareholders of the outstanding shares of Company Common Stock, abstentions and broker non-votes will not have the same effect as a negative vote on this proposal.

APPRAISAL RIGHTS

  Under applicable provisions of the Pennsylvania Law, holders of Shares who
(i) file with the Company prior to the Special Meeting a written notice of intention to demand that he be paid the fair value for their Shares if the Merger is effectuated, (ii) effect no change in the beneficial ownership of their shares from the date of such filing continuously through the Effective Date, and (iii) refrain from voting his Shares in approval of the Merger, will have the right to dissent and obtain payment of the fair value of their Shares by complying with the provisions of Subchapter D; provided, however, that if such Shareholder fails to perfect or withdraws or otherwise loses his right to demand payment of the fair value of such Shares, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. See "Dissenting Shareholders' Rights."

SOLICITATION OF PROXIES

  The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company may also request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

                                  THE MERGER

BACKGROUND OF THE MERGER

  Prior to September 30, 1997, the Company was operated as part of Commonwealth Telephone Enterprises, Inc. (formerly known as C-TEC Corporation ("C-TEC")) ("CTE"). On September 30, 1997, C-TEC distributed 100 percent of the outstanding shares of common stock of its wholly owned subsidiaries, RCN Corporation ("RCN") and the Company, to holders of record of C-TEC's Common Stock and C-TEC's Class B Common Stock as of the close of business on September 19, 1997 in accordance with the terms of a Distribution Agreement dated September 5, 1997 among C-TEC, RCN and the Company.

  On December 18, 1997, Mr. David C. McCourt, Chairman and Chief Executive Officer of the Company, received an unsolicited letter from the Chief Executive Officer of another company in the cable industry, stating that such company would be prepared to explore the possibility of a transaction in which such company would offer to acquire the assets of the Company at a price that equated to approximately $30.00 per share of Company Common Stock (each, a "Share"). On January 19, 1998, Mr. McCourt received a separate unsolicited memorandum from Mr. Charles James, who stated that he was a member of a group including ABRY Broadcast Partners III, L.P. ("ABRY") and Avalon Partners, an affiliate of ABRY ("Avalon", and together with ABRY, "Avalon/ABRY"), that would be interested in purchasing the Company. Mr. James' memorandum did not indicate a price. In each case the Company responded by informing the relevant party that the Company wished to pursue its current business plan, and that the Company's view was that the proposal was not consistent with the best interests of the Company and its shareholders at that time.

  In early April 1998, representatives of a leading investment bank contacted officers of the Company and requested the opportunity to make a presentation to the Company. On April 10, 1998, representatives of this investment bank met with officers of the Company and made a presentation regarding possible strategic directions available to the Company. In the course of this presentation, representatives of this investment bank suggested that the Company reconsider its business plan and consider exploring its strategic alternatives.

  Later that day, Mr. McCourt telephoned a representative of Merrill Lynch, the Company's regular financial advisor, and asked it to review the Company's business plan and related strategic options. Merrill Lynch agreed to undertake this review.

  On April 13, 1998, representatives of Merrill Lynch made a presentation to Mr. McCourt, Mr. Mark Haverkate, President and Chief Operating Officer of the Company, and other senior officers of the Company, in which they analyzed recent developments in the cable industry, including (i) the decreasing probability that direct broadcast satellite and telephone companies would prove to be significant competitors of cable companies, (ii) the increase in system swapping and joint venture activity within the cable industry undertaken to achieve economies of scale, (iii) the acceleration in roll-outs of new cable services by cable companies, and (iv) the significant increases in the market valuations of cable companies generally. Merrill Lynch also reviewed with these officers the Company's strategic options, and discussed with them a range of possible valuations of the Company.

  On April 14, 1998, a telephonic meeting of the Company's Board was convened. At this meeting, Mr. McCourt briefed the Board on the presentation by Merrill Lynch, and reviewed the unsolicited offers that the Company had received in December, 1997 and January, 1998. Mr. McCourt informed the Board that, although the Company had not previously considered exploring any strategic alternatives, because of recent developments in the cable industry he had asked Merrill Lynch to conduct additional analysis at this time and report to the Board.

  On April 20, 1998, at a meeting of the Board, representatives of Merrill Lynch made a presentation to the Board similar to that which Merrill Lynch had made to the Company's management on April 13, 1998. In this presentation, the representatives of Merrill Lynch provided a more detailed analysis of current industry conditions and a range of possible valuations of the Company. At this meeting, Mr. Haverkate made a presentation regarding the Company's strategic position and future plans. A representative of the Company's tax counsel then made a presentation to the Company regarding certain tax matters relating to various strategic alternatives. After these presentations the Board requested Merrill Lynch to undertake a due diligence review of the Company and report back to the Board.

  From April 21 through April 28, 1998, Merrill Lynch undertook an extensive due diligence review of the Company, including financial, operating, and regulatory due diligence.

  On April 30, 1998, a telephonic meeting of the Company's Board was convened. At this meeting, Merrill Lynch made a presentation to the Board regarding the results of its due diligence and its analysis of the Company's strategic options. Merrill Lynch recommended to the Board that the Company explore a variety of possible strategic alternatives including potential joint ventures, mergers or other business combinations. Merrill Lynch suggested that the Company follow a two-step process in which the Company would first seek preliminary indications of interest (including indications of value) and then, after permitting a period of due diligence by selected interested parties, the Company would request final strategic transaction proposals from those that had conducted due diligence and then consider those proposals. After discussion of the presentation, the Board authorized the Company to explore strategic alternatives, but no decision was made to pursue a transaction of any sort.

  On May 4, 1998, Mr. James delivered to Mr. Haverkate an unsolicited letter from Avalon stating that Avalon/ABRY were proposing to acquire the Company at a price expected to be $38.00 in cash per Share. Among other things, the letter sought (i) to require the Company to agree to negotiate exclusively with Avalon/ABRY until June 15, 1998, (ii) a voting and option agreement from Level 3 Telecom Holdings Inc. ("LTTH"), which owns 48% of the Company Common Stock, that would be executed concurrently with the execution of a definitive acquisition agreement and pursuant to which LTTH would agree to vote in favor of the acquisition and grant to Avalon/ABRY an option to purchase its Shares, and (iii) to include in the definitive agreement for the transaction a termination or "break-up" fee that would be payable to Avalon/ABRY in the event that the agreement was terminated under certain circumstances. Mr. Haverkate replied that while it would not be in the best interests of the Company's shareholders to agree to an exclusivity period with Avalon/ABRY, the Company would review Avalon/ABRY's offer. Prior to this time, the Company had not held negotiations with any party regarding a potential acquisition of the Company.

  On May 7, 1998, representatives of Merrill Lynch began contacting parties potentially interested in pursuing some form of strategic transaction with the Company. Parties who indicated initial interest were sent confidentiality agreements. Parties who executed confidentiality agreements were then sent a Confidential Descriptive Memorandum regarding the Company prepared by Merrill Lynch. Between May 7, 1998 and June 3, 1998, Merrill Lynch contacted 53 parties regarding a potential strategic transaction of some form with the Company. Of these parties, 44 indicated initial interest and were provided with confidentiality agreements. Of these 44 parties, 33 executed confidentiality agreements and were provided with a Confidential Descriptive Memorandum. Of these parties, 8 entered into a meaningful dialogue with Merrill Lynch regarding a possible transaction with the Company and requested and were sent additional operating and financial information about the Company.

  On May 7, 1998, a representative of another company met with a representative of Merrill Lynch to discuss the possibility of a transaction in which a group composed of such company and two other companies (together, the "Other Group") would make a joint offer to effect a business combination with the Company. Over the course of the next week, Mr. Bruce C. Godfrey, a Director of the Company, and representatives of Merrill Lynch had separate conversations with representatives of the Other Group regarding a potential transaction. The Other Group requested the opportunity to proceed forward on an expedited basis with a view to preempting the Company's process of considering strategic alternatives for the Company.

  On May 8, 1998, the Board of Directors of Mercom, Inc. ("Mercom"), a publicly held company in which Cable Michigan owns a 62% interest, approved a request by Cable Michigan for permission to provide confidential information regarding Mercom to parties potentially interested in pursuing some form of strategic transaction with Cable Michigan. The Board of Directors of Mercom granted such request after the members of the Board of Directors of Mercom who were unaffiliated with Cable Michigan concluded that granting the request would be in the best interests of Mercom.

  On May 8, 1998, a representative of Merrill Lynch informed Mr. James of the Company's response to the May 4, 1998 letter from Avalon/ABRY. The Merrill Lynch representative informed Mr. James that while the Company would be prepared to offer Avalon/ABRY an opportunity to proceed forward on an accelerated basis, the Company was not willing to negotiate with Avalon/ABRY exclusively or to agree to terminate the Company's ongoing process of exploring its strategic alternatives. In addition, the Merrill Lynch representative stated that in light of the fact that Avalon/ABRY was attempting to pre-empt the Company's process of exploring various strategic alternatives, it was unlikely that the Company would agree to an arrangement pursuant to which LTTH would agree to grant an option on its Shares to Avalon/ABRY because such an option would effectively preclude other parties from later offering other alternatives presenting greater value.

  On May 11, 1998, Avalon executed a confidentiality agreement and was sent a Confidential Descriptive Memorandum. Between May 11 and May 14, each of the companies in the Other Group executed a confidentiality agreement and was sent a Confidential Descriptive Memorandum.

  On May 12, 1998, representatives of Avalon/ABRY commenced their due diligence investigation of the Company. On May 12 and 13, 1998, these representatives conducted site visits of the Company's operations in Michigan. During these site visits, in response to questions from these representatives, Mr. Haverkate stated that in the Company's view, Avalon/ABRY would need to offer at least $40.00 per Share in order for the Company to consider the offer on a pre-emptive basis.

  On May 15, 1998, and during the week of May 18, 1998, representatives and advisors of Avalon/ABRY performed financial, legal, regulatory and accounting due diligence at the Company's offices in Princeton, NJ.

  On May 18, 1998, the Company's legal advisors circulated a draft Original Agreement to Avalon/ABRY, and separately to the Other Group, for discussion purposes. As Avalon/ABRY had previously indicated that one condition of their willingness to proceed would be the voting support of LTTH, the Company's legal advisors also provided to Avalon/ABRY a draft of a Voting Agreement under which LTTH would agree, subject to the terms set forth therein, to vote its Shares in favor of the proposed transaction. The Voting Agreement did not, however, include an option under which Avalon/ABRY would be entitled to purchase LTTH's Shares. The Company's legal advisors provided a similar draft Voting Agreement to the Other Group.

  The draft Original Agreement included (i) a good faith deposit to be made by the Buyer at the time the Original Agreement was executed equal to 10% of the aggregate merger consideration, (ii) in response to the previous request by Avalon/ABRY, a termination or "break-up" fee that would be payable by the Company in certain limited circumstances if the Original Agreement were terminated and (iii) a provision allowing the Company to acquire for cash the publicly held minority interest in Mercom. The draft Original Agreement left in blank the amount of the merger consideration, the amount of the break-up fee and the price at which the Company would be permitted to acquire the minority interest in Mercom (the "Mercom Price").

  From May 19 through May 21, 1998, representatives of the Other Group conducted site visits of the Company's operations in Michigan.

  On May 21, 1998, the Company issued a press release in which it announced that it had retained Merrill Lynch to advise it on strategic alternatives for the Company. On the same day, Merrill Lynch sent to parties potentially interested in some form of strategic transaction with the Company a letter instructing them to deliver preliminary indications of their interest (including the form of strategic transaction the party was interested in pursuing) to Merrill Lynch no later than June 4, 1998, and advising them as to the form that such indications of interest should take. The letter explained that based on the indications of interest, the Company would expect to invite certain interested parties to participate in the second phase of the process, which would include an opportunity to conduct further due diligence.

  On May 22, 1998, a representative of Avalon/ABRY indicated to Mr. Haverkate that it would be Avalon/ABRY's preference for the Company not to acquire the minority interest in Mercom and inquired of Mr. Haverkate whether it would be necessary, as a part of a transaction between Avalon/ABRY and the Company, for Avalon/ABRY to permit the Company to acquire the minority interest in Mercom. Mr. Haverkate replied that such an agreement would be necessary.

  On May 26, 1998, in response to an inquiry from Mr. James, Mr. McCourt reiterated the Company's position that Avalon/ABRY would need to offer at least $40.00 per Share in order for the Company to consider the offer on a pre-emptive basis. Mr. McCourt added that the Company was prepared to accept only very limited conditions to Avalon/ABRY's obligation to consummate the Merger. Mr. McCourt stated that if this was acceptable to Avalon/ABRY, the Company would be prepared to engage in negotiations.

  From May 26 through May 29, 1998, advisors of the Other Group performed financial, legal, regulatory and accounting due diligence at the Company's offices in Princeton, NJ.

  On May 28, 1998, the Company and its advisors received the comments of Avalon/ABRY on the draft Original Agreement and the draft Voting Agreement previously provided to Avalon/ABRY. Among other things, Avalon/ABRY proposed a purchase price of $40 per Share in cash, a deposit of 4% of the aggregate merger consideration (to be in the form of an irrevocable letter of credit to be held by an escrow agent), a break-up fee of 4% of the aggregate merger consideration and a Mercom Price of $10.00 per share of Mercom Common Stock. In addition, Avalon/ABRY proposed that there be added as a condition to its obligation to consummate the Merger the condition that the Company have a minimum number of subscribers as of a date shortly before the closing date.

  On May 29, 1998, representatives of the Company and Avalon/ABRY, and their respective financial and legal advisors, met in New York to discuss and negotiate the terms of the draft Original Agreement and Voting Agreement other than the following key economic terms: the price, the amount of the deposit, the amount of the break-up fee and the Mercom Price.

  At the meeting on May 29, 1998, representatives of Avalon/ABRY explained the proposed financing for the transaction, the sources of financing and the status of the process of obtaining financing. Avalon/ABRY stated that at the beginning of the following week it would provide the Company with drafts of a debt commitment letter to be executed by Lehman Brothers Inc. and Lehman Commercial Paper Inc. and an equity commitment letter to be executed by ABRY.

  From May 30 through June 1, 1998, representatives of Merrill Lynch and Mr. Godfrey had conversations with senior officers of the companies in the Other Group regarding a possible transaction between the Company and the Other Group. On June 1, 1998, a representative of one of the companies in the Other Group communicated to a representative of Merrill Lynch that for various reasons, including the structural difficulties of dividing the assets of the Company among the companies in the Other Group, the Other Group did not anticipate that any offer they might make to effect a business combination with the Company would be at a significant premium to the market price of the Company's stock. Also on June 1, 1998, another representative of the Other Group communicated the same message to Mr. Godfrey. Mr. Godfrey indicated to the representative of the Other Group that the Company might be willing to show some flexibility on the issue of price if the Other Group were to offer a tax-free transaction by utilizing stock as the form of consideration. The representative of the Other Group stated that they would consider the possibility of such a tax-free transaction. On June 3, 1998, the representative of the Other Group informed Mr. Godfrey that the Other Group was not interested in pursuing a tax-free transaction of the kind previously discussed.

  On May 31, 1998, the Company's legal counsel circulated revised drafts of the Original Agreement and the Voting Agreement and a draft Escrow Agreement.

  On the evening of June 1, 1998, representatives of and advisors to the Company and Avalon/ABRY met in New York. Representatives of the Company and Merrill Lynch proposed to representatives of Avalon/ABRY a price of $41.00 per Share, a deposit equal to 10% of the aggregate merger consideration, a break-up fee of 2.5% of the merger consideration, and a Mercom Price of $12.00. In response, the representatives of Avalon/ABRY proposed a price of $40.50 per Share, an initial deposit of $10 million with a further deposit of $5 million to follow within 60 days, a break-up fee of $10 million and a Mercom Price of $11.00.

  After consultation with representatives of the Company, a representative of Merrill Lynch communicated to representatives of Avalon/ABRY that while the Company would be willing to consider a transaction on the financial terms proposed by Avalon/ABRY, the Company was unwilling to agree that the transaction would be contingent on a condition proposed by Avalon/ABRY that there be a minimum number of subscribers at the effective time of the Merger. The representative of Merrill Lynch also requested an increase in the Mercom Price. After further discussion and negotiation, the parties agreed that in lieu of the subscriber condition proposed by Avalon/ABRY, the Merger Agreement would provide for a price adjustment mechanism based on the number of subscribers on a date near the effective time of the Merger. The parties also agreed that an interest factor would accrue beginning on December 1, 1998 if the Merger had not been consummated by that date. Representatives of Avalon/ABRY refused, however, to increase the Mercom Price and reiterated their preference for the Company not to acquire the Mercom minority interest.

  During the course of the evening of June 1, 1998, counsel to the Company and Avalon/ABRY negotiated a number of the open issues in the Original Agreement, the Voting Agreement and the Escrow Agreement.

  On June 2, 1998, a special meeting of the Directors of Mercom was held in which each independent Director participated, as well as legal counsel for the Company. At this meeting legal counsel for the Company proposed that the Directors of Mercom pass a resolution by unanimous consent approving under
Section 203(a)(1) of the Delaware General Corporation Law the Company's proposed merger with an affiliate of ABRY. The Mercom independent directors then discussed this proposal among themselves and with counsel to the independent directors.

  On June 2, 1998, a special meeting of the Company's Board was convened in New York. All members of the Board participated either in person or by conference call. At that meeting, Mr. Haverkate and a representative of the Company's legal counsel described the progress of negotiations on the draft Original Agreement and other agreements and the material terms thereof. Representatives of Merrill Lynch then described for the Board the solicitation process that had taken place in connection with the process of exploring strategic alternatives for the Company, the background of Avalon/ABRY, Merrill Lynch's analysis of the financial terms of the proposed transaction and the financing being proposed by Avalon/ABRY. It was noted that Avalon/ABRY had not yet provided the Company with copies of its debt and equity commitment letters. A representative of the Company's tax counsel then reviewed for the Board various tax-related matters. The Board then generally discussed these matters among themselves and with their advisors. Following these discussions, the Company's Board directed the Company's management and its advisors to proceed with negotiations regarding the terms of a possible transaction with Avalon/ABRY.

  After the meeting of the Company's Board on June 2, 1998, further negotiations were held during the course of the evening between representatives of the Company and representatives of Avalon/ABRY, and their respective legal counsel. Among other things, the parties negotiated certain elements of the subscriber purchase price adjustment.

  During the course of the meeting on the evening of June 2, 1998, Avalon/ABRY provided to the Company drafts of the ABRY Commitment Letter and the Lehman Commitment Letter. After reviewing the draft commitment letters, representatives of the Company, its legal counsel and Merrill Lynch discussed the letters with Avalon/ABRY and their advisors and raised the concern that the Lehman Brothers debt commitment letter was scheduled to expire on October 31, 1998, despite the possibility that the merger might not be consummated until after that date.

  On the morning of June 3, 1998, the Company's Board met again in New York to review the proposed transaction. All members of the Board participated either in person or by conference call. At that meeting, Mr. Haverkate and a representative of the Company's legal counsel described the progress of negotiations on the draft Original Agreement. A representative of Merrill Lynch then discussed with the Board the draft commitment letter that Lehman Brothers had provided to Avalon/ABRY regarding the financing to be provided by Lehman Brothers, and noted that the Lehman Brothers commitment letter would expire on a date that could be prior to the date on which the merger would be consummated. The Board then discussed these matters among themselves and with their advisors. Following these discussions, the Company's Board directed the Company's management and its advisors to proceed with negotiations regarding the terms of a possible transaction with Avalon/ABRY and in particular to seek assurances regarding the Lehman Brothers commitment letter.

  During the course of the day, a number of conversations took place between representatives of the Company, its legal counsel and Merrill Lynch, on the one hand, and Avalon/ABRY and its advisors, on the other hand, regarding the Lehman Brothers commitment letter and the Company's request for protection in the event the commitment letter expired prior to the consummation of the Merger. Eventually, the parties agreed that if the Lehman Brothers commitment letter expired prior to the date upon which the Merger was consummated, and if at the time of such expiration the Company had not arranged for alternative financing reasonably satisfactory to the Company, then the Company would be entitled to terminate the Merger Agreement and retain Avalon/ABRY's $15 million deposit.

  Later in the day on June 3, 1998, representatives of Avalon/ABRY informed a representative of the Company that the offer they had made was their best and final offer, and that the offer would be withdrawn if the Company chose to proceed as planned with its process of reviewing preliminary indications of intent the next day from other parties interested in entering into some form of strategic transaction with the Company.

  In the evening of June 3, 1998, another meeting of the Company's Board was held. All members of the Board participated by conference call. At this meeting, counsel for the Company updated the Board on the negotiations including the new agreement with respect to the Lehman Brothers debt commitment letter. Representatives of Merrill Lynch made a presentation to the Company's Board and provided Merrill Lynch's opinion that, as of the date of such opinion, the Merger Consideration to be received by the holders of Shares pursuant to the Merger was fair from a financial point of view to the holders of such Shares. See "--Opinion of Financial Advisor."

  After this presentation, the Company's Board discussed the transaction generally. Thereafter, the Board unanimously approved the Original Agreement, the Voting Agreement, the Escrow Agreement, and the transactions contemplated thereby and resolved to recommend the Original Agreement and the transactions contemplated thereby to the Company's shareholders.

  After this meeting, legal counsel for the independent directors of Mercom confirmed to legal counsel for the Company that the independent directors of Mercom had executed the requested unanimous consent regarding approval of the transaction under Section 203(a)(1) of the Delaware General Corporation Law. All other members of the Board of Directors had executed the consent earlier in the day.

  Shortly thereafter, representatives of the Company and the Buyer finalized the agreements. The Company and the Buyer then entered into the Original Agreement; the Company, the Buyer, and LTTH entered into the Voting Agreement; and the Company, the Buyer, and First Union National Bank, as Escrow Agent, entered into the Escrow Agreement.

  On June 4, 1998, Merrill Lynch communicated with the other parties who had potentially been interested in pursuing a strategic transaction of some form with the Company, including the Other Group, and advised these parties that the Company had entered into the Original Agreement and that the Company's process of considering various strategic alternatives had been terminated.

  On the same day, the Company sent a letter to the Board of Directors of Mercom, pursuant to which the Company proposed to purchase all of the shares of Mercom not already owned by Cable Michigan at a price of $11.00 per share in cash.

  On July 15, 1998, Old MergerSub assigned its rights and obligations under the Agreement to MergerSub. On the same date, the Company and the Buyer amended and restated the Original Agreement to make certain immaterial changes thereto. By unanimous written consent effective July 15, 1998, the Board unanimously approved the amendment and restatement.

  On August 11, 1998, the Company, Buyer and MergerSub entered into Amendment No. 2 to the Merger Agreement, which increased the price at which the Company is permitted to purchase the minority interest in Mercom to $12.00 per share. The Company has sent a letter to the Mercom Board of Directors pursuant to which the Company increased its proposed purchase price to $12.00 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

  In approving the Merger Agreement, the Voting Agreement and the Escrow Agreement and the transactions contemplated thereby and in recommending that all holders of Shares approve of the Merger Agreement and the transactions contemplated thereby, the Board of Directors made its decision after careful consideration of, and based on, a number of factors including the following:

    (a) the presentation of Merrill Lynch and the opinion of Merrill Lynch that, as of June 3, 1998, the consideration to be received by the holders of Shares pursuant to the Merger (as such consideration may be adjusted as described in this Proxy Statement) was fair from a financial point of view to the holders of such Shares. The full text of Merrill Lynch's written opinion dated the date of this Proxy Statement, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Merrill Lynch, is attached hereto as Annex D and is incorporated herein by reference. SHAREHOLDERS ARE URGED TO READ THE OPINION OF MERRILL LYNCH CAREFULLY IN ITS ENTIRETY;

    (b) information regarding the financial condition, results of operations, cash flows, competitive position, business and prospects of the Company, (including the risks involved in achieving those prospects) and current economic and market conditions (including current conditions in the cable television industry and related industries);

    (c) the fact that Level 3 Telecom, the Company's largest shareholder, is in favor of the Merger, is receiving the same consideration as each of the other shareholders and was willing to enter into the Voting Agreement with Buyer and the Company. See "Certain Provisions of the Voting Agreement";

    (d) the fact that the Merger Agreement, which prohibits the Company and its subsidiaries from soliciting, initiating or knowingly encouraging any potential Acquisition Proposal (as defined in the Merger Agreement), does permit the Company to furnish non-public information to, allow access by and participate in discussions and negotiations with, any third party that has submitted a Superior Proposal (as defined in the Merger Agreement);

    (e) the fact that if the Board decides to accept a Superior Proposal by a third party, the Board may terminate the Merger Agreement and pay Buyer a termination fee of $10 million (or approximately $1.45 per Share). The Board, after considering the advice of Merrill Lynch, did not believe that such termination provision would be a significant deterrent to a higher offer by a third party interested in acquiring the Company;

    (f) the terms of the Voting Agreement, including the fact that the Voting Agreement terminates if the Merger Agreement is terminated;

    (g) the terms and conditions of the Merger Agreement and the Escrow Agreement, including the fact that the obligations of Buyer and Merger Subsidiary to consummate the Merger are not conditioned upon financing, the fact that the conditions to the obligations of Buyer and Merger Subsidiary to consummate the Merger are relatively limited and therefore there is a greater likelihood that the transaction will be consummated, and the fact that Buyer agreed to make a deposit in the form of two letters of credit totaling $15,000,000 to be drawn on by the Company under certain circumstances if the Merger is not consummated. See "Certain Provisions of the Escrow Agreement";

    (h) the financing arrangements proposed by Buyer, including the terms and conditions of the Lehman Commitment Letter and the ABRY Commitment Letter;

    (i) the fact that although on May 21, 1998, the Company had issued a press release in which it had announced that it had retained Merrill Lynch to assist the Company in considering various strategic alternatives for the Company, and although Merrill Lynch had contacted 53 parties potentially interested in some form of strategic transaction with the Company, only one other party, the Other Group, had indicated an interest in proceeding toward a specified transaction on an expedited basis, and after conducting due diligence the Other Group had indicated on June 1, 1998 that they did not anticipate that any offer they might make to effect a business combination with the Company would be at a significant premium to the market price of the Company's stock. See "--Background of the Merger";

    (j) the fact that following the discussions between the Company and Avalon/ABRY on June 3, 1998, representatives of Avalon/ABRY informed the Company that their offer was their best and final offer, and that their offer would be withdrawn if the Company chose to proceed with its process of reviewing proposals for some form of strategic transaction with the Company. See "--Background of the Merger";

    (k) the historical market prices of, and recent trading activity in, the Shares, particularly the fact that the Merger will enable the shareholders of the Company to realize a significant premium (33.8%, assuming no adjustment to the purchase price) over the average closing price of the Shares during the 60 trading days prior to the date of the Original Agreement, a premium (14.9% assuming no adjustment to the purchase price) over the closing price of Shares on the last trading day prior to the public announcement on May 21, 1998 that the Company was considering its strategic alternatives in order to enhance shareholder value, and a premium (14.9% assuming no adjustment to the purchase price) over the closing price of the Shares on the date on which the Company had entered into the Original Agreement;

    (l) the possible alternatives to the Merger, including, without limitation, continuing to operate the Company as an independent entity and the risks associated therewith;

    (m) the fact that Avalon/ABRY has indicated that it intends to retain the Company's current employees;

    (n) the tax implications of the Merger; and

    (o) the regulatory approvals required to consummate the Merger, including, among others, FCC, franchise and antitrust approvals, and the prospects for receiving such approvals.

  In view of the wide variety of factors considered by the Board in connection with its evaluation of the Merger and the complexity of such matters, the Board did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Board relied on the experience and expertise of its financial advisors for quantitative analysis of the financial terms of the Merger. See "--Opinion of Financial Advisor." In addition, the Board did not undertake to make any specific determination as to whether any particular factor (or any aspect of any particular factor) was determinative to its ultimate determination. Rather the Board conducted a discussion of, among other things, the factors described above, including asking questions of the Company's management and legal and financial advisors, and reached a general consensus that the Merger was advisable and in the best interests of the Company, the Company's stockholders and the Company's other constituencies. In considering the factors described above, individual members of the Board may have given different weight to different factors.

OPINION OF FINANCIAL ADVISOR

  On June 3, 1998, Merrill Lynch delivered its written opinion, which opinion was confirmed in a written opinion dated the date of this Proxy Statement, to the Board to the effect that, as of such dates, and based upon the assumptions made, matters considered and limits of review set forth in such opinions, the Merger Consideration to be received by the holders of the Shares pursuant to the Merger was fair from a financial point of view to the holders of such Shares. References herein to the "Merrill Lynch Opinion" refer to the opinion dated the date of this Proxy Statement.

  A COPY OF THE MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT. HOLDERS OF COMPANY COMMON STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION WAS INTENDED FOR THE USE AND BENEFIT OF THE BOARD, WAS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO THE HOLDERS OF THE SHARES FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE COMPANY TO ENGAGE IN THE MERGER, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things,
(i) reviewed certain publicly available business and financial information relating to the Company which Merrill Lynch deemed to be relevant; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company, furnished to Merrill Lynch by the Company; (iii) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (i) and (ii) above; (iv) reviewed the market prices and valuation multiples for the Shares and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant; (v) reviewed the results of operations of the Company and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant; (vi) compared the proposed financial terms of the Merger with the financial terms of other transactions that Merrill Lynch deemed relevant; (vii) participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors; (viii) reviewed the Original Agreement, the Escrow Agreement and the Voting Agreement; and (ix) reviewed such other financial studies and analyses, and performed such other investigations, and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

  In preparing the Merrill Lynch Opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of the Company and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by the Company, Merrill Lynch assumed that they had been reasonably prepared and reflected the best available estimates and judgment of the Company's management as to the expected future financial performance of the Company. In particular, Merrill Lynch assumed that the monthly forecasts for the number of basic subscribers furnished to Merrill Lynch by the Company had been reasonably prepared and reflected the best currently available estimates and judgment of the Company's management as to the expected number of basic subscribers of the Company. The Merrill Lynch Opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the Merrill Lynch Opinion.

  In connection with the preparation of the Merrill Lynch Opinion, Merrill Lynch was informed that the Company, in light of the Original Agreement, had determined not to pursue the strategic alternatives review process that had been previously initiated by it. Pursuant to the strategic alternatives review process, third party preliminary indications of interest would have been due on June 4, 1998. Except as expressly authorized by the Company, Merrill Lynch did not solicit preliminary indications of interest from other potential parties in the strategic alternatives review process in advance of June 4, 1998 and, where Merrill Lynch had solicited such other preliminary indications of interest, no preliminary indications of interest had been received.

  The following is a summary of certain financial and comparative analyses performed by Merrill Lynch in arriving at its opinion dated June 3, 1998.

  Selected Publicly Traded Comparable Companies Analysis. Using publicly available information, Merrill Lynch analyzed market multiples of 1998 estimated earnings before interest, taxes, depreciation and amortization

("EBITDA") derived from the cable business ("Cable EBITDA") of the following companies using stock prices as of June 1, 1998: Cox Communications, Inc. ("Cox"), TCA Cable TV, Inc., Tele-Communications, Inc., MediaOne Group, Inc., Cablevision Systems Corporation, Century Communications Corp., Comcast Corporation ("Comcast"), Jones Intercable, Inc. ("Jones") and Adelphia Communications Corporation. Merrill Lynch believes these companies are engaged in lines of business that are generally comparable to those of the Company. Merrill Lynch determined the equity market value and derived the unlevered value (defined as equity market value plus the book value of debt less the cash and cash equivalents) for these comparable companies. In the case where a comparable company had EBITDA derived from sources other than its cable business, such portion of the EBITDA of such company was excluded from Merrill Lynch's calculations and the estimated market value of the non-cable assets used to derive such EBITDA and the estimated market value of non-consolidated assets were also excluded for purposes of calculating Cable EBITDA multiples. Merrill Lynch calculated a range of such unlevered values as a multiple of 1998 estimated Cable EBITDA for such companies. Unlevered value as a multiple of 1998 estimated Cable EBITDA ranged from 7.3x to 12.3x, compared to an implied transaction multiple of 11.8x for the Company using 1998 EBITDA, which includes management fees paid by the Company to RCN.

  Selected Acquisition Transactions Analysis. Using publicly available information, Merrill Lynch reviewed the purchase prices and multiples paid in selected completed and pending mergers and acquisitions involving cable companies which Merrill Lynch deemed relevant in evaluating the Merger. Merrill Lynch reviewed the acquisition of an interest in Jones by Comcast, the acquisition of the Las Vegas systems of Prime Cable, Inc. by Cox; the acquisition of Marcus Cable Company ("Marcus") by Vulcan Ventures; the acquisition of certain Connecticut and Virginia systems of Marcus by TMC Holdings, Inc.; the acquisition of Community TV Corp. by Harron Communications Corp.; the acquisition of certain Delaware and Maryland systems of Marcus by Comcast; the acquisition of MacDonald Investors by Marcus; and the acquisition of certain Florida systems of Jones by Comcast.

  Multiples of unlevered value of the transactions (consideration offered for the equity plus the book value of debt less the cash and cash equivalents) to run rate Cable EBITDA (calculated by annualizing the latest quarter prior to the announcement of each such acquisition) of the acquired businesses as of the date of acquisition ranged from 9.6x to 13.2x, compared to an implied transaction multiple of 10.7x for the Company using 1998 EBITDA, which excludes management fees paid by the Company to RCN.

  Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow ("DCF") analysis for the Company using both management projections as prepared for a confidential descriptive memorandum sent to potential third party investors (the "Descriptive Memorandum Case") and management projections that were more conservative than those used in the Descriptive Memorandum Case (the "More Conservative Case"). The DCF was calculated for the Company assuming discount rates ranging from 11% to 13%, and was comprised of the sum of the present value of (i) the projected unlevered free cash flows for fiscal years 1998 to 2002, and (ii) the fiscal year 2002 terminal value based upon a range of multiples from 9.0x to 10.0x of projected EBITDA for the fiscal year 2002.

  Based upon the assumptions set forth above, Merrill Lynch calculated a theoretical value of a share of Company Common Stock ranging from $31.25 to $41.50 for the Descriptive Memorandum Case and $26.75 to $35.75 for the More Conservative Case.

  Leveraged Buyout Analysis. Merrill Lynch performed an analysis of the Merger Consideration required to provide a reasonable internal rate of return ("IRR") to the acquiror of the Company based on the Descriptive Memorandum Case and the More Conservative Case and on market and economic conditions as of the date of the Merrill Lynch Opinion. The IRR to the acquiror of the Company was calculated based upon the projected equity value of the Company after a period of five years. Such projected equity values were calculated based upon EBITDA multiples of 9.0x to 10.0x.

  Based on the Descriptive Memorandum Case, Merrill Lynch calculated a theoretical value per share of Company Common Stock ranging from $37.00 to $44.00. Based on the More Conservative Case, Merrill Lynch calculated a theoretical value per share of Company Common Stock ranging from $33.00 to $38.00.

  No company, transaction or business used in the analyses described in this summary under the headings " --Selected Publicly Traded Comparable Companies Analysis" and "--Selected Acquisition Transactions Analysis" above is identical to the Company or the Merger. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction or the public trading or other values of the company or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable acquisition or company data.

  In connection with its opinion dated the date of this Proxy Statement, Merrill Lynch reviewed the analyses used to render its June 3, 1998 opinion to the Board by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

  The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that its analysis must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the processes underlying its opinion. Merrill Lynch did not assign relative weights to any of its analyses in preparing its opinion. The matters considered by Merrill Lynch in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

  The Board selected Merrill Lynch to act as its financial advisor on the basis of Merrill Lynch's reputation as an internationally recognized investment banking firm with substantial expertise in transactions similar to the Merger and because it is familiar with the Company and its business. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

  Pursuant to a letter agreement dated as of May 5, 1998 (the "Merrill Letter Agreement"), the Company agreed to pay Merrill Lynch (i) a fee of $100,000 payable upon the execution of the Merrill Letter Agreement, (ii) an additional fee of $400,000 payable upon the execution of the Original Agreement and (iii) an additional fee in an amount equal to 0.8% of the aggregate purchase price payable upon the closing of the Merger (for which purposes "purchase price" includes all cash paid to the Company or its stockholders and the fair market value of all indebtedness of the Company or any subsidiary of the Company which is assumed or acquired by the Buyer in the Merger or retired or defeated in connection with the Merger), against which the fees described in clauses
(i) and (ii) will be credited. In addition, the Company has agreed to reimburse Merrill Lynch for its reasonable expenses (including the reasonable fees and disbursements of its legal counsel) and to indemnify Merrill Lynch and certain related parties from and against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

  Merrill Lynch has, in the past, provided financial advisory services and financing services to the Company and/or its affiliates and has received fees for rendering such services. In addition, Merrill Lynch has advised the Company that in the ordinary course of its business, Merrill Lynch may actively trade Company Common Stock for Merrill Lynch's own account and for the account of Merrill Lynch's customers and, accordingly, may at any time hold a long or short position in such securities.

MERGER CONSIDERATION

  See "Certain Provisions of the Merger Agreement--The Merger; Merger Consideration"

EFFECTIVE TIME OF THE MERGER

  The Merger Agreement provides that as soon as practicable (and in any event no later than ten business days) after satisfaction or, to the extent permitted, waiver of all conditions to the Merger, the Company and MergerSub will file articles of merger with the Department of State of the Commonwealth of Pennsylvania and make all other filings or recordings required by Pennsylvania Law in connection with the Merger, at which time the Merger will become effective. Subject to certain limitations, the Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated by June 3, 1999. See "Certain Provisions of the Merger Agreement-- Conditions to the Consummation of the Merger" and "--Termination/Termination Fees."

CONDUCT OF BUSINESS PENDING THE MERGER

  Pursuant to the Merger Agreement, the Company has agreed to carry on its business and that of its subsidiaries prior to the Effective Time in the ordinary course consistent with past practice in all material respects. See "Certain Provisions of the Merger Agreement--Certain Pre-Closing Covenants."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

  The obligations of the Company and MergerSub to consummate the Merger are subject to various conditions, including, without limitation, obtaining requisite shareholder approval, the termination or expiration of the relevant waiting period under the HSR Act, the receipt of approvals from Franchise Authorities necessary to transfer control of Franchises in which at least 90% of the Company Subscribers (as defined in the Merger Agreement) are located, approval from the FCC in respect of the change of control of certain licenses held by the Company, and the absence of any injunction or other legal restraint or prohibition preventing the consummation of the Merger. See "Certain Provisions of the Merger Agreement--Conditions to the Consummation of the Merger" and "Regulatory Considerations."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain federal income tax consequences of the Merger to holders of Company Common Stock. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to holders of Company Common Stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change (possibly with retroactive effect). The discussion applies only to shareholders who hold shares of Company Common Stock as capital assets within the meaning of Section 1221 of the Code, and may not apply to Company Common Stock received pursuant to compensation arrangements, Company Common Stock held as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment, or to certain types of shareholders (such as financial institutions, insurance companies, tax-exempt organizations and broker-dealers) who may be subject to special rules. This discussion does not address the federal income tax consequences to a shareholder who, for federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state, local or other tax laws.

  BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF COMPANY COMMON STOCK SHOULD CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE TAX EFFECTS TO SUCH SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

  The receipt of cash for Company Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes, and may also be a taxable transaction under applicable foreign, state, local or other tax laws. In general, for federal income tax purposes, a shareholder will recognize capital gain or loss equal to the difference between the shareholder's adjusted tax basis in the Company Common Stock and the amount of cash received therefore. Gain or loss must be determined separately for each block of Company Common Stock (i.e., Shares acquired at the same cost in a single transaction) held by the shareholder.

  Under recently adopted amendments to the Code, net capital gain (i.e., generally capital gain in excess of capital loss) recognized by an individual investor upon a disposition of Company Common Stock that has been held for more than 12 months will generally be subject to a maximum tax rate of 20% or, in the case of Company Common Stock that has been held for 12 months or less, will be subject to tax at ordinary income tax rates. There are also limitations on a shareholder's deductibility of capital losses.

  Payments in connection with the Merger may be subject to "backup withholding" at a rate of 31%, unless a shareholder (i) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number ("TIN") (which, for an individual shareholder, would be the shareholder's social security number) to the Exchange Agent (as defined below), and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide a correct TIN may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the shareholder's federal income tax liability, provided that the required information is furnished to the IRS. Each shareholder should consult with his own tax advisor as to his qualification or exemption from backup withholding and the procedure for obtaining such exemption. Shareholders may prevent backup withholding by completing a Substitute Form W-9 and submitting it to the Exchange Agent.

ACCOUNTING TREATMENT

  The Buyer will account for the Merger as "purchase" in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by the Buyer in connection with the Merger will be allocated to the Company's assets and liabilities based upon their fair values, with any excess being treated as goodwill. The assets and liabilities and results of operations of the Company will be consolidated into the assets and liabilities and results of operations of the Buyer subsequent to the consummation of the Merger.

EFFECT ON STOCK OPTIONS, SHARE UNITS AND RESTRICTED SHARES AND EMPLOYEE BENEFIT MATTERS

  At or immediately prior to the Effective Time, each outstanding employee stock option to purchase Shares granted under any employee stock option or compensation plan or arrangement of the Company ("Options") shall be canceled, and each holder of any such Option, whether or not then vested or exercisable, shall be paid by the Company promptly after the Effective Time for each such Option an amount determined by multiplying (A) the excess, if any, of the Merger Consideration per Share over the applicable exercise price of such Option by (B) the number of Shares such holder could have purchased (assuming full vesting of all Options) had such holder exercised such option in full immediately prior to the Effective Time; each outstanding share unit ("Share Units") granted or otherwise issued under the Company Executive Stock Purchase Plan (the "Purchase Plan") shall be canceled, and each holder of such Share Unit, whether or not then vested, shall be paid by the Company promptly after the Effective Time for each such Share Unit an amount, net of applicable withholding taxes, equal to the Merger Consideration; and each restricted Share issued under the Purchase Plan shall be vested and converted into the Merger Consideration.

  Prior to the Effective Time, the Company shall use its best efforts to obtain any consents from holders of Options to purchase Shares, Share Units and restricted Shares granted under the Company's Option or compensation plans or arrangements, and make any permitted amendments to the terms of such Option or compensation plans or arrangements, and take any other permitted actions thereunder, that, are necessary to give effect to the transactions contemplated by the preceding paragraph.

  Following the Effective Time, the Company will honor obligations incurred prior to the Effective Time under all of the Company's existing employee benefit plans and arrangements. In addition, for a period of at least three months after the Effective Time, the Company will continue to provide benefits to its employees which, in the aggregate, will not be materially less favorable than those provided to the Company's employees prior to the Effective Time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain directors and executive officers of the Company may have interests, described herein, that present them with potential conflicts of interest in connection with the Merger. The Board is aware of the conflicts described below and considered them in addition to the other matters described under "The Merger--Recommendation of the Board of Directors; Reasons for the Merger."

  Pursuant to the Merger Agreement, the Company has agreed for six years after the Effective Time to indemnify all present directors and officers of the Company and, subject to certain limitations, use its reasonable best efforts to maintain for six years a directors' and officers' insurance and indemnification policy and a fiduciary liability policy on terms with respect to coverage and amount not less favorable in any material respect, than any such policies in effect June 3, 1998. See "Certain Provisions of the Merger Agreement--Indemnification and Insurance."

  As of the Record Date, the executive officers and directors of the Company beneficially owned an aggregate of 59,950 Shares (disregarding Shares owned by LTTH), which will be treated in the same manner as Shares held by other stockholders. Such 59,950 Shares include 8,124 Share Units and 8,124 restricted Shares. Pursuant to the Merger Agreement, at the Effective Time, each then outstanding Share Unit, whether or not then vested or exercisable in accordance with its terms, will become exercisable in full and each holder of a Share Unit will be entitled to receive from the Company in cancellation thereof, a payment of an amount net of applicable withholding taxes equal to the Merger Consideration. At the Effective Time, each restricted Share under the Purchase Plan will be vested and converted into the Merger Consideration. Assuming the Merger Consideration is $40.50, the aggregate consideration which would be received in the Merger by the executive officers and directors of the Company in respect of such 59,950 Shares would be $2,427,975.

  As of the Record Date, the executive officers and directors of the Company had the right to acquire 202,500 Shares upon the exercise of Options granted pursuant to the Company's option plans. Pursuant to the Merger Agreement, at the Effective Time all holders of Options will receive payments in respect of the cancellation of such Options. The aggregate consideration which would be received by the executive officers and Directors of the Company upon consummation of the Merger pursuant to the foregoing, net of the exercise prices of such Options, would be approximately $5,707,560. See "The Merger-- Effect on Stock Options, Share Units and Restricted Shares" and "Certain Provisions of the Merger Agreement--Employee Benefit Plans" and "Security Ownership of Certain Beneficial Owners and Management."

  In connection with the Merger, certain service arrangements of the Company with RCN and CTE will be terminated. See "Certain Provisions of the Merger Agreement--Termination of RCN and CTE Services."

  Certain directors and executive officers of the Company own Shares, options to acquire Shares, Share Units, and restricted Shares, and/or interests in one or more of Mercom, LTTH, RCN and CTE. See "Security Ownership of Certain Beneficial Owners and Management." In addition, certain executive officers and Directors of the Company are executive officers and/or directors of one or more of Mercom, LTTH, RCN and CTE.

MERGER FINANCING

  The total amount of cash required to consummate the transactions contemplated by the Merger Agreement (the "Merger Financing"), including payment of the Merger Consideration, refinancing of the outstanding indebtedness of the Company, the purchase of the publicly held shares of common stock of Mercom (if a transaction is agreed to by Mercom and Cable Michigan as permitted under the Merger Agreement), and transaction fees and expenses, is estimated to be approximately $452 million. Avalon Cable expects that the Merger Financing will be obtained by Buyer and its affiliates through borrowings under senior secured term loan facilities, issuances of high-yield notes to institutional investors and equity contributions from ABRY Broadcast Partners III, L.P. and others. In the Lehman Commitment Letter, Lehman has committed, subject to the terms and conditions therein, to provide up to $360 million of debt financing for purposes of financing the Merger and paying related fees and expenses. ABRY has also delivered to the Buyer a letter (the "ABRY Commitment Letter") pursuant to which ABRY committed to make an equity investment of $105 million in Buyer, on terms mutually satisfactory to ABRY and the Buyer and subject to the satisfaction of the closing conditions set forth in the Merger Agreement, to be used to finance the Merger.

  Each of the Lehman commitments is subject to customary conditions, including the negotiation, execution and delivery of definitive documentation with respect to such commitment. The Lehman Commitment Letter expires on October 31, 1998.

  If the Merger Agreement is terminated after October 31, 1998 because the Lehman Commitment Letter has expired and the Buyer has not entered into agreements or received commitments reasonably satisfactory to the Company providing for sufficient financing of the aggregate Merger Consideration and related amounts, the Escrow Agent (as defined below) will draw the full amount available under the Letters of Credit (as defined below) and pay the proceeds to the Company pursuant to the Escrow Agreement (as defined below). See "Certain Provisions of the Merger Agreement--Termination/Termination Fees" and "Certain Provisions of the Escrow Agreement."

                  CERTAIN PROVISIONS OF THE MERGER AGREEMENT

  The following summarizes certain material provisions of the Merger Agreement. Copies of the Merger Agreement (prior to Amendment No. 2 thereto) and Amendment No. 2 thereto are attached as Annex A to this Proxy Statement and are incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

  The Merger Agreement provides that as soon as practicable (and in any event no later than ten business days) after satisfaction or, to the extent permitted, waiver of all conditions to the Merger, the Company and MergerSub will file articles of merger with the Department of State of the Commonwealth of Pennsylvania and make all other filings or recordings required by Pennsylvania Law in connection with the Merger. The Merger will become effective at such time as the articles of merger are duly filed with the Department of State of the Commonwealth of Pennsylvania or at such later time as is specified in the certificate of merger (the "Effective Time"). Pursuant to such articles, MergerSub shall be merged with and into the Company, the separate existence of MergerSub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation") and a wholly owned subsidiary of Buyer. If Buyer and Company so agree, the Merger may be structured so that the Company shall be merged with and into MergerSub with the result that MergerSub shall be the Surviving Corporation, provided that the agreement of the Company shall not be unreasonably withheld. From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and MergerSub, all as provided under Pennsylvania Law.

MERGER CONSIDERATION

  At the Effective Time, (i) each Share held by the Company as treasury stock or owned by Buyer or any Subsidiary of Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; (ii) each share of common stock of MergerSub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and (iii) each other Share outstanding immediately prior to the Effective Time shall (except with respect to Shares as to which dissenters' rights have been validly exercised), be converted into the right to receive the Per Share Amount (as defined below) in cash, without interest (the "Merger Consideration"); provided that if the Merger has not been consummated by December 1, 1998, the Merger Consideration shall be increased at a rate per annum equal to 8% from and including December 1, 1998 to but excluding the date of the Effective Time. Such increase shall be calculated on the basis of a year of 365 days and the actual number of days elapsed. As used herein, the term "Per Share Amount" means (i) if the Closing Subscriber Number (as defined below) is equal to or less than the Maximum Target Subscriber Number (as defined below) and equal to or greater than the Minimum Target Subscriber Number (as defined below), $40.50; (ii) if the Closing Subscriber Number exceeds the Maximum Target Subscriber Number, $40.50 plus the product (rounded to the nearest whole cent) of (A) the excess of the Closing Subscriber Number over the Maximum Target Subscriber Number times (B) $.000274; provided that the Per Share Amount will not exceed $41.00; and (iii) if the Minimum Target Subscriber Number exceeds the Closing Subscriber Number, $40.50 minus the product (rounded to the nearest whole cent) of (A) the excess of the Minimum Target Subscriber Number over the Closing Subscriber Number times (B) $.000274. As used herein, the term "Closing Subscriber Number" means the number of Basic Subscribers (as defined below) as of the last day of the first full calendar month ending prior to the Effective Time; provided that if the Effective Time occurs during the first five business days of a calendar month, the Closing Subscriber Number will be the number of Basic Subscribers as of the last day of the second full calendar month ending prior to the Effective Time; and provided further that if the Effective Time occurs at any time after December 8, 1998, the Closing Subscriber Number will be the number of Basic Subscribers as of November 30, 1998. For purposes of the Merger Agreement, "Basic Subscriber" means a customer of the Company or any of its Subsidiaries who as of the relevant date satisfies all of the following requirements: (i) such customer is connected to and receiving Basic Service from the Company or any of its Subsidiaries (as defined in the Merger Agreement); (ii) such customer is being charged for the services received at the rate that the Company or such of its Subsidiaries generally charges to its customers in that location; (iii) such customer has paid to the applicable provider the applicable rate for all services received for one month (or more) of service prior to the relevant date; (iv) such customer does not have any outstanding bill or any service charges more than sixty (60) days delinquent from the due date therefore in excess of $10.00; and (v) provided that a hotel, motel or other multiple dwelling unit customer which pays less per dwelling unit than the rates charged in the relevant area by the applicable provider for detached single family homes shall be considered to be that number of Basic Subscribers which is equal to revenues from Basic Service generated by such hotel, motel or other customer for the month ending on the relevant date (or if such date is not the end of a month, the month ending immediately prior to such date) (without regard to non-recurring revenues from ancillary services such as installation fees) divided by the full rate charged to detached single family homes for such service in the relevant area by the applicable provider.

  For purposes of the Merger Agreement, "Basic Service" means, for any given Franchise area, the cable television service tier or tiers provided by the Company or any of its Subsidiaries in such Franchise area which include the retransmission of local off air television broadcast signals.

  In calculating the Closing Subscriber Number, Basic Subscribers attributable to Systems acquired by the Company and its Subsidiaries after the date of the Merger Agreement will be disregarded. As used herein, the terms "Maximum Target Subscriber Number" and "Minimum Target Subscriber Number" mean the numbers set forth below (under the applicable heading) opposite the date as of which the Closing Subscriber Number is determined:

    DATE AS OF WHICH
   CLOSING SUBSCRIBER                        MAXIMUM TARGET    MINIMUM TARGET
  NUMBER IS DETERMINED                      SUBSCRIBER NUMBER SUBSCRIBER NUMBER
  --------------------                      ----------------- -----------------
     June 30, 1998.........................      216,220           215,220
     July 31, 1998.........................      218,225           217,225
     August 31, 1998.......................      217,589           216,589
     September 30, 1998....................      216,941           215,941
     October 31, 1998......................      214,880           213,880
     November 30, 1998.....................      211,861           210,861

  The Maximum Target Subscriber Number and the Minimum Target Subscriber Number represent, respectively, the numbers of Basic Subscribers that are 1400 and 400 above the number of Basic Subscribers budgeted in the Company's business plan for each applicable date. As of July 31, 1998, the Company had 215,251 Basic Subscribers. If the number of Basic Subscribers as of July 31, 1998 was the Closing Subscriber Number used to calculate the Per Share Amount, the Per Share Amount would be $39.96.

  The Company and Buyer will cooperate to determine the Closing Subscriber Number as promptly as possible and in any event at least three days in advance of the Effective Time. In the event of a dispute that is not resolved by three business days prior to the Effective Time, each of the Company and Buyer will submit its view as to the proper Closing Subscriber Number to Andersen Consulting or another person reasonably satisfactory to Buyer and the Company (the "Expert"), who will, at least one business day prior to closing, select either the number submitted by the Company or the number submitted by Buyer as the Closing Subscriber Number, and the determination of the Expert shall be final and binding on the parties. The parties will cooperate with the Expert and provide to the Expert all necessary information for purposes of the Merger Agreement.

SURRENDER AND PAYMENT

  Prior to the Effective Time, Buyer shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. At the Effective Time, Buyer will deliver to the Exchange Agent the Merger Consideration to be paid in respect of the Shares. For purposes of determining the Merger Consideration to be delivered, Buyer shall assume that no holder of Shares will perfect his right to appraisal of his Shares. Promptly after the Effective Time, Buyer will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which will specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent).

  Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares and other such customary documents as may be reasonably requested by the Exchange Agent or Buyer, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. The Exchange Agent or Buyer, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such amounts as the Exchange Agent or Buyer are required to deduct and withhold under the Code (as defined below), or any applicable provision of state, local or foreign tax law, with respect to the making of any payment in respect of the Merger Consideration hereunder.

  If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

  After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in the Merger Agreement.

  Any portion of the Merger Consideration made available to the Exchange Agent that remains unclaimed by the holders of Shares three months after the Effective Time shall be returned to Buyer, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this the procedures described herein prior to that time shall thereafter look only to Buyer for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, Buyer shall not be liable to any holder of

Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Buyer free and clear of any claims or interest of any Person previously entitled thereto.

  Any portion of the Merger Consideration made available to the Exchange Agent to pay for Shares for which dissenters' rights have been perfected shall be returned to Buyer, upon demand.

DEPOSIT

  Concurrently with the execution of the Original Agreement, Buyer delivered to the Escrow Agent the Letter of Credit in the amount of $10,000,000 in substantially the form attached as Exhibit A to Annex C hereto. On August 3, 1998, Buyer delivered to the Escrow Agent an amendment to the Letter of Credit executed by Nationsbank, N.A. increasing the amount of the Letter of Credit to $15,000,000. The original Letter of Credit, and the amendment thereto, were delivered to the Escrow Agent pursuant to the terms of the Merger Agreement and the terms of the Escrow Agreement, a copy of which is attached hereto as Annex C. See also "Certain Provisions of the Escrow Agreement."

THE SURVIVING CORPORATION

  At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended and restated as set forth in Exhibit E to the Merger Agreement attached as Annex A hereto, subject to further amendment in accordance with applicable law. The bylaws of MergerSub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of MergerSub at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of MergerSub at the Effective Time shall be the officers of the Surviving Corporation.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains customary representations and warranties of the Company relating to, among other things, (a) organization, standing and similar corporate matters of the Company and its Subsidiaries; (b) consents and approvals, no breaches or violations as a result of the Merger Agreement, Escrow Agreement, and Voting Agreement, or the consummation of the transactions contemplated thereby, and the authorization, execution, delivery, performance and enforceability of the Merger Agreement; (c) the capital structure of the Company and its Subsidiaries; (d) documents filed by the Company and Mercom with the SEC and the accuracy of information contained therein; (e) the financial statements of the Company and Mercom; (f) the accuracy of information supplied by the Company in connection with this Proxy Statement; (g) the absence of certain changes or events since March 31, 1998, including material adverse changes with respect to the Company; (h) the absence of material undisclosed liabilities and the absence of pending or threatened material litigation; (i) filing of tax returns and payment of taxes; (j) benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and employment matters; (k) certain labor matters and compliance with applicable laws; (l) brokers' fees and expenses; (m) title to properties and encumbrances; (n) environmental matters; (o) matters with respect to cable systems, franchises and material agreements; (p) transactions with affiliates; and (q) the tax-free nature of the spin-off of the Company.

  The Merger Agreement also contains customary representations and warranties of Buyer relating to, among other things, (a) organization, standing and similar corporate matters of Buyer and MergerSub; (b) consents and approvals, no breaches or violations as a result of the Merger Agreement, Escrow Agreement, and Voting Agreement, or the consummation of the transactions contemplated thereby, and the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (c) accuracy of information supplied by Buyer and its Subsidiaries in connection with this Proxy Statement; (d) brokers' fees and expenses; (e) financing commitments in connection with the Merger; and (f) the FCC Cross Ownership Rules.

CERTAIN PRE-CLOSING COVENANTS

  Pursuant to the Merger Agreement, the Company has agreed that prior to the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice in all material respects and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees in all material respects and shall use reasonable best efforts to implement in all material respects their 1998 Capital Plan (the "Capital Plan"). Until the Effective Time without the consent of Buyer, and subject to certain exceptions, the Company will not, and will not permit any Subsidiary of the Company to: (a) adopt or propose any change in its Articles of Incorporation or Bylaws; (b) merge or consolidate with any other Person or acquire assets from any other Person in excess of $500,000; (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in excess of $500,000; (d) other than as set forth in the Capital Plan, make any capital expenditure in excess of $500,000; (e) enter into or amend in any material respect any agreement (other than, in the case of amendments, a Franchise) that would be required to be disclosed under the terms of the Merger Agreement; (f) (i) declare any dividends, repurchase any outstanding shares or amend any material term of their securities; (ii) incur, assume or guarantee any indebtedness for borrowed money with a principal amount in excess of $250,000, other than in the ordinary course of business; (iii) become subject to any lien other than liens permitted by the Merger Agreement;
(iv) make any loan, or investment to employees or wholly owned subsidiaries except in the ordinary course of business; (v) enter into any material commitment or agreement except those contemplated by the Merger Agreement;
(vi) make any material change in method of accounting (except as required by Generally Accepted Accounting Principles ("GAAP")); or (vii) enter into any new employment or severance agreements or increase any employee's pay other than consistent with past practice; (g) commit to do any of the foregoing; or
(h) with such exceptions as do not, in the aggregate, have a material adverse effect on the business, assets, operations, condition (financial or otherwise), results of operations or the conduct of business of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"), take or agree or commit to take any action that would knowingly make any representation and warranty of the Company under the Merger Agreement inaccurate (disregarding any qualification therein for materiality or Material Adverse Effect) at, or as of any time prior to, the Effective Time.

  The Company's obligations under this Section and each other covenant in the Merger Agreement are subject, in the case of Mercom and the Mercom Subsidiaries, to the fiduciary duties of the Company as the controlling shareholder of Mercom.

  Until the Effective Time, the Company will give Buyer, its counsel, financial advisors, auditors, financing sources, and other authorized representatives reasonable access, during regular business hours and upon reasonable notice, to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel, independent accountants, and financial and other advisors to cooperate with Buyer in its investigation of the business of the Company and its Subsidiaries. All such access and information obtained by Buyer and its authorized representatives shall be subject to the terms and conditions of the letter agreement between the Company and Avalon Cable dated May 7, 1998 (the "Confidentiality Agreement").

OTHER OFFERS

  Until the Termination of the Merger Agreement, the Company and its Subsidiaries and the officers, directors, employees or other agents of the Company and its Subsidiaries will not take any action to solicit, initiate or knowingly encourage inquiries or proposals that constitute, or reasonably would be expected to lead to, any Acquisition Proposal or engage in discussions or negotiations with, or disclose any nonpublic information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company to, any Person (or any of its agents or representatives) that the Company believes may be considering making, or has made, an Acquisition Proposal (as defined below); provided that nothing contained in this paragraph shall (a) prevent the Company from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide Acquisition Proposal received from such Person so long as prior to furnishing non-public information to, or entering into discussions or negotiations with, such Person, (1) the Company receives from such Person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, (2) the Board has reasonably concluded that such Acquisition Proposal constitutes a Superior Proposal (as defined below) and (3) the Company has otherwise complied with this paragraph or (b) prevent the Company and its Subsidiaries from taking actions in the ordinary course of business consistent with past practice and not in connection with any Acquisition Proposal. The Company will notify Buyer as soon as possible, but in any event within 24 hours, after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company by any Person that the Company believes may be considering making, or has made, an Acquisition Proposal. Such notice to Buyer shall indicate the identity of the Person making the Acquisition Proposal or request and in reasonable detail the terms thereof. If the financial or other material terms of such Acquisition Proposal are modified in any material respect, then the Company shall notify Buyer as soon as possible, and in any event within 24 hours. The Company will immediately cease and cause its advisors and agents to cease any and all existing activities, discussions or negotiations regarding an Acquisition Proposal with any parties previously contacted; provided that the Company may inform such parties that the Merger Agreement has been entered into and that the previously disclosed exploration of strategic alternatives process has been terminated. Nothing contained in the Merger Agreement shall prohibit the Board from (i) taking and disclosing to the Company's shareholders a position with respect to a tender offer for the Shares by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, (ii) making such disclosure to the Company's shareholders as, in the judgment of the Board, based on the advice of outside counsel, is required under applicable law or under the rules of the NASDAQ Stock Market, or (iii) responding to any unsolicited proposal or inquiry solely by advising the person making such proposal or inquiry of the terms of this paragraph. Until the termination of the Merger Agreement, the Company (i) shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement (other than any entered into in the ordinary course of business not in connection with any Acquisition Proposal and other than as permitted under the first proviso of this paragraph) to which it or any of its Subsidiaries is a party and (ii) shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, without limitation, by seeking to obtain injunctions to prevent breaches thereof that are known to it and specific performance thereof.

  "Acquisition Proposal" means any offer or proposal for a merger, consolidation or tender or exchange offer or other business combination involving the Company or any Subsidiary of the Company or the acquisition of any substantial equity interest in, or a substantial portion of the assets of, the Company or, other than the transactions contemplated by the Merger Agreement. "Superior Proposal" means any bona fide Acquisition Proposal, on terms that the Board determines in its reasonable good faith judgment are more favorable to the Company's shareholders taken as a whole than the transactions contemplated by the Merger Agreement and with respect to which the Board determines, in its reasonable good faith judgment, after consultation with its financial advisors, the person making such Acquisition Proposal has the financial means to consummate such Acquisition Proposal.

TAX MATTERS

  Without the prior written consent of Buyer, which shall not be unreasonably withheld, at any time from June 3, 1998 to the Effective Time, neither the Company nor any of its Subsidiaries shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action, or omit to take any action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the present or future tax liability or decreasing any present or future tax asset of the Company, any of its Subsidiaries, Buyer or any affiliate of Buyer, in any such case with respect to an amount of tax which is material.

OTHER AGREEMENTS

  The Company has notified Buyer of three potential acquisitions by the Company. The Company has agreed to use its reasonable best efforts to enter into definitive agreements and consummate the transactions referred to therein as soon as reasonably practicable. Any such definitive agreement shall be in substantially the terms set forth in the respective letters of intent and shall be reasonably acceptable to the Buyer. The Company shall not waive any material term or condition thereunder without the consent of Buyer. The Company is entitled to borrow money under its existing facilities to consummate such transactions and any matter arising from such transactions that would result in a breach of any of the Company's representations and warranties shall be disregarded for purposes of the Merger Agreement.

  Until the termination of the Merger Agreement, the Company has agreed to confer on a regular and frequent basis with one or more representatives of Buyer to report operational matters of materiality and the general status of ongoing operations and with respect to the matters related to the potential acquisitions mentioned in the previous paragraph and the buyout of the Mercom minority interest and the Company has agreed to cooperate with Buyer in connection with obtaining the Financing.

INDEMNIFICATION AND INSURANCE

  Pursuant to the terms of the Merger Agreement, for a period of 6 years following the Effective Time, Buyer will, and will cause the Surviving Corporation to, (i) indemnify and hold harmless the present and former officers, directors and employees of the Company in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with the Merger Agreement and the transactions contemplated thereby) to the fullest extent permitted under the Company's Articles of Incorporation and Bylaws and (ii) to the fullest extent permitted under applicable law, advance to such Persons expenses incurred in defending any action or suit with respect to which indemnity my be available under the Company's Articles of Incorporation or Bylaws upon receipt from each such Person to whom expenses are advanced of an undertaking reasonably satisfactory to Buyer to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. Any determination required to be made with respect to whether any of the foregoing Persons is entitled to indemnification under the Merger Agreement shall be made by independent legal counsel selected mutually by such Person and Buyer.

  For six years after the Effective Time, Buyer will use its reasonable best efforts to provide officers' and directors' liability insurance and fiduciary liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy and fiduciary liability insurance policy on terms with respect to coverage and amount no less favorable in any material respect than those of such policies in effect on June 3, 1998; provided that Buyer shall not be obligated to pay annual premiums in excess of $127,500; provided further that if the premiums would exceed such amount in a given year, Buyer shall use its reasonable best efforts to purchase coverage that is the best available for such amount per year. Buyer may satisfy such obligation by purchasing officers' and directors' liability and fiduciary liability run-off coverage for such six-year period.

COMMITMENT LETTERS AND FINANCING AGREEMENTS

  Buyer has agreed that it (a) will not amend or otherwise modify the commitment letters (the "Commitment Letters") from (i) Lehman dated as of June 3, 1998 pursuant to which Lehman has committed, subject to the terms and conditions thereof, to provide the financing and enter into the agreements set forth therein and (ii) ABRY Broadcast Partners III, L.P. dated as of June 3, 1998, pursuant to which ABRY Broadcast Partners III, L.P. has committed, subject to the terms and conditions stated therein, to make an equity investment in Buyer, in any material respect adverse to Buyer or the Company without the prior consent of the Company, (b) will use its reasonable best efforts to obtain Financing (as defined below) and (c) will keep the Company timely informed of the status of the financing and any material developments with respect thereto, including informing it of its becoming aware of any facts that might be expected to result in (i) the Commitment Letters being terminated or any of the material conditions therein not being satisfied in any material respect with the result that adequate

Financing would not be available to effect the transactions contemplated by the Merger Agreement, or (ii) the amount of the Financing to be provided pursuant to the Commitment Letters or the related agreements (collectively, the "Financing Agreements") not being sufficient or available to complete the transactions contemplated hereby. The financing to be provided under the Financing Agreements or under any alternative arrangements made by Buyer is referred to herewith as the "Financing." See "--Termination/Termination Fees."

CERTAIN FILINGS

  The Company and Buyer have agreed to use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement in the most expeditious manner practicable, including but not limited to the satisfaction of all conditions to the Merger and seeking to remove promptly any injunction or other legal barrier that may prevent or delay such consummation.

  The Company and Buyer have agreed to use their reasonable best efforts to obtain all authorizations, consents, orders and approvals of federal, state, local and foreign regulatory bodies and officials and non-governmental third parties that may be or become necessary for performance of their respective obligations; provided that except as set forth in the Capital Plan or in the Company's 1999-2001 Capital Expenditure Summary (the "Capital Summary") and with such other exceptions as in the aggregate would not, and would not reasonably be expected to, have a Material Adverse Effect or require in excess of $1,000,000 in capital expenditures, nothing therein shall require Buyer or MergerSub to agree to any change to, or to make any commitments in respect of, any Franchise (as defined in the Merger Agreement) or License (as defined in the Merger Agreement) in connection with obtaining any consent or approval required with respect to the transactions contemplated thereby.

  Except as set forth in the Capital Plan or the Capital Summary, and with such other exceptions as in the aggregate would not have, and would not reasonably be expected to have a Material Adverse Effect or require in excess of $1,000,000 in capital expenditures, neither the Company nor any Subsidiary will agree to any changes to, or make any commitments in respect of, any Franchise in connection with obtaining the consent of the relevant Franchising Authority for the transfer of control thereof.

EMPLOYEE BENEFIT PLANS

  Buyer has agreed that the Company and the Surviving Corporation and its Subsidiaries shall honor, on or after the Effective Time, all Employee Plans (as defined in the Merger Agreement), Benefit Arrangements (as defined in the Merger Agreement) and all other written employment, severance, termination and retirement agreements to which the Company or any of its subsidiaries is a party as of the Effective Time.

  Buyer has agreed that, for a period of no less than three months after the Effective Time, it will or will cause the Surviving Corporation and its Subsidiaries to, provide employee pension and welfare plans for the benefit of employees and former employees of the Company and its Subsidiaries, that, in the aggregate, are not materially less favorable than the employee plans and benefit arrangements in effect immediately prior to the Effective Time. To the extent any benefit plan of Buyer (or any plan of the Surviving Corporation or any of its Subsidiaries) shall be made applicable to any employee or former employee of the Company or any of its Subsidiaries, Buyer will, or will cause the Surviving Corporation and its Subsidiaries to, grant to employees and former employees of the Company and its Subsidiaries credit for service with the Company or any of its Subsidiaries prior to the Effective Time for the purposes of determining eligibility to participate and the employee's non-forfeitable interest in benefits thereunder and, unless a duplication of benefits would thereby result, for calculating benefits (including benefits the amount or level of which is determined by reference to an employee's vesting service) thereunder. In addition, to the extent any Buyer plan (or any plan of the Surviving Corporation or any of its Subsidiaries) that constitutes an "employee welfare benefit plan," as defined in Section

3(3) of ERISA, shall be made applicable to any employee or former employee of the Company or any of its Subsidiaries, Buyer will or will cause the Surviving Corporation and its Subsidiaries to, waive all preexisting condition exclusions and waiting periods otherwise applicable to employees and former employees of the Company and its Subsidiaries, except to the extent any such limitations or waiting periods in effect under comparable plans of the Company and its Subsidiaries have not been satisfied as of the date such plan is made so applicable.

  The Merger Agreement does not limit the power of the Surviving Corporation or any of its Subsidiaries to amend or terminate any employee benefit plan, program, agreement or policy and does not require the Surviving Corporation or any of its Subsidiaries or Buyer to offer to continue (other than as required by its terms) any written employment contract or to continue the employment of any given employee.

MERCOM MINORITY INTEREST

  The parties agreed that the Company shall be entitled (i) either (a) to negotiate and enter into an agreement with Mercom (the "Mercom Agreement") to purchase the 1,822,810 shares of Mercom Common Stock, par value $1.00 per share ("Mercom Shares"), that the Company does not own for cash consideration of $12.00 per share, or (b) to make a cash tender offer (the "Mercom Tender Offer") for such Mercom Shares at a price of $12.00 per share, (ii) to consummate the purchase pursuant to such Mercom Agreement or such Mercom Tender Offer, (iii) to borrow funds under the Company's existing credit facilities for such purchase (and to amend such facilities to permit such borrowings for such purpose) and (iv) to take such customary actions in connection with the foregoing as the Company shall reasonably conclude are appropriate. The terms (other than the cash consideration, which shall be as set forth above except as otherwise agreed by Buyer and the Company) of any such Mercom Agreement or Mercom Tender Offer shall be reasonably acceptable to Buyer and the Company will not waive any material term or condition under such Mercom Agreement or Mercom Tender Offer without the consent of Buyer. No such transaction will be consummated involving the acquisition of Mercom Shares without the approval of a committee of the Board of Directors of Mercom composed solely of independent directors. The closing of any such purchase may be conditioned upon the closing of the Merger, the closing of such purchase may occur before or after the Effective Time, and none of the entering into of a Mercom Agreement, the commencement of a Mercom Tender Offer and the closing of any such purchase pursuant to a Mercom Agreement or Mercom Tender Offer shall be a condition to the Merger.

TERMINATION OF RCN AND CTE SERVICES

  Effective as of the Effective Time, the Company will terminate all services provided to it by RCN and CTE except for (i) customer and billing services now provided to the Company out of RCN's Dallas, Pennsylvania office, which services shall continue under the Distribution Agreement for 90 days after the Effective Time (or such shorter period as elected by Buyer not less than thirty days prior to the desired termination date) and (ii) the lockbox service provided by CTE, which service shall continue under the Distribution Agreement for 60 days after the Effective Time (or such shorter period as elected by Buyer not less than thirty days prior to the desired termination date). The Company will pay all amounts properly due to RCN and CTE for services rendered prior to the Effective Time. The Company and Buyer have agreed to cooperate to begin establishing a customer service center in a mutually agreeable location in Michigan. The Company will cooperate with Buyer to arrange for RCN to continue to provide programming to the Systems for a reasonable transitional period after the Effective Time. The Company will cooperate with Buyer in connection with Buyer arranging for the provision after the Effective Time of the other terminated services.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

  The respective obligations of the Company and Avalon Holdings to consummate the Merger are subject to the satisfaction of the following conditions: (a) the Merger Agreement shall have been adopted by the shareholders of the Company in accordance with Pennsylvania Law; (b) the applicable waiting period under the

HSR Act relating to the Merger shall have expired or been terminated; (c) consent shall have been obtained from the FCC for the change of control of certain FCC licenses held by the Company; and (d) (i) no federal, state or foreign court, arbitrator or governmental body, agency, or official shall have issued any order, and there shall not have been adopted or promulgated any statute, rule or regulation, prohibiting the consummation of the Merger, or, except for orders, statutes, rules and regulations of general effect, limiting or restricting Buyer's conduct or operation of the business of the Company after the Merger in a manner that would have a Material Adverse Effect, and
(ii) no proceeding seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any governmental agency or authority before any court, arbitrator or governmental body, agency or official and be pending.

  In addition, the obligations of Buyer and MergerSub to consummate the Merger are subject to the satisfaction of the following further conditions: (a) (i) the Company shall have performed in all material respects all of its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the Company contained in the Merger Agreement shall be true (disregarding all exceptions therein for materiality and Material Adverse Effect) at and as of the Effective Time as if made at and as of such time (except for representations and warranties made as of a specific date, which shall be true (disregarding all exceptions therein for materiality and Material Adverse Effect) at and as of such date) with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect and (ii) Buyer shall have received a certificate signed by an executive officer on behalf of the Company to the foregoing effect; (b) Buyer shall have received all customary documents it may reasonably request relating to the existence of the Company and the authority of the Company for the Merger Agreement, all in form and substance reasonably satisfactory to Buyer; (c) all notices to and authorizations, consents, orders and approvals from applicable Franchise Authorities necessary to transfer control of Franchises in which in the aggregate at least 90% of the Basic Subscribers of the Company and its Subsidiaries are located shall have been obtained and be in effect (the "90% Threshold"); provided that this condition will be deemed not to have been satisfied until the earliest of (i) the date upon which this condition would be satisfied if the percentage used for the 90% Threshold was 95% rather than 90%, (ii) 30 days after the date upon which the 90% Threshold is met and (iii) 20 business days prior to the first anniversary of June 3, 1998; (d) Buyer shall have received a certificate signed by an executive officer on behalf of the Company relating to the Distribution; (e) Buyer shall have received a certificate signed by an executive officer on behalf of LTTH relating to the Distribution; and (f) either (i) CTE shall have issued approximately $75-100 million of equity or equity-linked instruments (which may include convertible debentures) in accordance with the description of proposed transactions set forth in the Letter Ruling relating to the Distribution (the "Spin-Off Letter Ruling") or (ii) the Internal Revenue Service shall have issued to CTE a letter ruling supplementing the Spin-Off Letter Ruling which is reasonably satisfactory to Buyer and holds that the Distribution was tax-free under
(S)355 of the Code irrespective of the issuance of such equity or equity-linked instruments (the "CTE Equity Condition").

  The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions: (a)(i) each of Buyer and MergerSub shall have performed in all material respects all of its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the Buyer and MergerSub contained in the Merger Agreement shall be true (disregarding all exceptions therein for materiality and Buyer MAE (as defined below)) at and as of the Effective Time as if made at and as of such time (except for representations and warranties made as of a specific date, which shall be true (disregarding all exceptions therein for materiality and Buyer MAE) at and as of such date) with such exceptions as would not, individually or in the aggregate, have a material adverse effect on the business, assets, operations, condition (financial or otherwise), or results of operations of the Buyer and its Subsidiaries taken as a whole (a "Buyer MAE") and (ii) the Company shall have received a certificate signed by an executive officer on behalf of Buyer to the foregoing effect; (b) the Company shall have received all customary documents that the Company shall reasonably request relating to the existence of Buyer and MergerSub and the authority of Buyer and MergerSub to enter into the Merger Agreement, the Commitment Letters and the Financing Agreements, all in form and substance reasonably satisfactory to the Company; and (c) the Company shall have received an opinion of a nationally recognized appraiser retained by the Company regarding the solvency of Buyer, the Company and its Subsidiaries after giving effect to the transactions contemplated hereby, including the Financings, and such opinion shall be in form and substance reasonably satisfactory to the Company.

TERMINATION/TERMINATION FEES

  The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the shareholders of the Company):

    (a) by mutual written consent of the Company and Buyer;

    (b) by either the Company or Buyer if, at the Company Stockholder Meeting (including any postponement or adjournment thereof), the Merger and the other transactions contemplated in the Merger Agreement that require such approval shall fail to be approved and adopted by the affirmative vote specified;

    (c) by either the Company or Buyer, if the Merger has not been consummated by June 3, 1999, provided that no party whose willful breach has resulted in the Merger not being consummated by such date shall be entitled to terminate the Merger Agreement under this clause (c);

    (d) by either the Company or Buyer (so long as such party has complied in all material respects with its obligation to use its reasonable best efforts to consummate and make effective the Merger), if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

    (e) by the Company (provided that at the time Buyer would not be entitled to terminate the Merger Agreement because the Company is in material breach of one of its obligations under the Merger Agreement) if Buyer or MergerSub is in material breach of any of its obligations thereunder (for this purpose, the failure of Buyer to obtain financing sufficient to pay the Merger Consideration in respect of all of the Shares and to pay all related fees and expenses in connection with the Merger and the Merger Agreement will be treated as a material breach by Buyer of its obligations under the Merger Agreement if all mutual conditions and all conditions to the obligations of Buyer and MergerSub have been satisfied) or in breach of one or more of its representations and warranties hereunder (disregarding any exceptions therein for materiality or Buyer MAE) with such exceptions as would not individually or in the aggregate have a Buyer MAE, and does not cure, or proceed in good faith to cure, such breach within ten business days after the Company delivers written notice thereof;

    (f) by Buyer (provided that at the time the Company would not be entitled to terminate the Merger Agreement because Buyer or MergerSub is in material breach of one of its obligations under the Merger Agreement) if the Company is in material breach of any of its obligations hereunder or in breach of one or more of its representations or warranties thereunder (disregarding any exceptions therein for materiality or Material Adverse Effect) with such exceptions as would not individually or in the aggregate have a Material Adverse Effect, and does not cure, or proceed in good faith to cure, such breach within ten business days after notice by Buyer thereof;

    (g) by the Company, if prior to the Company Stockholder Meeting, the Board shall have failed to recommend or shall have withdrawn or modified or changed in a manner adverse to Buyer its approval or recommendation of the Merger Agreement or the Merger or shall have failed to include its recommendation in favor of the Merger in this Proxy Statement or shall have recommended or approved or endorsed a Superior Proposal (provided that the determination by the Board that an Acquisition Proposal constitutes a Superior Proposal for purposes of the provisions of the Merger Agreement regarding other offers shall not be treated as recommending, approving or endorsing a Superior Proposal), or the Company shall have entered into a definitive agreement or a letter of intent or similar agreement providing for a Superior Proposal with a Person other than Buyer or its Subsidiaries; provided that the Company shall have made the payment referred to in the last paragraph of this section;

    (h) by Buyer if the Board shall have failed to recommend or shall have withdrawn, or modified or changed in a manner adverse to Buyer its approval or recommendation of the Merger Agreement or the Merger or shall have failed to include its recommendation in favor of the Merger in this Proxy Statement or shall have recommended or approved or endorsed a Superior Proposal for purposes of the provisions of the Merger Agreement regarding other offers (provided that the determination by the Board of Directors that an Acquisition Proposal constitutes a Superior Proposal shall not be treated as recommending, approving or endorsing a Superior Proposal), or the Company shall have entered into a definitive agreement or a letter of intent or similar agreement providing for a Superior Proposal with a Person other than Buyer or its Subsidiaries;

    (i) by the Company (provided that at the time the Buyer would not be entitled to terminate the Merger Agreement because the Company is in material breach at one of its obligations under the Merger Agreement) at any time after October 31, 1998 if at such time the Commitment Letter (including any extension thereof) from the Lender has terminated or expired and Buyer has not entered into agreements or received commitments that in the aggregate, together with any funds (including any escrowed funds) of Buyer, provide for the Financing sufficient to pay the Merger Consideration in respect of all of the Shares and to pay all related fees and expenses in connection with the Merger and the Merger Agreement, all on terms and conditions reasonably satisfactory to the Company;

    (j) by the Buyer (provided that at the time the Company would not be entitled to terminate the Merger Agreement because Buyer or MergerSub is in material breach of one of its obligations under the Merger Agreement) at any time after September 30, 1998 if the Effective Time would have occurred but for the failure of the CTE Equity Condition to be satisfied and such condition has not been satisfied prior to the date of termination;

    (k) by the Buyer (provided that at the time the Company would not be entitled to terminate the Merger Agreement because Buyer or MergerSub is in material breach of one of its obligations under the Merger Agreement) if the Company elects not to cause the Company's proxy statement and proxy to be mailed to the Company's shareholders because the Board has not received from Merrill Lynch confirmation of its opinion as of the date scheduled for mailing of the Proxy Statement if the Board requests such a confirmation.

  The party desiring to terminate the Merger Agreement pursuant to paragraphs
(a)-(k) above shall give written notice of such termination to the other party.

  Except as provided below, if the Merger Agreement is terminated pursuant to paragraphs (a)-(k) above, the Merger Agreement shall become void and of no effect with no liability on the part of any party thereto, except that the agreements relating to termination fees and the Confidentiality Agreement shall survive the termination thereof. If the Merger Agreement is terminated by the Company pursuant to paragraphs (e) or (i) above then, as liquidated damages in respect of such breach or action by Buyer or Merger Sub, the Escrow Agent shall draw the full amount available for drawing under the Letters of Credit (if they have not previously been drawn) and pay the proceeds to the Company, pursuant to the terms of the Escrow Agreement, and neither Buyer nor Merger Sub shall have any further liability under the Merger Agreement. If the Merger Agreement is terminated other than as described in the preceding sentence, then the Escrow Agent shall return to the Buyer, pursuant to the terms of the Escrow Agreement, the Letters of Credit (or if the Letters of Credit have previously been drawn, the proceeds therefrom).

  If (i) the Company terminates the Merger Agreement pursuant to paragraph (g) above, or (ii) Buyer terminates the Merger Agreement pursuant to paragraphs
(f), (h) or (k) above, or (iii) either party terminates the Merger Agreement pursuant to paragraph (b) above in circumstances where the Company Stockholder Approval has not been obtained and the Company has not complied in all material respects with its obligations under the Merger Agreement relating to other offers, then in any such case as described in the foregoing clauses (i),
(ii) or (iii), the Company shall pay to Buyer an amount equal to $10,000,000 as liquidated damages for the damages, costs and expenses incurred by Buyer in connection with the Merger Agreement, the Merger and the other transactions contemplated thereby. If the Buyer terminates the Merger Agreement pursuant to paragraph (j) above, then the Company shall pay to Buyer an amount equal to $3,000,000 as liquidated damages, costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated thereby. Acceptance by Buyer of the payment referred to in either of the foregoing sentences shall constitute conclusive evidence that the Merger Agreement has been validly terminated and that the Company has no further liability thereunder.

AMENDMENT AND WAIVER

  The Merger Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and MergerSub or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of the Merger Agreement by the shareholders of the Company, no such amendment or waiver will, without the further approval of such shareholders, alter or change the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, any term of the certificate of incorporation of the Surviving Corporation or any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

EXPENSES

  Except as otherwise provided, all costs and expenses incurred in connection with the Merger will be paid by the party incurring such cost or expense.

                  CERTAIN PROVISIONS OF THE VOTING AGREEMENT

  The following summarizes certain material provisions of the Voting Agreement, a copy of which appears as Annex B to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Voting Agreement.

  LTTH, Merger Sub and the Company, entered into the Voting Agreement on June 3, 1998. LTTH owns approximately 48% of the outstanding Company Common Stock.

  During the period (the "Agreement Period") beginning on June 3, 1998 and ending on the earliest of (a) the consummation of the Merger, (b) the termination of the Merger Agreement in accordance with its terms, or (c) June 3, 1999, LTTH has agreed to vote all its shares at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company (i) in favor of the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement (collectively, the "Transactions") with respect to which LTTH may be entitled to vote, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combinations of or by the Company or any of its Subsidiaries other than the Transactions, or any other action or agreement, that would in any such case result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would result in any of the conditions to the obligations of the Company under the Merger Agreement not being fulfilled, and
(iii) in favor of any other matter relating to the consummation of the Transactions with respect to which LTTH may be entitled to vote.

  LTTH has agreed that during the Agreement Period, it will not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with the Voting Agreement.

  LTTH has agreed that it will not transfer ownership of any of its Shares except where the transferee agrees in writing to be bound by the terms and conditions of the Voting Agreement.

                  CERTAIN PROVISIONS OF THE ESCROW AGREEMENT

  The following summarizes certain material provisions of the Escrow Agreement, a copy of which appears as Annex C to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Escrow Agreement.

  The Company, Buyer and the Escrow Agent entered into the Escrow Agreement on June 3, 1998.

  Pursuant to the Original Agreement, Buyer deposited with the Escrow Agent on June 3, 1998 a $10,000,000 Letter of Credit, and deposited with the Escrow Agent on August 3, 1998 an amendment to the Letter of Credit executed by NationsBank, N.A. increasing the amount of the Letter of Credit to $15,000,000. The Letter of Credit is to be held and drawn upon by the Escrow Agent in accordance with the Escrow Agreement.

  If the Merger Agreement is terminated by the Company pursuant to paragraph
(e) or (i) under "Certain Provisions of the Merger Agreement--
Termination/Termination Fee", then the Escrow Agent shall draw the full amount available under the Letter of Credit and pay the proceeds therefrom to the Company.

  If the Merger Agreement is terminated other than as described in the preceding paragraph, then the Escrow Agent shall return the Letter of Credit to Buyer.

  The Escrow Agreement includes a dispute resolution mechanism, pursuant to which Buyer and the Company shall use all reasonable efforts to resolve any dispute. The Escrow Agent may not return or draw under the Letter of Credit until any such dispute is resolved by agreement between the Buyer and the Company or by judicial process.

                CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS

  The Company does not as a matter of course make public forecasts as to its future financial performance and condition. However, in connection with its process of exploring strategic alternatives, the Company furnished certain parties potentially interested in a strategic transaction with certain data relating to projected future operating results on a standalone basis without giving effect to a strategic transaction involving the Company. The projections set forth below for fiscal years 1998 through 2003 were prepared by the Company in the second quarter of 1998 for the purpose of providing information for consideration by potential strategic partners. These projections were not prepared in compliance with the published guidelines of the American Institute of Certified Public Accountants or the Commission regarding projections or financial forecasts and are included herein only because such information was provided to potential strategic partners. These projections constitute forward-looking statements and were based upon numerous assumptions which are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond the Company's control, including, without limitation, the addition of substantial revenues from new services, the acquisition of certain assets by the Company and the absence of any adverse developments regarding the operations of the business. The inclusion of such projections should not be regarded as an indication that the Company or the Buyer considered them a reliable predictor of future events, and the projections should not be relied on as such. Neither the Company nor the Buyer assumes any responsibility for the validity, reasonableness, accuracy or completeness of these projections and the Company has made no representation to the Buyer regarding such projections. For a list of additional important factors that, in the view of the Company could cause actual results to differ materially from those set forth in these projections, see "Forward Looking Statements".

                             CABLE MICHIGAN, INC.
                      FORECASTED INCOME (IN THOUSANDS)(1)

                         1998      1999      2000      2001     2002     2003
                        -------  --------  --------  -------- -------- --------
Total Revenue.......... $88,918  $102,297  $121,124  $143,721 $169,243 $196,477
EBITDA(2)..............  37,007    41,896    49,249    58,127   68,428   79,492
Operating Income.......   3,256     4,354     9,026    27,378   41,980   58,212
Net Income.............  (3,368)   (3,600)     (830)   10,617   20,256   31,322

--------
(1) All projections reflect the assumed acquisitions of a cable system of 2,000 subscribers (assumed to close in the third quarter of 1998) and a cable system of 6,300 subscribers (assumed to close in the first quarter of 1999).

(2) EBITDA is defined as income from operations before depreciation and amortization. EBITDA should not be construed as a substitute for income from operations, net earnings (loss) and cash flows from operating activities determined in accordance with GAAP.

  Forecasts of future financial performance could differ materially from the data set forth above if management were to prepare projections based upon circumstances existing as of the date of this Proxy Statement. Neither the Company nor the Buyer intends or has any duty or obligation to publicly disclose updates or revisions to any of the projections set forth above which are made after the date hereof to reflect circumstances existing or developments occurring after the preparation of such projections or to reflect the occurrence of unanticipated events, including the Merger and Buyer's business plan. The Company's independent auditors have not examined or compiled the foregoing forward-looking statements or applied any procedures with respect to such statements. Accordingly, such auditors have not expressed any opinion or other form of assurance with respect to such statements and assumed no responsibility for them.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND SUBSCRIBER DATA)

  The following discussion should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto:

  The Company is a cable television operator in the State of Michigan, which, as of December 31, 1997, served approximately 204,000 subscribers. These figures include the approximately 39,400 subscribers served by Mercom, a 62% owned subsidiary of the Company.

  Prior to September 30, 1997, the Company was operated as part of CTE. On September 30, 1997, CTE distributed 100% of the outstanding shares of common stock of its wholly owned subsidiaries, RCN and Cable Michigan, to holders of record of CTE's Common Stock and CTE's Class B Common Stock as of the close of business on September 19, 1997 (the "Distribution") in accordance with the terms of a Distribution Agreement dated September 5, 1997 among CTE, RCN and Cable Michigan. Cable Michigan consists of CTE's Michigan cable operations, including its 62% ownership in Mercom. CTE, RCN and Cable Michigan have entered into certain agreements providing for the Distribution, and governing various ongoing relationships between the three companies, including a distribution agreement and a tax-sharing agreement. Most of the historical financial information presented herein reflects periods during which the Company did not operate as an independent company and accordingly, certain assumptions were made in preparing such financial information. Such information, therefore, may not necessarily reflect the results of operations or the financial condition of the Company which would have resulted had the Company been an independent, public company during the reporting periods, and are not necessarily indicative of the Company's future operating results or financial condition.

THREE MONTHS ENDED MARCH 31, 1998 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1997

  For the three months ended March 31, 1998, operating income before depreciation, amortization and management fees was $9,043 as compared to $8,939 for the three months ended March 31, 1997. Sales increased 6.0% to $20,734 for the three month period ended March 31, 1998 from $19,556 for the same period in 1997. Net loss was $1,401 for the three months ended March 31, 1998 as compared to a loss of $1,795 for the same period in 1997. The improvement in operating income before depreciation and amortization and management fees of $104 is offset by an increase in depreciation and amortization of $286. Higher interest income and lower interest expense, partially offset by a lower benefit for income taxes primarily account for the decrease in the net loss of $394 for the three months ended March 31, 1998 compared to the same period in 1997.

  Sales are primarily comprised of subscription fees for basic service packages, premium and pay per view services and cable advertising sales. For the three months ended March 31, 1998, sales were $20,734, an increase of $1,178 or 6.0% as compared to the same period in 1997, primarily due to higher basic revenue resulting from approximately 5,645 additional average subscribers over the same period in 1997 and marketing launch incentives.

  Costs and expenses, excluding depreciation, amortization and management fees, are comprised of direct costs of providing services, primarily cable programming and franchise costs, salaries and benefits, customer service costs, sales and marketing costs and general and administrative expenses. For the three months ended March 31, 1998, costs and expenses, excluding depreciation and amortization and management fees, were $11,691 an increase of $1,074 or 10.1% as compared to the three months ended March 31, 1997. The increase is primarily due to higher basic programming costs resulting from increased rates and license fees.

  Depreciation and amortization was $8,208 for the three months ended March 31, 1998, an increase of $286 or 3.6% as compared to the same period in 1997. The increase is primarily due to a significant increase in capital expenditures as compared to the same period in 1997.

  Interest expense was $2,420 and $3,347 for the three months ended March 31, 1998 and 1997, respectively, resulting in a decrease of $927 or 27.7%. As a result of refinancing of debt, in connection with the restructuring, interest rates decreased approximately 300 basis points.

  Interest income was $249 at March 31, 1998 compared with $42 for the same period in 1997 resulting in an increase of $207 primarily due to higher average cash balances.

  The Company's effective income tax rate was (36.5%) for the three months ended March 31, 1998 and (37.8%) for the three months ended March 31, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

  For the year ended December 31, 1997, operating income before depreciation and amortization and management fees was $36,832 compared to $35,594 for the year ended December 31, 1996. Sales increased 6.7% to $81,299 for 1997 from $76,187 in 1996. For the year ended December 31, 1997, net loss was ($4,358) as compared to a net loss of ($8,256) for 1996. The improvement in operating income before depreciation and amortization and management fees of $1,238 was substantially offset by higher depreciation and amortization of $655. Lower interest expense of $3,428 and a $2,571 gain on the sale of the Port St. Lucie cable operations of Mercom, partially offset by a lower benefit for income taxes of $1,598 and a lower minority share of Mercom's losses of $1,098 primarily account for the decrease in the net loss of $3,898 in 1997 as compared to 1996.

  Sales are primarily comprised of subscription fees for basic service packages, premium and pay per view services and cable advertising sales. Sales for 1997 were $81,299, an increase of $5,112 or 6.7%, primarily due to higher basic revenue resulting from approximately 5,757 additional average subscribers over the same period in 1996 and the effects of rate increases during the first quarter of 1997.

  Management fees increased $217, or 6.2% primarily due to costs associated with the spin-off of the Company from CTE.

  Costs and expenses, excluding depreciation and amortization and management fees, are comprised of direct costs of providing services, primarily cable programming and franchise costs, salaries and benefits, customer service costs, sales and marketing costs and general and administrative expenses. Costs and expenses excluding depreciation and amortization and management fees were $44,467 for 1997, an increase of $3,874, or 9.5% as compared to 1996. The increase is primarily due to higher basic programming costs resulting from higher rates, additional channels and increased subscribers and due to increased payroll and benefits.

  Depreciation and amortization was $32,082 in 1997, an increase of $655 or 2.1% as compared to 1996.

  Interest expense was $11,751 in 1997, a decrease of approximately $3,428, or 22.6% as compared to 1996 due to lower notes payable to affiliates, partially offset by an increase in interest expense on new third-party debt.

  For the year ended December 31, 1997, the Company realized a gain of $2,571 on the sale of the Port St. Lucie cable operations of Mercom which also resulted in an increase in the minority share of Mercom's income.

  The Company's effective income tax rate was (48.6%) in 1997 and (40.9%) in 1996. For an analysis of the change in income taxes, see the reconciliation of the effective income tax rate in Note 6 to the Consolidated Financial Statements.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

  For the year ended December 31, 1996, operating income before depreciation and amortization and management fees was $35,594 as compared to $29,228 for the year ended December 31, 1995. Sales increased 25.6% to $76,187 for 1996 from $60,675 in 1995. For the year ended December 31, 1996, net loss was ($8,256)
as compared to a net loss of ($10,501) for 1995. The improvement in operating income before depreciation and amortization and management fees of $6,366 was substantially offset by higher depreciation and amortization of $6,273. Lower interest expense of $794 and a higher minority share of Mercom's losses of $1,337 primarily account for the decrease in the net loss of $2,245 in 1996 as compared to 1995.

  Sales for 1996 were $76,187, an increase of $15,512 or 25.6%, primarily as a result of the consolidation of Mercom for a full year in 1996 as compared to five months in 1995. Mercom accounts for $9,648 of the increase in sales over the same period in 1995. On an annualized basis, Mercom's sales increased approximately $1,600 or 11.7%, of which approximately $1,000 relates to a rate increase implemented in February 1996 and approximately $500 relates to 1,845 additional average subscribers per month in 1996 as compared to 1995. The remaining $5,864 increase in consolidated sales is due primarily to an increase in average subscribers of Cable Michigan of approximately 7,600 and the effects of rate increases of approximately 5.7% in April 1995, which affected 1996 results for a full year, and approximately 12.1% in February 1996. On an annualized basis, the rate increases, excluding Mercom, provide additional basic revenues of approximately $3,700, subject to final decision by the FCC with respect to these rate increases, of which no assurances can be given.

  Costs and expenses, excluding depreciation and amortization and management fees, were $40,593 for 1996, an increase of $9,146, or 29.1% as compared to 1995. The increase is primarily due to the consolidation of the financial results of Mercom for a full year in 1996 as compared to five months in 1995, as discussed above. Mercom contributed $6,097 to the increase in costs and expenses in 1996.

  On an annualized basis, Mercom's costs and expenses, excluding depreciation and amortization, increased approximately $1,200 or 13.5%. Programming, franchise and other variable costs increased approximately $775. This increase is directly related to costs associated with subscriber growth, increased programming rates on existing channels and new basic channels added during the year. Operating, marketing and other fixed system costs increased by $423. This increase is primarily due to salaries and benefits, costs associated with maintaining a larger subscriber base and a concentration on customer service initiatives. The remaining increase in costs and expenses, excluding depreciation and amortization, is primarily due to higher programming expense of Cable Michigan due to license fees increases, subscriber growth and channel additions.

  Depreciation and amortization was $31,427 in 1996, an increase of $6,273, or 24.9% as compared to 1995. The increase is attributable to the securing of a majority voting interest in Mercom in August 1995. Mercom's financial results have been consolidated since that time resulting in an increase in depreciation and amortization of approximately $5,800 for the twelve months in 1996 as compared to the five months in 1995.

  Interest expense was $15,179 in 1996, a decrease of approximately $800, or 5% as compared to 1995, due to a combination of lower average outstanding borrowings and lower average interest rates.

  The Company acquired a majority voting interest in Mercom in August 1995 pursuant to a common stock rights offering. Immediately prior to the rights offering, the Company had a 43.63% interest in Mercom and accounted for its investment under the equity method. Following the rights offering, the Company has a 61.92% interest in Mercom and has consolidated Mercom in its financial statements since August 1995. As a result, for 1995, minority interest in the income of Mercom was ($186) while for 1996, minority interest in the loss of Mercom was $1,151.

  The Company's effective income tax rate was (34.7%) in 1995 and (40.9%) in 1996. For an analysis of the change in income taxes, see the reconciliation of the effective income tax rate in Note 6 to the Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

  During 1997, the Company incurred $128,000 of newly issued third party debt and repaid approximately $110,000 of the total amount of outstanding intercompany notes payable owed to C-TEC Cable Systems, Inc., which is an RCN subsidiary. The remaining amount of outstanding intercompany indebtedness of the Company of approximately $30,731 was treated as a capital contribution to the Company. In addition, the Company assumed approximately $15,000 of CTE indebtedness, which is collateralized by the 62% interest in Mercom in connection with CTE's contribution of its investment in Mercom to the Company. Cable Michigan assumed all of the bank's interest in Mercom's Term Credit Agreement (approximately $14,000). Immediately after the assumption of the Term Credit Agreement by Cable Michigan, the Term Credit Agreement was amended and restated (see Note 7).

  The Company has generated operating income before depreciation and amortization of $33,117, $32,096 and $25,926 for the years ended December 31, 1997, 1996 and 1995, respectively, and has generated operating income before depreciation and amortization and management fees of $9,043 and $8,939 for the three months ended March 31, 1998, and 1997, respectively. The Company expects that system upgrades, plant expansion and maintenance necessary to remain competitive and offer expanded services, such as data and digital services, will require capital significantly in excess of historical levels. The Company currently anticipates that capital expenditures in respect of system upgrades will be approximately $22,300 during 1998 and approximately $19,300 during 1999. Additional capital expenditures in respect of plant expansion and maintenance of $7,800 and $5,700 are expected to be incurred in 1998 and 1999, respectively. The Company believes that cash flow generated by operations, cash balances on hand and, if necessary, borrowings, will enable the Company to fund its capital expenditure requirements and to make scheduled payments of principal and interest on indebtedness, but there can be no assurance in the regard. The Company had $30,000 of credit availability under its Revolving Credit Facility (Note 7) at March 31, 1998.

  For the three months ending March 31, 1998, the Company's net cash provided by operating activities was $6,595 comprised primarily of net loss of $(1,401) adjusted by non-cash depreciation and amortization of $8,208, other non-cash items totaling $(1,135) and working capital changes of $781. Net cash used in investing activities of $5,745 consisted primarily of additions to property, plant and equipment of $5,653. Net cash used in financing activities of $7,745 consisted primarily of redemption of long-term debt of $8,000, partially offset by proceeds from the exercise of stock options of $205.

  For the year ended December 31, 1997, the Company's net cash provided by operating activities was $18,344 comprised primarily of a net loss of $4,358 adjusted by non-cash depreciation and amortization of $32,082, other non-cash items totaling ($4,096) and working capital changes of ($4,570). Net cash used in investing activities of $10,009 consisted primarily of additions to property, plant and equipment of $14,041, partially offset by proceeds from the sale of Port St. Lucie of $3,496. Net cash provided by financing activities of $5,587 consisted of the issuance of long-term debt of $128,000 and transfers from CTE of $12,500, substantially offset by a change in affiliate notes of ($116,836) and redemption of long-term debt of $17,430.

  For the year ended December 31, 1996, the Company generated cash from operating activities of $27,817, comprised principally of a net loss of $8,256 adjusted for non-cash depreciation and amortization of $31,427, other non-cash items of $2,099 and working capital changes of $2,393. Net cash used in investing activities was $9,215, comprised principally of capital expenditures of $9,605. Net cash used in financing activities was $18,334, comprised of a decrease in affiliate notes of $16,834 and principal payments on long-term debt of $1,500.

REGULATORY ISSUES

  No assurances can be given at this time that the following regulatory matters will not have a Material Adverse Effect on the Company's business and results of operations in the future. Also, no assurance can be given as to what other future actions Congress, the Federal Communications Commission ("FCC") or other regulatory authorities may take or the effects thereof on the Company.

  The 1996 Act is intended to stimulate growth and competition in virtually every component of the communications industry. The 1996 Act established a framework for deregulation and calls for state regulators and the FCC to work out the specific implementation process. Companies are permitted to combine historically separate lines of business into one, and provide that combined service in markets of their own choice. In addition, there will be relief from the earnings restrictions and price controls that have governed the local telephone business for many years and were imposed on the cable industry in the 1992 Act.

  The rate regulation provisions of the 1992 Act have not had a materially adverse effect on the Company's financial condition and results of operations. With the passage of the 1992 and 1996 Acts, cable systems rates are deregulated as effective competition enters the franchise area and all CPST rates will be deregulated by March 31, 1999. The Company anticipates that certain provisions of the 1992 Act that do not relate to rate regulation, such as the provisions relating to retransmission consent and customer service standards, will reduce the future operating margins of the Company.

  Over the last several years, the Company has received complaints related to its FCC rate filings. Although the Company believes that its rates are justified, according to the rules and regulations established by the FCC, the Company believes that it has adequately reserved for any exposures related to these rate proceedings.

IMPACT OF THE YEAR 2000 ISSUE

  The Company has certain financial, administrative and operational systems which are subject to Year 2000 exposures. The Company has performed a study to identify those specific systems which require remediation and developed a plan to correct such situations in a timely fashion. The Company's plan is proceeding on target. The plan includes ensuring that those systems for which the Company is dependent on external vendors, such as certain billing systems, will be Year 2000 compliant by the end of 1999 based on the status of external vendors' remediation efforts. For those internal systems that require corrective action, the Company has contracted with its information systems services provider to rewrite the relevant programming code. Finally, the Company is well along on a conversion of its suite of financial systems to a state-of-the-art system. Such system is expected to ensure Year 2000 compliance in financial applications, enable the Company to process and report its financial transactions more efficiently and provide a greater level of detailed information to facilitate management's analysis which is critical to its business decisions.

  The Company is employing a team approach across its MIS, financial and operational groups in addressing the above issues, as well as utilizing the assistance of external consultants in the case of the new system implementation. Such a team approach facilitates consistent progress of plans without disruption of other areas of the business.

  There is no assurance that the Company's plans will continue to progress as intended. The Company estimates that its cost of Year 2000 remediation will not be material.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

THE COMPANY

  The following table sets forth the beneficial ownership of Company Common Stock as of the Record Date by each director, certain named executive officers (the "Named Executive Officers") and by all persons, as a group, who are currently directors or executive officers of the Company and by each person who is known to the Company to be the beneficial owner of more than five percent (5%) of the Company Common Stock. Each director or executive officer has sole investment and voting power over the shares listed opposite his name except as set forth in the footnotes hereto:

COMPANY COMMON STOCK

                                                                     PERCENT OF
                                                NUMBER OF SHARES     OUTSTANDING
NAME AND TITLE OF BENEFICIAL OWNER           BENEFICIALLY OWNED (1)    SHARES
----------------------------------           ---------------------- ------------
R. Douglas Bradbury, Director..............              --             --
John J. Gdovin, Senior Vice President (2)..            1,743              *
Bruce C. Godfrey, Director and Corporate
 Secretary (2).............................            4,741              *
Mark Haverkate, Director, President and COO
 (2).......................................            4,596              *
Frank M. Henry, Director...................           16,140              *
Daniel E. Knowles, Director................              234              *
David C. McCourt, Chairman and CEO (2)
 (3).......................................           12,382              *
David C. Mitchell, Director................              681              *
Raymond B. Ostroski, Director..............           18,419              *
Timothy J. Stoklosa, Director, EVP and
 CFO.......................................            1,014              *
All Directors and Executive Officers as a
 Group (15 Persons) (2) (3)................           59,950              *
LTTH (4)...................................        3,330,121             48%

--------
(*) Less than 1% of the outstanding shares.

(1) Includes forfeitable Matching Shares (as defined below), and Share Units (as defined below).

(2) Under the Company's Executive Stock Purchase Plan (the "ESPP" or the "Purchase Plan"), participating executive officers who forgo current compensation are credited with Cable Michigan "Share Units," the value of which is based on the value of a share of Company Common Stock. ESPP participants who elect to receive Share Units in lieu of current compensation are also credited with restricted "Matching Shares," which vest over a period of three (3) years from the grant date, subject to continued employment. Matching Shares, unless forfeited, have voting and dividend rights. The holdings indicated include Share Units and Matching Shares. The table below shows, in respect of each Director or Named Executive Officer that is an ESPP participant, the number of shares of Company Common Stock purchased outright, Share Units relating to Company Common Stock acquired by each person in lieu of current compensation, and the forfeitable Matching Shares of Company Common Stock held by each person:

                                                 SHARE UNITS                                TOTAL SHARES
                                                ACQUIRED UNDER                              PURCHASED AND
                                                   THE ESPP       TOTAL SHARES  RESTRICTED  ACQUIRED AND
                            SHARES PURCHASED      IN LIEU OF       PURCHASED   AND MATCHING  RESTRICTED
                                OUTRIGHT     CURRENT COMPENSATION AND ACQUIRED    SHARES       SHARES
                            ---------------- -------------------- ------------ ------------ -------------
   John J. Gdovin..........        677                533            1,210          533         1,743
   Bruce C. Godfrey........      1,251              1,745            2,996        1,745         4,741
   Mark Haverkate..........      2,392              1,102            3,494        1,102         4,596
   David C. McCourt........      2,894              4,744            7,638        4,744        12,382

(3) Includes 56 shares of Company Common Stock which are owned by Mr. McCourt's wife. Mr. McCourt disclaims beneficial ownership of such Shares. Does not include 3,330,121 Shares held by LTTH.

(4) Level 3 Communications, Inc. ("Level 3") holds 90% of the common stock of LTTH and all of the preferred stock of LTTH. David C. McCourt, Chairman and Chief Executive Officer of the Company, owns the remaining 10% of the common stock of LTTH. The address of Level 3 is 3555 Farnam Street, Omaha, Nebraska 68131. The address of LTTH is 1000 Kiewit Plaza, Omaha, Nebraska 68131.

  The information set forth above with respect to individuals that may be affiliated with LTTH does not give effect to the ownership of Company securities by LTTH. Certain executive officers or directors of the Company are directly or indirectly affiliated with LTTH.

MERCOM, INC.

  Set forth below is certain information regarding the beneficial ownership of the Common Stock of Mercom, a 61.92% owned subsidiary of the Company, as of June 30, 1998, by each director, the Named Executive Officers and by all persons, as a group, who are currently directors or executive officers of the Company. Each director or executive officer has sole investment and voting power over the shares listed opposite his name except as set forth in the footnotes hereto:

                                                                   PERCENT OF
                                                NUMBER OF SHARES   OUTSTANDING
NAME OF BENEFICIAL OWNER                       BENEFICIALLY OWNED    SHARES
------------------------                       ------------------ ------------
R. Douglas Bradbury...........................          --            --
John J. Gdovin................................          --            --
Bruce C. Godfrey..............................          --            --
Mark Haverkate................................          --            --
Frank M. Henry................................          --            --
Daniel E. Knowles.............................          --            --
David C. McCourt..............................       50,000(1)        *
David C. Mitchell.............................          --            --
Raymond B. Ostroski...........................        4,000           *
Timothy J. Stoklosa...........................          --            --
All Directors and Executive Officers as a
 Group (15 persons)...........................       54,000(1)        *

--------
(*) Less than 1% of the outstanding shares.
(1) Includes 50,000 shares which are owned by Mr. McCourt's wife. Mr. McCourt disclaims beneficial ownership of such shares.

LEVEL 3 COMMUNICATIONS, INC.

  Set forth below is certain information regarding the beneficial ownership of equity securities of Level 3 Common Stock as of June 30, 1998, by each director, the Named Executive Officers and by all persons, as a group, who are currently directors or executive officers of the Company.

                                                                   PERCENT OF
                                                NUMBER OF SHARES   OUTSTANDING
NAME OF BENEFICIAL OWNER                       BENEFICIALLY OWNED    SHARES
------------------------                       ------------------ ------------
R. Douglas Bradbury...........................     1,277,595          *
John J. Gdovin................................           --           --
Bruce C. Godfrey..............................           --           --
Mark Haverkate................................           --           --
Frank M. Henry................................           --           --
Daniel E. Knowles.............................           --           --
David C. McCourt..............................        57,500          *
David C. Mitchell.............................           --           --
Raymond B. Ostroski...........................           --           --
Timothy J. Stoklosa...........................         2,155          *
All Directors and Executive Officers as a
 Group (15 Persons)...........................     1,337,650          *

--------
(*) Less than 1% of the outstanding shares of the class.

                           REGULATORY CONSIDERATIONS

ANTITRUST

  Under the HSR Act and the Rules, certain merger transactions may not be consummated unless certain information has been furnished to the Antitrust Division and the FTC and certain applicable waiting periods have expired or are terminated. The Merger is subject to the requirements of the HSR Act and the Rules.

  Pursuant to the requirements of the HSR Act, ABRY Broadcast Partners III, L.P., in its capacity as the ultimate parent entity (as defined under the Rules) of MergerSub, filed a Notification and Report Form with respect to the Merger with the Antitrust Division and the FTC on July 1, 1998. The Company also filed a Notification and Report Form with respect to the Merger on such date. The waiting period applicable to the Merger was terminated on July 28, 1998.

  At any time before or after the consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as either deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of the Company by the Buyer following consummation of the Merger. Private parties (including individual states) may also bring legal actions under the antitrust laws. Neither the Buyer nor the Company believes that the consummation of the Merger will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or if such a challenge is made, what the result will be.

FRANCHISES

  The consummation of the Merger is subject to notices, consents or waivers obtained from applicable Franchise Authorities necessary to transfer control of Franchises in which in the aggregate at least 90% of the Basic Subscribers of the Company are located. The Company must, in certain instances, notify or obtain consent from applicable Franchise Authorities before changing control of the Company in the manner contemplated by the Merger. Although the requirements vary from jurisdiction to jurisdiction, many of the Franchise Agreements require Franchise Authority consent to a change in control of the cable television operator. In those jurisdictions that require such consent, the controlling Franchise Agreements often specify that such consent not be "unreasonably withheld" by the Franchise Authority. Other Franchise Agreements merely require that the cable television operator notify the Franchise Authority of any such transfer of control. Still other Franchise Agreements contain no consent or notice requirements in circumstances regarding the transfer of control of the cable television operator.

  The Company has identified approximately 130 jurisdictions in which the Franchise Agreement requires prior Franchise Authority notice of or consent to the change of Company control contemplated by the Merger. In those jurisdictions requiring notice, the Company has provided the required notification in the form specified in the applicable Franchise Agreement. In those jurisdictions requiring consent, the Company has sought such consent by filing FCC Form 394 with each Franchise Authority. FCC Form 394, "Application for Franchise Authority Consent To Assignment Or Transfer Of Control Of Cable Television Franchise", is predicated upon 47 U.S.C. (S)537. That section allows the Franchise Authority 120 days to consider the transfer request, after which period, if no objection is made by the Franchise Authority, the transfer is deemed approved. See "Certain Provisions of the Merger Agreement-- Conditions to the Consummation of the Merger."

FCC

  Under the Communications Act and the rules that have been promulgated thereunder by the FCC, the consummation of the Merger is conditioned upon, among other things, approval by the FCC of the transfer of control of certain FCC licenses held by the Company. Under the FCC's rules, third parties may have an opportunity to file objections to the transfer or the FCC may examine regulatory issues raised by the transfer on its own motion. The requisite transfer of control applications were filed with the FCC on June 23, 1998. There can be no assurance that the requisite FCC approvals will be obtained, or that they will be obtained in a timely manner or without conditions adverse to the Company.

                              BUYER AND MERGERSUB

  The Buyer, a Delaware corporation, is a holding company that was formed in June, 1998 to invest in the Company. Buyer is controlled by ABRY Holdings, III, Inc., through ABRY Broadcast Partners, III, L.L.C., and Avalon Cable. The address of the principal office of Buyer is c/o ABRY Partners, Inc., 18 Newbury Street, Boston, Massachusetts 02116 and its telephone number is (617) 859-2959. There are no pending legal proceedings to which Buyer is a party or which relate to its property.

  MergerSub, a Pennsylvania corporation, was incorporated in July, 1998 and has not carried on any activities to date other than those incident to its formation and the transactions contemplated by the Merger Agreement. As of the date hereof, all of the outstanding capital stock of MergerSub is owned in the aggregate by Buyer.

  The parties to the Original Agreement were the Company, the Buyer, and Old MergerSub, a Delaware corporation and wholly-owned subsidiary of the Buyer. Old MergerSub assigned all its rights and obligations under the Original Agreement to MergerSub pursuant to the Assignment Agreement. The sole director, as well as the President and Secretary, of MergerSub is Ms. Peggy Koenig. The principal offices of MergerSub and Buyer are located at 18 Newbury Street, Boston, Massachusetts 02116 and their telephone number is (617) 859-2959. MergerSub owns no physical properties. There are no pending legal proceedings to which MergerSub is a party or which relate to its property.

                        DISSENTING SHAREHOLDERS' RIGHTS

  Under applicable provisions of the Pennsylvania Law, holders of Company Common Stock will have the right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter D. Accompanying this Proxy Statement as Annex E is a copy of the text of the applicable provisions of the Pennsylvania Law that prescribes the procedures for the exercise of dissenters' rights for determining the value of their shares. Shareholders of Cable Michigan who seek to exercise dissenters' rights must carefully follow the procedures described in such statutory provisions. The following summary of such provisions is qualified in its entirety by reference to such statutory provisions.

  Any Cable Michigan shareholder who wishes to dissent and obtain payment of the fair value of his Shares (i) must file with Cable Michigan prior to the Special Meeting a written notice of intention to demand that he be paid the fair value for his shares if the Merger is effectuated, (ii) must effect no change in the beneficial ownership of his Shares from the date of such filing continuously through the Effective Date, and (iii) must refrain from voting his Shares in approval of the Merger. A dissenter who fails to follow these procedures in any respect shall not acquire any right to payment of the fair value of his Shares. Neither a proxy nor a vote against the proposed Merger shall constitute the required written notice nor shall the failure to vote constitute a waiver by such holder of his dissenters' rights.

  A record holder of shares of a business corporation may assert dissenters' rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of common stock beneficially owned by any person and discloses the name and address of the person or persons on whose behalf he dissents.
In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters' rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the term of Subchapter D if he submits to the business corporation not later than the time of the assertion of dissenters' rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of common stock owned by the owner, whether or not the shares so owned by him are registered in his name.

  If the Merger is approved by the required vote at the Meeting, Cable Michigan shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their Shares and who refrained from voting in favor of the Merger. The notice will (i) state where and when a demand for payment must be sent and certificates representing Company Common Stock must be deposited in order to obtain payment, (ii) supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the Shares, and (iii) be accompanied by a copy of Subchapter D. A shareholder who fails to timely demand payment or fails to timely deposit certificates as required by such notice shall not have any right to receive payment of the fair value of his Shares. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the Merger. Within 60 days after the date set for demanding payment and depositing certificates, if the Merger has not been effectuated, Cable Michigan shall return any certificates that have been deposited. Cable Michigan may thereafter send a new notice setting a new date for demanding payment and depositing certificates.

  Promptly after effectuation of the Merger, or receipt of demand for payment if the Merger has already been effectuated, Cable Michigan shall either remit to dissenters who have made demand and deposited certificates the amount that Cable Michigan estimates to be the fair value of the Shares, or give written notice that no remittance will be made. The remittance or notice shall be accompanied by (i) the closing balance sheet and statement of income of Cable Michigan for a fiscal year ending not more than 18 months before the date of remittance or notice together with the latest available interim statements,
(ii) a statement of Cable Michigan's, estimate of the fair value of the Shares and (iii) a notice or the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter
D. If Cable Michigan does not remit the amount of its estimate of the fair value of the Shares as provided above, it shall return any certificates that have been deposited. Cable Michigan may make a notation on any such certificates that such demand has been made. If Shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor shall bear a similar notation, together with the name of the original dissenting holder or owner of such Shares. A transferee of such Shares shall not acquire by transfer any rights in the Company other than those that the original dissenter had after making demand for payment of their fair value.

  If the dissenter believes that the amount stated or remitted by Cable Michigan is less than the fair value of his Shares, he may send to Cable Michigan his own estimate of the fair value of the Shares, which shall be deemed a demand for payment of the amount or the deficiency. Where the dissenter does not file his own estimate within 30 days after the mailing by Cable Michigan of its remittance of notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by Cable Michigan.

  Within 60 days after the latest of (i) effectuation of the Merger, (ii) timely receipt of any demands for payment by a dissenter or (iii) timely receipt of any estimate of fair value by the dissenter, if any demands for payment remain unsettled, Cable Michigan may file in court an application for relief requesting that the fair value of the Shares be determined by the court. All dissenters, wherever residing, whose demands have not been settled, shall be made parties to the proceeding as in an action against their Shares. A copy of the application shall be served on each such dissenter. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his Shares is found to exceed the amount, if any, previously remitted, plus interest. If Cable Michigan fails to file an application with the court, any dissenter who made a demand and who has not already settled his claim against Cable Michigan may do so in the name of Cable Michigan at any time within 30 days after the expiration of the 60 day period for filing by Cable Michigan. If a dissenter does not file an application within the 30 day period, each dissenter entitled to file an application shall be paid Cable Michigan's estimate of the fair value of the Shares and no more, and may bring an action to recover any amount not previously remitted.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, appearing in this Proxy Statement have been audited by PriceWaterhouseCoopers LLP, independent accountants, a successor to Coopers & Lybrand L.L.P., as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

AUDITED FINANCIAL STATEMENTS

Report of Independent Accountants......................................... F-2
Consolidated Statements of Operations for the Years Ended December 31,
 1997, 1996 and 1995...................................................... F-3
Consolidated Balance Sheets as of December 31, 1997 and 1996.............. F-4
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1997, 1996 and 1995...................................................... F-5
Consolidated Statements of Changes in Shareholders' Deficit for the Years
 Ended December 31, 1997, 1996 and 1995................................... F-7
Notes to Consolidated Financial Statements................................ F-8

UNAUDITED FINANCIAL STATEMENTS

Condensed Consolidated Statements of Operations--Quarters Ended March 31,
 1998 and 1997...........................................................  F-22
Condensed Consolidated Balance Sheets--March 31, 1998 and December 31,
 1998....................................................................  F-23
Condensed Consolidated Statements of Cash Flows--Quarters Ended March 31,
 1998 and 1997...........................................................  F-24
Notes to Condensed Consolidated Financial Statements.....................  F-25

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of Cable Michigan, Inc.:

  We have audited the accompanying consolidated balance sheets of Cable Michigan, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cable Michigan, Inc. and Subsidiaries as of December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ PriceWaterhouseCoopers LLP
_________________________________
PriceWaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 13, 1998

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                            FOR THE YEARS ENDED DECEMBER 31,
                                            ----------------------------------
                                               1997        1996        1995
                                            ----------  ----------  ----------
Sales.....................................  $   81,299  $   76,187  $   60,675
Costs and expenses, excluding management
 fees and depreciation and amortization...      44,467      40,593      31,447
Management fees...........................       3,715       3,498       3,302
Depreciation and amortization.............      32,082      31,427      25,154
                                            ----------  ----------  ----------
Operating income..........................       1,035         669         772
Interest income...........................         358         127          55
Interest expense..........................     (11,751)    (15,179)    (15,973)
Gain on sale of Florida cable system......       2,571         --          --
Other (expense), net......................        (738)       (736)       (363)
                                            ----------  ----------  ----------
(Loss) before income taxes................      (8,525)    (15,119)    (15,509)
(Benefit) from income taxes...............      (4,114)     (5,712)     (5,590)
                                            ----------  ----------  ----------
(Loss) before minority interest and equity
 in unconsolidated entities...............      (4,411)     (9,407)     (9,919)
Equity in (loss) of unconsolidated
 entities.................................         --          --         (396)
Minority interest in loss (income) of
 consolidated entity......................          53       1,151        (186)
                                            ----------  ----------  ----------
Net (loss)................................  $   (4,358) $   (8,256) $  (10,501)
                                            ==========  ==========  ==========
Basic earnings per average common share:
  Net (loss) to shareholders..............  $    (0.63) $    (1.20) $    (1.53)
  Average common shares outstanding.......   6,870,528   6,864,799   6,861,292
Diluted earnings per average common share:
  Net (loss) to shareholders..............  $    (0.63) $    (1.20) $    (1.53)
  Average common shares and common stock
   equivalents outstanding................   6,870,528   6,864,799   6,861,292


          See accompanying notes to Consolidated Financial Statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                             DECEMBER 31,
                                                           ------------------
                                                             1997      1996
                                                           --------  --------
ASSETS
Cash and temporary cash investments....................... $ 17,219  $  3,297
Accounts receivable, net of reserve for doubtful accounts
 of $541 in 1997 and $579 in 1996.........................    3,644     3,884
Prepayments and other.....................................      663       518
Accounts receivable from related parties..................      166     1,716
Deferred income taxes.....................................    1,006       974
Property, plant and equipment, net of accumulated
 depreciation of $94,174 in 1997 and $80,325 in 1996......   73,836    77,792
Intangible assets, net....................................   45,260    60,956
Deferred charges and other assets.........................      803        63
                                                           --------  --------
Total assets.............................................. $142,597  $149,200
                                                           ========  ========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Liabilities
  Current maturities of long-term debt.................... $     --  $  1,750
  Accounts payable........................................    5,564     3,337
  Advance billings and customer deposits..................    2,242     2,113
  Accrued taxes...........................................      167       228
  Accrued cable programming expense.......................    2,720     1,811
  Accrued litigation costs................................    1,450     2,150
  Accrued expenses........................................    2,928     3,092
  Accounts payable to related parties.....................    1,560     9,861
  Long-term debt..........................................  143,000    15,680
  Notes payable--affiliates...............................      --    147,567
  Deferred income taxes...................................   22,197    26,656
                                                           --------  --------
Total liabilities.........................................  181,828   214,245
Minority interest.........................................   14,643    14,696
Commitments and contingencies
  Preferred Stock.........................................      --        --
  Common shareholders' deficit............................  (53,874)  (79,741)
                                                           --------  --------
Total Liabilities and Shareholders' Deficit............... $142,597  $149,200
                                                           ========  ========

          See accompanying notes to Consolidated Financial Statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                            FOR THE YEARS ENDED DECEMBER 31,
                                            -----------------------------------
                                               1997         1996        1995
                                            -----------  ----------  ----------
Cash Flows from Operating Activities
 Net (loss)...............................  $    (4,358) $   (8,256) $  (10,501)
 Gain on pension curtailment/settlement...          --         (855)        --
 Depreciation and amortization............       32,082      31,427      25,154
 Deferred income taxes and investment tax
  credits, net............................       (4,359)        988      (4,853)
 Provision for losses on accounts
  receivable..............................          826         843         747
 Gain on sale of Florida cable
  operations..............................       (2,571)        --          --
 Equity in loss of unconsolidated
  entities................................          --          --          396
 (Decrease) increase in minority
  interest................................          (53)     (1,151)        186
 Other non-cash items.....................        1,914       2,274       2,147
 Net change in certain assets and
  liabilities, net of business
  acquisitions:
 Accounts receivable and unbilled
  revenues................................         (617)     (1,226)     (1,208)
 Accounts payable.........................        2,234       1,365      (1,682)
 Accrued expenses.........................          580         125        (495)
 Accrued taxes............................           61         (99)     (9,020)
 Accounts receivable from related
  parties.................................        1,549         567         499
 Accounts payable to related parties......       (8,300)      1,314      (1,082)
 Other, net...............................           70         347          19
 Other....................................         (714)        154           4
                                            -----------  ----------  ----------
Net cash provided by operating
 activities...............................       18,344      27,817         311
                                            -----------  ----------  ----------
Cash Flows from Investing Activities
 Additions to property, plant and
  equipment...............................      (14,041)     (9,605)    (11,207)
 Acquisitions, net of cash acquired.......          (24)        --       (2,445)
 Proceeds from sale of Florida cable
  operations..............................        3,496         --          --
 Other....................................          560         390         307
                                            -----------  ----------  ----------
Net cash used in investing activities.....      (10,009)     (9,215)    (13,345)
                                            -----------  ----------  ----------
Cash Flows from Financing Activities
 Issuance of long-term debt...............      128,000         --          --
 Redemption of long-term debt.............      (17,430)     (1,500)     (5,763)
 Proceeds from the issuance of common
  stock...................................          --          --        8,256
 Transfers from CTE.......................       12,500         --        4,615
 Change in affiliate notes, net...........     (116,836)    (16,834)      7,885
 Payments made for debt financing costs...         (647)        --          --
                                            -----------  ----------  ----------
Net cash (used in) provided by financing
 activities...............................        5,587     (18,334)     14,993
Net increase in cash and temporary cash
 investments..............................       13,922         268       1,959
Cash and temporary cash investments at
 beginning of year........................        3,297       3,029       1,070
                                            -----------  ----------  ----------
Cash and temporary cash investments at end
 of year..................................  $    17,219  $    3,297  $    3,029
                                            ===========  ==========  ==========

          See accompanying notes to Consolidated Financial Statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)

                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                   --------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION     1997       1996       1995
-------------------------------------------------  ---------- ---------- ----------
Cash paid during the year for:
  Interest......................................   $   11,400 $   15,199 $   15,849
  Income taxes..................................   $      370 $       29        --

  Supplemental Schedule of Non-cash Investing and Financing Activities:

  In September 1997, in connection with the transfer of CTE's investment in Mercom to the Company, the Company assumed CTE's $15,000 Term Credit Facility.

  In 1995, C-TEC acquired an additional 18.29% of the outstanding Common Stock of Mercom, Inc. for cash of $6,912. The acquisition, along with C-TEC's previous investment of 43.63% outstanding Common Stock, was accounted for as a purchase. A summary of the acquisition is as follows:

   Capital contribution by stockholder................................. $ 6,912
   Liabilities assumed.................................................  38,054
   Deferred tax liability incurred.....................................  16,044
   Reduction of equity-method investment...............................   2,511
   Minority interest recognized........................................  15,680
                                                                        -------
   Fair value of assets acquired....................................... $79,201
                                                                        =======

  Certain intercompany accounts receivable and payable and intercompany note balances were transferred to shareholders' net investment in connection with the Distribution.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                           COMMON                                        TOTAL
                           SHARES    COMMON           SHAREHOLDERS'  SHAREHOLDERS'
                         OUTSTANDING STOCK  DEFICIT   NET INVESTMENT    DEFICIT
                         ----------- ------ --------  -------------- -------------
Balance, December 31,
 1994...................      1,000  $    1     $--      $(76,933)     $(76,932)
 Net loss...............                         --       (10,501)      (10,501)
 Transfers from (to)
  CTE...................                         --        13,676        13,676
                          ---------  ------ --------     --------      --------
Balance, December 31,
 1995...................      1,000       1      --       (73,758)      (73,757)
 Net loss...............                         --        (8,256)       (8,256)
 Transfers from (to)
  CTE...................                         --         2,272         2,272
                          ---------  ------ --------     --------      --------
Balance, December 31,
 1996...................      1,000       1      --       (79,742)      (79,741)
 Net loss from 1/1/97
  through 9/30/97.......                                   (3,251)       (3,251)
 Net loss from 10/1/97
  through 12/31/97......                      (1,107)                    (1,107)
 Transfers from RCN
  Corporation...........                                   30,225        30,225
 Common Stock issued in
  connection with the
  distribution..........  6,870,165   6,870  (59,638)      52,768           --
                          ---------  ------ --------     --------      --------
Balance, December 31,
 1997...................  6,871,165  $6,871 $(60,745)    $    --       $(53,874)
                          =========  ====== ========     ========      ========

                             CABLE MICHIGAN, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

1. BACKGROUND AND BASIS OF PRESENTATION

  Prior to September 30, 1997, the Company was operated as part of C-TEC Corporation ("C-TEC"). On September 30, 1997, C-TEC distributed 100 percent of the outstanding shares of common stock of its wholly owned subsidiaries, RCN and Cable Michigan to holders of record of C-TEC's Common Stock and C-TEC's Class B Common Stock as of the close of business on September 19, 1997 (the "Distribution") in accordance with the terms of the Distribution Agreement dated September 5, 1997 among C-TEC, RCN and Cable Michigan. Cable Michigan consists of C-TEC's Michigan cable operations, including its 62% ownership in Mercom, Inc. In connection with the Distribution, C-TEC changed its name to Commonwealth Telephone Enterprises, Inc. RCN consists primarily of C-TEC's bundled residential voice, video and Internet access operations in the Boston to Washington, D.C. corridor, its existing New York, New Jersey and Pennsylvania cable television operations, a portion of its long distance operations and its international investment in Megacable, S.A. de C.V.

  The consolidated financial statements have been prepared using the historical basis of assets and liabilities and historical results of operations of all wholly and majority owned subsidiaries. However, the historical financial information presented herein reflects periods during which the Company did not operate as an independent company and accordingly, certain assumptions were made in preparing such financial information. Such information, therefore, may not necessarily reflect the results of operations, financial condition or cash flows of the Company in the future or what they would have been had the Company been an independent, public company during the reporting periods. All material intercompany transactions and balances have been eliminated.

  RCN's corporate services group has historically provided substantial support services such as finance, cash management, legal, human resources, insurance and risk management. Prior to the Distribution, the corporate office of C-TEC allocated the cost for these services pro rata among the business units supported primarily based on assets; contribution to consolidated earnings before interest, depreciation, amortization, and income taxes; and number of employees. In the opinion of management, the method of allocating these costs is reasonable; however, such costs are not necessarily indicative of the costs that would have been incurred by the Company on a stand-alone basis.

  CTE, RCN and Cable Michigan have entered into certain agreements providing for the Distribution, and governing various ongoing relationships, including the provision of support services between the three companies, including a distribution agreement and a tax-sharing agreement.

  The fee per year for support services from RCN will be 4.0% of the revenues of Cable Michigan plus a direct allocation of certain consolidated cable administration functions of RCN. The direct charge for customer service along with the billing service and the cable guide service will be a pro rata share (based on subscribers) of the expenses incurred by RCN to provide such customer service and to provide such billing and cable guide service for all relevant members of the RCN Group and all relevant members of the Cable Michigan Group.

  CTE has agreed to provide or cause to be provided to RCN and Cable Michigan certain financial data processing services for a transitional period after the Distribution. The fees for such services will be an allocated portion (based on relative usage) of the cost incurred by CTE to provide such financial data processing services to all three groups.

  In addition, RCN has agreed to obtain programming from third party suppliers for Cable Michigan, the costs of which will be reimbursed to RCN by Cable Michigan. In those circumstances where RCN purchases third party programming on behalf of both RCN and Cable Michigan, such costs will be shared by each Company on a pro rata basis based on each Company's number of subscribers.

                             CABLE MICHIGAN, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Temporary Cash Investments--For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be temporary cash investments. Temporary cash investments are stated at cost, which approximates market.

  Property, Plant and Equipment and Depreciation--Property, plant and equipment reflects the original cost of acquisition or construction, including payroll and related costs such as taxes, pensions and other fringe benefits, and certain general administrative costs.

  Depreciation on cable plant is provided on the straight-line method based on the useful lives of the various classes of depreciable property. The average estimated lives of depreciable cable plant are:

      Buildings.................................................  12 to 25 years
      Cable Television Distribution Equipment................... 8.5 to 12 years
      Vehicles..................................................         5 years
      Other Equipment...........................................        12 years

  Maintenance and repair costs are charged to expense as incurred. Major replacements and betterments are capitalized. Gain or loss is recognized on retirements and dispositions.

  Intangible Assets--Intangible assets are amortized on a straight-line basis over the expected period of benefit ranging from 5 to 19.3 years. Intangible assets include cable television franchises. The cable television systems owned or managed by the Company are constructed and operated under fixed-term franchises or other types of operating authorities (referred to collectively herein as "franchises") that are generally non-exclusive and are granted by local governmental authorities. The provisions of these local franchises are subject to federal regulation. Costs incurred to obtain or renew franchises are capitalized and amortized over the term of the applicable franchise agreement.

  Accounting for Impairments--The Company follows the provisions of Statement of Financial Accounting Standards No. 121--"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").

  SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the net future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles expected to be held and used is based on the fair value of the asset.

  No impairment losses have been recognized by the Company pursuant to SFAS
121.

  Revenue Recognition--Revenues from cable programming services are recorded in the month the service is provided.

                             CABLE MICHIGAN, INC.

  Advertising Expense--Advertising costs are expensed as incurred. Advertising expense charged to operations was $560, $514 and $574 in 1997, 1996 and 1995, respectively.

  Stock-Based Compensation--The Company applies Accounting Principles Board Opinion No. 25--"Accounting for Stock Issued to Employees" ("APB 25") in accounting for its stock plans. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123--"Accounting for Stock-Based Compensation" ("SFAS 123").

  Earnings (loss) per share--The Company has adopted statement of Financial Accounting Standards No. 128--"Earnings Per Share" ("SFAS 128"). Basic earnings (loss) per share is computed based on net income (loss) divided by the weighted average number of shares of common stock outstanding during the period.

  Diluted earnings (loss) per share is computed based on net income (loss) divided by the weighted average number of shares of common stock outstanding during the period after giving effect to convertible securities considered to be dilutive common stock equivalents. The conversion of stock options during periods in which the Company incurs a loss from continuing operations is not assumed since the effect is anti-dilutive. The number of stock options which would have been converted in 1997 and had a dilutive effect if the Company had income from continuing operations is 55,602.

  For periods prior to October 1, 1997, during which the Company was a wholly owned subsidiary of C-TEC, earnings (loss) per share was calculated by dividing net income (loss) by one-fourth the average common shares of C-TEC outstanding, based upon a distribution ratio of one share of Company Common Stock for each four shares of C-TEC common equity owned.

                                               YEARS ENDED DECEMBER 31,
                                           ----------------------------------
                                              1997        1996        1995
                                           ----------  ----------  ----------
   Net Loss............................... $   (4,358) $   (8,256) $  (10,501)
   Basic earnings per average common
    share:
     Average shares outstanding...........  6,870,528   6,864,799   6,861,292
     (Loss) per average common share...... $    (0.63) $    (1.20) $    (1.53)
   Diluted earnings per average common
    share:
     Average shares outstanding...........  6,870,528   6,864,799   6,861,292
     Dilutive shares resulting from stock
      options.............................        --          --          --
                                           ----------  ----------  ----------
                                            6,870,528   6,864,799   6,861,292
                                           ==========  ==========  ==========
   (Loss) per average common share........ $    (0.63) $    (1.20) $    (1.53)

  Income Taxes--Cable Michigan and Mercom file separate consolidated federal income tax returns. Prior to the Distribution, income tax expense was allocated to C-TEC's subsidiaries on a separate return basis except that C-TEC's subsidiaries receive benefit for the utilization of net operating losses and investment tax credits included in the consolidated tax return even if such losses and credits could not have been used on a separate return basis. The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109--"Accounting for Income Taxes". The statement requires the use of an asset and liability approach for financial reporting purposes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial reporting basis and tax basis of assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                             CABLE MICHIGAN, INC.

3. BUSINESS COMBINATION AND DISPOSITIONS

  Pursuant to a common stock rights offering, C-TEC, through a wholly-owned subsidiary, acquired majority voting control of Mercom, Inc. ("Mercom") in August 1995 through the exercise of stock rights and oversubscription privileges. Immediately prior to the rights offering, C-TEC owned 43.63% of the outstanding common stock of Mercom. C-TEC purchased a total of 1,920,000 shares of common stock through the rights offering for an aggregate consideration of $6,912. The rights offering concluded on August 10, 1995. Following the purchase, C-TEC owned 61.92% of the outstanding common stock of Mercom and, accordingly, consolidated Mercom in its financial statements since August 1995. Prior to the rights offering, C-TEC accounted for its 43.63% ownership interest under the equity method of accounting. The acquisition has been accounted for as a purchase. C-TEC's investment in Mercom was transferred to the Company in connection with the Distribution. In July 1997, Mercom sold its cable system in Port St. Lucie, Florida for cash of approximately $3,500. The Company realized a pretax gain of $2,571 on the transaction.

4. PROPERTY, PLANT AND EQUIPMENT

                                                               1997      1996
                                                             --------  --------
   Leasehold improvements................................... $    156  $    170
   Cable plant..............................................  158,655   149,434
   Buildings and land.......................................    2,837     2,733
   Furniture, fixtures and vehicles.........................    5,372     4,982
   Construction in process..................................      990       798
                                                             --------  --------
   Total property, plant and equipment......................  168,010   158,117
   Less accumulated depreciation............................  (94,174)  (80,325)
                                                             --------  --------
   Property, plant and equipment, net....................... $ 73,836  $ 77,792
                                                             ========  ========

  Depreciation expense was $16,431, $15,728 and $12,115 for the years ended December 31, 1997, 1996 and 1995, respectively.

5. INTANGIBLE ASSETS

  Intangible assets consist of the following at December 31:

                                         AMORTIZATION PERIOD   1997      1996
                                         ------------------- --------  --------
   Franchises...........................   6.8-19.3 years    $ 91,437  $ 91,572
   Subscriber lists.....................       19.3 years      43,452    43,427
   Noncompete agreements................          5 years         473       473
   Goodwill.............................       9-10 years       3,990     3,990
   Other................................   5.0-19.3 years       1,729     1,772
                                                             --------  --------
   Total................................                      141,081   141,234
   Less accumulated amortization........                      (95,821)  (80,278)
                                                             --------  --------
   Intangible assets, net...............                     $ 45,260  $ 60,956
                                                             ========  ========

  Amortization expense charged to operations in 1997, 1996 and 1995 was $15,651, $15,699 and $13,039, respectively.

  During 1996, Cable Michigan removed from its balance sheet noncompete agreements which had an original cost of $70,696 and which were fully amortized.

                             CABLE MICHIGAN, INC.

6. INCOME TAXES

  The income tax provision (benefit) in the accompanying consolidated financial statements of operations is comprised of the following:

                                                   1997      1996      1995
                                                  -------  --------  --------
   Current:
     Federal..................................... $   245  $ (6,700) $   (737)
     State.......................................     --        --        --
                                                  -------  --------  --------
       Total Current.............................     245    (6,700)     (737)
                                                  -------  --------  --------
   Deferred:
     Federal.....................................  (4,359)      988    (4,853)
     State.......................................     --        --        --
                                                  -------  --------  --------
       Total Deferred............................  (4,359)      988    (4,853)
                                                  -------  --------  --------
   Total (benefit) for income taxes.............. $(4,114) $ (5,712) $ (5,590)
                                                  =======  ========  ========

  The benefit for income taxes is different from the amounts computed by applying the U.S. statutory federal tax rate of 34% for 1997 and 35% for 1996 and 1995. The differences are as follows:

                                                   1997      1996      1995
                                                  -------  --------  --------
   (Loss) before (benefit) for income taxes...... $(8,525) $(15,119) $(15,509)
                                                  =======  ========  ========
   Federal income tax (benefit) at statutory
    rate......................................... $(2,899) $ (5,307) $ (5,434)
   State income taxes............................     --        --        --
   Goodwill......................................     171       175       176
   Increase (decrease) in valuation allowance....  (1,190)     (518)     (255)
   IRS Audit Adjustment..........................     --        --       (132)
   Adjustment to prior year amortization.........     --        --         28
   Nondeductible expenses........................     147       --        --
   Benefit of rate differential applied to re-
    versing timing differences...................    (424)      --        --
   Other, net....................................      81       (62)       27
                                                  -------  --------  --------
   (Benefit) for income taxes.................... $(4,114) $ (5,712) $ (5,590)
                                                  =======  ========  ========

  In 1995, C-TEC Corporation, the parent company, received official notification of final settlement from the Internal Revenue Service relating to the examination of C-TEC's consolidated federal income tax returns for 1989, 1990 and 1991. The most significant adjustment relates to the disallowance of the claimed amortization of certain intangible assets. As a result of this disallowance, Cable Michigan's taxes payable for prior years increased approximately $4,000, net operating loss carryforwards were reduced by approximately $24,000 and AMT credits were increased by approximately $5,000. Additionally, interest of $900 was payable. The amount accrued in previous years was sufficient to satisfy the above adjustment. No additional accrual during 1995 was required.

                             CABLE MICHIGAN, INC.

  Mercom, which files a separate consolidated income tax return, has the following net operating losses available:

                                                    TAX NET
   YEAR                                         OPERATING LOSSES EXPIRATION DATE
   ----                                         ---------------- ---------------
   1991........................................      $  329           2006
   1992........................................      $1,628           2007
   1993........................................      $2,713           2010

  In the current year, Mercom was liable for Federal Alternative Minimum Tax
(AMT). At December 31, 1997, the cumulative minimum tax credits are $141. This amount can be carried forward indefinitely to reduce regular tax liabilities that exceed AMT in future years.

  Temporary differences that give rise to significant portion of deferred tax assets and liabilities at December 31 are as follows:

                                                              1997      1996
                                                            --------  --------
   NOL carryforwards....................................... $  1,588  $  3,532
   Alternative minimum tax credits.........................      141        39
   Reserves................................................      753       828
   Other, net..............................................      230       158
                                                            --------  --------
   Total deferred assets...................................    2,712     4,557
                                                            --------  --------
   Property, plant and equipment...........................  (11,940)  (15,354)
   Intangible assets.......................................  (11,963)  (13,623)
                                                            --------  --------
   Total deferred liabilities..............................  (23,903)  (28,977)
                                                            --------  --------
   Sub total...............................................  (21,191)  (24,420)
   Valuation allowance.....................................      --     (1,262)
                                                            --------  --------
   Total deferred taxes.................................... $(21,191) $(25,682)
                                                            ========  ========

  In the opinion of management, based on the future reversal of taxable temporary differences, primarily depreciation and amortization, the Company will more likely than not be able to realize all of its deferred tax assets. As a result, the net change in the valuation allowance for deferred tax assets during 1997 was a decrease of $1,262, of which $72 related to Mercom of Florida. Due to the sale of Mercom of Florida, the Company's deferred tax liabilities decreased by $132.

7. DEBT

  Long-term debt outstanding at December 31 is as follows:

                                                                 1997    1996
                                                               -------- -------
   Term Credit Facility....................................... $100,000     --
   Revolving Credit Facility..................................   28,000     --
   Term Loan..................................................   15,000     --
   Term Credit Agreement......................................      --   17,430
                                                               -------- -------
   Total......................................................  143,000  17,430
   Due within one year........................................      --    1,750
                                                               -------- -------
   Total Long-Term Debt....................................... $143,000 $15,680
                                                               ======== =======

  The Company has in place two secured credit facilities (the "Credit Facilities") pursuant to a single credit agreement with a group of lenders for which First Union National Bank acts as agent (the "Credit Agreement"),

                             CABLE MICHIGAN, INC.

which was effective as of July 1, 1997. The first is a five-year revolving credit facility in the amount of $65,000 (the "Revolving Credit Facility"). The second is an eight-year term credit facility in the amount of $100,000 (the "Term Credit Facility").

  The interest rate on the Credit Facilities will be, at the election of the Company, based on either a LIBOR or a Base Rate option (6.6% at December 31, 1997) (each as defined in the Credit Agreement).

  The entire amount of the Term Credit Facility has been drawn and as of December 31, 1997, $100,000 of the principal was outstanding thereunder. The entire amount of the Revolving Credit Facility is available to the Company until June 30, 2002. As of December 31, 1997, $28,000 of principal was outstanding thereunder. Revolving loans may be repaid and reborrowed from time to time.

  The Term Credit Facility is payable over six years in quarterly installments, from September 30, 1999 through June 30, 2005. Interest only is due through June 1999. The credit agreement is currently unsecured.

  The Credit Agreement contains restrictive covenants which, among other things, require the Company to maintain certain debt to cash flow, interest coverage and fixed charge coverage ratios and place certain limitations on additional debt and investments. The Company does not believe that these covenants will materially restrict its activities.

  On September 30, 1997, the Company assumed all obligations of CTE under a $15 million credit facility extended by a separate group of lenders for which First Union National Bank also acts as agent (the "$15 Million Facility"). The $15 Million Facility matures in a single installment on June 30, 1999 and is collateralized by a first priority pledge of all shares of Mercom owned by the Company. The $15 Million Facility has interest rate provisions (6.56% at December 31, 1997), covenants and events of default substantially the same as the Credit Facilities.

  Contractual maturities of long-term debt are as follows:

      YEAR                                                     AGGREGATE AMOUNTS
      ----                                                     -----------------
      1998....................................................         --
      1999....................................................      20,000
      2000....................................................      11,250
      2001....................................................      13,750
      2002....................................................      58,401

  In November 1989, Mercom entered into a term credit agreement with a bank. In addition, Mercom entered into a revolving credit facility in August 1995 of $2,000 with an initial maturity of August 1996, which was amended and extended to August 1997. In August 1997, the revolving credit agreement expired. Mercom had no borrowings under the revolving credit agreement in 1996 or 1997.

  The term credit agreement was amended several times in order to, among other things, increase borrowings thereunder and to restructure the amortization schedule of the principal repayments.

  On September 29, 1997, the Company purchased and assumed all of the bank's interest in the term credit agreement and the note issued thereunder. As of such date, $14,151 of principal was outstanding. Immediately after the purchase, the term credit agreement was amended in order to, among other things, provide for less restrictive financial covenants, eliminate mandatory amortization of principal and provide for a bullet maturity of principal on December 31, 2002, and remove the change of control event of default. Mercom's borrowings under the term credit agreement contain pricing and security provisions substantially the same as those in place prior

                             CABLE MICHIGAN, INC.

to the purchase of the loan. The borrowings are secured by a pledge of the stock of Mercom's subsidiaries and a first lien on certain of the assets of Mercom and its subsidiaries, including inventory, equipment and receivables.

  At December 31, 1997 Mercom was in compliance with all covenants under the term credit agreement, including the covenants requiring Mercom to maintain a certain debt to cash and interest coverage ratio. The borrowings under the term credit agreement are eliminated in the Company's consolidated balance sheet.

8. COMMON STOCK RIGHTS OFFERING

  On August 10, 1995, Mercom completed the issuance of 2,393,530 shares of common stock through a rights offering, resulting in net proceeds, after deducting issuance costs, of approximately $8,200. Shareholders of record at the close of business on July 20, 1995 were entitled to one non-transferable right for every share of common stock held. Rights holders were able to purchase for a price of $3.60 per share, one share of common stock for each right held.

  Mercom utilized a portion of the proceeds received from the rights offering to repay $5,070 of outstanding indebtedness to its lender and repay $2,287 of outstanding indebtedness to C-TEC under two demand notes. The remaining proceeds were used for general corporate purposes, including capital expenditures.

9. COMMON STOCK AND STOCK PLANS

  The Company has authorized 25,000,000 shares of $1 par value common stock, and 50,000,000 shares of $1 par value Class B common stock. The Company also has authorized 10,000,000 shares of $1 par value preferred stock. At December 31, 1997, 6,871,165 common shares are issued and outstanding.

  In connection with the Distribution, the Company Board adopted the Cable Michigan 1997 Equity Incentive Plan (the "1997 Plan"), designed to provide equity based compensation opportunities to key employees when shareholders of the Company have received a corresponding benefit through appreciation in the value of Cable Michigan Common Stock.

  The 1997 Plan contemplates the issuance of incentive stock options, as well as stock options that are not designated as incentive stock options, performance-based stock options, stock appreciation rights, performance Share Units, restricted stock, phantom stock units and other stock-based awards (collectively, "Awards"). Up to 300,000 shares of Company Common Stock, plus shares of Company Common Stock issuable in connection with the Distribution related option adjustments, may be issued pursuant to Awards granted under the 1997 Plan.

  All employees and outside consultants to the Company and any of its subsidiaries and all Directors of the Company who are not also employees of the Company are eligible to receive discretionary Awards under the 1997 Plan.

  Unless earlier terminated by the Company Board, the 1997 Plan will expire on the 10th anniversary of the Distribution. The Company Board or the Compensation Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the 1997 Plan in whole or in part.

  Prior to the Distribution, certain employees of Cable Michigan were granted stock option awards under C-TEC's stock option plans. In connection with the Distribution, 380,013 options covering Company Common Stock were issued. Each C-TEC option was adjusted so that each holder would hold options to purchase shares of Commonwealth Telephone Enterprises Common Stock, RCN Common Stock and Cable Michigan Common Stock. The number of shares subject to, and the exercise price of, such options were adjusted to take into account the Distribution and to ensure that the aggregate intrinsic value of the resulting RCN, Cable Michigan and

                             CABLE MICHIGAN, INC.

Commonwealth Telephone Enterprises options immediately after the Distribution was equal to the aggregate intrinsic value of the C-TEC options immediately prior to the Distribution. Information relating to Cable Michigan stock options during 1997 is as follows:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                              NUMBER OF EXERCISE
                                                               SHARES    PRICE
                                                              --------- --------
   Outstanding December 31, 1994.............................  178,875
   Granted...................................................  157,125
   Exercised.................................................      --
   Canceled..................................................  (35,000)
                                                               -------
   Outstanding December 31, 1995.............................  301,000
   Granted...................................................   33,750    8.82
   Exercised.................................................   (7,250)    --
   Canceled..................................................  (35,500)  10.01
                                                               -------
   Outstanding December 31, 1996.............................  292,000    8.46
   Granted...................................................   88,013    8.82
   Exercised.................................................      --      --
   Canceled..................................................     (375)  10.01
                                                               -------
   Outstanding December 31, 1997.............................  379,638    8.82
                                                               =======
   Shares exercisable December 31, 1997......................  155,125    8.45

  The range of exercise prices for options outstanding at December 31, 1997 is $7.47 to $10.06.

  No compensation expense related to stock option grants was recorded in 1997 as the option exercise prices were equal to fair market value on the date granted.

  Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black Scholes option pricing model with the following weighted average assumptions for 1997. The fair value for these options was estimated at the date of grant using a Black Scholes option pricing model with weighted average assumptions for dividend yield of 0% for 1997, 1996 and 1995; expected volatility of 38.6% prior to the Distribution and 49.8% subsequent to the Distribution for 1997 39.5% for 1996, and 35.9% for 1995; risk-free interest rate of 6.52%, 5.95%
and 6.32% for 1997, 1996 and 1995, respectively, and expected lives of 5 years for 1997, 1996 and 1995.

  The weighted-average fair value of options granted during 1997 was $4.19.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net earnings and earnings per share were as follows:

                                                     1997     1996      1995
                                                    -------  -------  --------
   Net (Loss) as reported.......................... $(4,358) $(8,256) $(10,501)
   Net (Loss) pro forma............................ $(4,373) $(8,256) $(10,501)
   Basic (Loss) per share--as reported............. $ (0.63) $ (1.20) $  (1.53)
   Basic (Loss) per share--pro forma............... $ (0.64) $ (1.20) $  (1.53)
   Diluted (Loss) per share--as reported........... $ (0.63) $ (1.20) $  (1.53)
   Diluted (Loss) per share--pro forma............. $ (0.64) $ (1.20) $  (1.53)

                             CABLE MICHIGAN, INC.

  In November 1996, the C-TEC shareholders approved a stock purchase plan for certain key executives (the "Executive Stock Purchase Plan" or "C-TEC ESPP"). Under the C-TEC ESPP, participants may purchase shares of C-TEC Common Stock in an amount of between 1% and 20% of their annual base compensation and between 1% and 100% of their annual bonus compensation and provided, however, that in no event shall the participant's total contribution exceed 20% of the sum of their annual compensation, as defined by the C-TEC ESPP. Participant's accounts are credited with the number of Share Units derived by dividing the amount of the participant's contribution by the average price of a share of C-TEC Common Stock at approximately the time such contribution is made. The Share Units credited to participant's account do not give such participant any rights as a shareholder with respect to, or any rights as a holder or record owner of, any shares of C-TEC Common Stock. Amounts representing Share Units that have been credited to a participant's account will be distributed, either in a lump sum or in installments, as elected by the participant, following the earlier of the participant's termination of employment with the Company or three calendar years following the date on which the Share Units were initially credited to the participant's account. It is anticipated that, at the time of distribution, a participant will receive one share of C-TEC Common Stock for each share unit being distributed.

  Following the crediting of each share unit to a participant's account, a matching share of Company Common Stock is issued in the participant's name. Each matching share is subject to forfeiture as provided in the C-TEC ESPP. The issuance of matching shares will be subject to the participant's execution of an escrow agreement. A participant will be deemed to be the holder of, and may exercise all the rights of a record owner of, the matching shares issued to such participant while such matching shares are held in escrow. Shares of restricted C-TEC Common Stock awarded under the C-TEC ESPP and Share Units awarded under the C-TEC ESPP that relate to C-TEC Common Stock were adjusted so that following the Distribution, each such participant was credited with an aggregate equivalent value of restricted shares of common stock of Commonwealth Telephone Enterprises, the Company and RCN. In September 1997, the Company's Board of Directors approved the Cable Michigan Executive Stock Purchase Plan, (the "Cable Michigan ESPP"), with terms substantially the same as the C-TEC ESPP. The number of shares which may be distributed under the Cable Michigan ESPP as matching shares or in payment of Share Units is 30,000. At December 31, 1997, 13,198 matching shares have been issued under the Cable Michigan ESPP, none of which are vested.

10. PENSIONS AND EMPLOYEE BENEFITS

  Prior to the Distribution, the Company's financial statements reflect the costs experienced for its employees and retirees while included in the C-TEC plans.

  Through December 31, 1996, substantially all employees of the Company were included in a trusteed noncontributory defined benefit pension plan, maintained by C-TEC. Upon retirement, employees are provided a monthly pension based on length of service and compensation. C-TEC funds pension costs to the extent necessary to meet the minimum funding requirements of ERISA. Substantially, all employees of C-TEC's Pennsylvania cable television operations (formerly Twin County Trans Video, Inc.) were covered by an underfunded plan which was merged into C-TEC's overfunded plan on February 28, 1996.

  The information that follows relates to the entire C-TEC noncontributory defined benefit plan. The components of C-TEC's pension cost are as follows for 1996:

      Benefits earned during the year (service cost).................... $2,365
      Interest cost on projected benefit obligation.....................  3,412
      Actual return on plan assets...................................... (3,880)
      Other components -- net........................................... (1,456)
                                                                         ------
      Net periodic pension cost......................................... $  441
                                                                         ======

                             CABLE MICHIGAN, INC.

  The following assumptions were used in the determination of the consolidated projected benefit obligation and net periodic pension cost (credit) for December 31, 1996:

      Discount Rate........................................................ 7.5%
      Expected long-term rate of return on plan assets..................... 8.0%
      Weighted average long-term rate of compensation increases............ 6.0%

  The Company's allocable share of the consolidated net periodic pension costs (credit), based on the Company's proportionate share of consolidated annualized salaries as of the valuation date, was approximately $10 and $3 for 1996 and 1995, respectively. These amounts are reflected in operating expenses. As discussed below, no pension cost (credit) was recognized in 1997. In connection with the restructuring, C-TEC completed a comprehensive study of its employee benefit plans in 1996. As a result of this study, effective December 31, 1996, in general, employees of the Company no longer accrue benefits under the defined benefit pension plans and became fully vested in their benefit accrued through that date. C-TEC notified affected participants in December 1996. In December 1996, C-TEC allocated pension plan assets of $6,984 and the related liabilities to a separate plan for employees who no longer accrue benefits after sum distributions. The allocation of assets and liabilities resulted in a curtailment/settlement gain of $4,292. The Company's allocable share of this gain was $855. This gain results primarily from the reduction of the related projected benefit obligation. The curtailed plan has assets in excess of the projected benefit obligation. The following table sets forth the plans' funded status and amounts recognized in the C-TEC's balance sheet at December 31, 1996:

      Plan assets at fair value........................................ $55,325
      Actuarial present value of benefit obligations:
      Accumulated benefit obligations:
        Vested.........................................................  32,372
        Nonvested......................................................   1,704
                                                                        -------
      Total............................................................  34,076
      Effect of increases in compensation..............................   6,042
                                                                        =======

Plan assets in excess of (less than) projected benefit obligation.....  15,207
  Unrecognized transition asset.......................................  (3,463)
  Unrecognized prior service cost.....................................   2,438
  Unrecognized net gain............................................... (11,215)
                                                                       -------
  Prepaid pension cost................................................ $ 2,967
                                                                       =======

  C-TEC's pension plan has assets in excess of the accumulated benefit obligation. Plan assets include cash, equity, fixed income securities and pooled funds under management by an insurance company. Plan assets include common stock of C-TEC with a fair value of approximately $5,835 at December 31, 1996.

  C-TEC sponsors a 401(k) savings plan covering substantially all employees of the Company who are not covered by collective bargaining agreements. Contributions made by the Company to the 401(k) plan are based on a specific percentage of employee contributions. Contributions charged to expense were $128 and $107 in 1996 and 1995, respectively. Contributions charged to expense in 1997 prior to the Distribution were $107.

  In connection with the Distribution, Cable Michigan established a qualified saving plan under Section 401(k) of the Code. Contributions charged to expense in 1997 were $53.

  The Company provides certain postemployment benefits to former or inactive employees of the Company who are not retirees. These benefits are primarily short-term disability salary continuance. The Company accrues

                             CABLE MICHIGAN, INC.

the cost of postemployment benefits over employees' service lives. The Company uses the services of an enrolled actuary to calculate the expense. Prior to the Distribution, C-TEC allocated the cost of these benefits to the Company based on the Company's proportionate share of consolidated annualized salaries. The Company reimbursed C-TEC for its allocable share of the consolidated postemployment benefit cost. The net periodic postemployment benefit cost was approximately $109, $100 and $98 in 1997, 1996 and 1995, respectively.

11. COMMITMENTS AND CONTINGENCIES

  a. Total rental expense, primarily for office space and pole rental, was $908, $984 and $998 for 1997, 1996 and 1995, respectively. At December 31, 1997, rental commitments under noncancelable leases, excluding annual pole rental commitments of approximately $692 that are expected to continue indefinitely, are as follows:

                                                                       AGGREGATE
      YEAR                                                              AMOUNTS
      ----                                                             ---------
      1998............................................................   $187
      1999............................................................   $125
      2000............................................................   $104
      2001............................................................   $ 47
      2002............................................................   $ 32
      Thereafter......................................................   $312

  b. The Company is subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended and the Telecommunications Act of 1996. The Company has either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates. The 1996 statements of operations include charges aggregating approximately $833 relating to cable rate regulation liabilities. Such charges were not significant in 1997 and 1995.

  c. The Company had various purchase commitments at December 31, 1997 related to its 1998 construction budget.

  d. In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a Material Adverse Effect on the financial condition or results of operations of the Company.

  e. The Company has agreed to indemnify RCN and C-TEC and their respective subsidiaries against any and all liabilities which arise primarily from or relate primarily to the management or conduct of the business of the Company prior to the effective time of the Distribution. The Company has also agreed to indemnify RCN and C-TEC and their respective subsidiaries against 20% of any liability which arises from or relates to the management or conduct prior to the effective time of the Distribution of the businesses of C-TEC and its subsidiaries and which is not a true C-TEC liability, a true RCN liability or a true Company liability.

  The Tax Sharing Agreement, by and among the Company, RCN and C-TEC (the "Tax Sharing Agreement"), governs contingent tax liabilities and benefits, tax contests and other tax matters with respect to tax returns filed with respect to tax periods, in the case of the Company, ending or deemed to end on or before the Distribution Date. Under the Tax Sharing Agreement, Adjustments (as defined in the Tax Sharing Agreement) to taxes that are clearly attributable to the Company group, the RCN group, or the C-TEC group will be borne solely by such group. Adjustments to all other tax liabilities will be borne 50% by C-TEC, 20% by the Company and 30% by RCN. Notwithstanding the above, if as a result of the acquisition of all or a portion of the capital stock or assets of the Company, the Distribution fails to qualify as a tax-free distribution under Section 355 of the Code, then the Company will be liable for any and all increases in tax attributable thereto.

                             CABLE MICHIGAN, INC.

12. AFFILIATE AND RELATED PARTY TRANSACTIONS

  The Company has the following transactions with affiliates during the years ended December 31, 1997, 1996 and 1995:

                                                           1997   1996   1995
                                                          ------ ------ ------
   Corporate office costs allocated to the Company....... $3,715 $3,498 $3,302
   Cable staff and customer service costs allocated from
    RCN Cable............................................  3,489  3,577  2,982
   Interest expense on affiliate notes...................  8,447 13,952 15,318
   Royalty fees charged by CTE...........................    465    585    486
   Charges for engineering services......................    --     296  2,169
   Other affiliate expenses..............................    171    189    153

  At December 31, 1997 and 1996, the Company has accounts receivable from related parties of $166 and $1,716 respectively, for these transactions. At December 31, 1997 and 1996, the Company has accounts payable to related parties of $1,560 and $9,861 respectively, for these transactions.

  The Company had a note payable to RCN of $147,567 at December 31, 1996 primarily related to the acquisition of the Michigan cable operations and its subsequent operations. The Company repaid approximately $110,000 of this note payable in 1997. The remaining balance was transferred to shareholder's net investment in connection with the Distribution.

  In the first quarter of 1995, C-TEC loaned $887 to Mercom to enable it to make a principal payment on its Credit Agreement of $887 scheduled for March 31, 1995. C-TEC also loaned Mercom $1,400 in June 1995 to meet its scheduled payment under the Lahey settlement agreement (Note 11). Mercom paid interest in 1995 of $39 to C-TEC in connection with these two demand notes. These demand notes were repaid in August 1995.

13. OFF BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

  The Company places its cash and temporary investments with high credit quality financial institutions. The Company also periodically evaluates the creditworthiness of the institutions with which it invests. The Company does, however, maintain unsecured cash and temporary cash investment balances in excess of federally insured limits. The Company's trade receivables reflect a customer base centered in the state of Michigan. The Company routinely assesses the financial strength of its customers; as a result, concentrations of credit risk are limited.

14. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    a. The fair value of the revolving credit agreement is considered to be equal to carrying value since the debt re-prices at least every six months and the Company believes that its credit risk has not changed from the time the floating rate debt was borrowed and therefore, would obtain similar rates in the current market.

    b. The fair value of the cash and temporary cash investments approximates fair value because of the short maturity of these instruments.

                              CABLE MICHIGAN, INC.

  The estimated fair value of the Company's financial instruments are as follows at December 31:

                                              1997                1996
                                       ------------------- -------------------
                                       CARRYING            CARRYING
                                        AMOUNT  FAIR VALUE  AMOUNT  FAIR VALUE
                                       -------- ---------- -------- ----------
   Financial assets:
     Cash and temporary cash
      investments.....................  17,219    17,219     3,297     3,297
   Financial liabilities:
     Floating rate long-term debt:
       Term Credit Facility........... 100,000   100,000       --        --
       Revolving Credit Facility......  28,000    28,000       --        --
       $15 Million Facility...........  15,000    15,000       --        --
       Term Credit Agreement..........     --        --     17,430    17,430

15. QUARTERLY INFORMATION (UNAUDITED)

  The Company estimated the following quarterly data based on assumptions which it believes are reasonable. The quarterly data may differ from other quarterly data presented herein or in subsequent interim financial statements.

                                                         1997
                                            ---------------------------------
                                             FIRST  SECOND    THIRD   FOURTH
                                            QUARTER QUARTER  QUARTER  QUARTER
                                            ------- -------  -------  -------
   Sales................................... $19,557 $20,673  $20,682  $20,387
   Operating income before depreciation,
    amortization, and management fees...... $ 8,940 $ 9,592  $ 9,287  $ 9,013
   Operating income (loss).................     275     809     (118)      69
   Net (loss)..............................     N/A     N/A      N/A   (1,107)
   Net (loss) per average Common Share.....     N/A     N/A      N/A  $ (0.16)
   Common Stock closing price:
     High..................................     N/A     N/A  $ 18.38  $ 23.88
     Low...................................     N/A     N/A  $ 17.75  $ 19.00
                                                         1996
                                            ---------------------------------
                                             FIRST  SECOND    THIRD   FOURTH
                                            QUARTER QUARTER  QUARTER  QUARTER
                                            ------- -------  -------  -------
   Sales................................... $18,340 $19,004  $19,544  $19,299
   Operating income before depreciation,
    amortization, and management fees...... $ 8,598 $ 8,582  $ 9,003  $ 9,411
   Operating income (loss)................. $   168 $  (372) $   367  $   506

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                            QUARTER ENDED
                                                              MARCH 31,
                                                         --------------------
                                                           1998       1997
                                                         ---------  ---------
Sales................................................... $  20,734  $  19,556
Costs and expenses, excluding management fees and
 depreciation and amortization..........................    11,691     10,617
Management fees.........................................       828        743
Depreciation and amortization...........................     8,208      7,922
                                                         ---------  ---------
Operating income........................................         7        274
Interest income.........................................       249         42
Interest expense........................................    (2,420)    (3,347)
Other (expense), net....................................      (289)      (131)
                                                         ---------  ---------
(Loss) before income taxes..............................    (2,453)    (3,162)
(Benefit) for income taxes..............................      (806)    (1,090)
                                                         ---------  ---------
(Loss) before minority interest.........................    (1,647)    (2,072)
Minority interest in loss of consolidated entity........       246        277
                                                         ---------  ---------
Net (loss).............................................. $  (1,401) $  (1,795)
                                                         =========  =========
Basic and Diluted (loss) per average common share:
  Net (loss)............................................ $   (0.20) $   (0.26)
                                                         =========  =========
  Weighted average shares outstanding................... 6,875,654  6,868,864



     See accompanying notes to Condensed Consolidated Financial Statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                          MARCH 31,  DECEMBER 31,
                                                            1998         1997
                                                          ---------  ------------
ASSETS
Cash and temporary cash investments.....................  $ 10,324     $ 17,219
Accounts receivable, net of reserve for doubtful
 accounts of $589 at March 31, 1998 and $541 at December
 31, 1997...............................................     3,201        3,644
Prepayments and other...................................       834          663
Accounts receivable from related parties................       301          166
Deferred income taxes...................................       989        1,006
Property, plant and equipment, net of accumulated
 depreciation of $97,813 at March 31, 1998 and $94,174
 at December 31, 1997...................................    75,255       73,836
Intangible assets, net..................................    41,378       45,260
Deferred charges and other assets.......................       754          803
                                                          --------     --------
Total assets............................................  $133,036     $142,597
                                                          ========     ========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Liabilities:
  Accounts payable......................................  $  6,447     $  5,564
  Advance billings and customer deposits................     2,340        2,242
  Accrued taxes.........................................       282          167
  Accrued cable programming expense.....................     3,050        2,720
  Accrued litigation costs..............................     1,450        1,450
  Accrued expenses......................................     1,798        2,928
  Accounts payable to related parties...................     2,125        1,560
Long-term debt..........................................   135,000      143,000
Deferred income taxes...................................    21,074       22,197
                                                          --------     --------
Total liabilities.......................................   173,566      181,828
Minority interest.......................................    14,398       14,643
Commitments and contingencies
Preferred Stock.........................................       --           --
Common shareholders' deficit:
  Common stock..........................................     6,894        6,871
  Additional paid-in capital............................       324          --
  Deficit...............................................   (62,146)     (60,745)
                                                          --------     --------
Total common shareholders' deficit......................   (54,928)     (53,874)
                                                          --------     --------
Total liabilities and shareholders' deficit.............  $133,036     $142,597
                                                          ========     ========

     See accompanying notes to Condensed Consolidated Financial Statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                     QUARTER ENDED MARCH 31,
                                                     -------------------------
                                                         1998         1997
                                                     ------------  -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES........... $      6,595  $       284
                                                     ------------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property, plant and equipment........       (5,653)      (1,450)
  Other.............................................          (92)        (105)
                                                     ------------  -----------
  Net cash used in investing activities.............       (5,745)      (1,555)
                                                     ------------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Change in affiliates notes........................          --         1,269
  Redemption of long-term debt......................       (8,000)        (929)
  Proceeds from the exercise of stock options.......          205          --
  Payments made for debt financing costs............           50          --
                                                     ------------  -----------
  Net cash (used in) provided by financing
   activities.......................................       (7,745)         340
                                                     ------------  -----------
  Net decrease in cash and temporary cash
   investments......................................       (6,895)        (931)
  Total cash and temporary cash investments at
   beginning of year................................       17,219        3,297
                                                     ------------  -----------
  Total cash and temporary cash investments at March
   31,.............................................. $     10,324  $     2,366
                                                     ============  ===========
  Supplemental disclosures of cash flow information
  Cash paid during the periods for:
    Interest (net of amounts capitalized)........... $      2,435  $     3,406
                                                     ============  ===========
    Income taxes.................................... $         65          --
                                                     ============  ===========


     See accompanying notes to Condensed Consolidated Financial Statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

  1. The Condensed Consolidated Financial Statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, in the opinion of the Management of the Company, the Condensed Consolidated Financial Statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial information. The Condensed Consolidated Financial Statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K/A, for the fiscal year ended December 31, 1997.

  2. Cable Michigan, Inc. ("Cable Michigan") is an operator of cable television systems in the state of Michigan, and its operations include a 62% ownership interest in Mercom, Inc. ("Mercom"). Prior to September 30, 1997, the Company was operated as part of C-TEC Corporation ("C-TEC"). In connection with the Distribution, C-TEC changed its name to Commonwealth Telephone Enterprises, Inc. ("CTE").

  The historical financial information presented herein reflects periods during which the Company did not operate as an independent company and accordingly, certain assumptions were made in preparing such financial information. Such information, therefore, may not necessarily reflect the results of operations or the financial condition of the Company which would have resulted had the Company been an independent, public company during the reporting periods, and are not necessarily indicative of the Company's future operating results or financial condition.

  3. As of March 31, 1998, under the Cable Michigan, Inc. 1997 Equity Incentive Plan, approximately 351,000 options were outstanding with exercise prices ranging from $7.47 to $10.06. During the first quarter of 1998, approximately 22,000 options were exercised yielding proceeds of $205 and approximately 7,000 options were canceled.

  4. On September 30, 1997, the Yee Family Trusts, as holders of CTE's Preferred Stock, Series A and Preferred Stock, Series B, filed an action against the Company, RCN and CTE in the Superior Court of New Jersey. The complaint alleges that CTE's distribution of the Common Stock of RCN and Cable Michigan in connection with the Distribution constituted a fraudulent conveyance. The Plaintiffs further allege breaches of contract and fiduciary duties in connection with the Distribution. On December 1, 1997, the complaint was amended to allege that CTE's distribution of the Common Stock of RCN and Cable Michigan was an unlawful distribution in violation of Pa. C.S. 1551(b)(2). The plaintiffs have asked the Court to set aside the alleged fraudulent conveyance and are seeking unspecified monetary damages alleged to be in excess of $52,000. The Company believes that this lawsuit is without merit and is contesting the action vigorously. On January 9, 1998, the defendants, including RCN filed a Motion to Dismiss, or in the Alternative, for Summary Judgement (the "Motion"). Response and Reply Briefs have also been filed. At this writing, the Court has not scheduled oral argument on the motion.

  5. Basic earnings (loss) per share is computed based on net income (loss) divided by the weighted average number of shares of common stock outstanding during the period.

  Diluted earnings (loss) per share is computed based on net income (loss) divided by the weighted average number of shares of common stock outstanding during the period after giving effect to convertible securities considered to be dilutive common stock equivalents. The conversion of stock options during periods in which the Company incurs a loss from continuing operations is not assumed since the effect is anti-dilutive. The number of stock options which would have been converted in the first quarter of 1998 and had a dilutive effect if the Company had income from continuing operations is 222,008.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

  For periods prior to October 1, 1997, during which the Company was a wholly-owned subsidiary of C-TEC, earnings (loss) per share was calculated by dividing net income (loss) by one-fourth the average common shares of C-TEC outstanding, based upon a distribution ratio of one share of Company Common Stock for each four shares of C-TEC common equity owned.

  The following table is a reconciliation of the numerators and denominators of the basic and diluted per share computations:

                                                      QUARTER ENDED MARCH 31,
                                                      ------------------------
                                                         1998         1997
                                                      -----------  -----------
   Net (loss)........................................ $    (1,401) $    (1,795)
   Basic earnings per average common share:
     Weighted average shares outstanding.............   6,875,654    6,868,864
     (Loss) per average common share................. $     (0.20) $     (0.26)
   Diluted earnings per average common share:
     Weighted average shares outstanding.............   6,875,654    6,868,864
     Dilutive shares resulting from stock options....         --           --
                                                      -----------  -----------
                                                        6,875,654    6,868,864
                                                      ===========  ===========
     (Loss) per average common share................. $     (0.20) $     (0.26)

  6. The provision for income taxes at March 31, 1998 approximates the amount computed by applying the United States statutory federal tax rate.

  7. In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 130-"Reporting Comprehensive Income" ("SFAS 130"). This statement, which establishes standards for reporting and disclosure of comprehensive income, is effective for interim and annual periods beginning after December 15, 1997. The Company does not currently have any material items subject to disclosure pursuant to SFAS 130.

                                                           ANNEX A

                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                 June 3, 1998,

                          as amended and restated on

                                 July 15, 1998

                                     among

                             CABLE MICHIGAN, INC.

                    AVALON CABLE OF MICHIGAN HOLDINGS INC.

                                      and

                         AVALON CABLE OF MICHIGAN INC.

                               TABLE OF CONTENTS
                               -----------------

                                                              PAGE
                                                              ----
ARTICLE 1
---------
               THE MERGER
               ----------
SECTION 1.01.  The Merger......................................A-1

SECTION 1.02.  Conversion of Shares............................A-2

SECTION 1.03.  Surrender and Payment...........................A-4

SECTION 1.04.  Dissenting Shares...............................A-5

SECTION 1.05.  Employee Stock Options and Share Units..........A-6

SECTION 1.06.  Letter of Credit................................A-7


ARTICLE 2
---------
               THE SURVIVING CORPORATION
               -------------------------
SECTION 2.01.  Articles of Incorporation.......................A-7

SECTION 2.02.  Bylaws..........................................A-7

SECTION 2.03.  Directors and Officers..........................A-7


ARTICLE 3
---------
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               ---------------------------------------------
SECTION 3.01.  Organization and Authority......................A-8

SECTION 3.02.  No Breach.......................................A-8

SECTION 3.03.   Consents and Approvals.........................A-9

SECTION 3.04.  Approval of the Board; Fairness Opinion; Vote
                  Required....................................A-10

SECTION 3.05.  Capitalization.................................A-10

SECTION 3.06.  Subsidiaries...................................A-11

SECTION 3.07.  SEC Filings....................................A-12

SECTION 3.08.  Mercom SEC Filings.............................A-12

SECTION 3.09.  Financial Statements...........................A-13

SECTION 3.10.  Mercom Financial Statements....................A-13

SECTION 3.11.  Proxy Statement................................A-13

SECTION 3.12.  Absence of Certain Changes.....................A-14

SECTION 3.13.  No Undisclosed Material Liabilities............A-15

SECTION 3.14.  Litigation.....................................A-16

SECTION 3.15.  Taxes..........................................A-16

SECTION 3.16.  Employee Benefit Matters.......................A-18

SECTION 3.17.  Labor Matters..................................A-20

SECTION 3.18.  Compliance with Laws...........................A-20

SECTION 3.19.  Finders' Fees..................................A-21

SECTION 3.20.  Title to Properties; Encumbrances..............A-21

SECTION 3.21.  Environmental Matters..........................A-21

                                                              PAGE
                                                              ----

SECTION 3.22.  Systems, Franchises and Material Agreements....A-22

SECTION 3.23.  Transactions with Affiliates...................A-26

SECTION 3.24.  Tax-free Spin-off of the Company...............A-27


ARTICLE 4
---------
               REPRESENTATIONS AND WARRANTIES OF BUYER
               ---------------------------------------
SECTION 4.01.  Organization and Authority.....................A-27

SECTION 4.02.  No Breach......................................A-28

SECTION 4.03.  Consents and Approvals.........................A-28

SECTION 4.04.  Proxy Statement Information....................A-29

SECTION 4.05.  Finders' Fees..................................A-29

SECTION 4.06.  Financing......................................A-29

SECTION 4.07.  No Violation to FCC Cross Ownership Rules......A-30



ARTICLE 5
---------
               COVENANTS OF THE COMPANY
               ------------------------
SECTION 5.01.  Conduct of the Company.........................A-30

SECTION 5.02.  Stockholder Meeting; Proxy Material............A-31

SECTION 5.03.  Access to Information..........................A-32

SECTION 5.04.  Other Offers...................................A-33

SECTION 5.05.  Tax Matters....................................A-34

SECTION 5.06.  Notices of Certain Events......................A-34

SECTION 5.07.  Pending Acquisition............................A-34

SECTION 5.08.  Cooperation....................................A-35


ARTICLE 6
---------
               COVENANTS OF BUYER
               ------------------
SECTION 6.01.  Obligations of Merger Subsidiary...............A-35

SECTION 6.02.  Voting of Shares...............................A-35

SECTION 6.03.  Director and Officer Liability.................A-35

SECTION 6.04.  Commitment Letters and Financing Agreements....A-36

SECTION 6.05.  Cooperation....................................A-36

SECTION 6.06.  Merger Subsidiary Jurisdiction.................A-37


ARTICLE 7
---------
               OTHER AGREEMENTS OF BUYER AND THE COMPANY
               -----------------------------------------
SECTION 7.01.  Reasonable Best Efforts........................A-37

SECTION 7.02.  Certain Filings................................A-37

SECTION 7.03.  Public Announcements...........................A-38

SECTION 7.04.  Notices........................................A-38

SECTION 7.05.  Employee Benefits..............................A-39

                                                              PAGE
                                                              ----

SECTION 7.06.  Further Assurances.............................A-40

SECTION 7.07.  Mercom Minority Interest.......................A-40

SECTION 7.08.  Termination of Services........................A-41


ARTICLE 8
---------
               CLOSING; CONDITIONS TO THE MERGER
               ---------------------------------
SECTION 8.01.  Closing........................................A-41

SECTION 8.02.  Conditions to the Obligations of Each Party....A-41

SECTION 8.03.  Conditions to the Obligations of Buyer and
                  Merger Subsidiary...........................A-42

SECTION 8.04.  Conditions to the Obligations of the Company...A-43


ARTICLE 9
---------
               TERMINATION
               -----------
SECTION 9.01.  Termination....................................A-44

SECTION 9.02.  Effect of Termination..........................A-46


ARTICLE 10
----------
               MISCELLANEOUS
               -------------
SECTION 10.01.  Notices.......................................A-47

SECTION 10.02.  Survival of Representations, Warranties and
                  Covenants...................................A-48

SECTION 10.03.  Amendments; No Waivers........................A-48

SECTION 10.04.  Expenses......................................A-49

SECTION 10.05.  Successors and Assigns........................A-49

SECTION 10.06.  Parties in Interest...........................A-49

SECTION 10.07.  No Personal Liability.........................A-50

SECTION 10.08.  Governing Law.................................A-50

SECTION 10.09.  Jurisdiction..................................A-50

SECTION 10.10.  Interpretation................................A-50

SECTION 10.11.  Specific Performance..........................A-50

SECTION 10.12.  Entire Agreement; Schedules...................A-51

SECTION 10.13.  Counterparts; Effectiveness...................A-51

SECTION 10.14.  Severability..................................A-51

                         AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of June 3, 1998, as amended and restated on July 15, 1998, among Cable Michigan, Inc., a Pennsylvania corporation (the "COMPANY"), Avalon Cable of Michigan Holdings Inc., a Delaware corporation ("BUYER"), and Avalon Cable of Michigan Inc., a Pennsylvania corporation and a wholly owned subsidiary of Buyer ("MERGER SUBSIDIARY"), as assignee of Avalon Cable of Michigan, Inc., a Delaware Corporation ("OLD MERGERSUB").

      WHEREAS, the Company, Buyer and Old MergerSub entered into the Agreement and Plan of Merger on June 3, 1998 (the "ORIGINAL AGREEMENT");

      WHEREAS, Old MergerSub has assigned its rights and obligations under the Original Agreement to MergerSub;

      WHEREAS, as a condition to Buyer's and Old MergerSub's willingness to enter into the Original Agreement, simultaneously with the execution of the Original Agreement Buyer entered into a Voting Agreement (the "VOTING AGREEMENT") with Level 3 Telecom Holdings Inc. ("LTTH"), a stockholder of the Company; and

      WHEREAS, the parties desire to amend and restate the Original Agreement in its entirety as set forth herein;

In consideration for the various agreements contained herein and in the Voting Agreement, the parties hereto agree as follows:

                                   ARTICLE 1

                                  THE MERGER

      SECTION 1.01. The Merger. (a) At the Effective Time, Merger Subsidiary shall be merged (the "MERGER") with and into the Company in accordance with the Pennsylvania Business Corporation Law (the "PENNSYLVANIA LAW"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION"). If Buyer and the Company so agree, the Merger may be structured so that the Company shall be merged with and into Merger Subsidiary with the result that Merger Subsidiary shall be the Surviving Corporation, provided that the agreement of the Company shall not be unreasonably withheld.

     (b) As soon as practicable (and in any event, no later than ten business days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, (i) the Company and Merger Subsidiary will file articles of merger with the Department of State of the Commonwealth of Pennsylvania and make all other filings or recordings required by Pennsylvania Law in connection with the Merger. The Merger shall become effective at such time as the articles of merger are duly filed as described in this paragraph or at such later time as is specified in such articles of merger by agreement of Buyer and the Company (the "EFFECTIVE TIME").

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Pennsylvania Law.

      SECTION 1.02. Conversion of Shares. At the Effective Time by virtue of the Merger and without any other action on the part of the Company, Merger Subsidiary or the holder of any Shares (as defined below):

          (a) each outstanding share (each a "SHARE") of common stock, $1.00 par value (the "COMMON STOCK"), of the Company held by the Company as treasury stock or owned by Buyer or any subsidiary of Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

          (b) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

          (c) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(a) or as provided in
      Section 1.04 with respect to Shares as to which dissenters' rights have been exercised, be converted into the right to receive the Per Share Amount (as defined below) in cash, without interest (the "MERGER CONSIDERATION"); provided that if the Merger has not been consummated by December 1, 1998, the Merger Consideration shall be increased at a rate per annum equal to 8% from and including December 1, 1998 to but excluding the date of the Effective Time. Such increase shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

      As used herein, the term "Per Share Amount" means (i) if the Closing Subscriber Number (as defined below) is equal to or less than the Maximum Target Subscriber Number (as defined below) and equal to or greater than the Minimum Target Subscriber Number (as defined below), $40.50; (ii) if the Closing Subscriber Number exceeds the Maximum Target Subscriber Number, $40.50 plus the product (rounded to the nearest whole cent) of (A) the excess of the Closing Subscriber Number over the Maximum Target Subscriber Number times (B) $.000274; provided that the Per Share Amount will not exceed $41.00; and (iii) if the Minimum Target Subscriber Number exceeds the Closing Subscriber Number, $40.50 minus the product (rounded to the nearest whole cent) of (A) the excess of the Minimum Target Subscriber Number over the Closing Subscriber Number times (B) $.000274. As used herein, the term "CLOSING SUBSCRIBER NUMBER" means the number of Basic Subscribers (as defined in Section 3.22) as of the last day of the first full calendar month ending prior to the Effective Time; provided that if the Effective Time occurs during the first five business days of a calendar month, the Closing Subscriber Number will be the number of Basic Subscribers as of the last day of the second full calendar month ending prior to the Effective Time; and provided further that if the Effective Time occurs at any time after December 8, 1998, the Closing Subscriber Number will be the number of Basic Subscribers as of November 30, 1998. In calculating the Closing Subscriber Number, Basic Subscribers attributable to Systems acquired by the Company and its Subsidiaries after the date hereof will be disregarded. References in this Agreement to "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF" or words of like import shall be construed to mean June 3, 1998. As used herein, the terms "MAXIMUM TARGET SUBSCRIBER NUMBER" and "MINIMUM TARGET SUBSCRIBER NUMBER" mean the numbers set forth below (under the applicable heading) opposite the date as of which the Closing Subscriber Number is determined:

     Date as of Which
    Closing Subscriber        Maximum Target      Minimum Target
   Number is Determined     Subscriber Number    Subscriber Number
   --------------------     -----------------    -----------------

       June 30, 1998             216,220              215,220
       July 31, 1998             218,225              217,225
      August 31, 1998            217,589              216,589
    September 30, 1998           216,941              215,941
     October 31, 1998            214,880              213,880
     November 30, 1998           211,861              210,861


      The Company and Buyer will cooperate to determine the Closing Subscriber Number as promptly as possible and in any event at least three days in advance of the Effective Time. In the event of a dispute that is not resolved by three business days prior to the Effective Time, each of the Company and Buyer will submit its view as to the proper Closing Subscriber Number to Andersen Consulting or other person reasonably satisfactory to Buyer and the Company (the "EXPERT"), who will, at least one business day prior to Closing, select either the number submitted by the Company or the number submitted by Buyer as the Closing Subscriber Number, and the determination of the Expert shall be final and binding on the parties. The parties will cooperate with the Expert and provide to the Expert all necessary information for purposes hereof.

      SECTION 1.03. Surrender and Payment. (a) Prior to the Effective Time, Buyer shall appoint an agent reasonably acceptable to the Company (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Buyer will deliver to the Exchange Agent at the Effective Time the Merger Consideration to be paid in respect of the Shares. For purposes of determining the Merger Consideration to be delivered, Buyer shall assume that no holder of Shares will perfect his right to appraisal of his Shares. Promptly (and in any event, within three business days) after the Effective Time, Buyer will send, or will cause the Exchange Agent to send, to each holder of record of Shares at the Effective Time (and make customary arrangements for the prompt delivery to each beneficial owner of Shares at the Effective Time) a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent). The Company shall cooperate, and shall cause its transfer agent to cooperate, with respect thereto.

     (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares and such other customary documents as may be reasonably requested by the Exchange Agent or Buyer, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. The Exchange Agent or Buyer, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as the Exchange Agent or Buyer are required to deduct and withhold under the Code (as defined below), or any applicable provision of state, local or foreign tax law, with respect to the making of any payment in respect of the Merger Consideration hereunder. To the extent such amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person with respect to whom such deduction and withholding was made by the Exchange Agent or Buyer. No such deduction or withholding shall be made if the relevant Person shall provide documentation reasonably satisfactory to the Exchange Agent and Buyer establishing an exemption from withholding, and Buyer shall take customary actions to obtain such documentation prior to such deduction or withholding.

     (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.03(a) that remains unclaimed by the holders of Shares three months after the Effective Time shall be returned to Buyer, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Buyer for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, Buyer shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Buyer free and clear of any claims or interest of any Person previously entitled thereto.

     (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.03(a) to pay for Shares for which dissenters' rights have been perfected shall be returned to Buyer, upon demand.

      SECTION 1.04. Dissenting Shares. Notwithstanding Section 1.02, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded payment of the fair value of such Shares in accordance with Pennsylvania Law (and the applicable procedures set forth therein) shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to demand payment of the fair value of such Shares. If after the Effective Time such holder fails to perfect or withdraws or loses his right to demand payment of the fair value of such Shares, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Buyer prompt notice of any demands received by the Company for payment of the fair value of Shares, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

      SECTION 1.05. Employee Stock Options and Share Units. (a) At or immediately prior to the Effective Time, (i) each outstanding employee stock option to purchase Shares granted under any employee stock option or compensation plan or arrangement of the Company shall be canceled, and each holder of any such option, whether or not then vested or exercisable, shall be paid by the Company promptly after the Effective Time for each such option an amount determined by multiplying (A) the excess, if any, of the Merger Consideration per Share over the applicable exercise price of such option by (B) the number of Shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time, (ii) each outstanding share unit ("SHARE UNITS") granted or otherwise issued under the Company Executive Stock Purchase Plan (the "PURCHASE PLAN") shall be canceled, and each holder of such share unit, whether or not then vested, shall be paid by the Company promptly after the Effective Time for each such Share Unit an amount, net of applicable withholding taxes equal to the Merger Consideration per Share and (iii) each restricted Share under the Purchase Plan shall be vested and converted into the Merger Consideration in accordance with Section 1.02(c). Each employee stock option or compensation plan or arrangement of the Company is listed on Schedule 3.16 hereto.

           (b) Prior to the Effective Time, the Company shall (i) use its best efforts to obtain any consents from holders of options to purchase Shares, share units and restricted Shares granted under the Company's stock option or compensation plans or arrangements and (ii) make any permitted amendments to the terms of such stock option or compensation plans or arrangements, and take any other permitted actions thereunder, that, in the case of either clauses 1.05(b)(i) or 1.05(b)(ii), are necessary to give effect to the transactions contemplated by Section 1.05(a). Notwithstanding any other provision of this Section, payment may be withheld in respect of any employee stock option or Share Unit until any necessary consent from the holder thereof is obtained.

      SECTION 1.06. Letter of Credit. Concurrently with the execution hereof, Buyer has delivered to First Union National Bank (the "ESCROW AGENT") a letter of credit duly issued by NationsBank, N.A. (the "FIRST LETTER OF CREDIT") in the amount of $10,000,000 in substantially the form attached hereto as Exhibit A. On the 60th day after the date hereof, or on the following business day if such 60th day is not a business day, Buyer will, in addition, deliver to the Escrow Agent a letter of credit duly issued by NationsBank, N.A. (the "SECOND LETTER OF CREDIT") in the amount of $5,000,000 in substantially the form attached hereto as Exhibit A. The First Letter of Credit is being, and the Second Letter of Credit will be, delivered to the Escrow Agent pursuant to the terms hereof and the terms of the Escrow Agreement dated the date hereof among Buyer, the Company, and the Escrow Agent, a copy of which is attached hereto as Exhibit B. As used herein, the term "LETTERS OF CREDIT" means the First Letter of Credit and the Second Letter of Credit including in each case any renewal or replacement thereof as contemplated by the Escrow Agreement, provided that if at the relevant time only the First Letter of Credit has been delivered to the Escrow Agent, the term "Letters of Credit" shall mean only the First Letter of Credit.

                                   ARTICLE 2

                           THE SURVIVING CORPORATION

      SECTION 2.01. Articles of Incorporation. At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended and restated as set forth in Exhibit E attached hereto, subject to further amendment in accordance with applicable law.

      SECTION 2.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

      SECTION 2.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Buyer that (the representations and warranties set forth below being made as of June 3, 1998, and as of the date required by Article 8, to the extent so required):

      SECTION 3.01. Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, with such exceptions as would not have a Material Adverse Effect (as defined below). The execution, delivery and performance by the Company of this Agreement, the Escrow Agreement, and the Voting Agreement and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. Each of this Agreement, the Escrow Agreement, and the Voting Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, and (y) for the limitations imposed by general principles of equity. The foregoing exceptions
(x) and (y) are hereinafter referred to as the "ENFORCEABILITY EXCEPTIONS." The Company has heretofore delivered to Buyer true and complete copies of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, operations, condition (financial or otherwise), results of operations or the conduct of the business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, a "SUBSIDIARY," as to any Person, means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

      SECTION 3.02. No Breach. Except as set forth on Schedule 3.02, the execution and delivery of this Agreement, the Escrow Agreement, and the Voting Agreement by the Company do not, and the consummation of the transactions contemplated hereby or thereby by the Company will not, (i) violate or conflict with the Articles of Incorporation or Bylaws of the Company, or (ii) constitute a breach or default of, or give rise to any third-party right of termination, cancellation, modification or acceleration under, any agreement, understanding or undertaking to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or give rise to any Lien (as defined below) on any of their properties, or (iii) subject to obtaining the approvals and making the filings described in Section 3.03 hereof, constitute a violation of any statute, law, ordinance, rule, regulation, judgment, decree, order or writ of any judicial, arbitral, public, or governmental authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, with such exceptions in the cases of subsections (ii) and (iii) as would not have, or reasonably be expected to have, a Material Adverse Effect or materially interfere with or delay the transactions contemplated hereby. For purposes of this Agreement, "LIEN" means, with respect to any asset, any lien, claim, charge, restriction, pledge, mortgage, security interest or other encumbrance in respect of such asset. Loans outstanding under the Company's credit facilities may be repaid at any time (subject to customary notice provisions) without penalty or premium, other than customary funding cost indemnities payable in connection with payment of LIBOR loans other than on the last day of an interest period applicable thereto.

      SECTION 3.03. Consents and Approvals. Neither the execution and delivery of this Agreement, the Escrow Agreement, and the Voting Agreement by the Company nor the consummation of the transactions contemplated hereby or thereby require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) for filings required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT"), (ii) for notification pursuant to, and expiration or termination of the waiting period under, the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), (iii) for the filing of the articles of merger and related filings as set forth in Section 1.01 hereof, (iv) for notices to, or consents or waivers from, the relevant Franchising Authorities in connection with a change of control of the holder of the Franchises of the Company and its Subsidiaries, and the Federal Communications Commission ("FCC") in connection with a change of control of the holder of the FCC licenses of the Company and its Subsidiaries, (v) for those consents or waivers disclosed on
Schedule 3.03, (vi) corporate and shareholder approvals in connection with the transactions contemplated by Section 7.07 hereof, and (vii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have, and would not reasonably be expected to have, a Material Adverse Effect or materially interfere with or delay the transactions contemplated hereby. For purposes hereof, "FRANCHISING AUTHORITY" has the meaning that term is given by Section 602(10) of the Cable Communications Policy Act of 1984 (47 U.S.C. Section 522(10)). For purposes of this Agreement,

"FRANCHISE" means a written "franchise" within the meaning of
Section 602(9) of the Cable Communications Policy Act of 1984 (47 U.S.C. Section 522(9)).

      SECTION 3.04. Approval of the Board; Fairness Opinion; Vote Required. The Board of Directors of the Company has, by resolutions duly adopted at meetings duly called and held, unanimously approved and adopted this Agreement, the Escrow Agreement, the Voting Agreement, the Merger and the other transactions contemplated hereby and thereby on the material terms and conditions set forth herein and therein. The Board of Directors of the Company has received the opinion dated June 3, 1998 of Merrill Lynch & Co. ("MERRILL LYNCH"), as financial advisor to the Company, that the consideration to be received by the Company's stockholders (other than Buyer and its Subsidiaries) in the Merger taken as a whole is fair to such stockholders from a financial point of view, and such opinion has been made available to Buyer. The affirmative vote of a majority of the votes cast by the holders of Shares is the only vote of the holders of the capital stock of the Company necessary to approve the Merger under applicable law and the Company's Articles of Incorporation and Bylaws.

      SECTION 3.05. Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $1.00 per share (defined above as the "SHARES"), 50,000,000 shares of Class B Non-voting Common Stock, par value $1.00 per share, and 10,000,000 shares of Preferred Stock, par value $1.00 per share. As of May 31, 1998, there were outstanding (i) 6,896,342 Shares, (ii) employee stock options to purchase an aggregate of 396,513 Shares with a weighted average exercise price of $11.50 per Share, and (iii) 12,246.5 Share Units (the 6,896,342 Shares referred to in subsection (i) include 12,246.5 Shares held in a grantor trust to offset the Company's obligation with respect to the Share Units). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the first two sentences of this Section and except for changes since May 31, 1998 resulting from (1) the exercise of employee stock options outstanding on such date or (2) the item listed on Schedule 3.05, there are outstanding no (a) shares of capital stock or other voting securities of the Company, (b) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (c) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (d) stock appreciation rights or similar rights with respect to any securities of the Company (the items in clauses 3.05(a), 3.05(b), 3.05(c) and 3.05(d) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities. To the best of the

Company's knowledge, as of the date hereof there are no voting agreements, trusts or other arrangements, agreements or understandings with respect to any Company Securities, other than the Voting Agreement and as set forth on Schedule 3.16.

      SECTION 3.06. Subsidiaries. (a) Each of the Subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the Subsidiaries of the Company has all requisite corporate power to carry on its business as now being conducted. Each Subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, with such exceptions as would not have a Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of incorporation are listed on Schedule 3.06 hereto. Except as set forth on Schedule 3.06 and any marketable securities, the Company and its Subsidiaries do not have any investments in any other Person.

     (b) Except as set forth on Schedule 3.06, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien except that the Company owns, directly or indirectly, only 61.92% of the outstanding shares of Common Stock of Mercom, Inc., a Delaware corporation ("MERCOM"), and Mercom owns, directly or indirectly, all of the issued and outstanding shares of the Mercom Subsidiaries (as defined below). Other than as set forth on Schedule
3.06 or in connection with the transactions contemplated by this Agreement, there are no outstanding (i) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities in any Subsidiary of the Company, (ii) options or other rights to acquire from the Company or any Subsidiary of the Company, and no other obligation of the Company or any Subsidiary of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for any capital stock or voting securities of any Subsidiary of the Company, or (iii) stock appreciation rights or similar rights with respect to any securities of any Subsidiary of the Company (the items in clauses 3.06(b)(i), 3.06(b)(ii) and 3.06(b)(iii) being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities. For purposes of this Agreement, "MERCOM SUBSIDIARIES" means Mercom Services, Inc., a Nevada corporation, Communications and Cablevision, Inc., a Michigan corporation, Coldwater Cablevision, Inc., a Michigan corporation, and Allegan County Cablevision, Inc., a Michigan corporation. To the best of the Company's knowledge, as of the date hereof there are no voting agreements, trusts or other arrangements, agreements or understandings with respect to any Subsidiary Securities.

      SECTION 3.07. SEC Filings. (a) The Company has made available to Buyer (i) its annual report on Form 10-K for its fiscal year ended December 31, 1997, and its amendments to such report on Form 10K/A filed on April 30, 1998 and May 6, 1998 (as so amended, the "FORM 10-K"), (ii) its quarterly report on Form 10-Q for its fiscal quarter ending March 31, 1998 (the "FORM 10-Q"), and (iii) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since September 1, 1997.

     (b) As of its filing date (or in the case of the Form 10-K, as of May 6, 1998) each such report or statement filed pursuant to the Exchange Act complied in all material respects with the applicable requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (c) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), as of the date such statement or amendment became effective complied in all material respects with the applicable requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Except for Mercom, none of the Company's Subsidiaries is required to file any reports, forms or other documents with the SEC under the Exchange Act or has made any filings under the Securities Act.

      SECTION 3.08. Mercom SEC Filings. (a) The Company has made available to Buyer (i) the annual report of Mercom on Form 10-K for its fiscal year ended December 31, 1997, and its amendments to such report on Form 10- K/A filed on April 30, 1998 and May 6, 1998 (as so amended, the "MERCOM FORM 10-K"), (ii) the quarterly report of Mercom on Form 10-Q for its fiscal quarter ending March 31, 1998 (the "MERCOM FORM 10-Q"), and (iii) all of the other reports, statements, schedules and registration statements of Mercom filed with the SEC since January 1, 1996.

     (b) As of its filing date (or in the case of the Mercom Form 10-K, as of May 6, 1998), each such report or statement filed pursuant to the Exchange Act complied in all material respects with the applicable requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (c) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such statement or amendment became effective complied in all material respects with the applicable requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 3.09. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Form 10-K and the Form 10-Q fairly present in all material respects and in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "BALANCE SHEET" means the consolidated balance sheet of the Company and its consolidated Subsidiaries set forth in the Form 10-Q as of March 31, 1998 and "BALANCE SHEET DATE" means March 31, 1998.

      SECTION 3.10. Mercom Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Mercom included in the Mercom Form 10-K and the Mercom Form 10-Q fairly present in all material respects and in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Mercom and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

      SECTION 3.11. Proxy Statement. (a) The proxy statement of the Company (the "COMPANY PROXY STATEMENT") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.11 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company by Buyer for use therein.

      SECTION 3.12.  Absence of Certain Changes.  Except as set forth on
Schedule 3.12 or as otherwise permitted by this Agreement, since the Balance Sheet Date, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice in all material respects and there has not been (except as contemplated by this Agreement) without the consent of Buyer which shall not be unreasonably withheld:

         (a) any event or occurrence which has had or reasonably would be expected to have a Material Adverse Effect (other than those arising from general economic or industry-wide events or occurrences);

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or Mercom or any other Subsidiary that is not wholly owned by the Company or Mercom, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

         (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

         (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money with a principal amount in excess of $250,000 (other than refinancings of existing borrowings in the ordinary course of business under existing facilities);

         (e) any creation or assumption by the Company or any of its Subsidiaries of any Lien (other than Permitted Liens (as defined below)) on any material asset;

         (f) any making of any loan, advance or capital contributions to or investment in any Person other than advances to employees in the ordinary course of business consistent with past practice and loans, advances or capital contributions to or investments in wholly owned Subsidiaries made in the ordinary course of business consistent with past practices;

         (g) any damage, destruction or other casualty loss (to the extent not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries in excess of $500,000;

         (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in any case, involving more than $500,000, other than those contemplated by this Agreement and additions of subscribers to existing programming agreements;

         (i) any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by reason of a change in generally accepted accounting principles; or

         (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries,
      (iii) increase in benefits payable under any existing severance or termination pay policies or (iv) increase in compensation, bonus or other benefits payable to directors or officers (who are not employees) of the Company or any of its Subsidiaries, or, other than in the ordinary course of business consistent with past practice, to employees (including officers who are employees) of the Company or any of its Subsidiaries.

For purposes of this Agreement, "PERMITTED LIENS" means (i) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's, and other like Liens arising in the ordinary course of business for payments which are not material in amount, and deposits to obtain the release of such Liens; (ii) Liens for current taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and (iii) other Liens or minor imperfections of title that, taken in the aggregate, do not materially impair the conduct of the Company's and its Subsidiaries' business or the use of any material assets.

      SECTION 3.13. No Undisclosed Material Liabilities. Neither the Company nor any of its Subsidiaries has any indebtedness, liability or obligation of any type, whether or not required by GAAP to be reflected on a balance sheet and whether or not due, except (i) liabilities reflected or reserved against in the Balance Sheet, or otherwise disclosed in the Form 10-K, the Form 10-Q, the

Mercom Form 10-K or the Mercom Form 10-Q, (ii) for liabilities incurred in the ordinary course of business since March 31, 1998, (iii) for other liabilities which do not and will not have, and would not reasonably be expected to have, a Material Adverse Effect and (iv) as set forth on any Schedule hereto or any contract or agreement set forth thereon (other than for breach thereof).

      SECTION 3.14. Litigation. Except as set forth in Schedule 3.14, there is no charge, complaint, suit, action, proceeding or investigation pending against or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, inquiry, rule or order outstanding against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect. If liability were imposed upon Commonwealth Telephone Enterprises, Inc, a Pennsylvania corporation ("CTE") for a fraudulent conveyance, breach of contract or breach of fiduciary duty as alleged by the plaintiffs in the action captioned The Yee Family Trusts v. C-TEC Corporation, et al., in the Superior Court of New Jersey, Chancery Division, such liability would not be a Shared Liability (as defined in the Distribution Agreement dated as of September 5, 1997 (the "DISTRIBUTION AGREEMENT") among the Company, CTE and RCN Corporation ("RCN")).

      SECTION 3.15. Taxes. Except as set forth in Schedule 3.15: (a) the Company and each of its Subsidiaries has (i) timely filed or obtained extensions for all material Tax Returns required to be filed by it, all such filed returns have been completed in all material respects in accordance with applicable law and all such filed returns are true and accurate in all material respects, (ii) paid all Taxes that are shown on such Tax Returns as due and payable on or before the date hereof, and (iii) paid all material Taxes otherwise required to be paid other than Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established; (b) there are no Liens for Taxes (other than for Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established) on the assets of the Company or any of its Subsidiaries ; (c) neither the Company nor any Subsidiary has requested or been granted an extension of the time for filing any Tax Return which has not yet been filed with respect to an amount of Taxes which is material; (d) neither the Company nor any of its Subsidiaries has consented to extend to a date later than the date hereof the time in which any Tax which is material may be assessed or collected by any taxing authority; (e) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax which is material has been proposed, asserted or assessed by any taxing authority against the Company or any of its Subsidiaries; (f) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the Company's knowledge, threatened against or with respect to the Company or any of its Subsidiaries with respect to an amount of Taxes which is material; (g) no claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction which are material in amount;
(h) neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement with respect to an amount of Taxes which is material and has no current or potential contractual obligation to indemnify any other person with respect to Taxes which are material in amount; and (i) neither the Company nor any of its Subsidiaries has made any payments, and is not and will not become obligated (under any contract entered into on or before the Closing Date) to make any payments which are material in amount, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law). Schedule 3.15 contains a list of states, territories and jurisdictions (whether foreign or domestic) in which the Company and or any of its Subsidiaries is required to file Tax Returns relating to income Taxes of the Company and any of its Subsidiaries which are material in amount. A certification issued by the Company and each of its Subsidiaries pursuant to Treasury Regulation Section 1.897-2 to the effect that the Company and each of its Subsidiaries is not a "United States real property holding corporation" as defined in Section 897 of the Code shall be delivered to Buyer prior to the Effective Time.

      For purposes of this Agreement, (i) "AFFILIATED GROUP" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company or any of its Subsidiaries is or has been a member,
(ii) "CODE" means the Internal Revenue Code of 1986, as amended, (iii) "TAX" means any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, medicare, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of the Company or any Subsidiary for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in clause
(A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person, and (iv) "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

      SECTION 3.16. Employee Benefit Matters. (a) Schedule 3.16 identifies each Employee Plan and Benefit Arrangement. The Company has furnished to
Buyer copies of such Employee Plans and Benefit Arrangements (and, if applicable, related trust agreements) and all amendments thereto and material written interpretations thereof. No Employee Plan or Benefit Arrangement is and neither the Company nor any ERISA Affiliate maintains or is obligated to contribute, to any employee benefit plan (as defined in Section 3(3) of ERISA) that is (i) a Multiemployer Plan, (ii) a Title IV Plan, (iii) maintained in connection with any trust described in Section 501(c)(9) of the Code, or (iv) subject to the minimum funding requirements of Part 3 of Title I of ERISA.

     (b) No "prohibited transaction" (within the meaning of Section 4975(c) of the Code) has occurred with respect to any employee benefit plan or arrangement which is covered by Title I of ERISA, which transaction has or will cause the Company to incur any material liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption.

     (c) (i) Each Employee Plan identified on Schedule 3.16 that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption, (ii) each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation (iii) each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code and (iv) no Employee Plan or Benefit Arrangement provides for post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required to avoid excise tax under Section 4980B of the Code.

     (d) Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with applicable regulatory authorities.

     (e) Except as set forth on Schedule 3.16, (i) there is not and there has not been at any time within the six years preceding the date hereof any pending or, to the Company's knowledge, threatened, material litigation or arbitration concerning or involving any Employee Plan or Benefit Arrangement and (ii) no claims are pending or, to the Company's knowledge, threatened with respect to any bond or any fiduciary liability or other similar insurance with regard to the actions of any Person in connection with any Employee Plan, nor is there expected to be any notice to any insurer under any such bond or policy with regard to any Employee Plan.

     (f) Except as set forth on Schedule 3.16, the Company has complied in all material respects with all requirements of Section 4980B of the Code and the Company is not aware of any material obligations or liabilities of the Company arising under the Employee Matters Agreement which have not been satisfied in full.

     (g) Except as set forth on Schedule 3.16, none of the Employee Plans or Benefit Arrangements has any material unfunded or contingent liability that is not fully accrued on the Financial Statements of the Company.

     (h) For purposes of this Section, the following terms shall have the meanings set forth below:

      "BENEFIT ARRANGEMENT" means any employment, severance or similar contract or arrangement (whether or not written and whether applicable to one or more individuals) or any plan, policy, fund, program or contract or arrangement (whether or not written and whether applicable to one or more individuals) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to by the Company or any ERISA Affiliate and (iii) covers any employee or former employee of the Company or any ERISA Affiliate.

      "EMPLOYEE PLAN" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Company or any ERISA Affiliate and (iii) covers any employee or former employee of the Company or any ERISA Affiliate.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

      "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414(b) or
(c) of the Code.

      "MULTIEMPLOYER PLAN" means an Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

      "TITLE IV PLAN" means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

      SECTION 3.17. Labor Matters. Except as set forth on Schedule 3.17, (a) neither the Company nor any of its Subsidiaries is party to any labor union or collective bargaining agreement, (b) no employees of the Company or any of its Subsidiaries are represented by any labor organization, (c) as of the date hereof, no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority, (d) to the knowledge of the Company, as of the date hereof there are no formal organizing activities involving a material number of employees of the Company or any of its Subsidiaries pending with, or threatened by, any labor organization and (e) there are no strikes, or material work stoppages, slowdowns, lockouts, arbitrations or grievances or other labor disputes, pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

      SECTION 3.18. Compliance with Laws. Except as set forth on Schedule 3.18, the Company and its Subsidiaries hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all governmental authorities necessary for the lawful conduct of their businesses, except where the failure to hold any of the foregoing would not have, and would not reasonably be expected to have, a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its Subsidiaries has violated, or is in violation of, any such licenses, franchises, certificates, consents, permits, qualifications or authorizations or any applicable statutes, laws, ordinances, rules and regulations (including, without limitation, any of the foregoing related to occupational safety, storage, disposal, discharge into the environment of hazardous wastes, environmental protection, conservation, unfair competition, labor practices or corrupt practices) of any governmental authorities, except where such violations do not have, and would not reasonably be expected to have, a Material Adverse Effect. The Company and its Subsidiaries have made all material submissions (including, without limitation, registration statements) required under, and the operation of the Systems has been in compliance in all material respects with, the

Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"), and the applicable rules and regulations thereunder of the FCC (the "FCC RULES AND REGULATIONS"), the 1976 Copyright Act, as amended (the "COPYRIGHT ACT") and all Franchises.

      SECTION 3.19. Finders' Fees. Except for Merrill Lynch, a true and correct copy of whose engagement agreement has been provided to Buyer, and for any financial advisor that may be retained by Mercom in connection with the transactions contemplated by Section 7.07 (which financial advisor, if any, will be retained pursuant to a customary engagement agreement providing for customary compensation reasonably satisfactory to Buyer), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any Subsidiary of the Company who might be entitled to any fee or commission from Buyer or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

      SECTION 3.20. Title to Properties; Encumbrances. Except as set forth on
Schedule 3.20, the Company and each of its Subsidiaries has good and marketable title to (or in the case of leased assets, valid and existing leasehold interests in) the material assets set forth on the Balance Sheet (other than those disposed of in the ordinary course of business since the Balance Sheet
Date), free and clear of all Liens other than Permitted Liens. Except as set forth on Schedule 3.20, the Company and each of its Subsidiaries owns or has the lawful right to use all assets, properties, operating rights, easements, contracts, leases, and other instruments necessary to operate its business as presently conducted in all material respects. Schedule 3.20 sets forth a list of all real property which is owned or leased by the Company or any of its Subsidiaries. Except as set forth in Item 3 on Schedule 3.20 and with such other exceptions as would not have a Material Adverse Effect, all buildings, improvements, central receiving apparatus, distribution equipment, cables, converters, origination equipment and other operating assets of the Company and its Subsidiaries are in good working order and condition, normal wear and tear excepted.

      SECTION 3.21. Environmental Matters. There are no material Environmental Liabilities (as defined below) of the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance and have been in compliance, in all material respects, with all Environmental Laws. There has been no report regarding any material environmental assessment, investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or its Subsidiaries or any property or facility now or previously owned by the Company or its Subsidiaries which has not been delivered to Buyer. For purposes of this Agreement, "ENVIRONMENTAL LIABILITIES" means any and all liabilities of the named entity, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time, and includes but is not limited to fines, penalties, and costs of correcting any compliance deficiencies, and obligations for site cleanup or investigation or cleanup resulting from the disposal, release or threatened release of hazardous substances, pollutants, contaminants, or wastes. "ENVIRONMENTAL LAWS" means any federal, state, and local laws, judicial decisions, regulations, rules, judgments, orders, decrees, permits, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof.

      SECTION 3.22. Systems, Franchises and Material Agreements. (a) As of March 31, 1998, the cable television systems owned by the Company and its Subsidiaries (the "SYSTEMS") (i) had approximately 204,000 Basic Subscribers, (ii) passed approximately 338,800 residential dwelling units and (iii) included approximately 2,000 underground plant miles and approximately 5,000 aerial plant miles. For purposes hereof, "BASIC SUBSCRIBER" means a customer of the Company or any of its Subsidiaries who as of the relevant date satisfies all of the following requirements:

         (i) such customer is connected to and receiving Basic Service from the Company or any of its Subsidiaries;

        (ii) such customer is being charged for the services received at the rate that the Company or such of its Subsidiaries generally charges to its customers in that location;

       (iii) such customer has paid to the applicable provider the applicable rate for all services received for one month (or more) of service prior to the relevant date;

        (iv) such customer does not have any outstanding bill or any service charges more than sixty (60) days delinquent from the due date therefore in excess of $10.00; and

         (v) provided that a hotel, motel or other multiple dwelling unit customer which pays less per dwelling unit than the rates charged in the relevant area by the applicable provider for detached single family homes shall be considered to be that number of Basic Subscribers which is equal to revenues from Basic Service generated by such hotel, motel or other customer for the month ending on the relevant date (or if such date is not the end of a month, the month ending immediately prior to such date) (without regard to non-recurring revenues from ancillary services such as installation fees) divided by the full rate charged to detached single family homes for such service in the relevant area by the applicable provider.

For purposes hereof, "BASIC SERVICE" means, for any given Franchise area, the cable television service tier or tiers provided by the Company or any of its Subsidiaries in such Franchise area which include the retransmission of local off air television broadcast signals.

     (b) Except for (i) contracts, commitments and agreements entered into in accordance with the terms of this Agreement, (ii) those contracts listed on
Schedule 3.22(b) (the "MATERIAL AGREEMENTS"), and (iii) the Franchises, neither the Company nor any of its Subsidiaries is a party to or is bound by a contract, commitment or agreement which is material to the Company and its Subsidiaries taken as a whole or which involves payments of more than $500,000 in the aggregate or which restricts the Company and its affiliates from engaging in any business or which involves the purchase of programming by the Company. Schedule 3.22(b) sets forth a list, complete in all material respects, of the Franchises of the Company or any of its Subsidiaries (the "FRANCHISES"). Each Franchise and each Material Agreement is in all material respects the validly existing, legally enforceable obligation of the Company or one of its Subsidiaries, as the case may be, and, to the knowledge of the Company, of the other parties thereto, subject to the Enforceability Exceptions. The Company and its Subsidiaries are validly and lawfully operating in all material respects under their respective Franchises and the Material Agreements to which they are a party. The Company and its Subsidiaries have duly complied in all material respects with all of the terms and conditions of each of their respective Franchises and each Material Agreement to which they are a party. Except as set forth on Schedule 3.22(b), each System operates pursuant to a Franchise.

     (c) Except as set forth on Schedule 3.22(c) and subject to such other exceptions as would not have a Material Adverse Effect, no Person (including any governmental authority) has any right to acquire any interest in any System or any assets of the Company or any of its Subsidiaries (including any right of first refusal or similar right) upon an assignment or transfer of control of a Franchise, other than rights of condemnation or eminent domain afforded by law.

     (d) Neither the Company nor any of its Subsidiaries has made or is bound by any material written commitments to any state, municipal, local or other governmental commission, agency or body with respect to the operation and construction of the Systems which are not fully reflected in their Franchises or any Material Agreement.

     (e) With such exceptions as would not have a Material Adverse Effect, no Franchising Authority has advised the Company or any of its Subsidiaries in writing, or otherwise formally notified the Company or any of its Subsidiaries in accordance with the terms of the applicable Franchise, of its intention to deny renewal of an existing Franchise held by the Company or any of its Subsidiaries. With such exceptions as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received, nor has notice that it will receive, from any Franchising Authority a preliminary assessment that a Franchise should not be renewed as provided in Section 626(c)(1) of the Communications Act, nor has the Company, any of its Subsidiaries, or any Franchising Authority commenced or requested the commencement of an administrative proceeding concerning the renewal of a Franchise as provided in
Section 626(c)(1) of the Communications Act. With such exceptions as would not have a Material Adverse Effect, the Company and its Subsidiaries have timely filed pursuant to the formal renewal procedures established by Section 626(a) of the Communications Act notices of renewal in accordance with the Communications Act with all Franchising Authorities with respect to each Franchise expiring within 36 months after the date of this Agreement. As of the date hereof, no Franchising Authority has commenced, or given notice that it intends to commence, a proceeding to revoke a Franchise held by the Company or any of its Subsidiaries.

     (f) The Company and its Subsidiaries are operating the Systems in compliance in all material respects with the provisions of the Franchises, the Copyright Act, the Communications Act and the FCC Rules and Regulations, including those relating to carriage of signals, syndicated exclusivity, network non-duplication, and retransmission consent. Without limiting the foregoing and except as set forth on Schedule 3.22(f) or as would not have a Material Adverse Effect, (i) each of the communities served by the Systems has been registered with the FCC, (ii) all of the semi-annual and annual performance tests on the Systems required to have been performed by the Company and its Subsidiaries under Section 76.601 of the FCC Rules and Regulations since June 1, 1997 have been performed, (iii) the Systems currently meet the technical standards set forth in the FCC Rules and Regulations, including the leakage limits contained in Section 76.605(a)(11) thereof, (iv) the Company has delivered or made available to Buyer a copy of the most recent FCC Forms 320 filed with the FCC (Basic Signal Leakage Performance Report) for the Company and its Subsidiaries,
(v) copies of the most recent signal leakage tests conducted under Section
76.611 of the FCC Rules and Regulations and copies of the most recent "proof of performance" tests on the Systems have been delivered or made available to the Buyer by the Company, and (vi) the most recent signal leakage tests and the proof of performance tests for the Systems were conducted in accordance with the testing procedures set forth in Sections 76.601 and 76.609 of the FCC Rules and Regulations and such tests evidence that the Systems meet or exceed the technical standards set forth in Section 76.605 of the FCC Rules and Regulations.

     (g) (i) All television stations carried by the Systems are carried either pursuant to retransmission consent agreements or must-carry elections (or must-carry defaults) except as set forth in Schedule 3.22(g) (which Schedule includes a description of the basis for the exception), (ii) the Company has delivered or made available to Buyer full and complete copies of all retransmission consent agreements, and (iii) for each commercial television station carried on a System that has elected must-carry status, but that is not being carried because of signal quality problems or potential copyright liability, Schedule 3.22(g) lists the call sign of the station and the reason for non-carriage. There are no requests by any television station which asserts that it is entitled to must-carry status seeking carriage on any System which the Company or any of its Subsidiaries has denied or refused to honor or which is the subject of a complaint filed with the FCC, except as listed on Schedule 3.22(g).

     (h) The Company has delivered or made available to Buyer true, correct, and complete specimen copies of (i) all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1230, 1235 and 1240 that have been filed with governmental authorities with respect to the Systems and that involve rate complaints that have not been finally resolved, and all material correspondence with governmental authorities related thereto, (ii) all material correspondence with any governmental body that relates to rate regulation generally or to specific rates charged to subscribers of the Systems and that is with respect to rate complaints that are pending at the FCC or basic rates that are currently under review by a local governmental entity (including any Franchising Authority) or the FCC, including, without limitation, any complaints filed with the FCC with respect to any rates charged to subscribers of the Systems, and (iii) any material documentation relating to an exemption from the rate regulation provisions of the Communications Act claimed by the Company or any of its Subsidiaries with respect to the Systems. With such exceptions as would not have a Material Adverse Effect, Schedule 3.22(h) sets forth (i) a list of all rate complaints filed with the FCC of which the Company or any of its Subsidiaries have any knowledge and which have not been finally resolved by the FCC, and further sets forth those Franchising Authorities that have been certified or, to the Company's knowledge, filed for certification under the Communications Act with respect to rate regulation and that have not been finally denied certification or decertified, and (ii) a list of all letters of inquiry from the FCC received by the Company or any of its Subsidiaries since 1992 with regard to rate restructuring that have not been finally resolved. For purposes of this subsection the term "FINALLY" means that there is no pending FCC or court consideration or request for FCC or court review, reconsideration or appeal, and the time for seeking any such review, reconsideration or appeal has expired.

     (i) Except as set forth on Schedule 3.22(i), the Company and its Subsidiaries have filed with the Franchising Authorities, the FCC and the Copyright Office all material forms, reports, statements of accounts and other material information required to be filed under the Franchises, the Communications Act, Section 111 of the Copyright Act, the FCC Rules and Regulations and the rules and regulations of the Copyright Office relating to
Section 111, and all such forms, reports, statements of account, and other information were correct in all material respects at the time of filing.

     (j) With such exceptions as would not have a Material Adverse Effect, (A) the Company and its Subsidiaries have paid all compulsory copyright and any other fees required under the Copyright Act for the Systems, and (B) neither the Company nor any of its Subsidiaries has any knowledge of any deficiency in the amount of any compulsory copyright fee or other fee payments made and has not received from the Copyright Office or any other Person any statement or claim respecting an underpayment or nonpayment of any compulsory copyright fee or other fee payment for the Systems.

     (k) With such exceptions as would not have a Material Adverse Effect, (A) the Company and its Subsidiaries have paid all franchise and any other fees owed to all relevant Franchising Authorities or other Persons required for the Systems, and (B) neither the Company nor any of its Subsidiaries has any knowledge of any current deficiency in the amount of any franchise or other fee payment made and has not received from any Franchising Authority or any other Person any statement or claim respecting an underpayment or nonpayment of any franchise or other fee for the Systems.

     (l) With such exceptions as would not have a Material Adverse Effect, (A) the Company and its Subsidiaries currently hold all FCC licenses, permits, and authorizations necessary for the operation of the Systems as currently operated (hereafter "FCC LICENSES"), (B) all such FCC Licenses are in full force and effect, (C) except as disclosed in Schedule 3.22(l) there are not pending before the FCC any requests or applications to modify, extend or renew any of the FCC Licenses and (D) there are not pending, nor to the knowledge of the Company and its Subsidiaries threatened, any proceedings that might result in the revocation, termination or cancellation of any of the FCC Licenses.

      SECTION 3.23. Transactions with Affiliates. Schedule 3.23 sets forth all material arrangements between the Company and its Subsidiaries, on the one hand, and affiliates of the Company (other than its Subsidiaries), on the other hand, including, without limitation, all material arrangements with RCN and CTE.

Schedule 3.23 also sets forth all material arrangements between the Company and its Subsidiaries (other than Mercom and its Subsidiaries), on the one hand, and Mercom and its Subsidiaries, on the other hand. For the period from January 1, 1998 to April 30, 1998, the approximate cost for customer service, billing service and lockbox service under the Distribution Agreement and as determined in accordance with the Distribution Agreement was as set forth on Schedule 3.23.

      SECTION 3.24. Tax-free Spin-off of the Company. As of the date on which all of the stock of the Company was distributed by CTE pro rata to its common equity holders (the "COMPANY DISTRIBUTION"), there was no plan (or series of related transactions) pursuant to which one or more persons would acquire directly or indirectly stock representing a 50% or greater interest in CTE or the Company within the meaning of Code ss.355(e); provided, however, that Buyer acknowledges that based on the facts and other information furnished to Buyer as of the date hereof the representation and warranty set forth in this sentence is accurate. A true, correct and complete copy of the letter ruling issued by the Internal Revenue Service to CTE (including any supplements or modifications thereto) relating to the Company Distribution has been provided to Buyer (the "SPIN-OFF LETTER RULING"). The transactions proposed in the Spin-Off Letter Ruling (together with any supplements or modifications thereto) that were to have occurred prior to the time this representation and warranty is being given have occurred substantially in the manner set forth in such ruling. The representations and warranties set forth in the Spin-Off Letter Ruling (together with any supplements or modifications thereto) were true and correct in all material respects as of the date of the Spin-Off Letter Ruling (as supplemented or modified) and as of the date on which the Company Distribution occurred.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to the Company that (the representations and warranties set forth below being made as of June 3, 1998, and as of the date required by Article 8, to the extent so required):

      SECTION 4.01. Organization and Authority. Each of Buyer and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Buyer and Merger Subsidiary has all requisite corporate and other power to carry on its business as now being conducted. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement (and, in the case of Buyer, the Escrow

Agreement and the Voting Agreement) and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement is a valid and binding agreement of Buyer and Merger Subsidiary, enforceable against each in accordance with its terms, subject to the Enforceability Exceptions. Each of the Escrow Agreement and the Voting Agreement is a valid and binding agreement of Buyer, enforceable in accordance with its terms, subject to the Enforceability Exceptions. Buyer has delivered to the Company true and complete copies of its Certificate of Incorporation and Bylaws and of Merger Subsidiary's Certificate of Incorporation and Bylaws, each as in effect on the date hereof. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

      SECTION 4.02. No Breach. Except as set forth on Schedule 4.02, the execution and delivery by Buyer and Merger Subsidiary of this Agreement (and, in the case of Buyer, the Escrow Agreement and the Voting Agreement) do not and the consummation of the transactions contemplated hereby and thereby by Buyer and Merger Subsidiary will not (i) violate or conflict with their Articles of Certificates of Incorporation or Bylaws or (ii) constitute a breach or default of, or give rise to any third-party right of termination, cancellation, modification or acceleration under, any agreement, understanding or undertaking to which Merger Subsidiary or Buyer or any of its Subsidiaries is a party or by which any of them is bound, or give rise to any Lien on any of their properties, or (iii) subject to obtaining the approvals and making the filings described in
Section 4.03 hereof, constitute a violation of any statute, law, ordinance, rule, regulation, judgment, decree, order or writ of any judicial, arbitral, public, or governmental authority having jurisdiction over Buyer or any of its Subsidiaries or Affiliates or any of their respective properties or assets, with such exceptions in the case of subsections (i) and (ii) as would not have, or reasonably be expected to have, a Buyer MAE or materially interfere with or delay the transactions contemplated hereby. For purposes of this Agreement, the term "BUYER MAE" means a material adverse effect on the business, assets, operations, condition (financial or otherwise) or results of operations of Buyer and its Subsidiaries taken as a whole.

      SECTION 4.03. Consents and Approvals. Neither the execution and delivery of this Agreement by Buyer or Merger Subsidiary (or the Voting Agreement or Escrow Agreement by Buyer) nor the consummation of the transactions contemplated hereby or thereby by Buyer or Merger Subsidiary will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) for filings required under the Exchange Act, (ii) for notification pursuant to the HSR Act and expiration or termination of the waiting period thereunder, (iii) for the filing of the articles of merger and related filings as set forth in Section 1.01 hereof, (iv) for notices to, or consents and waivers from, the relevant Franchising Authorities in connection with a change of control of the holder of the Franchises of the Company and its Subsidiaries, and the FCC in connection with a change of control of the holder of the FCC licenses of the Company and its Subsidiaries, and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have, or reasonably be expected to have, a Buyer MAE or materially interfere with or delay the transactions contemplated hereby.

      SECTION 4.04. Proxy Statement Information. The information with respect to Buyer and its Subsidiaries that Buyer furnishes to the Company for use in the Company Proxy Statement or any amendment or supplement thereto will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement.

      SECTION 4.05. Finders' Fees. Except for Charles James and Lehman Brothers, whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Company or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

      SECTION 4.06. Financing. Buyer has, or will have prior to the Effective Time, sufficient funds available to pay the Merger Consideration in respect of all of the Shares and to pay all related fees and expenses pursuant to the Merger and this Agreement. Buyer has received and furnished copies to the Company of commitment letters (the "COMMITMENT LETTERS") from (i) Lehman Commercial Paper Inc. and Lehman Brothers, Inc. (together, "LENDER") dated as of June 3, 1998 pursuant to which Lender has committed, subject to the terms and conditions thereof, to provide the financing and enter into the agreements set forth therein and (ii) ABRY Broadcast Partners III, L.P. dated as of June 3, 1998, pursuant to which ABRY Broadcast Partners III, L.P. has committed, subject to the terms and conditions stated therein, to make an equity investment in Buyer. The bank credit agreement referred to in clause (i) above and the stock subscription agreement referred to in clause (ii) above are referred to herein as the "FINANCING AGREEMENTS", and the financing to be provided thereunder or under any alternative arrangements made by Buyer is referred to herein as the "FINANCING". As of the date hereof, Buyer knows of no facts or circumstances that are reasonably likely to result in any of the conditions set forth in the Commitment Letters not being satisfied in any material respects.

      SECTION 4.07. No Violation to FCC Cross Ownership Rules. Assuming Buyer were now in control of the Company and its Subsidiaries, Buyer would not be in violation of any FCC restrictions regarding the ownership of competing media and related businesses that would materially adversely affect the ability of Buyer to own the Company and its Subsidiaries or any material part of their business.

                                   ARTICLE 5

                           COVENANTS OF THE COMPANY

      The Company agrees that:

      SECTION 5.01. Conduct of the Company. Except as set forth on Schedule 5.01 or as otherwise contemplated herein, from the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice in all material respects and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees in all material respects and shall use reasonable best efforts to implement in all material respects their 1998 Capital Plan which is attached hereto as Schedule 5.01 (the "CAPITAL PLAN"). Without limiting the generality of the foregoing, and except as contemplated herein, from the date hereof until the Effective Time without the consent of Buyer which shall not be unreasonably withheld:

         (a) the Company will not, and will not permit any Subsidiary of the Company to, adopt or propose any change in its Articles of Incorporation or Bylaws;

         (b) the Company will not, and will not permit any Subsidiary of the Company to, merge or consolidate with any other Person or acquire assets from any other Person in excess of $500,000;

         (c) the Company will not, and will not permit any Subsidiary of the Company to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments disclosed herein and (ii) in excess of $500,000;

         (d) other than as set forth in the Capital Plan, the Company will not, and will not permit any Subsidiary of the Company to, make any capital expenditure in excess of $500,000;

         (e) the Company will not, and will not permit any Subsidiary of the Company to, enter into or amend in any material respect any agreement (other than, in the case of amendments, a Franchise) that would be required to be disclosed on Schedule 3.22 or Schedule 3.23;

         (f) the Company will not, and will not permit any Subsidiary of the Company to, take any action described in subsections (b), (c), (d), (e),
      (f), (h), (i), or (j) of Section 3.12;

         (g) the Company will not, and will not permit any Subsidiary of the Company to, agree or commit to do any of the foregoing; or

         (h) with such exceptions as do not, in the aggregate, have a Material Adverse Effect, the Company will not, and will not permit any Subsidiary of the Company, to take or agree or commit to take any action that would knowingly make any representation and warranty of the Company hereunder inaccurate (disregarding any qualification therein for materiality or Material Adverse Effect) at, or as of any time prior to, the Effective Time.

The Company's obligations under this Section 5.01 and each other covenant in this Agreement are subject, in the case of Mercom and the Mercom Subsidiaries, to the fiduciary duties of the Company as the controlling shareholder of Mercom.

      SECTION 5.02. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders (the "COMPANY STOCKHOLDER APPROVAL") and shall include such recommendation in the Company Proxy Statement; provided that the Board of Directors of the Company shall be permitted to (i) not recommend to the Company's stockholders that they give the Company Stockholder Approval or (ii) withdraw or modify in a manner adverse to Buyer its recommendation to the Company's stockholders that they give the Company Stockholder Approval, but in each of cases (i) and (ii) only if and to the extent that the Company has complied with Section 5.04 and this Section 5.02 and a Superior Proposal is pending at the time the Company's Board of Directors determines to take any such action or inaction. The Company will (i) in connection with the Company Stockholder Meeting, promptly prepare and file with the SEC, use all reasonable efforts to have cleared by the SEC as promptly as practicable and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting and (ii) unless, to the extent permitted by the first sentence of this
Section 5.02, the Board of Directors shall not recommend to the Company's stockholders that they give the Company Stockholder Approval or shall have withdrawn or modified in a manner adverse to Buyer its recommendation, use reasonable best efforts to solicit proxies in favor of the approval of this Agreement and the Merger, provided that the obligation of the Company to cause the Company Proxy Statement and proxy to be mailed to the Company's stockholders is subject to the Board of Directors of the Company having received from Merrill Lynch confirmation of its opinion referred to in Section 3.04 as of the date scheduled for mailing of the Company Proxy Statement if the Board of Directors requests such a confirmation. For purposes of this Agreement, "SUPERIOR PROPOSAL" means any bona fide Acquisition Proposal, on terms that the Board of Directors of the Company determines in its reasonable good faith judgment are more favorable to the Company's stockholders taken as a whole than the transactions contemplated by the Agreement and with respect to which the Company's Board of Directors determines, in its reasonable good faith judgment, after consultation with its financial advisors, the Person making such Acquisition Proposal has the financial means to consummate such Acquisition Proposal. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any offer or proposal for a merger, consolidation or tender or exchange offer or other business combination involving the Company or any Subsidiary of the Company or the acquisition of any substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company, other than the transactions contemplated by this Agreement.

      SECTION 5.03. Access to Information. From the date hereof until the Effective Time, the Company will give Buyer, its counsel, financial advisors, auditors, financing sources, and other authorized representatives reasonable access, during regular business hours and upon reasonable notice, to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel, independent accountants, and financial and other advisors to cooperate with Buyer in its investigation of the business of the Company and its Subsidiaries. All such access and information obtained by Buyer and its authorized representatives shall be subject to the terms and conditions of the letter agreement between the Company and Buyer dated May 7, 1998 (the "CONFIDENTIALITY AGREEMENT").

      SECTION 5.04. Other Offers. From the date hereof until the termination hereof, the Company and its Subsidiaries and the officers, directors, employees or other agents of the Company and its Subsidiaries will not (i) take any action to solicit, initiate or knowingly encourage inquiries or proposals that constitute, or reasonably would be expected to lead to, any Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any nonpublic information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company to, any Person (or any of its agents or representatives) that the Company believes may be considering making, or has made, an Acquisition Proposal; provided that nothing contained in this Section 5.04 shall (A) prevent the Company from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide Acquisition Proposal received from such Person so long as prior to furnishing non-public information to, or entering into discussions or negotiations with, such Person, (1) the Company receives from such Person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, (2) the Board of Directors has reasonably concluded that such Acquisition Proposal constitutes a Superior Proposal and (3) the Company has otherwise complied with this Section
5.04 or (B) prevent the Company and its Subsidiaries from taking actions in the ordinary course of business consistent with past practice and not in connection with any Acquisition Proposal. The Company will notify Buyer as soon as possible, but in any event within 24 hours, after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company by any Person that the Company believes may be considering making, or has made, an Acquisition Proposal. Such notice to Buyer shall indicate the identity of the Person making the Acquisition Proposal or request and in reasonable detail the terms thereof. If the financial or other material terms of such Acquisition Proposal are modified in any material respect, then the Company shall notify Buyer as soon as possible, and in any event within 24 hours. The Company will immediately cease and cause its advisors and agents to cease any and all existing activities, discussions or negotiations regarding an Acquisition Proposal with any parties previously contacted; provided that the Company may inform such parties that this Agreement has been entered into and that the previously disclosed exploration of strategic alternatives process has been terminated. Nothing contained in this Agreement shall prohibit the Board of Directors of the Company from (i) taking and disclosing to the Company's shareholders a position with respect to a tender offer for the Shares by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, (ii) making such disclosure to the Company's shareholders as, in the judgment of the Board of Directors of the Company, based on the advice of outside counsel, is required under applicable law or under the rules of the NASDAQ Stock Market, or (iii) responding to any unsolicited proposal or inquiry solely by advising the person making such proposal or inquiry of the terms of this Section 5.04. From the date hereof until the termination hereof, the Company (i) shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement (other than any entered into in the ordinary course of business not in connection with any Acquisition Proposal and other than as permitted under the proviso to the first sentence of this Section 5.04) to which it or any of its Subsidiaries is a party and (ii) shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, without limitation, by seeking to obtain injunctions to prevent breaches thereof that are known to it and specific performance thereof.

      SECTION 5.05.  Tax Matters.   Without the prior written consent of Buyer,
which shall not be unreasonably withheld, and except as set forth on Schedule 5.05, at any time from the date hereof to the Effective Time, neither the Company nor any of its Subsidiaries shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company, any of its Subsidiaries, Buyer or any affiliate of Buyer, in any such case with respect to an amount of Tax which is material.

      SECTION 5.06. Notices of Certain Events. The Company shall promptly notify Buyer of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, and (iii) any notice or other communication regarding any litigation or potential litigation arising from or related to the transactions contemplated herein. The Company shall consult with the Buyer regarding any stockholder litigation arising from or related to the transactions contemplated herein and shall not settle any such litigation without the consent of the Buyer, which consent shall not be unreasonably withheld.

      SECTION 5.07. Pending Acquisition. The Company has notified Buyer of three potential acquisitions by the Company as set forth on Schedule 5.07. The

Company agrees to use its reasonable best efforts to enter into definitive agreements and consummate the transactions referred to therein as soon as reasonably practicable. Any such definitive agreement shall be in substantially the terms set forth in Schedule 5.07 or the related letters of intent referred to therein and shall be reasonably acceptable to the Buyer. The Company shall not waive any material term or condition thereunder without the consent of Buyer. The Company shall be entitled to borrow money under its existing facilities to consummate such transactions and any matter arising from such transactions that would result in a breach of any of the representations and warranties in Article 3 shall be disregarded for purposes of this Agreement.

      SECTION 5.08. Cooperation. From the date hereof until the termination hereof, (i) the Company shall confer on a regular and frequent basis with one or more representatives of Buyer to report operational matters of materiality and the general status of ongoing operations and with respect to the matters contemplated by Sections 5.07 and 7.07 and (ii) the Company shall cooperate with Buyer in connection with obtaining the Financing. The Company will cooperate with Buyer to minimize indemnity payments described in the last sentence of
Section 3.02.

                                   ARTICLE 6

                              COVENANTS OF BUYER

      Buyer agrees that:

      SECTION 6.01. Obligations of Merger Subsidiary. Buyer will take all action necessary to cause Merger Subsidiary (and any affiliate of Buyer to which an assignment is made as contemplated in Section 10.04) to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      SECTION 6.02. Voting of Shares. Buyer agrees to vote all Shares beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

      SECTION 6.03. Director and Officer Liability. For six years after the Effective Time, Buyer will, and will cause the Surviving Corporation to, (i) indemnify and hold harmless the present and former officers, directors and employees of the Company in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) to the fullest extent permitted under the Company's Articles of Incorporation and Bylaws and (ii) to the fullest extent permitted under applicable law, advance to such Persons expenses incurred in defending any action or suit with respect to which indemnity may be available under the Company's Articles of Incorporation or Bylaws upon receipt from each such Person to whom expenses are advanced of an undertaking reasonably satisfactory to Buyer to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. In the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether any of the foregoing Persons is entitled to indemnification as set forth above shall be made by independent legal counsel selected mutually by such Person and Buyer. For six years after the Effective Time, Buyer will use its reasonable best efforts to provide officers' and directors' liability insurance and fiduciary liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy and fiduciary liability insurance policy on terms with respect to coverage and amount no less favorable in any material respect than those of such policies in effect on the date hereof; provided that in satisfying its obligation under this Section, Buyer shall not be obligated to pay annual premiums in excess of $127,500; provided further that if the premiums would exceed such amount in a given year, Buyer shall use its reasonable best efforts to purchase coverage that in the reasonable opinion of Buyer is the best available for such amount per year. Buyer may satisfy such obligation by purchasing officers' and directors' liability and fiduciary liability run-off coverage for such six-year period.

      SECTION 6.04. Commitment Letters and Financing Agreements. Buyer (a) will not amend or otherwise modify the Commitment Letters in any material respect adverse to Buyer or the Company without the prior consent of the Company which will not be unreasonably withheld, (b) will use its reasonable best efforts to obtain the Financing and (c) will keep the Company timely informed of the status of the Financing and any material developments with respect thereto, including without limitation informing it within two business days of its becoming aware of any facts or circumstances that might reasonably be expected to result in (i) the Commitment Letters being terminated or any of the material conditions therein not being satisfied in any material respect with the result that adequate Financing would not be available to effect the transactions contemplated hereby, or (ii) the amount of the Financing to be provided pursuant to the Commitment Letters or the Financing Agreements not being sufficient or available to complete the transactions contemplated hereby.

      SECTION 6.05. Cooperation. In connection with the opinion referred to in
Section 8.04(c), Buyer will cooperate with, and provide reasonable access to information regarding the Financing and Buyer to, the Company and the appraiser retained by the Company (which, if consented to by the Lender, will be the same appraiser as the appraiser retained by the Lender; provided that such appraiser is reasonably satisfactory to Buyer). The terms upon which any appraiser is obtained shall be reasonably satisfactory to Buyer.

      SECTION 6.06. Merger Subsidiary Jurisdiction. Prior to the Effective Time, either (i) Merger Subsidiary shall become a Pennsylvania corporation through merger or otherwise or (ii) Merger Subsidiary shall assign its rights and obligations hereunder to a Pennsylvania corporation.


                                   ARTICLE 7

                   OTHER AGREEMENTS OF BUYER AND THE COMPANY

      The parties hereto agree that:

      SECTION 7.01. Reasonable Best Efforts. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including but not limited to the satisfaction of all conditions to the Merger and seeking to remove promptly any injunction or other legal barrier that may prevent or delay such consummation. Each of the parties shall promptly notify the other whenever a consent is obtained and shall keep the other informed as to the progress in obtaining such consents.

      SECTION 7.02. Certain Filings. (a) The Company and Buyer agree to use their respective reasonable best efforts to obtain all authorizations, consents, orders and approvals of federal, state, local and foreign regulatory bodies and officials and non-governmental third parties that may be or become necessary for performance of their respective obligations pursuant to this Agreement, and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals; provided that except as set forth in the Capital Plan or in the 1999-2001 Capital Expenditure Summary set forth in Schedule 7.02 (a) (the "CAPITAL SUMMARY") and with such other exceptions as in the aggregate would not, and would not reasonably be expected to, have a Material Adverse Effect or require in excess of $1,000,000 in capital expenditures, nothing herein shall require Buyer or Merger Sub to agree to any change to, or to make any commitments in respect of, any Franchise or License in connection with obtaining any consent or approval required with respect to the transactions contemplated hereby. The Buyer shall have primary responsibility, with the assistance and cooperation of the Company and its Subsidiaries, for obtaining all authorizations, consents, orders and approvals with respect to the Company's and its Subsidiaries' Licenses and Franchises; provided, however, that the Company and Buyer will have joint responsibility with respect to the joint applications required for the transfers of Licenses under the rules and regulations of the FCC. Each of Buyer and the Company will use its reasonable best efforts to ensure that all necessary applications in connection with transfer of control of the Licenses and the Franchises are filed within twenty days of the date hereof. Without limitation, the Company and Buyer shall each use their reasonable best efforts to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than twenty days from the date hereof; and each such filing shall request early termination of the waiting period imposed by the HSR Act. For purposes of this Agreement, "LICENSES" means approvals, consents, rights, certificates, orders, franchises, determinations, permissions, licenses, authorities or grants issued, declared, designated or adopted by any federal, state or municipal government or other political subdivision or any department, commission, board, bureau, agency or instrumentality thereof, excluding, however, the Franchises.

     (b) Any application to any governmental authority for any authorization, consent, order or approval necessary for the transfer of control of any License or Franchise shall be reasonably acceptable to the Company and Buyer. Without limiting the obligations of the Company and Buyer under Section 7.02(a), each of the Company and Buyer agrees, upon reasonable prior notice, to make appropriate representatives available for attendance at meetings and hearings before applicable governmental authorities in connection with the transfer of control of any License or Franchise. Except as set forth in the Capital Plan or the Capital Summary, and with such other exceptions as in the aggregate would not have, and would not reasonably be expected to have a Material Adverse Effect or require in excess of $1,000,000 in capital expenditures, neither the Company nor any Subsidiary will agree to any changes to, or make any commitments in respect of, any Franchise in connection with obtaining the consent of the Franchising Authority for the transfer of control thereof.

      SECTION 7.03. Public Announcements. Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

      SECTION 7.04. Notices. Each party hereto shall promptly after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute, or would be reasonably likely to cause or constitute, a material breach of any of its representations and warranties set forth herein, give notice thereof to the other party.

      SECTION 7.05. Employee Benefits. (a) Unless otherwise provided herein, with respect to the employees and former employees of the Company and its Subsidiaries, Buyer agrees that the Company shall honor in accordance with their respective terms and, on and after the Effective Time, Buyer shall cause the Surviving Corporation and its Subsidiaries to honor, all Employee Plans, Benefit Arrangements and all other written employment, severance, termination and retirement agreements to which the Company or any of its Subsidiaries is a party as of the Effective Time, including those Employee Plans and Benefit Arrangements set forth in Schedule 3.16 to the extent such plans and arrangements are maintained and sponsored by the Company or its Subsidiaries.

     (b) Buyer agrees that, for a period of no less than three months after the Effective Time, it shall, or shall cause the Surviving Corporation and its Subsidiaries to, provide employee pension and welfare plans for the benefit of employees and former employees of the Company and its Subsidiaries, that, in the aggregate, are not materially less favorable than the Employee Plans and Benefit Arrangements in effect immediately prior to the Effective Time. To the extent any benefit plan of Buyer (or any plan of the Surviving Corporation or any of its Subsidiaries) shall be made applicable to any employee or former employee of the Company or any of its Subsidiaries, Buyer shall, or shall cause the Surviving Corporation and its Subsidiaries to, grant to employees and former employees of the Company and its Subsidiaries credit for service with the Company or any of its Subsidiaries prior to the Effective Time for the purposes of determining eligibility to participate and the employee's nonforfeitable interest in benefits thereunder and, unless a duplication of benefits would thereby result, for calculating benefits (including benefits the amount or level of which is determined by reference to an employee's vesting service) thereunder. In addition, to the extent any Buyer plan (or any plan of the Surviving Corporation or any of its Subsidiaries) that constitutes an "employee welfare benefit plan," as defined in Section 3(3) of ERISA, shall be made applicable to any employee or former employee of the Company or any of its Subsidiaries, Buyer shall, or shall cause the Surviving Corporation and its Subsidiaries to, waive all preexisting condition exclusions and waiting periods otherwise applicable to employees and former employees of the Company and its Subsidiaries, except to the extent any such limitations or waiting periods in effect under comparable plans of the Company and its Subsidiaries have not been satisfied as of the date such plan is made so applicable. Nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation or any of its Subsidiaries to amend or terminate any Employee Plan, Benefit Arrangement or any other employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation or any of its Subsidiaries or Buyer to offer to continue (other than as required by its terms) any written employment contract or to continue the employment of any given employee.

      SECTION 7.06. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

      SECTION 7.07. Mercom Minority Interest. The parties hereto agree that notwithstanding anything to the contrary set forth in this Agreement, the Company shall be entitled (i) either (a) to negotiate and enter into an agreement with Mercom (the "MERCOM AGREEMENT") to purchase the 1,822,810 shares of Mercom Common Stock, par value $1.00 per share ("MERCOM SHARES") that the Company does not own for cash consideration of $11.00 per share, or (b) to make a cash tender offer (the "MERCOM TENDER OFFER") for such Mercom Shares at a price of $11.00 per share, (ii) to consummate the purchase pursuant to such Mercom Agreement or such Mercom Tender Offer, (iii) to borrow funds under the Company's existing credit facilities for such purchase (and to amend such facilities to permit such borrowings for such purpose) and (iv) to take such customary actions in connection with the foregoing as the Company shall reasonably conclude are appropriate. The terms (other than the cash consideration, which shall be as set forth above except as otherwise agreed by Buyer and the Company) of any such Mercom Agreement or Mercom Tender Offer shall be reasonably acceptable to Buyer and the Company will not waive any material term or condition under such Mercom Agreement or Mercom Tender Offer without the consent of Buyer. No such transaction will be consummated involving the acquisition of Mercom Shares without the approval of a committee of the Board of Directors of Mercom composed solely of independent directors. It is understood and agreed that the closing of any such purchase may be conditioned upon the closing of the Merger, that the closing of such purchase may occur before or after the Effective Time, and that none of the entering into of an Mercom Agreement, the commencement of an Mercom Tender Offer and the closing of any such purchase pursuant to a Mercom Agreement or Mercom Tender Offer shall be a condition to the Merger. The Company shall use all reasonable efforts to ensure that the fees and expenses incurred in connection with the foregoing transactions are reasonable.

      SECTION 7.08. Termination of Services. Effective as of the Effective Time, the Company will terminate all services provided to it by RCN and CTE under
Section 6.01 of the Distribution Agreement, except for (i) customer and billing services now provided to the Company out of RCN's Dallas, Pennsylvania office, which services shall continue under the Distribution Agreement for 90 days after the Effective Time (or such shorter period as elected by Buyer not less than thirty days prior to the desired termination date) and (ii) the lockbox service provided by CTE, which service shall continue under the Distribution Agreement for 60 days after the Effective Time (or such shorter period as elected by Buyer not less than thirty days prior to the desired termination date). Promptly (and, in any event, within 30 days after) the receipt of an invoice therefor, the Company will pay, without setoff or withholding, all amounts properly due to RCN and CTE under such Distribution Agreement for services rendered prior to the Effective Time. The 4% management fee charged by RCN to the Company under the Distribution Agreement will accrue for the period up to the Effective Time but as of the Effective Time will cease to accrue for future periods. After the Second Letter of Credit has been delivered to the Escrow Agent, the Company and Buyer will cooperate to begin establishing a customer service center in a mutually agreeable location in Michigan. The Company will cooperate with Buyer to arrange for RCN to continue to provide programming to the Systems for a reasonable transitional period after the Effective Time. The Company will cooperate with Buyer in connection with Buyer arranging for the provision after the Effective Time of the other terminated services.

                            ARTICLE 8

                CLOSING; CONDITIONS TO THE MERGER

      SECTION 8.01. Closing. The closing of the transactions contemplated hereby shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, or at such other location as the parties may agree in writing.

      SECTION 8.02. Conditions to the Obligations of Each Party. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) this Agreement shall have been adopted by the stockholders of the Company in accordance with Pennsylvania Law;

         (b) the applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

         (c) the governmental and third party notices, authorizations, consents, orders or approvals set forth on Schedule 8.02 shall have been obtained and be in effect; and

         (d) (i) no federal, state or foreign court, arbitrator or governmental body, agency, or official shall have issued any order, and there shall not have been adopted or promulgated any statute, rule or regulation, prohibiting the consummation of the Merger, or, except for orders, statutes, rules and regulations of general effect, limiting or restricting Buyer's conduct or operation of the business of the Company after the Merger in a manner that would have a Material Adverse Effect, and (ii) no proceeding seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any governmental agency or authority before any court, arbitrator or governmental body, agency or official and be pending.

      SECTION 8.03. Conditions to the Obligations of Buyer and Merger Subsidiary. The obligations of Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true (disregarding all exceptions therein for materiality and Material Adverse Effect) at and as of the Effective Time as if made at and as of such time (except for representations and warranties made as of a specific date, which shall be true (disregarding all exceptions therein for materiality and Material Adverse Effect) at and as of such date) with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect and (ii) Buyer shall have received a certificate signed by an executive officer on behalf of the Company to the foregoing effect;

         (b) Buyer shall have received all customary documents it may reasonably request relating to the existence of the Company and the authority of the Company for this Agreement, all in form and substance reasonably satisfactory to Buyer;

         (c) all notices to and authorizations, consents, orders and approvals from applicable Franchise Authorities necessary to transfer control of Franchises in which in the aggregate at least 90% of the Basic Subscribers of the Company and its Subsidiaries are located shall have been obtained and be in effect (the "90% THRESHOLD"); provided that this condition will be deemed not to have been satisfied until the earliest of
      (i) the date upon which this condition would be satisfied if the percentage used for the 90% Threshold was 95% rather than 90%, (ii) 30 days after the date upon which the 90% Threshold is met and (iii) 20 business days prior to the first anniversary of the date hereof ; and

         (d) Buyer shall have received a certificate signed by an executive officer on behalf of the Company in the form attached hereto as Exhibit C;

         (e) Buyer shall have received a certificate signed by an executive officer on behalf of LTTH in the form attached hereto as Exhibit D; and

         (f) Either (i) CTE shall have issued approximately $75-100 million of equity or equity-linked instruments (which may include convertible debentures) in accordance with the description of proposed transactions set forth in the Spin-Off Letter Ruling or (ii) the Internal Revenue Service shall have issued to CTE a letter ruling supplementing the Spin-Off Letter Ruling which is reasonably satisfactory to Buyer and holds that the Company Distribution was tax-free under ss.355 of the Code irrespective of the issuance of such equity or equity-linked instruments.

      SECTION 8.04. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) (i) each of Buyer and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time and the representations and warranties of the Buyer and Merger Subsidiary contained in this Agreement shall be true (disregarding all exceptions therein for materiality and Buyer MAE) at and as of the Effective Time as if made at and as of such time (except for representations and warranties made as of a specific date, which shall be true (disregarding all exceptions therein for materiality and Buyer MAE) at and as of such date) with such exceptions as would not, individually or in the aggregate, have a Buyer MAE and (ii) the Company shall have received a certificate signed by an executive officer on behalf of Buyer to the foregoing effect;

         (b) the Company shall have received all customary documents that the Company shall reasonably request relating to the existence of Buyer and Merger Subsidiary and the authority of Buyer and Merger Subsidiary to enter into this Agreement, the Commitment Letters and the Financing Agreements, all in form and substance reasonably satisfactory to the Company; and

         (c) the Company shall have received an opinion of a nationally recognized appraiser retained by the Company regarding the solvency of Buyer, the Company and its Subsidiaries after giving effect to the transactions contemplated hereby, including the Financings, and such opinion shall be in form and substance reasonably satisfactory to the Company.


                                   ARTICLE 9

                                  TERMINATION

      SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time
(notwithstanding any approval of this Agreement by the stockholders of the Company):

         (a) by mutual written consent of the Company and Buyer;

         (b) by either the Company or Buyer if, at the Company Stockholder Meeting (including any postponement or adjournment thereof), the Merger and the other transactions contemplated hereby that require such approval shall fail to be approved and adopted by the affirmative vote specified herein;

         (c) by either the Company or Buyer, if the Merger has not been consummated by June 3, 1999, provided that no party whose willful breach has resulted in the Merger not being consummated by such date shall be entitled to terminate this Agreement under this subsection (c);

         (d) by either the Company or Buyer (so long as such party has complied in all material respects with its obligations under Section 7.01), if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

         (e) by the Company (provided that at the time Buyer would not be entitled to terminate this Agreement under Section 9.01(f) disregarding the notice provision therein) if Buyer or Merger Subsidiary is (i) in material breach of any of its obligations hereunder (it is agreed that the failure of Buyer to obtain financing sufficient to pay the Merger

      Consideration in respect of all of the Shares and to pay all related fees and expenses in connection with the Merger and this Agreement will be treated as a material breach by Buyer of its obligations hereunder if all conditions under Sections 8.02 and 8.03 have been satisfied and the time set for the Effective Time under Section 1.01(b) occurs (treating all of the conditions under Section 8.04 as having been satisfied)) or (ii) in breach of one or more of its representations and warranties hereunder (disregarding any exceptions therein for materiality or Buyer MAE) with such exceptions as would not individually or in the aggregate have a Buyer MAE, and does not cure, or proceed in good faith to cure, such breach within ten business days after the Company delivers written notice thereof;

         (f) by Buyer (provided that at the time the Company would not be entitled to terminate this Agreement under Section 9.01(e) disregarding the notice provisions thereof) if the Company is (i) in material breach of any of its obligations hereunder or (ii) in breach of one or more of its representations or warranties hereunder (disregarding any exceptions therein for materiality or Material Adverse Effect) with such exceptions as would not individually or in the aggregate have a Material Adverse Effect, and does not cure, or proceed in good faith to cure, such breach within ten business days after notice by Buyer thereof;

         (g) by the Company, if prior to the Company Stockholder Meeting, the Board of Directors of the Company shall have failed to recommend or shall have withdrawn or modified or changed in a manner adverse to Buyer its approval or recommendation of this Agreement or the Merger or shall have failed to include its recommendation in favor of the Merger in the Company Proxy Statement or shall have recommended or approved or endorsed a Superior Proposal (provided that the determination by the Board of Directors that an Acquisition Proposal constitutes a Superior Proposal for purposes of the first sentence of Section 5.04 shall not be treated as recommending, approving or endorsing a Superior Proposal), or the Company shall have entered into a definitive agreement or a letter of intent or similar agreement (which shall not include a confidentiality/standstill agreement permitted by Section 5.04) providing for a Superior Proposal with a Person other than Buyer or its Subsidiaries, in each case in accordance with and to the extent permitted by Section 5.02; provided that the Company shall have made the payment referred to in Section 10.04(b) hereof;

         (h) by Buyer if the Board of Directors of the Company shall have failed to recommend or shall have withdrawn, or modified or changed in a manner adverse to Buyer its approval or recommendation of this Agreement or the Merger or shall have failed to include its recommendation in favor of the Merger in the Company Proxy Statement or shall have recommended or approved or endorsed a Superior Proposal (provided that the determination by the Board of Directors that an Acquisition Proposal constitutes a Superior Proposal for purposes of the first sentence of Section 5.04 shall not be treated as recommending, approving or endorsing a Superior Proposal), or the Company shall have entered into a definitive agreement or a letter of intent or similar agreement (which shall not include a confidentiality/standstill agreement permitted by Section 5.04) providing for a Superior Proposal with a Person other than Buyer or its Subsidiaries;

         (i) by the Company (provided that at the time the Buyer would not be entitled to terminate this Agreement under Section 9.01(f) disregarding the notice provisions thereof) at any time after October 31, 1998 if at such time the Commitment Letter (including any extension thereof) from the Lender has terminated or expired and Buyer has not entered into agreements or received commitments that in the aggregate, together with any funds (including any escrowed funds) of Buyer, provide for the Financing sufficient to pay the Merger Consideration in respect of all of the Shares and to pay all related fees and expenses in connection with the Merger and this Agreement, all on terms and conditions reasonably satisfactory to the Company;

         (j) by the Buyer (provided that at the time the Company would not be entitled to terminate this Agreement under Section 9.01(e) disregarding the notice provisions thereof) at any time after September 30, 1998 if the Effective Time would have occurred but for the failure of the condition set forth in Section 8.03(f) to be satisfied and such condition has not been satisfied prior to the date of termination; or

         (k) by the Buyer (provided that at the time the Company would not be entitled to terminate this Agreement under Section 9.01(e)disregarding the notice provisions thereof) if the Company elects not to cause the Company's proxy statement and proxy to be mailed to the Company's stockholders pursuant to the proviso to the third sentence of Section 5.02.

The party desiring to terminate this Agreement pursuant to this Section shall give written notice of such termination to the other party in accordance with
Section 10.01.

      SECTION 9.02. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in this Section 9.02, Section 10.04 and the Confidentiality Agreement shall survive the termination hereof. If this Agreement is terminated by the Company pursuant to Section 9.01(e) or Section 9.01(i) then, as liquidated damages in respect of such breach or action by Buyer or Merger Subsidiary, the Escrow Agent shall draw the full amount available for drawing under the Letters of Credit (if they have not previously been drawn) and pay the proceeds to the Company, pursuant to the terms of the Escrow Agreement, and neither Buyer nor Merger Subsidiary shall have any further liability hereunder. If this Agreement is terminated other than as described in the preceding sentence, then the Escrow Agent shall return to the Buyer, pursuant to the terms of the Escrow Agreement, the Letters of Credit (or if the Letters of Credit have previously been drawn, the proceeds therefrom).


                                  ARTICLE 10

                                 MISCELLANEOUS

      SECTION 10.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answerback, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

      if to Buyer or Merger Subsidiary, to:

            Avalon Cable of Michigan Holdings Inc.
            Avalon Cable of Michigan Inc.
            c/o ABRY Partners, L.P.
            18 Newbury Street
            Boston, Massachusetts 02116
            Telecopy: (617) 859-2797
            Attention: Jay Grossman

            with a copy to:

            Kirkland & Ellis
            200 East Randolph Drive
            Chicago, Illinois 60601
            Telecopy: (312) 861-2200
            Attention: Jill Sugar Factor

            if to the Company, to:

            Cable Michigan, Inc.
            105 Carnegie Center
            Princeton, New Jersey 08540
            Telecopy: (609) 734-3830
            Attention: General Counsel

            with a copy to:

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York 10017
            Telecopy: (212) 450-4800
            Attention:  William L. Taylor

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person or by telecopy shall be deemed effective on delivery. Any notice or communication sent by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

      SECTION 10.02. Survival of Representations, Warranties and Covenants. The representations and warranties contained herein and in the certificates delivered pursuant to Sections 8.03(a)(ii), 8.03(d), 8.03(e) and 8.04(a)(ii) shall not survive the Effective Time or the termination of this Agreement. All covenants and agreements contained herein which by their terms are to be performed in whole or in part after the Effective Time shall survive the Effective Time and be enforceable in accordance with their terms.

      SECTION 10.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, make any change that would require further stockholder approval under the Pennsylvania Law.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 10.04. Expenses. (a) Except as set forth herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     (b) If (x) the Company shall terminate this Agreement pursuant to Section 9.01(g) hereof, or (y) Buyer shall terminate this Agreement pursuant to Section 9.01(f), 9.01(h) or 9.01(k), or (z) either party shall terminate this Agreement pursuant to Section 9.01(b) in circumstances where the Company Stockholder Approval has not been obtained and the Company has not complied in all material respects with its obligations under Sections 5.02 and 5.04, then in any such case as described in clause (x), (y) or (z), the Company shall pay to Buyer (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to $10,000,000 as liquidated damages for the damages, costs and expenses incurred by Buyer in connection with this Agreement, the Merger and the other transactions contemplated hereby. If the Buyer shall terminate this Agreement pursuant to Section 9.01(j) hereof, then the Company shall pay to Buyer (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to $3,000,000 as liquidated damages, costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby. Acceptance by Buyer of the payment referred to in either of the foregoing sentences shall constitute conclusive evidence that this Agreement has been validly terminated and that the Company have no further liability hereunder.

      SECTION 10.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that, without the consent of the Company, the rights and obligations of Merger Sub hereunder may be assigned in whole to any affiliate of Buyer so long as such assignment does not materially delay or interfere with the transactions contemplated herein.

      SECTION 10.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except for Sections 1.05, 6.03, 7.08 and 10.07 and the first sentence of Section 10.02 (which are also intended to be for the benefit of the persons provided for therein and may also be enforced by such persons).

      SECTION 10.07. No Personal Liability. Neither this Agreement nor any certificate delivered hereunder shall create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of any party hereto or any officer, director, employee, agent, representative or investor of any party hereto.

      SECTION 10.08. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except that the consummation and effectiveness of the Merger shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

      SECTION 10.09. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any federal court in the Borough of Manhattan, New York, New York or any New York state court in the Borough of Manhattan, New York, New York, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 10.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

      SECTION 10.10. Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or a Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation".

      SECTION 10.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the Borough of Manhattan, New York, New York or any New York state court in the Borough of Manhattan, New York, New York, in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 10.12. Entire Agreement; Schedules. This Agreement and the Schedules hereto (as amended and restated hereby), the Voting Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. Each party acknowledges and agrees that no other party hereto makes any representations or warranties, whether express or implied, other than the express representations and warranties contained herein or in the certificates to be delivered at the Effective Time. The fact that any item of information is disclosed in any Schedule to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement. A matter set forth in one section of the Schedules need not be set forth in any other section or Schedule so long as its relevance to the latter section or Schedule is reasonably clear.

      SECTION 10.13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

      SECTION 10.14. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              CABLE MICHIGAN, INC.

                              By: /s/ Timothy J. Stoklosa
                                  ------------------------------
                                  Name:  Timothy J. Stoklosa
                                  Title: Executive Vice President
                                         and Chief Financial Officer


                              AVALON CABLE OF MICHIGAN
                              HOLDINGS INC.

                              By: /s/ Peggy Koenig
                                  ------------------------------
                                  Name:  Peggy Koenig
                                  Title: President and Secretary


                              AVALON CABLE OF MICHIGAN INC.

                              By: /s/ Peggy Koenig
                                  ------------------------------
                                  Name:  Peggy Koenig
                                  Title: President and Secretary

                                                                       EXHIBIT A

                           Form of Letter of Credit

                          (See Exhibit A of Annex C)

                                                                       EXHIBIT B

                               Escrow Agreement

                                 (See Annex C)

                                                                       EXHIBIT C

                             CABLE MICHIGAN, INC.

                        EXECUTIVE OFFICER'S CERTIFICATE

      The undersigned, being the ____________ of Cable Michigan, Inc., a Pennsylvania corporation (the "CORPORATION"), does hereby certify on behalf of the Corporation pursuant to Section 8.03(d) of the Agreement and Plan of Merger dated as of June 3, 1998, as amended and restated on July 15, 1998, among the Corporation, Avalon Cable of Michigan Holdings Inc., a Delaware corporation and Avalon Cable of Michigan Inc., a Pennsylvania corporation that he is familiar with the facts set forth herein and does hereby further certify on behalf of the Corporation that the following are true and correct:

      1. As of the date on which all of the stock of the Corporation was distributed by C-TEC Corporation pro rata to its common equity holders (the "CORPORATION DISTRIBUTION"), there was no plan (or series of related transactions) pursuant to which one or more persons would acquire directly or indirectly stock representing a 50% or greater interest in C-TEC Corporation or the Corporation within the meaning of Code ss.355(e);

      2. A true, correct and complete copy of the letter ruling issued by the Internal Revenue Service to C-TEC Corporation (including any supplements or modifications thereto) relating to the Corporation Distribution is attached hereto as Exhibit A (the "SPIN-OFF LETTER RULING");

      3. The transactions proposed in the Spin-Off Letter Ruling (together with any supplements or modifications thereto) that were to have occurred prior to the date of this certificate have occurred substantially in the manner set forth in such ruling.

      4. The representations and warranties set forth in the Spin-Off Letter Ruling (together with any supplements or modifications thereto) were true and correct in all material respects as of the date of the Spin-Off Letter Ruling as supplemented or modified and as of the date on which the Corporation Distribution occurred.

      IN WITNESS WHEREOF, Cable Michigan, Inc. has caused this Certificate to be executed by its duly authorized representative this ___ day of _________, 1998.


                              CABLE MICHIGAN, INC.

                              By:_________________________________
                                          (signature)


                                 _________________________________
                                      (Printed name and title)

                                                                       EXHIBIT D

                 CERTIFICATE OF LEVEL 3 TELECOM HOLDINGS INC.

      This Certificate is executed and delivered pursuant to Section 8.03(e) of the Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of June 3, 1998, as amended and restated on July 15, 1998, by and among Cable Michigan, Inc., a Pennsylvania corporation (the "CORPORATION"), Avalon Cable of Michigan Holdings Inc. a Delaware corporation and Avalon Cable of Michigan Inc., a Pennsylvania corporation ("MERGER SUBSIDIARY"). Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into the Corporation, with the Corporation being the surviving corporation.

      The undersigned on behalf of the Level 3 Telecom Holdings Inc. ("LTTH") hereby certifies, represents and warrants to the Buyer and the Merger Subsidiary that, to LTTH's knowledge, the following facts are true and correct:

      1. As of the date on which all of the stock of the Corporation was distributed by C-TEC Corporation pro rata to its common equity holders (the "Corporation Distribution"), there was no plan (or series of related transactions) pursuant to which one or more persons would acquire directly or indirectly stock representing a 50% or greater interest in C-TEC Corporation or the Corporation within the meaning of Code ss. 355(e); and

      2. The representations and warranties made by LTTH set forth in the letter ruling (attached hereto as Exhibit A) issued by the Internal Revenue Service to C-TEC Corporation (including any supplements or modifications thereto) relating to the Corporation Distribution (the "Spin-Off Letter Ruling") were true and correct in all material respects as of the date of the Spin-Off Letter Ruling (as supplemented or modified) and as of the date on which the Corporation Distribution occurred.

      IN WITNESS WHEREOF, Level 3 Telecom Holdings Inc. has caused this Certificate to be executed by its duly authorized representative this ___ day of _______, 1998.

                              LEVEL 3 TELECOM HOLDINGS INC.


                              By:_________________________________
                                          (signature)


                                 _________________________________
                                      (Printed name and title)

                                                                       EXHIBIT E

                RESTATED ARTICLES OF INCORPORATION OF SURVIVING

                                  CORPORATION

                     ARTICLES OF INCORPORATION-FOR PROFIT

                                      OF

                        AVALON CABLE OF MICHIGAN, INC.

                              NAME OF CORPORATION

                    A TYPE OF CORPORATION INDICATED BELOW

INDICATE TYPE OF DOMESTIC CORPORATION:

 X   BUSINESS-STOCK (15 Pa.C.S.ss.(1306)____ MANAGEMENT (15 Pa.C.S.ss.2702)
____

____ BUSINESS-NONSTOCK (15 Pa.C.S.(2102)____ PROFESSIONAL (15 Pa.C.S.ss.2903)

____ BUSINESS-STATUTORY CLOSE (15 Pa.C.S.(2303)____ INSURANCE (15
Pa.C.S.ss.3101)

                ____COOPERATIVE (15 Pa.C.S.ss.7102)

      In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1. The NAME of the corporation is: AVALON CABLE OF MICHIGAN, INC.

2. The (a) ADDRESS of this corporation's initial registered office in this Commonwealth or (b) NAME of its commercial registered office provider and the country of venue is:

(a) Number and street City        State       Zip         County

(b) c/o: NATIONAL REGISTERED AGENTS, INC.             DAUPHIN

      Name of Commercial Registered Office Provider   County

For a corporation represented by a commercial registered office provider, (a) the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of SHARES authorized is: 1,000 (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including number and street, if any, of each INCORPORATOR is:

Name                    Address

THADDINE G. GOMEZ       200 E. RANDOLPH DR., CHICAGO, IL 60601

6. The SPECIFIED EFFECTIVE DATE, if any, is:

                              month day   year        hour, if any

7. Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet. SEE ANNEX A

8. STATUTORY CLOSE CORPORATION ONLY: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss.77a et seq.).

9. COOPERATIVE CORPORATIONS ONLY (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:

      IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 9th day of July , 1998.

                                    /s/ Thaddine G. Gomez
                                    -------------------------
                                    Thaddine G. Gomez

(Signature)

                                    ANNEX A

                                      TO

                    ARTICLES OF INCORPORATION - FOR PROFIT

                                      OF

                        AVALON CABLE OF MICHIGAN, INC.

7. Nothwithstanding any bylaw of the Corporation to the contrary, Section 2538 (Adoption of Transactions with Interested Shareholders) and the provisions contained in Subchapters E (Control Transactions), G (Control-Share Acquisitions), H (Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control), I (Severance Compensation for Employees Terminated Following Certain Control-Share Acquisitions) and J (Business Combination Transactions - Labor Contracts) of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as it may be amended from time to time, shall not be applicable to the Corporation.

                                AMENDMENT NO. 2

     AMENDMENT NO. 2, dated as of August 11, 1998 (the "AMENDMENT"), to the Agreement and Plan of Merger among Cable Michigan, Inc. (the "COMPANY"), Avalon Cable of Michigan Holdings Inc. ("BUYER"), and Avalon Cable of Michigan Inc. ("MERGER SUBSIDIARY") dated June 3, 1998, amended and restated July 15, 1998 (as amended from time to time, the "AGREEMENT").

                                  WITNESSETH:

     WHEREAS, the Company, Buyer and Merger Subsidiary have agreed that the Agreement be amended in the manner provided for in this Amendment,

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement. References in the Agreement to the "Agreement" or "this Agreement" and other similar references shall be deemed to refer to the Agreement as amended hereby.

     2. Amendment to the Agreement. Article 7 of the Agreement is hereby amended by replacing the words "$11.00 per share" in Section 7.07, wherever they appear therein, with the words "$12.00 per share".

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to Buyer and to Merger Subsidiary that the execution, delivery and performance by the Company of this Amendment and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers, and have been duly authorized by all necessary corporate and shareholder action. This Amendment constitutes a valid and binding agreement of the Company.

     4. Representations and Warranties of Buyer and Merger Subsidiary. Each of Buyer and Merger Subsidiary hereby represents and warrants to the Company that the execution, delivery and performance by such person of this Amendment and the consummation by such person of the transactions contemplated hereby are within such person's corporate powers and have been duly authorized by all necessary corporate and shareholder action. This Amendment constitutes a valid and binding agreement of Buyer or Merger Subsidiary, as the case may be.

     5.   Miscellaneous.

    (a) This Amendment is limited to the matters expressly set forth herein. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

    (b) This Amendment shall be construed in accordance with and governed by the law of the State of New York.

    (c) This Amendment may be signed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same agreement. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

                    CABLE MICHIGAN, INC.


                    By:/s/ Mark Haverkate
                       -------------------------------
                       Name:  Mark Haverkate
                       Title: President and Chief Operating Officer


                    AVALON CABLE OF MICHIGAN
                         HOLDINGS INC.


                    By:/s/ Peggy Koenig
                       -------------------------------
                       Name:  Peggy Koenig
                       Title: President and Secretary


                    AVALON CABLE OF MICHIGAN INC.


                    By:/s/ Peggy Koenig
                       -------------------------------
                       Name:  Peggy Koenig
                       Title: President and Secretary

                                                                         ANNEX B


                               VOTING AGREEMENT

     This Voting Agreement dated as of June 3, 1998 (this "AGREEMENT"), is by and among Avalon Cable of Michigan Holdings Inc., a Delaware corporation ("BUYER"), Cable Michigan, Inc., a Pennsylvania corporation (the "COMPANY"), and Level 3 Telecom Holdings, Inc., a Delaware corporation ("LTTH").

     WHEREAS, LTTH owns 3,330,121 shares of the Company's Common Stock, $1.00 par value per share ("COMMON STOCK") (all shares of Common Stock now owned and which may hereafter be acquired by LTTH prior to the termination of this Agreement shall be referred to herein as the "SHARES");

     WHEREAS, the Company, Buyer, and Avalon Cable of Michigan Inc., a Delaware corporation and wholly owned subsidiary of Buyer ("MERGER SUBSIDIARY") propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "MERGER AGREEMENT"), which provides, among other things, that Merger Subsidiary will merge with the Company (the "MERGER") (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement);

     WHEREAS, it is a condition to the willingness of Buyer to enter into the Merger Agreement that LTTH agree, and in order to induce Buyer to enter into the Merger Agreement, LTTH has agreed, to enter into this Agreement; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE 1


                               VOTING OF SHARES

     SECTION 1.1. Voting Agreement. LTTH hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, LTTH shall vote its Shares: (i) in favor of the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement (collectively, the "TRANSACTIONS") with respect to which LTTH may be entitled to vote, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combinations of or by the Company or any of its Subsidiaries other than the Transactions, or any other action or agreement, that would in any such case result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would result in any of the conditions to the obligations of the Company under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to the consummation of the Transactions with respect to which LTTH may be entitled to vote. LTTH acknowledges receipt and review of a copy of the Merger Agreement.


                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF LTTH

     LTTH hereby represents and warrants to Buyer and the Company as follows:

     SECTION 2.1. Authority Relative to this Agreement. LTTH has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by LTTH and the consummation by LTTH of the transactions contemplated hereby have been duly and validly authorized by LTTH, and no other proceedings on the part of LTTH are necessary to authorize the execution and delivery of this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by LTTH and constitutes a legal, valid and binding obligation of LTTH, enforceable against LTTH in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyance and preferential transfers, and (y) for the limitations imposed by general principles of equity.


     SECTION 2.2.  No Conflict.

     (a) The execution and delivery of this Agreement by LTTH do not, and the performance of this Agreement by LTTH will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of LTTH, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to LTTH or by which LTTH's Shares are bound or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any contract or agreement to which LTTH is a party or by which LTTH or the Shares are bound, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by LTTH of its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by LTTH do not, and the performance of this Agreement by LTTH will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except (i) filings with the SEC under the Exchange Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by LTTH of its obligations under this Agreement.

     SECTION 2.3. Title to the Shares. LTTH is the owner of the Shares, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances (collectively, "LIENS") of any nature whatsoever. LTTH has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares. LTTH has sole voting power with respect to the Shares.

                                   ARTICLE 3

                               COVENANTS OF LTTH

     SECTION 3.1. No Inconsistent Agreement. LTTH hereby covenants and agrees that it shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

     SECTION 3.2. Transfer of Title. LTTH hereby covenants and agrees that, LTTH will not transfer ownership of any of its Shares except where the transferee agrees in writing to be bound by the terms and conditions of this Agreement. Nothing else contained in this Agreement shall be construed to prohibit any transfer permitted by this Section 3.2.


                                   ARTICLE 4

                                 MISCELLANEOUS

     SECTION 4.1. Termination. This Agreement shall terminate on the earliest to occur of (i) the date of consummation of the Merger, (ii) the first anniversary of the date hereof, and (iii) the date of the termination of the Merger Agreement.

     SECTION 4.2. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 4.3. Entire Agreement. This Agreement constitutes the entire agreement among the parties, and supersedes all prior written and oral and all contemporaneous oral agreements and understandings, with respect to the subject matter hereof.

     SECTION 4.4. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 4.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 4.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under principles of conflicts of law applicable hereto.

     SECTION 4.7. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 4.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 4.9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answerback, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows: (a) if to LTTH, to it at 3555 Farnam Street, Omaha, Nebraska 68131, Telecopy: (402) 536-3645, attention: Matthew J. Johnson, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, 10017, Telecopy: (212) 450-8000, attention: William L. Taylor, (b) if to the Company, to it at 105 Carnegie Center, Princeton, New Jersey 08540, Telecopy:
(609) 734-

3830, attention: General Counsel, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Telecopy: (212) 450-4800, attention:
William L. Taylor or (c) if to Buyer, to it c/o ABRY Partners, L.P., 18 Newbury Street, Boston, Massachusetts 02116, Telecopy: (617) 859-2797, attention: Jay Grossman with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Telecopy: (312) 861-2200, attention: Jill Sugar Factor or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person or by telecopy shall be deemed effective on delivery. Any notice or communication sent by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

     SECTION 4.10. Assignments. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 4.11. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.



                         AVALON CABLE OF MICHIGAN HOLDINGS INC.


                         By:  /s/ Peggy Koenig
                             --------------------------
                             Name:  Peggy Koenig
                             Title: President and Secretary



                         CABLE MICHIGAN, INC.



                         By: /s/ Mark Haverkate
                             --------------------------
                             Name:  Mark Haverkate
                             Title: President and Chief Operating
                                    Officer



                         LEVEL 3 TELECOM HOLDINGS, INC.

                         By: /s/ Matthew J. Johnson
                             --------------------------
                             Name:  Matthew J. Johnson
                             Title: Vice President

                                                                         ANNEX C

                               ESCROW AGREEMENT


     AGREEMENT dated as of June 3, 1998 among Avalon Cable of Michigan Holdings Inc., a Delaware corporation ("BUYER"), Cable Michigan, Inc., a Pennsylvania corporation (the "COMPANY"), and First Union National Bank, as Escrow Agent ("ESCROW AGENT").



                               W I T N E S S E T H:

     WHEREAS, Buyer and Company have entered into a Merger Agreement dated as of June 3, 1998 (as amended from time to time, the "MERGER AGREEMENT") pursuant to which the Company has agreed to merge with Avalon Cable of Michigan Inc., a Delaware corporation and a wholly owned subsidiary of Buyer;

     WHEREAS, pursuant to Section 1.06 of the Merger Agreement, Buyer has agreed to deposit with the Escrow Agent on the date hereof a $10,000,000 Letter of Credit (the "FIRST LETTER OF CREDIT") and on the sixtieth day after the date hereof a $5,000,000 Letter of Credit (the "SECOND LETTER OF CREDIT"), each in the form set forth in Exhibit A hereto, to be held and drawn upon by the Escrow Agent in accordance with this Agreement or as Buyer and the Company may otherwise agree;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Appointment of Escrow Agent. Buyer and Seller hereby appoint the Escrow Agent to, with respect to each Letter of Credit delivered to the Escrow Agent pursuant to Section 2 hereof, (a) accept, hold and either draw on or return to Buyer such Letter of Credit all in accordance with the terms hereof and (b) if such Letter of Credit is drawn in accordance with the terms hereof, to hold, invest and distribute the proceeds from such drawing (together with any interest and earnings, the "PROCEEDS") in accordance with the terms hereof. The Escrow Agent hereby accepts such appointment and agrees to assume and perform the duties of escrow agent pursuant to the terms and conditions of this Agreement. As used herein, the term "LETTERS OF CREDIT" means the First Letter of Credit and the Second Letter of Credit (each, a "LETTER OF CREDIT").

     Section 2. Delivery and Draw on Letter of Credit.  In accordance with
Section 1.06 of the Merger Agreement, concurrently with the execution of this

Agreement, Buyer is delivering to the Escrow Agent the First Letter of Credit duly issued by NationsBank, N.A. and the Escrow Agent hereby acknowledges receipt of the First Letter of Credit. Also in accordance with Section 1.06 of the Merger Agreement, on the sixtieth day after the date hereof, Buyer will deliver to the Escrow Agent the Second Letter of Credit duly issued by NationsBank, N.A. With respect to each Letter of Credit, on the date that is 30 days prior (or the next business day if such 30th day is not a business day) to its expiry date, the Escrow Agent shall draw on such Letter of Credit for the full amount available to be drawn thereunder, deposit the Proceeds therefrom into a separate interest bearing account established for that purpose (which shall be the same account for the Proceeds of each Letter of Credit) and invest such Proceeds therefrom in accordance with Section 3. With respect to each Letter of Credit, at any time prior to the date upon which the Escrow Agent draws on such Letter of Credit pursuant to this Agreement, Buyer may replace such Letter of Credit with an identical letter of credit duly issued by NationsBank, N.A. with a later expiry date, and in such event such replacement letter of credit shall be treated as such Letter of Credit for all purposes hereunder. The Escrow Agent will not draw on the Letters of Credit except as provided in this Agreement.

     Section 3. Investment of Proceeds. The Escrow Agent shall invest and reinvest the Proceeds from the Letters of Credit in accordance with the written direction of Buyer, in either (i) direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America maturing within less than 91 days of the acquisition thereof,
(ii) repurchase agreements fully collateralized by securities of the kind specified in clause (i) above, (iii) money market accounts or certificates of deposit maturing within less than 91 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or a State thereof (a "UNITED STATES BANK" with a combined capital surplus in excess of $250,000,000), (iv) commercial paper issued by a domestic corporation and given the highest rating by Standard & Poor's Corporation and Moody's Investors Service, Inc. and maturing within less than 91 days of the acquisition thereof, (v) demand deposits with any United States Bank or any federal savings and loan institution having a combined capital surplus in excess of $250,000,000, or (vi) any money market fund substantially all of which is invested in the foregoing investment categories, including any money market fund managed by the Escrow Agent and any of its affiliates. The Proceeds shall initially be invested in the Escrow Agent's Evergreen Institutional Treasury Money Market Fund, #697 (the "ESCROW AGENT FUND"); provided that no transfer fees shall be incurred upon any transfer of the Proceeds to or from the Escrow Agent Fund. Buyer and the Company hereby acknowledge that they have received a prospectus relating to the Escrow Agent Fund. All interest and profits earned on the Proceeds shall be treated as part of the Proceeds and paid to the party to which the Proceeds are paid. Any loss on any investment of the Proceeds shall be borne by the party to which the Proceeds are paid.

     Section 4. Release of Letter of Credit or Proceeds. (a) If the Escrow Agent receives a certificate (or counterparts thereof) signed by the chief executive officer, the president, or any vice president of Buyer (each, a "BUYER EXECUTIVE") and the chief executive officer, the president, or any vice president of the Company (each, a "COMPANY EXECUTIVE") and directing the Escrow Agent (i) to return the Letters of Credit to Buyer, (ii) with respect to each Letter of Credit, if such Letter of Credit has not previously been drawn, draw on such Letter of Credit for the full amount available to be drawn thereunder and remit the Proceeds to the Company or (iii) with respect to each Letter of Credit, if such Letter of Credit has previously been drawn pay the Proceeds to Buyer or the Company, then the Escrow Agent shall take the action as directed in such certificate. If the Merger is consummated, Buyer and the Company will deliver a certificate to the Escrow Agent to return each Letter of Credit to Buyer or, if either Letter of Credit has previously been drawn, to pay the Proceeds therefrom to or as directed by Buyer.

     (b)  If the Merger Agreement is terminated by the Company pursuant to
Section 9.01(e) or 9.01(i) of the Merger Agreement, then (i) the Company shall deliver to the Escrow Agent a certificate signed by a Company Executive directing the Escrow Agent to pay the Proceeds to the Company and (ii) on the fifth business day after the receipt of such certificate the Escrow Agent shall, subject to the dispute resolution provisions of Section 5 hereof, (A) with respect to each Letter of Credit that has not previously been drawn, draw on such Letter of Credit for the full amount available to be drawn thereunder and pay the Proceeds therefrom to the Company and (B) with respect to each Letter of Credit that has previously been drawn, pay the Proceeds therefrom to the Company.

     (c) If the Merger Agreement is terminated other than as described in subsection (b) above, then (i) Buyer shall deliver to the Escrow Agent a certificate signed by a Buyer Executive directing the Escrow Agent to return each Letter of Credit to Buyer (or with respect to each Letter of Credit that has previously been drawn, to pay the Proceeds therefrom to Buyer) and (ii) on the fifth business day after the receipt of such certificate the Escrow Agent shall, subject to the dispute resolution procedures set forth in Section 5 hereof, take the action set forth in such certificate.

     Section 5. Disputes. (a) The party delivering an officer's certificate pursuant to Section 4(b) or (c) (the "DELIVERING PARTY") shall deliver to the other party (the "RECEIVING PARTY") a copy of each officer's certificate simultaneously with its delivery to the Escrow Agent. If the Receiving Party objects to the officer's certificate, the Receiving Party shall notify (a "NOTICE OF DISPUTE") the Delivering Party and the Escrow Agent in writing before the fifth business day after receipt of such officer's certificate by the Escrow Agent. If the Receiving Party fails to deliver a Notice of Dispute to the Delivering Party and the Escrow Agent before such fifth business day, the direction set forth in such officer's certificate shall be conclusive and binding on the Receiving Party, and the Escrow Agent shall take the action as directed in such officer's certificate.

     (b) If the Delivering Party and the Escrow Agent receive a Notice of Dispute before such fifth business day, Buyer and the Company shall negotiate in good faith and use all reasonable efforts to agree upon their rights with respect thereto. If Buyer and Seller shall so agree, a certificate setting forth such agreement shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely upon any such certificate and shall act in accordance with the terms of such certificate as provided in Section 4(a) hereof.

     (c) If, after receipt of a duly delivered Notice of Dispute, Buyer and the Company are not able to resolve the dispute through agreement, then the Escrow Agent shall not take any action in respect of the officer's certificate until such dispute is resolved. In the event such dispute is resolved pursuant to judicial process, then upon receipt of an officer's certificate from Buyer or the Company stating that such dispute has been finally resolved and attaching thereto a final and non-appealable judgment of a court of competent jurisdiction resolving such dispute, the Escrow Agent shall take action in accordance with such judgment.

     Section 6. Substitute Form W-9. The Buyer and the Company shall provide the Escrow Agent with a correct taxpayer identification number on a substitute Form W-9 within 90 days of the date hereof and indicate thereon that it is not subject to backup withholding on income earned on any amount received hereunder.

     Section 7. Termination of Escrow Amount. This Agreement shall terminate when the Escrow Agent shall have delivered the Letter of Credit to Buyer or the Proceeds to Buyer or the Company pursuant to Section 4 or 5 hereof.

     Section 8.  Escrow Agent.

     (a) Resignation and Removal of Escrow Agent. The Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to Buyer and the Company or may be removed, with or without cause, by Buyer and the Company, acting jointly by furnishing a certificate signed by a Buyer Executive and by a Company Executive (a "JOINT WRITTEN DIRECTION") to the Escrow Agent, at any time by the giving of ten (10) days' prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided below. Upon any such notice of resignation or removal, Buyer and the Company jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Letter of Credit and the Proceeds held by it and shall deliver the Letter of Credit (or if the Letter of Credit has been drawn, the Proceeds) to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment of the retiring Escrow Agent of all fees and expenses (including court costs and reasonable attorney's fees) payable to, incurred by or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. Any charge of 1/4 of 1 percent of the amount being transferred, minimum U.S. $250.00, in connection with the transfer of the letter of credit (pursuant to the terms thereof) shall be borne one-half by the Company and one-half by Buyer.

     (b) Liability of Escrow Agent. The Escrow Agent shall have no liability or obligation with respect to the Letter of Credit and the Proceeds except for the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping and drawing on or returning the Letter of Credit, and the safekeeping, investment and distribution of the Proceeds, in accordance with the terms of this Escrow Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any notice or certificate delivered pursuant hereto. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Letter of Credit or the Proceeds, any account in which any Proceeds are deposited, this Escrow Agreement or the Merger Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or any other agreement or of its duties hereunder, or relating to any dispute involving any party herein, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The reasonable fees and expenses of any such counsel shall be paid one-half by Buyer and one-half by the Company promptly upon demand of the Escrow Agent; provided, that if such fees and expenses result solely form the fault of either Buyer or the Company, then such party shall pay the entire amount of such fees and expenses. Notwithstanding the foregoing sentence, if either Buyer or the Company shall fail to satisfy its obligation to pay such fees and expenses pursuant to this Section, then the Escrow Agent shall have the right to receive the entire amount of such fees and expenses from the other party; provided that such party shall have the right to be reimbursed by the other party for all payments made on its behalf. The Escrow Agent is authorized, in its sole discretion, to comply with orders or process entered by any court with respect to the Letter of Credit and the Proceeds without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Letter of Credit or the Proceeds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action, and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     (c) Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Buyer and the Company, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the "INDEMNIFIED PARTIES") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Buyer or the Company, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulations, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of any Indemnified Party. Any such indemnity shall be paid one-half by Buyer and one-half by the Company; provided that if such indemnity results solely from the fault of either Buyer or the Company, then such party shall pay the entire amount of such indemnity. Notwithstanding the foregoing sentence, if either Buyer or the Company shall fail to satisfy its obligation to make indemnity payments pursuant to this Section, then the Escrow Agent shall have the right to receive the entire amount of such indemnity payment from the other party; provided that such party shall have the right to be reimbursed by the other party for all payments made on its behalf. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Buyer and the Company in writing, and Buyer and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Buyer and the Company shall be required to pay such reasonable fees and expenses if (i) Buyer and the Company agree to pay such reasonable fees and expenses, (ii) Buyer and the Company shall fail to assume the defense of such action or proceeding or shall fail to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (iii) Buyer or the Company is the plaintiff in any such action or proceeding or (iv) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both the Indemnified Party and Buyer or the Company, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Buyer and the Company and that joint representation would therefore present an actual or potential conflict of interest. Buyer and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence. All such fees and expenses payable by Buyer and the Company pursuant to the preceding sentence shall be paid one-half by Buyer and one-half by the Company (except that any (a) obligation to pay under clause (i) shall apply only to the party so agreeing and (b) if such obligation arises solely from the fault of either Buyer or the Company, then such party shall pay the entire amount) from time to time as incurred, both in advance of and after the final disposition of such action or claim; provided, that if such fees and expenses result solely from the fault of either Buyer or the Company, then such party shall pay the entire amount of such fees and expenses. Notwithstanding the foregoing sentence, if either Buyer or the Company shall fail to satisfy its obligation to pay such fees and expenses pursuant to this Section, then the Escrow Agent shall have the right to receive the entire amount of such fees and expenses from the other party; provided that such party shall have the right to be reimbursed by the other party for all payments made on its behalf. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Buyer and the Company, jointly and severally, upon demand by such Indemnified Party. The obligations of Buyer and the Company under this Section 8 shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

     The parties agree that neither the payment by Buyer or the Company of any claim by Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between Buyer and the Company, the respective rights and obligations of Buyer, on the one hand, and the Company, on the other hand, under the Merger Agreement.

     Section 9. Fees and Expenses of Escrow Agent. Buyer and the Company shall compensate the Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse the Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 9 shall be payable one-half by Buyer and one-half by the Company upon demand by the Escrow Agent. The obligations of Buyer and the Company under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent. Buyer and the Company hereby grant to the Escrow Agent and the Indemnified Parties a security interest in and lien upon the Letter of Credit and the Proceeds to secure all obligations hereunder to the Escrow Agent and the Indemnified Parties.

     Section 10.  Miscellaneous

     (a) Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answerback, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid) or by registered or certified mail) postage prepaid, return receipt requested) to the respective parties as follows:

          if to Buyer, to:

          Avalon Cable of Michigan Holdings Inc.
          c/o ABRY Partners, L.P.
          18 Newbury Street
          Boston, Massachusetts 02116
          Telecopy: (617) 859-2797
          Attention: Jay Grossman

          with a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Telecopy: (312) 861-2200
          Attention: Jill Sugar Factor


          if to the Company, to:

          Cable Michigan, Inc.
          105 Carnegie Center
          Princeton, New Jersey 08540
          Telecopy: (609) 734-3830
          Attention: General Counsel

          with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attention: William L. Taylor, Esq.
          Telecopy:  (212) 450-4800
     if to the Escrow Agent, to:

          First Union National Bank
          765 Broad Street
          Newark, N.J.  07102
          Attention: Corporate Trust Department
          Telecopy: (973) 430-2117

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
Any notice or communication delivered in person or by telecopy shall be deemed effective on delivery. Any notice or communication sent by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed. Notwithstanding anything herein to the contrary, all notices to the Escrow Agent shall be deemed duly given on the date of receipt by the Escrow Agent.

     (b) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     (c) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of law rules of such state.

     (d) Definitions. Terms used herein that are defined in the Merger Agreement are, unless otherwise defined, used herein as therein defined.

     (e) Amendments. (i) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (ii) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (f) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     (g) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     (h) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (i) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the in any federal court in the Borough of Manhattan, New York, New York or any New York State court in the Borough of Manhattan, New York, New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(a) shall be deemed effective service of process on such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.

          AVALON CABLE OF MICHIGAN HOLDINGS INC.



                         By: /s/ Peggy Koenig
                             ---------------------------------
                             Name:  Peggy Koenig
                             Title: President and Secretary


                         CABLE MICHIGAN, INC.



                         By: /s/ Mark Haverkate
                             ---------------------------------
                             Name:  Mark Haverkate
                             Title: President and Chief Operating
                                    Officer


                         FIRST UNION NATIONAL BANK,
                         as Escrow Agent


                         By: /s/ Stephanie Roche
                             ---------------------------------
                             Name:  Stephanie Roche
                             Title: Vice President

                                                                      SCHEDULE A



                       ESCROW AGENT'S FEES AND EXPENSES


     Initial Fee                         $2000
     Annual administration fee           $2000

     The above mentioned fees are basic charges payable immediately after the execution of the Escrow Agreement and do not include out-of-pocket expenses, which will be billed as required. Out-of-pocket expenses shall include, but are not limited to: telephone tolls, stationery and postage expenses.

                                                                       EXHIBIT A

NATIONSBANK


                     IRREVOCABLE STANDBY LETTER OF CREDIT

                                  No. 973242


JUNE 3, 1998

FIRST UNION NATIONAL BANK
765 BROAD STREET
NEWARK, NEW JERSEY 07101
ATTN: CORPORATE TRUST OFFICE

DEAR SIRS:

     WE HEREBY ESTABLISH, AT THE REQUEST AND FOR THE ACCOUNT OF ABRY BROADCAST PARTNERS III, L.P., A DELAWARE LIMITED PARTNERSHIP (THE "COMPANY"), IN YOUR FAVOR, AS THE ESCROW AGENT UNDER THE ESCROW AGREEMENT DATED ON OR ABOUT JUNE 3, 1998 (THE "ESCROW AGREEMENT") PROVIDED FOR UNDER THE AGREEMENT AND PLAN OF MERGER DATED ON OR ABOUT JUNE 3, 1998 AMONG AVALON CABLE OF MICHIGAN HOLDINGS, INC., AVALON CABLE OF MICHIGAN, INC., AND CABLE MICHIGAN, INC. (THE "MERGER AGREEMENT"), OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. 973242 IN THE AMOUNT OF U.S. $10,000,000.00, EFFECTIVE IMMEDIATELY AND EXPIRING AT THE CLOSE OF BANKING BUSINESS AT THE COUNTERS OF NATIONSBANK, N.A., DALLAS, TEXAS ON JUNE 3, 1999 (THE "STATED EXPIRY DATE").

     WE HEREBY IRREVOCABLY AUTHORIZE YOU TO DRAW ON US, IN AN AMOUNT NOT TO EXCEED THE AMOUNT OF THIS LETTER OF CREDIT SET FORTH ABOVE AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS HEREINAFTER SET FORTH, IN A SINGLE DRAWING BY YOUR DRAFT, DRAWN ON US AND ACCOMPANIED BY (I) YOUR WRITTEN AND COMPLETED CERTIFICATE PURPORTEDLY SIGNED BY YOU IN SUBSTANTIALLY THE FORM OF ANNEX A ATTACHED HERETO AND (II) THE ORIGINAL OF THIS LETTER OF CREDIT. SUCH DRAFT MUST BE MARKED "DRAWN UNDER NATONSBANK, N.A., IRREVOCABLE STANDBY LETTER OF CREDIT NO. 973242."

     WE ENGAGE WITH YOU THAT ANY DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF LETTER OF CREDIT WILL BE

DULY HONORED AS HEREINAFTER PROVIDED ON PRESENTATION TO US AT OUR LETTER OF CREDIT DEPARTMENT, 901 MAIN STREET, DALLAS, TEXAS 75202, ON OR BEFORE THE CLOSE OF BANKING BUSINESS ON THE EARLIER OF (I) THE STATED EXPIRY DATE AND (II) SUCH EARLIER DATE ON WHICH THIS LETTER OF CREDIT AUTOMATICALLY TERMINATES PURSUANT TO THE TERMS OF THE NEXT SUCCEEDING PARAGRAPH. IF WE RECEIVE YOUR DRAFT AND CERTIFICATE AT SUCH OFFICE, ALL IN CONFORMITY WITH THE TERMS AND CONDITIONS OF LETTER OF CREDIT, NOT LATER THAN 10:00 A.M. (DALLAS, TEXAS TIME), WE WILL
HONOR THE SAME ON THE SAME DAY BY PAYMENT MADE BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS IN ACCORDANCE WITH THE PAYMENT INSTRUCTIONS SET FORTH IN YOUR CERTIFICATE. IF WE RECEIVE YOUR DRAFT AND CERTIFICATE AT SUCH OFFICE, ALL IN CONFORMITY WITH THE TERMS OF THIS LETTER OF CREDIT, AFTER 10:00 A.M. (DALLAS, TEXAS TIME), WE WILL HONOR THE SAME ON THE NEXT SUCCEEDING BANKING DAY BY PAYMENT MADE BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS IN ACCORDANCE WITH THE PAYMENT INSTRUCTIONS SET FORTH IN YOUR CERTIFICATE.

     UPON THE EARLIEST OF (I) OUR HONORING YOUR DRAFT PRESENTED HEREUNDER, (II) THE DATE ON WHICH THIS LETTER OF CREDIT IS SURRENDERED TO US WITH A WRITTEN NOTICE FROM YOU THAT THIS LETTER OF CREDIT IS BEING RETURNED TO US FOR CANCELLATION, (III) THE DATE ON WHICH WE RECEIVE WRITTEN NOTICE FROM YOU THAT AN ALTERNATE LETTER OF CREDIT OR OTHER CREDIT FACILITY HAS BEEN SUBSTITUTED FOR THIS LETTER OF CREDIT AND (IV) THE STATED EXPIRY DATE, THIS LETTER OF CREDIT SHALL AUTOMATICALLY TERMINATE.

     THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY BY YOU ONLY TO YOUR SUCCESSOR AS ESCROW AGENT UNDER THE ESCROW AGREEMENT, PROVIDED THAT YOU CERTIFY TO US THAT SUCH TRANSFEREE HAS SUCCEEDED YOU AS ESCROW AGENT UNDER THE ESCROW AGREEMENT IN ACCORDANCE WITH THE TERMS OF THE ESCROW AGREEMENT AND YOU AND SUCH SUCCESSOR ESCROW AGENT COMPLY WITH OUR USUAL AND CUSTOMARY PROCEDURES FOR TRANSFER, INCLUDING, WITHOUT LIMITATION, YOUR DELIVERY TO US OF OUR WRITTEN FULL TRANSFER FORM H-4 (H-4 ATTACHED OR TO FOLLOW BY MAIL). THE ORIGINAL LETTER OF CREDIT TOGETHER WITH ALL ORIGINAL AMENDMENTS (IF ANY) MUST BE RETURNED TO US WITH THE COMPLETED TRANSFER FORM AND PAYMENT OF OUR CUSTOMARY CHARGE OF 1/4 OF 1 PERCENT OF THE AMOUNT BEING TRANSFERRED, MINIMUM USD250.00.

     THIS LETTER OF CREDIT SETS FORTH IN FULL OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR LIMITED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN (INCLUDING, WITHOUT LIMITATION, THE PURCHASE AGREEMENT), EXCEPT ONLY THE CERTIFICATE AND THE DRAFT REFERRED TO HEREIN; AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT, EXCEPT FOR SUCH CERTIFICATE AND SUCH DRAFT.

     THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS"). THIS LETTER OF CREDIT SHALL, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, INCLUDING THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF TEXAS.

VERY TRULY YOURS,
NATIONSBANK, N.A.


BY:     /s/ Ronald Rojack
     ------------------------

TITLE:    A.V.P.
       --------------------------

NATIONSBANK

              CERTIFICATE FOR DRAWING UNDER IRREVOCABLE STANDBY
                          LETTER OF CREDIT NO.973242
                              DATED JUNE 3, 1998


     THE UNDERSIGNED, A DULY AUTHORIZED OFFICER OF THE UNDERSIGNED (THE "BENEFICIARY"), HEREBY CERTIFIES TO NATIONSBANK, N.A. (THE "BANK"), WITH REFERENCE TO IRREVOCABLE STANDBY LETTER OF CREDIT NO. 974352 (THE "LETTER
OF CREDIT", THE TERMS DEFINED THEREIN AND NOT OTHERWISE DEFINED HEREIN BEING USED HEREIN AS THEREIN DEFINED) ISSUED BY THE BANK IN FAVOR OF THE BENEFICIARY, AS FOLLOWS:

(1) THE BENEFICIARY IS THE ESCROW AGENT UNDER THE ESCROW AGREEMENT PROVIDED FOR UNDER THE MERGER AGREEMENT.

(2) THE BENEFICIARY IS AUTHORIZED, IN ACCORDANCE WITH THE ESCROW AGREEMENT, TO MAKE A DRAWING UNDER THE LETTER OF CREDIT.

(3)  THE AMOUNT OF THE DRAFT ACCOMPANY THIS CERTIFICATE IS U.S. $____________.

(4) PAYMENT UNDER THIS DRAW REQUEST SHOULD BE MADE AS SET FORTH IN THE WIRING INSTRUCTIONS ATTACHED HERETO.

     IN WITNESS WHEREOF, THE BENEFICIARY HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THE ____DAY OF ____________, 19__.


ESCROW AGENT:


BY:
   -----------------------
NAME
    ----------------------
TITLE:
      --------------------

DATE: ________________                                  TO: NationsBank
                                                        _________________________________________
                                                        _________________________________________
REFERENCE: ______________________________________
         (Issuing Bank's Letter of Credit Number)       (Advising Bank's Letter of Credit Number)

===================================================================================================

The undersigned Beneficiary of the above referenced letter of credit hereby irrevocably transfers to:

                ____________________________________________________
                ____________________________________________________
                ____________________________________________________
                ____________________________________________________
                (Name and complete address of the Transferee) through

                ___________________________________
                ___________________________________

                (Name/Address of Transferee's Bank, if known, if left blank, NationsBank will select a bank)

all rights of the undersigned Beneficiary in such Documentary Credit, to draw up to but not exceeding a
sum of      $                                                         .  The
       ---------------------------------------------------------------
Transferee shall have the sole rights as Beneficiary.

In accordance with UCP 500 sub-Article 48 (d), the undersigned Beneficiary waives the right to refuse to allow the Transferring Bank to advise amendments made under the original Documentary Credit to the Transferee. Therefore, the Transferee shall have the sole right as Beneficiary including sole rights relating to any amendments to the Documentary Credit whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised directly to the Transferee.

If you agree to these instructions, please advise the Transferee the terms and conditions of the transferred Credit and these instructions.

================================================================================

Please debit our account number
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________ with
NationsBank (or
enclosed is a cashiers check) for $
                                   ---------------------------------------------
representing your transfer fee calculated at the greater of 1/4% of the amount of the transfer or a minimum of $250.00.

We also enclose the original letter of credit and all original amendments for your endorsement.

Yours truly,                             Authentication of Beneficiary Signature


_____________________________            ______________________________________
Print or Type Name of Beneficiary        (Bank)



_____________________________            ______________________________________
Beneficiary, Authorized Signature        (Authorized Signature and Title)
                                         (The beneficiary's signature with title
                                         as stated conforms with that on file
                                         with us and is authorized for the
                                         execution of such instruments.)

                                         Telephone No._________________________
                                                                   Exhibit H

                                                                         ANNEX D

                                     Investment Banking

                                     Corporate and Institutional
                                     Client Group

                                     World Financial Center
                                     North Tower
                                     New York, New York 10281-1330
                                     212 449 1000
MERRILL LYNCH



                         August 12, 1998

Board of Directors
Cable Michigan, Inc.
105 Carnegie Center
Princeton, New Jersey 08540-6215

Members of the Board of Directors:

          Cable Michigan, Inc. (the "Company"), Avalon Cable Of Michigan Holdings, Inc. (the "Acquiror") and Avalon Cable of Michigan, Inc., a wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), have entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which Acquisition Sub will be merged with and into the Company in a merger (the "Merger") and each outstanding share of common stock, par value $1.00 per share, of the Company (the "Company Shares"), other than Company Shares held by the Company as treasury stock or held by the Acquiror or any subsidiary of the Acquiror or as to which dissenters rights have been validly exercised, will be converted into the right to receive $40.50 in cash, as such amount may be adjusted pursuant to
Section 1.02 of the Agreement (as so adjusted, the "Merger Consideration").

          You have asked us whether, in our opinion, the Merger Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to such holders.

          In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

          (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

          (3) Conducted discussions with members of senior management of the Company concerning the matters described in clauses 1 and 2 above;

          (4) Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (5) Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

          (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

          (8) Reviewed the Agreement and related exhibits and schedules;

          (9) Reviewed the proposed escrow agreement among the Company, Acquiror and First Union National Bank, as Escrow Agent (the "Escrow Agreement");

          (10) Reviewed the proposed Voting Agreement among the Company, the Acquiror and Level 3 Telecom Holdings, Inc. (the "Voting Agreement"); and

          (11) Reviewed such other financial studies and analyses, and performed such other investigations, and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

          In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. In particular, we have assumed that the monthly forecasts for the number of basic subscribers furnished to us by the Company have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected number of basic subscribers of the Company.

          Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

          We have been informed that the Company, in light of the Agreement, has determined not to pursue the strategic alternatives review process that had been previously initiated by it. Pursuant to the strategic alternatives review process, third party preliminary indications of interest would have been due on June 4, 1998. Except as expressly authorized by the Company, we have not solicited preliminary indications of interest from other potential parties in the strategic alternatives review process in advance of June 4, 1998 and, where we have solicited such other preliminary indications of interest, no preliminary indications of interest have been received.

          We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the

Company Shares for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

          This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

          On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to the holders of such shares.

                         Very truly yours,


                         /s/ MERRILL LYNCH PIERCE FENNER & SMITH
                                       INCORPORATED

                                                                        ANNEX E

              CERTAIN STATUTORY PROVISIONS CONCERNING DISSENTERS
                        RIGHTS OF COMPANY SHAREHOLDERS

                 PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988
                        SUBCHAPTER D. DISSENTERS RIGHTS

(S) 1571. APPLICATION AND EFFECT OF SUBCHAPTER

  A. GENERAL RULE--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporation action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

    Section 1906(c) (relating to dissenters rights upon special treatment).

    Section 1930 (relating to dissenters rights).

    Section 1931(d) (relating to dissenters rights in share exchanges).

    Section 1932(c) (relating to dissenters rights in asset transfers).

    Section 1952(d) (relating to dissenters rights in division).

    Section 1962(c) (relating to dissenters rights in conversion).

    Section 2104(b) (relating to procedure).

    Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

    Section 2325(b) (relating to minimum vote requirement).

    Section 2704(c) (relating to dissenters rights upon election).

    Section 2705(d) (relating to dissenters rights upon renewal of election).

    Section 2506(a) (relating to proceedings to terminate breach of qualifying conditions).

    Section 7104(b)(3) (relating to procedure).

  B. EXCEPTIONS--

    (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

      (i) listed on a national securities exchange; or

      (ii) held of record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under these subchapters.

    (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

      (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

      (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

      (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

    (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

  C. GRANT OF OPTIONAL DISSENTERS RIGHTS.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporation action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

  D. NOTICE OF DISSENTERS RIGHTS.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

    (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapters; and

    (2) a copy of this subchapter.

  E. OTHER STATUTES.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

  F. CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE.--This subchapter may not be relaxed by any provision of the articles.

  G. CROSS REFERENCES.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

(S) 1572. DEFINITIONS

  The following words and phrases when used in this subchapter shall have the meaning given to them in this section unless the context clearly indicates otherwise:

    "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purpose of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

    "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

    "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporation action.

    "INTEREST." Interest from the effective date of the corporation action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

(S) 1573. RECORD AND BENEFICIAL HOLDERS AND OWNERS

  A. RECORD HOLDER OF SHARES.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

  B. BENEFICIAL OWNERS OF SHARES.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

(S) 1574. NOTICE OF INTENTION TO DISSENT

  If the proposed corporation action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporation action shall constitute the written notice required by this section.

(S) 1575. NOTICE TO DEMAND PAYMENT

  A. GENERAL RULE.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporation action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of these shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

    (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

    (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

    (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

    (4) Be accompanied by a copy of this subchapter.

  B. TIME FOR RECEIPT OF DEMAND FOR PAYMENT.--The time set for receipt of the demand and deposit of certified shares shall be not less than 20 days from the mailing of the notice.

(S) 1576. FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

  A. EFFECT OF FAILURE OF SHAREHOLDER TO ACT.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

  B. RESTRICTION ON UNCERTAIN SHARES.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

  C. RIGHTS RETAINED BY SHAREHOLDER.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

(S) 1577. RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES

  A. FAILURE TO EFFECTUATE CORPORATE ACTION.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

  B. RENEWAL OF NOTICE TO DEMAND PAYMENT.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

  C. PAYMENT OF FAIR VALUE OF SHARES.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

    (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

    (2) A statement of the corporation's estimate of the fair value of the shares.

    (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

  D. FAILURE TO MAKE PAYMENT.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided in subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

(S) 1578. ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES

  A. GENERAL RULE.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

  B. EFFECT OF FAILURE TO FILE ESTIMATE.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

(S) 1579. VALUATION PROCEEDINGS GENERALLY

  A. GENERAL RULE.--Within 60 days after the latest of:

    (1) effectuation of the proposed corporate action;

    (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

    (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares); if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

  B. MANDATORY JOINDER OF DISSENTERS.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa. C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure). (1)

  C. JURISDICTION OF THE COURT.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

  D. MEASURE OF RECOVERY.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

  E. EFFECT OF CORPORATION'S FAILURE TO FILE APPLICATION.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

(S) 1580. COSTS AND EXPENSES OF VALUATION PROCEEDINGS

  A. GENERAL RULE.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

  B. ASSESSMENT OF COUNSEL FEES AND EXPERT FEES WHERE LACK OF GOOD FAITH APPEARS.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

  C. AWARD OF FEES FOR BENEFITS TO OTHER DISSENTERS.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

(S) 1930. DISSENTERS RIGHTS

  A. GENERAL RULE.--If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

  B. PLANS ADOPTED BY DIRECTORS ONLY.--Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

  C. CROSS REFERENCES.--See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

                         PROXY -- CABLE MICHIGAN, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Cable Michigan, Inc. ("Cable Michigan") hereby appoints David C. McCourt, Bruce C. Godfrey, and Mark Haverkate, and each of them acting singly, with full power of substitution, to be its proxy and to vote for the undersigned on all matters arising at the Special Meeting of Shareholders of Cable Michigan (or any adjournments or postponements thereof) to be held on September 10, 1998 at the corporate headquarters of Cable Michigan, 105 Carnegie Center, Princeton, New Jersey 08540, and to represent the undersigned at such meeting.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" PROPOSAL 1 ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH IS ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

              (Continued, and to be marked, dated and signed, on the other side)

     [X] Please mark your votes as indicated in this example.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1. To approve the proposed Agreement and Plan of Merger, dated as of June 3, 1998, as amended, among Cable Michigan, Avalon Cable of Michigan Holdings, Inc. ("Buyer"), and Avalon Cable of Michigan, Inc. ("Merger Sub"), a wholly-owned subsidiary of Buyer, pursuant to which Merger Sub will be merged with and into the Company.

                         FOR                  AGAINST
                         [ ]                    [ ]

                                              The undersigned hereby authorizes
                                              the proxies to vote in their
                                              discretion on any other business
                                              which may properly be brought
                                              before the class meeting or any
                                              adjournments or postponements
                                              thereof.


                                              _______________________________
                                                    (Name of Shareholder)

                                              Dated: __________________, 1998

                                              By: ___________________________

                                              PLEASE SIGN, DATE, AND PROMPTLY
                                              RETURN THIS PROXY IN THE ENCLOSED
                                              ENVELOPE.